Registration No. 33-96716

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                        POST-EFFECTIVE AMENDMENT NO. 5 TO
                                    Form S-1
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                      ESSEX HOSPITALITY ASSOCIATES IV L.P.
               (Exact name of registrant as specified in charter)

          NEW YORK                                             7011
  ------------------------------                  ----------------------------
  (State or other jurisdiction of                 (Primary Standard Industrial
  incorporation or organization)                    Classification Code No.)


          16-1485632                                100 Corporate Woods
  ------------------------------                       Rochester, New York 14623
       (IRS Employer ID No.)                              (716) 272-2300
                                                    ---------------------------
                                                (Address, including zip code,
                                                and telephone  number, including
                                                area code of registrant's
                                                principal executive offices)


                              Essex Partners Inc.
                            John E. Mooney, President
                              100 Corporate Woods
                           Rochester, New York 14623
                                 (716) 272-2300
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                 with copies to:
                            Thomas E. Willett, Esq.
                           Harris Beach & Wilcox, LLP
                              130 East Main Street
                           Rochester, New York 14604
                                 (716) 232-4440

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: AS SOON AS PRACTICABLE AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]___.

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]____.

     If the delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box [ ]

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission acting pursuant to Section 8(a), may determine.

--------------------------------------------------------------------------------
                      ESSEX HOSPITALITY ASSOCIATES IV L.P.
--------------------------------------------------------------------------------



                         Up to $11,000,000 Consisting of
             10.5% Subordinated Notes and Limited Partnership Units

         Essex Hospitality Associates IV L.P., a New York limited partnership (the "Partnership"), is seeking to raise a maximum of $11.0 million, subject to volume and timing discounts with respect to the sale of Units (the "Maximum Offering Amount") from the sale of a combination of up to $5.0 million of Limited Partnership Units (the "Units") and up to $6.0 million of the
Partnership's subordinated notes (the "Notes"). As of the date of the Prospectus, the Partnership has raised Gross Offering Proceeds of approximately $7.6 million, including approximately $5.3 million, from the sale of Notes and approximately $2.3 million from the sale of 2,416 Units, which were sold subject to volume and timing discounts. The general partner of the Partnership is Essex Partners Inc. (the "General Partner").

         The Partnership's principal business is to construct, own and operate two hotels (collectively, the "Hotels," and individually, "Hotel," as more particularly described in the Glossary), on its properties located in Solon, Ohio (the "Solon Property," as more specifically described herein) and in the Summit Township of the State of Pennsylvania, near Erie, Pennsylvania (the "Erie Property," as more specifically described herein). It is expected that the Hotels will be operated as Hampton Inn hotels pursuant to license agreements to be obtained from Promus Hotel Corporation, the franchisor of Hampton Inn, Hampton Inn & Suites and Homewood Suites hotels ("Promus Hotel") (individually, a "License Agreement," collectively, the "License Agreements"). The Partnership also owns a 49.8% interest in Essex Glenmaura L.P., a New York limited partnership ("Essex Glenmaura"), which partnership has constructed, and currently owns and operates a Courtyard by Marriott hotel. The General Partner is also the general partner of Essex Glenmaura.

         As of the date of the Partnership's Prospectus dated November 24, 1995 (the "Original Prospectus"), which this Prospectus supplements and updates, the Partnership contemplated constructing, owning and operating a series of hotels under a variety of hotel franchises, including the Hampton Inn hotel franchise. Since conducting operations under its business plan, the Partnership has determined, based in large part on the terms of available External Financing (as herein defined), to focus on the construction, ownership and operation of the two Hotels.

         Under the terms of the Original Prospectus, the Partnership was seeking to raise a minimum amount of $1.98 million and a maximum amount of $21.0 million from the sale of a combination of up to $5.0 million Units, up to $10.0 million of the Partnership's notes secured by first mortgage liens on the Partnership's hotels, together with improvements thereon (the "Mortgage Notes"), and up to $6.0 million of the Notes. The minimum amount needed to break escrow was $1.98 million. On December 29, 1995, the Partnership received Gross Offering Proceeds in the amount of approximately $2.3 million, and had an initial closing upon which all subscription proceeds then held in the Escrow Account were released to the Partnership for use as described in the Original Prospectus (the "First Closing"). The Partnership has determined, based on the terms of available External Financing, to no longer offer the Mortgage Notes for sale.

         The minimum investment is $5,000, or $2,000 for IRAs, Keoghs and qualified plans. Investors may invest in a combination of Units and Notes. The General Partner will accept or reject subscriptions for Units or Notes within four business days after its receipt by the Partnership. In the event a subscription is rejected, subscribers will be refunded 100% of their investment, plus interest. See "THE OFFERING."

         The Offering will terminate on November 24, 1997 (the "Offering Termination Date") unless sooner terminated as provided herein. See "THE
OFFERING -- Subscription." The Offering Termination Date may not be extended beyond November 24, 1997.




                                        ----------

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

--------------------------------------------------------------------------------
                           ESSEX CAPITAL MARKETS INC.
--------------------------------------------------------------------------------


                      The date of this Prospectus is        , 1997

For information on matters occurring since the date of this Prospectus, see the Supplement(s), if any, included herewith.

THE OFFERING INVOLVES CERTAIN RISKS INCLUDING THE FOLLOWING (SEE "RISK FACTORS" AT PAGE ).

         -        Total reliance on the General Partner.
         - The Gross Offering Proceeds currently raised by the Partnership are insufficient to complete construction of a Hampton Inn hotel on the Erie Property without additional funding of between $5.1 million and $5.3 million, including External Financing and/or a General Partner Loan.
         - The Partnership originally intended to construct a Hampton Inn & Suites hotel on the Solon Property, but subsequently determined that the construction costs for such a hotel were too high relative to the room rates that the Solon, Ohio market could bear. The Partnership acquired property in Warwick, Rhode Island (the "Warwick Property," as more specifically described herein) upon which it intended to construct a Homewood Suites hotel. The Partnership subsequently determined not to proceed with the development of a hotel on the Warwick Property and is pursuing the sale of the Warwick Property.
         - Front-End Fees (as herein defined) are non-refundable and are payable out of proceeds of the Offering. Approximately 15.4% of the Gross Offering Proceeds have been paid and 16.6% from the Maximum Offering Amount will be payable as Front-End Fees.
         - The Notes and Units are subject to material restrictions on transfer and no public market in the Notes or Units is expected to develop.
         - Limited net worth of General Partner (approximately $1.7 million as of June 30, 1997) is substantially less than the potential liabilities of the General Partner to (i) GMAC
                  Commercial Mortgage Corporation, a source of External Financing, (ii) the Partnership, and (iii) other limited partnerships for which it acts as a general partner.
         -        Risks relating to construction of the Hotels.
         - High leverage and debt service obligations substantially in advance of the opening of the first Hotel.
         -        Substantial  fees are payable to the  General  Partner and its affiliates whether or not the Partnership's business objectives are realized. In addition to the payment of Front-End Fees, management and other fees are payable to the General Partner and its affiliates.
         - General Partner's and Trustee's liabilities are limited and they are relieved of certain fiduciary duties that they would otherwise have under applicable law, requiring investors to prove bad faith or gross negligence to recover damages in a legal action against them.
         - Cash distributions to Partners and repayment of the Notes will depend upon future Partnership performance and investors could lose the entire amount of their investment if the Partnership is unable to operate profitably.

ADDITIONAL RISKS ASSOCIATED WITH THE NOTES
         - The General Partner is not personally liable for repayment of the Notes.
         -        There is no sinking fund for retirement of the Notes.

         - The Notes will be subordinated to the External Financing, there is no limit or restriction on the amount of such indebtedness to which the Notes may be subordinated, however, the total debt of the Partnership cannot exceed 85% of the Partnership's total capital.

ADDITIONAL RISKS ASSOCIATED WITH THE UNITS
         - The Partnership must pay amounts due under the Notes before Partners are entitled to receive distributions from the Partnership. There can be no assurance as to when a Partner will begin to receive distributions.

THIS OFFERING INVOLVES CERTAIN RISKS INCLUDING THE FOLLOWING (SEE "RISK FACTORS" AT PAGE ).


======================================================================================
                                  Price to         Selling            Proceeds to
                                  Public[1]      Commissions[1][3]    Partnership[2][3]

======================================================================================
Per Note                               1,000       $        55       $       945
Per Units .                            1,000                80               920
Total[3][4]                       10,914,627           723,170        10,191,457
======================================================================================

[1] The Notes and Units are being offered through Essex Capital Markets Inc. (the "Managing Dealer"), an affiliate of the General Partner and a member of the National Association of Securities Dealers, Inc. ("NASD"). The Managing Dealer will receive selling commissions equal to 5.5% of the principal amount of each Note sold and up to 8% of the price of each Unit sold. Volume discounts will be given on purchases of 30 or more Units. (See "THE OFFERING - Volume Discounts"). The Partnership will pay to the Managing Dealer from operating revenues an Investor Relations Fee for continued communications with investors concerning, among other things, the Hotels and the Partnership's operations. The Investors Relations Fee will be paid annually, beginning December 31, 1998 and continuing for the next three calendar years thereafter, in an amount equal to .25% of total Gross Offering Proceeds from the sale of Units and the Notes, but only if and to the extent that total Dealer Compensation does not exceed 10% of Gross Offering Proceeds and total Organization and Offering Expenses do not exceed 15% of Gross Offering Proceeds. Payment of the Investor Relations Fee will be deferred until the Cumulative Return has been paid. The fee shall be deemed waived and permanently extinguished in the event such deferral continues through December 31, 2004. It should be noted that the Partnership is obligated to file periodic reports with the Securities and Exchange Commission relating to, among other things, the Hotels and the Partnership's operations, regardless of whether the Partnership is required to pay any Investor Relations Fee. The Managing Dealer is not obligated to purchase any unsold Notes or Units. To the extent the Managing Dealer uses the services of other broker/dealer firms, the commissions on Notes and Units sold will be paid by the Managing Dealer from its selling commissions. The General Partner will receive an Organization and Offering Management Fee from the Partnership in an amount equal to 3.4% of the Gross Offering Proceeds. The General Partner may, in its sole discretion, reallot an amount equal to up to 1% of the Gross Offering Proceeds to the Managing Dealer or other broker-dealers. See "THE OFFERING - PLAN OF DISTRIBUTION" and "COMPENSATION OF GENERAL PARTNER AND MANAGING DEALER."

[2] These amounts represent the proceeds to the Partnership prior to the payment of Organization and Offering Expenses (including the Organization and Offering Management Fee to the General Partner) of approximately $371,000. Approximately 83.4% of the Gross Offering Proceeds will be available for investment after deduction of all Front-End Fees if the Maximum Offering Amount is sold. See "ESTIMATED USE OF PROCEEDS." The term "Front-End Fees" (as defined in the




                                        3




         Glossary)   includes   selling   commissions  and  offering   expenses,
         organizational fees and expenses, and acquisition and development fees.

[3] Due to the sale of 2,416 Units, which were sold subject to volume and timing discounts under the Original Prospectus, the sale of Units subject to volume discounts in this Prospectus, and the different percentage selling commissions for each type of security that is being offered, the actual amount of net proceeds to the Partnership and selling commissions cannot be determined until the closing of the Offering.

[4] The General Partner and its affiliates may purchase up to $1.0 million in the aggregate of Notes and Units in the Offering. See "THE OFFERING."

         The Partnership has financed, through a combination of proceeds from the sale of Units and Notes (i) the acquisition of the Solon Property and the construction of a Hampton Inn hotel thereon (the "Solon Hampton Inn hotel"),
(ii) the acquisition of the Erie and Warwick Properties, (iii) the acquisition of its limited partnership interest in Essex Glenmaura and (iv) Partnership working capital. The Partnership has obtained a first mortgage loan from GMAC Commercial Mortgage Corporation ("GMAC") in the principal amount of $4.5 million to permanently finance the construction costs of the Hampton Inn hotel at the Solon Property (the "GMAC-Solon Loan"). The Partnership intends to use the net proceeds of this Offering, together with financing obtained from either the General Partner ("General Partner Loan") or from sources other than the General Partner and its affiliates, including loans from institutional lenders, which financing is expected to be secured by a first mortgage lien on the Erie Property and any improvements thereon ("External Financing"), to finance the construction of a Hampton Inn hotel on the Erie Property (the "Erie Hampton Inn hotel"), as well as for general Partnership purposes.

         The General Partner believes that, if the Partnership is able to raise an additional $5.1 million to $5.3 million through the offering of Notes and Units and External Financing and/or a General Partner Loan, the Partnership will have sufficient funds to construct and operate the Erie Hampton Inn hotel and maintain a working capital reserve to finance Partnership activities. To date, the Partnership has raised approximately $7.6 million from the sale of Notes and Units; if the Maximum Offering Amount is raised, the Partnership would need to secure an additional $2.0 million in External Financing or from a General Partner Loan in order to construct and commence operations of the Erie Hampton Inn hotel. The Partnership is currently negotiating with GMAC for a first mortgage loan in the principal amount of $4.5 million to finance the construction of the Erie Hampton Inn hotel. Another alternative is for the Partnership to find a different source of External Financing for the construction of the Erie Hampton Inn hotel, and negotiate with GMAC to provide permanent financing at a later date. As of the date of this Prospectus, the Partnership has received no commitment for such financing. There can be no assurance that such financing will be obtained or, if obtained, that such financing will be at rates or upon terms and conditions acceptable to the Partnership. See "ESTIMATED USE OF PROCEEDS."

         Interest on the Notes will be payable monthly, commencing on the first day of the second complete calendar month after the date that an investor's subscription proceeds have been released from escrow. The entire principal amount of the Notes is due December 31, 2001, but this date may be extended through December 31, 2002 if the Partnership pays certain extension fees to the Holders. The Notes are redeemable at the option of the Partnership, in whole or in part, at any time without payment of premium or penalty.

         All subscription moneys received from investors will be deposited in an escrow account (the "Escrow Account") at Manufacturers and Traders Trust Company, Buffalo, New York (the "Escrow Agent") until the subscriber is either admitted as a Limited Partner (in the case of a subscription to purchase Units), a Note is issued by the Partnership to the subscriber (in the case of a subscription to purchase a Note) or the subscription is rejected. A subscriber may not withdraw his or her subscription during the period in which subscription proceeds are held in the Escrow Account. As of the date of this Prospectus, interest will accrue on funds in the Escrow Account at a rate of 2.5% per annum. The Offering will continue until the Offering Termination Date unless all Notes and Units are sold or the General Partner for any reason elects to terminate the Offering at an earlier date. The General Partner has not determined the bases for any early termination of the Offering. See "THE OFFERING - Subscription."

The Partnership will distribute to each Limited Partner and Holder of Notes annual reports containing financial statements audited by the Partnership's independent certified public accountants. See "REPORTS." The Partnership will provide without charge to each person to whom this Prospectus is delivered, upon the written or oral request of such person, a copy of the Indenture under which the Notes will be issued, the terms of which are incorporated by reference herein. Inquiries with respect to such documents should be directed to Barbara
J. Purvis, Essex Partners Inc., 100 Corporate Woods, Rochester, New York 14623 (telephone: (716) 272-2300).

THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.


THE NOTES AND UNITS ARE SUBJECT TO MATERIAL RESTRICTIONS ON TRANSFERABILITY AND RESALE AND NO PUBLIC MARKET IN THE NOTES OR UNITS IS EXPECTED TO DEVELOP. THE NOTES AND UNITS SHOULD BE PURCHASED ONLY FOR LONG TERM INVESTMENT. THIS INVESTMENT IS SUITABLE ONLY FOR PERSONS WHO DO NOT ANTICIPATE THAT THEY WILL BE REQUIRED TO SELL ANY INVESTMENT ACQUIRED HEREUNDER IN THE FORESEEABLE FUTURE AND WHO UNDERSTAND OR HAVE BEEN ADVISED WITH RESPECT TO THE TAX CONSEQUENCES OF, AND RISK FACTORS ASSOCIATED WITH, THIS INVESTMENT. SEE "INVESTOR SUITABILITY STANDARDS," "RISK FACTORS" AND "SUMMARY OF THE PARTNERSHIP AGREEMENT RESTRICTIONS ON TRANSFER OF UNITS."

THE PARTNERSHIP WILL RECEIVE AN OPINION OF COUNSEL PRIOR TO EFFECTIVENESS OF THE REGISTRATION STATEMENT WITH RESPECT TO ALL MATERIAL TAX ISSUES INVOLVED IN THE PURCHASE OF NOTES AND UNITS FROM THE PARTNERSHIP. NO RULING OF THE INTERNAL REVENUE SERVICE WILL BE SOUGHT. THE OPINION OF COUNSEL IS NOT BINDING ON THE INTERNAL REVENUE SERVICE. ACCORDINGLY, THERE CAN BE NO ASSURANCE THAT THE TAX BENEFITS ASSOCIATED WITH THIS OFFERING WILL BE AVAILABLE. SEE "RISK FACTORS."

THIS PROSPECTUS DOES NOT CONTAIN AN UNTRUE STATEMENT OF A MATERIAL FACT OR OMIT TO STATE A MATERIAL FACT NECESSARY TO MAKE THE STATEMENTS MADE, IN LIGHT OF THE CIRCUMSTANCES UNDER WHICH THEY ARE MADE, NOT MISLEADING. IT CONTAINS A FAIR SUMMARY OF THE MATERIAL TERMS OF DOCUMENTS PURPORTED TO BE SUMMARIZED HEREIN. THE USE OF FORECASTS IN THIS OFFERING IS PROHIBITED. ANY REPRESENTATIONS TO THE CONTRARY AND ANY PREDICTIONS, WRITTEN OR ORAL, AS TO THE AMOUNT OR CERTAINTY OF ANY PRESENT OR FUTURE CASH BENEFIT OR TAX CONSEQUENCE WHICH MAY FLOW FROM AN INVESTMENT IN THE PARTNERSHIP OR THE NOTES IS NOT PERMITTED. THE PROCEEDS OF THIS OFFERING WILL BE RECEIVED AND HELD IN TRUST BY THE GENERAL PARTNER OF THE PARTNERSHIP FOR THE BENEFIT OF THE PURCHASERS OF THE NOTES AND UNITS, TO BE APPLIED AS REQUIRED FROM TIME TO TIME ONLY FOR THE PURPOSES SET, FORTH HEREIN.

HAMPTON INN & SUITESsm IS A TRADEMARK OF, AND HOMEWOOD SUITES(R) AND HAMPTON INN(R) ARE REGISTERED TRADEMARKS OF, PROMUS HOTEL CORPORATION AND ITS SUBSIDIARIES; COURTYARD BY MARRIOTT(R) IS A REGISTERED TRADEMARK OF MARRIOTT INTERNATIONAL, INC.; AND MICROTEL(R) IS A REGISTERED TRADEMARK OF U.S. FRANCHISE SYSTEMS INC. NONE OF THE FOREGOING FRANCHISORS OR THEIR AFFILIATES HAS ENDORSED OR APPROVED THE OFFERING OR THE MERITS OF THE INVESTMENT DESCRIBED HEREIN. A GRANT TO THE PARTNERSHIP OF A FRANCHISE SHOULD NOT BE CONSTRUED AS AN APPROVAL OR ENDORSEMENT BY THE FRANCHISOR (OR ITS AFFILIATES) OF THE PARTNERSHIP OR THIS OFFERING.

THIS PROSPECTUS CONTAINS FORWARD-LOOKING STATEMENTS THAT INVOLVE SUBSTANTIAL RISKS AND UNCERTAINTIES. WHEN USED IN THE PROSPECTUS, THE WORDS "ANTICIPATE", "BELIEVE", "ESTIMATE", "EXPECT" AND SIMILAR EXPRESSIONS AS THEY RELATE TO THE PARTNERSHIP OR ITS MANAGEMENT ARE INTENDED TO IDENTIFY SUCH FORWARD-LOOKING STATEMENTS. THE PARTNERSHIP'S ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS COULD DIFFER MATERIALLY FROM THOSE EXPRESSED IN, OR IMPLIED BY, THESE FORWARD-LOOKING STATEMENTS AS A RESULT OF, AMONG OTHER THINGS, THE FACTORS SET FORTH IN THE SECTION ENTITLED "RISK FACTORS".

                                TABLE OF CONTENTS


INVESTOR SUITABILITY STANDARDS...........................................10

PROSPECTUS SUMMARY.......................................................11
         Essex Hospitality Associates IV L.P.............................11
         Description of the Hampton Inn Hotel Concept....................12
         The Offering of Subordinated Notes..............................15
         The Offering of Limited Partnership Units.......................15
         Summary of Risk Factors.........................................17
         Compensation of General Partner and Managing Dealer.............21
         The General Partner.............................................23

DETERMINATION OF OFFERING PRICE..........................................23

RISK FACTORS.............................................................23
         Financing Related Risks.........................................23
         Investment Risks Generally......................................25
         Conflicts of Interest...........................................26
         Specific Risks Related to the Hotels............................27
         Environmental Risks.............................................29
         Tax Risks.......................................................29
         Default Under Partner Notes.....................................30
         General Economic Risks..........................................30

COMPENSATION OF GENERAL PARTNER AND MANAGING DEALER......................31
         Fees to General Partner and Managing Dealer.....................31
         Expenses of the Partnership.....................................35
         Partnership Interest of the General Partner.....................35

ESTIMATED USE OF PROCEEDS................................................37
         Essex Partners Inc..............................................41
         Experience of Essex Partners and Affiliates.....................42
         Adverse Business Developments...................................48
         Prior Performance of the General Partner and its Affiliates.....48
         The Managing Dealer.............................................49

CONFLICTS OF INTEREST....................................................50
         Limited Role of the Trustee.....................................50
         No Limitation on Activities of the General Partner..............50
         Potential Competition Among Hotels Owned by Affiliates..........50
         Compensation of the General Partner and its Affiliates Was
            Not Established Through Arm's Length Negotiations............51
         Potential Conflicts Involving Sale of the Hotels or
            Merger or Reorganization of the Partnership..................51
         Potential Conflicts in Making Additional Investments
            in Essex Glenmaura...........................................51
         Potential Conflicts Involving the Purchase of Property
            from the General Partner.....................................52
         Potential Conflicts Involving Joint Ventures....................52
         Absence of Independent Due Diligence Review.....................52
         Potential Conflicts Involving Tax Matters.......................52

FIDUCIARY RESPONSIBILITY OF THE GENERAL PARTNER..........................53

THE PARTNERSHIP'S BUSINESS................................................54
         General  ........................................................54
         Description of the Hampton Inn Hotel Concept.....................55
         Promus Hotel Corporation - License Agreement.....................55
         Construction of the Hotels.......................................57
         Operation of the Hotels..........................................57
         Competition......................................................58
         The Hotel Properties.............................................58
         The Essex Glenmaura Investment...................................64

INVESTMENT OBJECTIVES AND POLICIES........................................67
         Principal Investment Objectives..................................67
         Environmental Due Diligence......................................67
         Capitalization and Use of Initial Funds..........................67
         Borrowing Policies...............................................67
         General Partner Loans............................................68
         Business Development Plan........................................68
         Maintenance and Repairs; Capital Improvements....................68
         Sales and Refinancing............................................68
         General Restrictions.............................................69

TAX CONSIDERATIONS........................................................69
         Summary of Material Tax Considerations...........................70
         Discussion of Tax Consequences Of Owning Notes...................72
         Discussion of Tax Consequences of Owning Limited
            Partnership Units.............................................73

SPECIAL CONSIDERATIONS FOR TAX EXEMPT INVESTORS...........................90
         Unrelated Business Income Tax Considerations.....................90
         ERISA Considerations.............................................91

DESCRIPTION OF THE NOTES..................................................92
         Subordinated Notes...............................................92

SUMMARY OF THE PARTNERSHIP AGREEMENT......................................96
         Partnership Capital..............................................96
         Distributions....................................................96
         Allocations of Income and Loss...................................97
         Authority of the General Partner.................................97
         Indemnification and Limitation on Liability of
            the General Partner...........................................97
         Liability of Partners to Third Parties...........................98
         Meetings and Voting Rights of the Limited Partners...............98
         Resignation of General Partner...................................99
         Assignment of General Partner Interests..........................99
         Removal of General Partner.......................................99
         Restrictions on Transfer of Units................................99
         Dissolution......................................................99
         Books and Records...............................................100
         Partner's Independent Activities................................100
         Appointment of General Partner as Attorney-in-fact..............100
         Amendments......................................................100
         Applicable Law..................................................100


MANAGEMENT'S DISCUSSION AND ANALYSIS.....................................101

THE OFFERING.............................................................103
         Subscription....................................................103
         Plan of Distribution............................................104
         Volume Discounts................................................105
         Supplemental Sales Literature...................................106

REPORTS  ................................................................106
         Reports to Limited Partners.....................................106
         Reports to Holders of Notes.....................................106

LEGAL MATTERS............................................................107

EXPERTS  ................................................................107

GLOSSARY ................................................................107

INDEX TO FINANCIAL STATEMENTS............................................112


Exhibit A      -     Partnership Agreement
Exhibit B      -     Form of Subordinated Note
Exhibit C      -     Subscription Agreement and Partner Note
Exhibit D      -     Prior Performance Tables

NO DEALER, SALESMAN OR OTHER PERSON IS AUTHORIZED BY THE PARTNERSHIP TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATION IN CONNECTION WITH THIS OFFERING OTHER THAN AS CONTAINED IN THIS PROSPECTUS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR SOLICITATION IN ANY STATE OR OTHER JURISDICTION IN WHICH SUCH AN OFFER OR SOLICITATION IS NOT AUTHORIZED.

UNTIL _____________________ , 1997, ALL DEALERS EFFECTING TRANSACTIONS IN THE REGISTERED SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS.

                         INVESTOR SUITABILITY STANDARDS

         The Notes and Units are a suitable investment only for certain investors. Notes and Units should be acquired only by persons who: (a) are financially able to commit capital to a long-term investment which is very difficult to convert into cash; and (b) have resources sufficient to bear the risk of loss of their investment.

         Notes and Units will be sold to individuals, corporations, partnerships and trusts which represent in the Subscription Agreement that they satisfy one of the following conditions imposed by the states in which the Partnership intends to offer the Notes and Units:

         (i) they have a net worth, exclusive of home, home furnishings and automobiles, of at least $100,000; or

         (ii) they have a net worth, exclusive of home, home furnishings and automobiles, of at least $35,000 and an annual gross income of at least $35,000.

In the case of partnerships, corporations and certain trusts, the suitability standards will also be satisfied if each of the partners, in the case of a partnership, each of the shareholders, in the case of a corporation, or each of the beneficiaries, in the case of certain trusts, satisfy the suitability standards set forth in (i) or (ii) above.

         No sales of the Notes or Units will be made to nonresident aliens or to any other persons subject to back-up income tax withholding.

         NO OFFERS OR SALES OF THE NOTES OR UNITS MAY BE MADE IN ANY STATE BEYOND THE PERIOD OF EFFECTIVENESS OF THE REGISTRATION OR QUALIFICATION IN SUCH STATE.

         By executing the Subscription Agreement, investors represent that they meet the suitability standards applicable to them as set forth above (or in any supplement hereto) and in the Subscription Agreement, and agree that such standards may be applied to any proposed transferee of their Notes or Units.

         The minimum investment requirement for a purchaser of Notes or Units is $5,000, except that the minimum investment for individual retirement accounts ("IRAs"), Keoghs and qualified plans is $2,000. Upon satisfying the applicable minimum investment requirement, investors may increase their investment in increments of $1,000, or smaller amounts in the event that volume discounts are received in connection with the purchase of 30 or more Units. See "THE OFFERING."

         In addition to restrictions on transfer imposed by the Partnership Agreement and the Indenture under which the Notes will be issued, investors seeking to transfer their Notes or Units subsequent to their initial investment may be subject to the securities laws of the state in which transfers take place. Under the laws of certain states investors may transfer their Notes or Units only to transferees who meet the suitability standards applicable in connection with their initial sale pursuant to this Offering. Accordingly, the Partnership may require assurances at that time that such standards are met before agreeing to any transfers of such Notes or Units. See "SUMMARY OF THE PARTNERSHIP AGREEMENT - Restrictions on Transfer of Units," "DESCRIPTION OF THE NOTES - Transfer and Exchange" and "RISK FACTORS - Lack of Liquidity of Notes and Units."

         In considering an investment in the Units, tax exempt investors should consider, among other things, the extent to which the Partnership will produce unrelated business taxable income. See "SPECIAL CONSIDERATIONS FOR TAX EXEMPT INVESTORS." In addition, investors should consider that an investor in the Units will be required to file state income tax returns in jurisdictions where the Partnership is doing business, which includes New York State as well as the states where the Partnership owns property. An investor in Units may, therefore, be required to file income tax returns in a number of states in addition to the state in which they reside. See "TAX CONSIDERATION -- Tax Consequences of Owning Limited Partnership Units."

         The foregoing standards are minimum requirements. Neither the Partnership nor the General Partner undertakes to render any investment or tax advice to any prospective investor. Therefore, prospective investors should consult their own tax or financial advisor.

                               PROSPECTUS SUMMARY

         THE FOLLOWING INFORMATION IS QUALIFIED IN ITS ENTIRETY BY THE MORE DETAILED INFORMATION AND FINANCIAL STATEMENTS AND NOTES THERETO CONTAINED IN THE PROSPECTUS. AS A CONDITION OF GMAC'S $4.5 MILLION FIRST MORTGAGE LOAN, THE PARTNERSHIP WAS REQUIRED TO TRANSFER THE SOLON PROPERTY TO A "SPECIAL-PURPOSE-ENTITY." SINCE GMAC IS A POTENTIAL SOURCE OF EXTERNAL FINANCING WITH RESPECT TO THE ERIE PROPERTY, AND BECAUSE OTHER SOURCES OF EXTERNAL FINANCING FOR THE ERIE PROPERTY MAY ALSO REQUIRE A SPECIAL-PURPOSE-ENTITY AS THE BORROWER OF FUNDS, AND TO ASSURE THAT THE PARTNERSHIP CAN PURSUE FAVORABLE
EXTERNAL FINANCING OPPORTUNITIES WITH RESPECT TO THE ERIE PROPERTY, THE PARTNERSHIP FORMED TWO SPECIAL PURPOSE ENTITIES. IN JUNE 1997, SOLON HOTEL LLC, A NEW YORK LIMITED LIABILITY COMPANY ("SOLON HOTEL LLC"), WAS FORMED SOLELY TO ACQUIRE, OWN, OPERATE, MORTGAGE, SELL AND OTHERWISE DEAL IN AND WITH THE HAMPTON INN SITUATED ON THE SOLON PROPERTY, AND ERIE HOTEL LLC, A NEW YORK LIMITED LIABILITY COMPANY ("ERIE HOTEL LLC"), WAS FORMED SOLELY TO ACQUIRE, OWN OPERATE, MORTGAGE, SELL AND OTHERWISE DEAL IN AND WITH THE ERIE PROPERTY UPON WHICH A HAMPTON INN IS EXPECTED TO BE CONSTRUCTED. THE MEMBERSHIP INTERESTS OF BOTH THE SOLON HOTEL LLC AND THE ERIE HOTEL LLC ARE OWNED 99% BY THE PARTNERSHIP. ESSEX HOTELS LLC, A NEW YORK LIMITED LIABILITY COMPANY ("ESSEX HOTELS") OWNS THE REMAINING 1% MEMBERSHIP INTEREST IN SOLON HOTEL LLC AND IS THE MANAGING MEMBER OF SOLON HOTEL LLC. ESSEX HOTELS II LLC, A NEW YORK LIMITED LIABILITY COMPANY ("ESSEX HOTELS II") OWNS THE REMAINING 1% MEMBERSHIP INTEREST IN ERIE HOTEL LLC AND IS THE MANAGING MEMBER OF ERIE HOTEL LLC. THE PARTNERSHIP IS THE SOLE MEMBER OF BOTH ESSEX HOTEL LLC AND ESSEX HOTELS II. AS A RESULT OF THE FOREGOING STRUCTURES, THE PARTNERSHIP EFFECTIVELY CONTINUES TO OWN 100% OF THE SOLON AND ERIE PROPERTIES AND THE HOTELS CONSTRUCTED, OR EXPECTED TO BE CONSTRUCTED, THEREON. SEE "THE PARTNERSHIP'S BUSINESS" AND "TAX CONSIDERATIONS TAX STATUS OF SOLON HOTEL LLC AND ERIE HOTEL LLC." UNLESS OTHERWISE INDICATED, REFERENCES TO THE PARTNERSHIP REFER, COLLECTIVELY, TO THE PARTNERSHIP AND THE SOLON HOTEL LLC AND THE ERIE HOTEL LLC. SEE "GLOSSARY" FOR DEFINITIONS OF CERTAIN OTHER CAPITALIZED TERMS USED IN THIS PROSPECTUS.

ESSEX HOSPITALITY ASSOCIATES IV L.P.

         Essex Hospitality Associates IV L.P. (the "Partnership") is a New York limited partnership formed on August 30, 1995 and which, unless sooner dissolved, will continue until December 31, 2035. The primary purposes of the Partnership are to construct, own and operate two Hotels under Hampton Inn franchises on the Solon Property and Erie Property. As of the date of the Prospectus, the Partnership has raised Gross Offering Proceeds of approximately $7.6 million, including approximately $5.3 million, from the sale of Notes and approximately $2.3 million from the sale of Units, after taking into account timing and volume discounts.

         As of the date of this Prospectus, the Partnership has acquired two sites for the construction and operation of two Hampton Inn hotels. In December 1995, the Partnership acquired the Solon Property upon which it has constructed a 103-room Hampton Inn hotel, which is expected to open at the end of July 1997. The proceeds of the GMAC-Solon Loan are being used by the Partnership to permanently finance the construction costs associated with the Solon Hampton Inn hotel. See "THE PARTNERSHIP'S BUSINESS - The Hotel Properties - Solon Property-Financing." In June 1997, the Partnership acquired the Erie Property upon which it expects to construct and operate a 98-room Hampton Inn hotel. The Partnership has obtained a License Agreement from Promus Hotel to construct and operate a 100-room Hampton Inn hotel on the Erie Property. The License Agreement will become effective upon satisfactory completion of construction and the opening of the hotel by a specified date. See "THE PARTNERSHIP'S BUSINESS -- The Hotel Properties -- Solon Property and Erie Property."

         In December 1995, the Partnership acquired the Warwick Property upon which the Partnership intended to construct a Homewood Suites hotel. After acquisition of the property, however, the Partnership learned that additional hotels were planned for construction near the Warwick Property. Based on the results of an updated market study, the Partnership has determined not to build a hotel on the Warwick Property and is currently pursuing the sale of such property. See "RISK FACTORS" and "THE PARTNERSHIP'S BUSINESS - The Hotel Properties - Warwick Property."

         In addition to owning and operating hotels, the Partnership owns 11.46 limited partnership units in Essex Glenmaura. Until June 1997, the Partnership held a 54.3% interest in Essex Glenmaura. As a condition of the GMAC-Solon Loan, the Partnership was required to reduce its ownership interest in Essex Glenmaura to 49.8%. The General Partner purchased a portion of the Partnership's limited partnership units in Essex Glenmaura for a purchase price of $105,000, which is equal to the purchase price originally paid by the Partnership for such interests.

         Regardless of the whether the Maximum Offering Amount is sold, the Partnership must also secure External Financing or a General Partner Loan to finance the construction of a Hampton Inn hotel on the Erie Property. The ability of the Partnership to pay the monthly interest payments due under the Notes and thereafter to make distributions to Limited Partners will depend primarily upon whether its hotel operations are profitable. The ability of the Partnership to repay the principal amount of the Notes at maturity and return the capital contributions of the Limited Partners will depend upon whether sufficient net proceeds are generated from a sale or refinancing of the Hotels or from partnership investments or loans. See "DESCRIPTION OF THE NOTES - General." Notwithstanding the fact that the Partnership's first hotel is not yet open, the Partnership has made interest payments under the Notes and made initial distributions to Limited Partners from the proceeds of this Offering. The average construction period for a Hampton Inn hotel is between seven and nine months. If construction of the Erie Hampton Inn hotel is delayed, the continuing debt service requirements under the Notes could have an adverse effect on the Partnership's financial condition.

         Since 1989 the General Partner has sponsored eight private and three publicly registered limited partnerships which own microtel hotels, one Hampton Inn hotel and one Courtyard by Marriott hotel. See EXHIBIT D -- Prior Performance Tables. There can be no assurance that the Partnership will achieve results comparable to the results achieved to date by any of the affiliated hotel partnerships cited in the Prior Performance Tables. See "THE PARTNERSHIP'S BUSINESS."

DESCRIPTION OF THE HAMPTON INN HOTEL CONCEPT

         The General Partner believes good investment opportunities exist in the limited service segment of the lodging industry and has aligned itself with a hotel franchise in this market which it believes has certain competitive advantages that should position it for better than average performance. Demand for quality limited service properties is growing as more business and leisure travelers seek to maximize value from their travel budgets. In addition, because they offer few amenities, these properties are less expensive to build and to operate. The Hampton Inn hotel franchise is an established hotel chain and has been successfully targeting the mid-scale without food and beverage segment of the lodging industry's limited service sector.

         Hampton Inn hotels are high quality hotels with limited amenities and moderate prices. Hampton Inn hotels are located in high-visibility, high traffic areas, usually near full-service restaurants. Hampton Inn hotels are designed to maintain affordability by offering a superior product with those select services most valued by travelers, but without the extraneous amenities, such as full-service restaurants and room service, that can inflate prices. Hampton Inn hotels are designed primarily to accommodate business travelers with limited expense accounts, non-destination business and leisure travelers and value-conscious vacationers. Most Hampton Inn hotels offer a lobby/breakfast area, small meeting rooms, a swimming pool, and a selection of room types. The selected services offered by Hampton Inn hotels include a free, self-serve continental breakfast in the lobby, free local telephone calls, frequent travelers' discount programs, and an unconditional 100% Satisfaction Guarantee. A toll-free number provides access to a nationwide reservation system. Started in 1984, there were 620 Hampton Inn hotels open at the end of 1996.

THE HOTEL PROPERTIES

         The Partnership acquired the Solon Property in December 1995 and began construction of a 103- room Hampton Inn in the fall of 1996. The Solon Hampton Inn hotel is expected to open at the end of July 1997. The Solon Property is situated on approximately 2.28 acres, is owned in fee by the Partnership and is encumbered by a first mortgage lien securing the GMAC-Solon Loan. See "THE PARTNERSHIP'S BUSINESS -- The Hotel Properties -- Solon Property." The Partnership had originally intended to build a Hampton Inn & Suites hotel on the Solon Property, however, the construction costs associated with a Hampton Inn & Suites hotel were determined to be too high relative to the room rates that could be charged in the Solon market. Therefore, based on its knowledge of the Solon market, the General Partner determined that a Hampton Inn hotel could be built and operated more successfully in the Solon market. Accordingly, the
General Partner secured the approval of Promus Hotel to change brand designations. Total costs associated with the Solon Property are expected to be approximately $7.0 million, including the cost of the land, which was approximately $590,600 (including closing costs), cost of construction, cost of furnishings, construction period interest, financing costs (debt and equity) and all associated soft costs, such as architectural, engineering and franchise fees and working capital. The proceeds of the GMAC- Solon Loan are being used by the Partnership to finance the construction costs associated with the Solon Hampton Inn hotel. As a condition of the GMAC-Solon loan, the Partnership was required to transfer the Solon Property to a special-purpose-entity. In June 1997 the Partnership transferred the Solon Property, together with the improvements thereon, including the Solon Hampton Inn hotel, to Solon Hotel LLC. Essex Hotels is the managing member of Solon Hotel LLC. The membership interests of the Solon Hotel LLC are owned 99% by the Partnership and 1% by Essex Hotels, whose sole member is the Partnership. See "THE PARTNERSHIP'S BUSINESS - The Hotel Properties - Solon Property - Financing."

         The Partnership acquired the Erie Property in June 1997 and intends to construct a 98 room Hampton Inn hotel. The Erie Property is situated on approximately 2.5 acres, owned in fee by the Partnership with no encumbrances. The Gross Offering Proceeds of $7.6 million currently raised by the Partnership are insufficient to complete construction of the Erie Hampton Inn hotel. Total costs associated with the Erie Property are expected to be approximately $7.2 million, including the cost of the land, which was approximately $699,000
(including closing and demolition costs), cost of construction, cost of furnishings, construction period interest, financing costs (debt and equity) and all associated soft costs, such as architectural, engineering and franchise fees and working capital. The Partnership must obtain at least $5.1 million to $5.3 million from a combination of the proceeds of this Offering of Notes and Units and proceeds from External Financing or a General Partner Loan to construct and commence operations of the Erie Hampton Inn hotel. Assuming the Partnership is able to raise the required funds, the Partnership expects to begin construction of the Erie Hampton Inn in October 1997. So as to enable the Partnership to pursue favorable External Financing opportunities with respect to the Erie
Property, in June 1997 the Partnership transferred the Erie Property to Erie Hotel LLC, a special purpose entity. Essex Hotels II is the managing member of Erie Hotel LLC. The membership interests of the Erie Hotel LLC are owned 99% by the Partnership and 1% by Essex Hotels II, whose sole member is the Partnership. The Partnership is currently negotiating with GMAC for a first mortgage loan in the principal amount of $4.5 million to finance the construction of the Erie Hampton Inn hotel. Another alternative is for the Partnership to find a different source of External Financing for the construction of the Erie Hampton Inn hotel, and negotiate with GMAC to provide permanent financing at a later date. As of the date of this Prospectus, however, the Partnership has received no commitment for such financing. There can be no assurance that the necessary financing will be obtained or, if obtained, that such financing will be at rates or upon terms and conditions acceptable to the Partnership. See "THE PARTNERSHIP'S BUSINESS - The Hotel Properties - Erie Property - Financing."

THE WARWICK PROPERTY

         The Partnership acquired the Warwick Property in December 1995 with the intention of constructing an 80 to 92 room Homewood Suites hotel. The Warwick Property is situated on approximately 2.54 acres and is owned in fee by the Partnership with no encumbrances. The Partnership selected a general contractor and was prepared to start construction in the fall of 1996. However, prior to commencing construction, the Partnership learned that additional hotels were planned for construction near the Warwick Property which could be competitive with the Partnership's hotel and result in an estimated 57% potential increase in the number of hotel rooms in the area. The Partnership elected to postpone commencement of construction until it could better assess the effect of the additional hotel rooms on the expected performance of the Partnership's hotel. The Partnership explored its options with respect to the Warwick Property, including reducing the size and costs of the Homewood suites hotel, the development of other hotel brands, and possible sale of the property. The Partnership recently received results of an updated market study which indicated that the demand for hotel rooms had remained fairly flat in the Warwick market over the past 18 months. Based on the results of the market study, the Partnership concluded that the estimated 57% potential increase in the number of hotel rooms in the area would have a significantly negative impact upon the expected performance of the Partnership's hotel. In light of these findings and the Partnership's inability to sufficiently reduce total estimated costs of the hotel, the Partnership elected not to proceed with development of a hotel on the Warwick Property and is currently pursuing the sale of the Warwick Property. Although the Partnership has received some interest in the site from potential buyers, there can be no assurance that the Partnership will sell the Warwick Property, or that it will be sold at a price sufficient to enable the Partnership to recover all of the costs and expenses incurred by the Partnership with respect to the Warwick Property. The General Partner has returned the Acquisition Fee in the amount of $110,000 it received with respect to the Warwick Property. See "RISK FACTORS - Change in Hotel Franchise and Divestiture of Potential Hotel Site."

ESSEX GLENMAURA LIMITED PARTNERSHIP INTERESTS

         In the first quarter of 1996, the Partnership acquired 12.5 limited partnership units in Essex Glenmaura for $1.25 million ($100,00 per unit), for a 54.3% interest in Essex Glenmaura. See "THE PARTNERSHIP'S BUSINESS -- The Hotel Properties -- The Essex Glenmaura Investment." Essex Glenmaura constructed a 120-room, three story Courtyard by Marriott hotel outside of Scranton, Pennsylvania, which opened in September 1996. The total cost of the project was $8.7 million, including the cost of the land, cost of construction, cost of furnishings, construction period interest, financing costs (debt and equity) and all associated soft costs such as architectural, engineering and franchise fees and working capital. The project was funded with $2.3 million of partner equity, $1.5 million of unsecured notes and a $5.0 million first mortgage loan from GMAC. The term of the first mortgage loan is for four years with a one year extension available if the specified debt service coverage is attained. Interest accrues at a rate of 3% over the LIBOR rate. Monthly payments of interest only are payable for the first year. Thereafter, principal and interest payments are due based on a 25 year loan amortization. Starting in the second year of the loan, the Essex Glenmaura is required to maintain a replacement reserve escrow at 4% of room revenues.

         As a condition of the GMAC-Solon Loan, in June 1997, the Partnership reduced its interest in Essex Glenmaura to 49.8%. The General Partner purchased a portion of the Partnership's limited partnership units in Essex Glenmaura for a purchase price of $105,000, which is equal to the purchase price originally paid by the Partnership for such interests.

THE OFFERING OF SUBORDINATED NOTES

Issuer: Essex Hospitality Associates IV L.P. The General Partner will have no personal liability for any amounts payable under the Notes.

Face Amount:      The face amount of each Note will be equal to 100% of the
                  amount invested.

Interest Rate:    10.5% per annum, payable monthly.

Principal:        Up to $6.0 million in the aggregate, payable at maturity. $5.3 million principal of the Notes have been sold.

Maturity:         December  31,  2001  unless  extended  by the  Partnership  to
                  December 31, 2002, upon payment to Holders of an extension fee equal to .5% of the principal amount of the Notes outstanding.

Optional          The  Notes  may be  redeemed  in whole or in part,  at the
and               option  of the  Partnership,  at any  time  without
Mandatory         payment  of any  premium or  penalty,  together  with  accrued
Redemption:       interest to the redemption date.

Maximum           The ratio of Gross Offering Proceeds from the sale of Notes,
Permitted         plus the principal balance of External Financing to the
Leverage:         greater of:  (i) Gross Offering Proceeds from the sale of the
                  Notes and Units, including the principal amount of any Partner
                  Notes,  or  (ii)  the  aggregate  fair  market  value  of  the
                  Partnership's   Hotels,   plus   the   Partnership's   limited
                  partnership interest in Essex Glenmaura, shall not be more than .85 to 1.0. The potential for a highly-leveraged capital structure increases the risks that a Limited Partner could lose his or her investment upon a default under the Notes. See
                  "RISK  FACTORS - Limited  Partners  Could  Lose  Their  Entire
                  Investment if the Partnership Defaults Under the Notes."

Security for      The Notes will be issued as unsecured obligations of the of
Repayment:        the Partnership.

Trustee: Manufacturers and Traders Trust Company, a bank chartered under the laws of the State of New York.

For further information, See "DESCRIPTION OF THE NOTES," "RISK FACTORS" and "ESTIMATED USE OF PROCEEDS."




THE OFFERING OF LIMITED PARTNERSHIP UNITS

Number of         Up to 5,000 Units at $1,000 per Unit.  2,416 Units have been
Units Offered:    sold, resulting in gross offering proceeds of $2.3 million to the Partnership, after taking into account volume and timing discounts.

Purchase          Payable in cash upon subscription, except that for investors
Price of          purchasing 20 or more  Units, the  purchase  price is  payable
Units:            50% in cash  upon subscription and 50% under a non-interest bearing note ("Partner Note"). The Partner Note is generally payable upon demand by the General Partner, made at least six months after acceptance of the subscription of the Limited
                  Partner, based on the need of the Partnership for additional cash in connection with the acquisition of a site or construction of a Hotel. The Partner Note is due no later than the earlier of two years from the date that the Limited
                  Partner is admitted as a Limited Partner or three years from the Effective Date of the Registration Statement. Volume discounts will be given on purchases of 30 or more Units. See
                  "THE OFFERING- Volume Discount."

Volume Discounts

         Number                 Purchase          Commissions       Proceeds to the
         of                     Price Per         Payable to        Partnership per
         Units                  Unit to           Managing          Unit, Net of Selling
         Purchased              Investors         Dealer by         Commissions
                                                  Partnership
         ---------              ---------         ---------         -----------
         1-29                     $1,000             $80                $920
         30-59                    $  990             $70                $920
         60 Units and Over        $  980             $60                $920


                  The price of Units purchased on or prior to December 31, 1996 was reduced. The per Unit reduction was $50 for investors that purchased Units on or before the First Closing, $40 for investors that purchased Units on or before March 31, 1996, $30 for investors that purchased Units on or before June 30, 1996, $20 for investors that purchased Units on or before September 30, 1996, and $10 for investors that purchased Units on or before December 31, 1996. The commissions payable to the Managing Dealer were 8% of the net purchase price of the Unit after deducting the timing reduction. Thus, 92% of any reduction reduced the proceeds payable to the Partnership.

Cash              The  General  Partner  has  discretion  in making  cash
Distributions     distributions  and  establishing  reserves in connection with
From              the operation of the Hotels.  After the General Partner
Operations:       determines the amount of cash available for distribution,
                  the cash is divided among the General Partner and the Limited
                  Partners in accordance with the rules set forth in the Partnership Agreement. Available cash generated from the operation of the Hotels will be distributed 1% to the General
                  Partner and 99% to the Limited Partners until the Limited
                  Partners have received their Cumulative Return. The Cumulative
                  Return is an annual return equal to 8% of the Limited
                  Partner's original investment, reduced by any capital returned as a result of Distributions from a Sale or Refinance of Hotels (as such term is herein defined). The amount payable under the Partner Notes shall not be entitled to the Cumulative Return. Limited Partners who have received timing and volume discounts and Limited Partners who receive volume discounts in connection with the purchase of Units are treated as if they had paid $1,000 per Unit, even though their actual purchase price may have been lower. See "THE OFFERING --
                  Volume Discounts." Limited Partners who have received timing and volume discounts and Limited Partners who will receive volume discounts will be specially allocated taxable income in the amount of their timing and volume discounts in order to equalize the capital accounts of the Limited Partners on a per Unit basis, which allocation will generally occur in the year that the Partnership is liquidated. See "THE OFFERING - Volume
                  Discounts."

                  From proceeds of the Offering, the Partnership paid the Cumulative Return from the date of the First Closing (December 29, 1995) to June 30, 1997 to those persons who were Limited Partners during that period. Such payments commenced on March 31, 1996. The distribution was equal to the Cumulative Return accruing to each Limited Partner, without regard to any timing or volume discounts, but only as to that portion of the per Unit purchase price paid at the time of subscription. For the months remaining in calendar year 1997, the General Partner will subordinate up to 50% of the Property Management Fee payable to it to the Cumulative Return accruing to the Limited Partners during the remainder of calendar year 1997. Any unpaid portion of the Property Management Fees subordinated will accumulate and shall be payable to the General Partner after the Cumulative Return has been paid to the Limited
                  Partners. There can be no assurance that any further distributions will be paid.

                  After the Cumulative Return due through the date of the distribution has been paid, additional cash distributions from operations will be made 20% to the General Partner and 80% to the Limited Partners pro rata in accordance with the number of Units held by each Limited Partner.

Distributions     Distributions from the net proceeds of a sale or refinancing
From a            of any or all of the Hotels, or  the distribution of proceeds
Sale or           received by the Partnership from Essex Glenmaura resulting
Refinancing:      from a sale or refinance of hotel properties of Essex
                  Glenmaura (collectively, "Distributions from a Sale or
                  Refinance of Hotels"), will be made 1% to the General Partner and 99% to the Limited Partners pro rata in accordance with the number of Units held by each Limited Partner until the Limited Partners have received Distributions from a Sale or Refinance of Hotels equal to $1,000 per Unit. Distributions from a Sale or Refinance of Hotels shall next be made 1% to the General Partner and 99% to the Limited Partners in proportion to their unpaid Cumulative Return until each Limited Partner has received any unpaid Cumulative Return accrued through the date of the distribution. Thereafter, additional Distributions from a Sale or Refinance of Hotels will be made 20% to the General Partner and 80% to the Limited
                  Partners pro rata in accordance with the number of Units held by each Limited Partner.

Allocations       The  rules  governing  allocations  of  income  and loss
Income            among the Partners are set forth in the Partnership Agreement
and Loss:         and are  generally intended  to reflect the  distribution
                  rules described above and to comply with the requirements of the substantial economic effect safe harbor rules set forth in the Treasury Regulations promulgated under Section 704(b) of the Internal Revenue Code of 1986, as amended (the "Code").
                  These rules are summarized in detail under "TAX CONSIDERATIONS
                  - Allocations of Income and Loss."

For further information, See "SUMMARY OF THE PARTNERSHIP AGREEMENT" and "COMPENSATION OF GENERAL PARTNER AND MANAGING DEALER - Partnership Interest of the General Partner."

SUMMARY OF RISK FACTORS


         Financing Related Risks

         - The entire principal amount of the Notes is payable at maturity and the Partnership is not obligated to establish any sinking or similar fund with respect to such payment. Therefore, the Partnership's ability to pay the Notes at maturity will be entirely dependent upon its ability to refinance or sell the Hotels.

         - The Notes will be unsecured obligations of the Partnership and are subordinated to the indebtedness of External Financing; accordingly, upon any distribution of assets of the Partnership in connection with any dissolution, winding up, or liquidation, secured creditors (including sources of External Financing) will first be entitled to receive payment in full of their obligations, before the Holders of the Notes are entitled to receive any payment upon the principal of or interest on the Notes.

         -        The General Partner is not liable for repayment of the Notes.


         - The Trustee will not supervise construction. Certain procedures which would protect the lender in a typical commercial construction loan (such as holding loan proceeds in escrow until all necessary funding for the Hotels has been raised and requiring disbursement of all equity proceeds before making advances) will not be instituted.

          - The Partnership will be highly leveraged and the Partnership has had debt service obligations substantially in advance of the opening of its first Hotel. If payments are not made when due under the Notes, the Limited Partners may sustain the loss of their equity investment as a result of foreclosure of the mortgages securing any External Financing and the foreclosure might result in the realization of taxable income without a corresponding cash distribution to pay the tax. The Partnership must pay amounts due under the Notes before the Limited Partners are entitled to receive distributions from the Partnership.

         - The Trustee has not, and will not, evaluate or analyze the offering or related documents or any assets which may be pledged or mortgaged to secure repayment of the Notes.

         Investment Risks Generally

         - Investors will have no right to take any part in the control of the Partnership's business. A prospective investor should not purchase Notes or Units unless he or she is willing to entrust all aspects of the management of the Partnership and the Hotels to the General Partner.

         - The Notes and Units will not be listed on a securities exchange and, as a result of certain restrictions on transferability, no public market will develop for these securities. The transferability of the Units may be further restricted by the License Agreements. Therefore, investors will not be able to convert their investment into cash in the event of a need to do so, and the Notes and Units should be considered only as a long-term investment.

         - The net worth of the General Partner is limited and a substantial portion of such net worth consists of assets which would be very difficult to convert into cash. The potential liabilities of the General Partner to GMAC, the Partnership and the other limited partnerships for which it acts as a general partner could exceed its ability to pay, which could result in an early termination and liquidation of the Partnership that would be adverse to the interests of the Limited Partners. See "Financial Statements of the General Partner."

         - No Holder of any Note will have the right to commence a lawsuit to enforce any right or remedy under his or her Note. To direct the Trustee to take such action, the Holder must obtain the consent of the Holders of a majority in principal amount of the Notes outstanding and meet the other requirements set forth in the Indenture including providing satisfactory indemnification to the Trustee.

         Conflicts of Interest

         The business of the Partnership will involve transactions between the Partnership and the General Partner, and affiliates of the General Partner, which result in conflicts of interest, including the following:

         - The compensation payable to the General Partner and its affiliates pursuant to the Partnership Agreement and the Management Agreement has not been established through arm's length negotiations. The General Partner and its affiliates will receive substantial fees regardless of whether the Partnership's business objectives are realized.

         - The General Partner has the right to sell the Hotels to an Affiliated Person or any third party without obtaining the consent of the Limited Partners or the Trustee. In addition, the General Partner, upon obtaining the approval of a majority in interest of the Limited Partners, may cause the Partnership to be merged into an Affiliated Person or reorganized.

         - The terms of the Notes were structured by the General Partner and are not the result of arm's length negotiations between the Partnership and an independent lender.

         - The Trustee will not supervise construction or review or negotiate leases or other documents on behalf of Holders of Notes. Therefore, investors must entrust these activities to the discretion of the General Partner. The Trustee has acted as trustee with respect to four prior private placements and two public offering of mortgage notes by affiliated limited partnerships of the General Partner.


         - There is no limitation on the right of the General Partner and its affiliates to engage in any business, including the development of other hotels, and such activities may conflict with the operations of the Partnership.

         - The Managing Dealer is an affiliate of the General Partner and there has been no independent due diligence review of the Offering by an unaffiliated underwriter.

         - The Partnership Agreement limits the liability of the General Partner and relieves it of certain fiduciary duties that it would otherwise have under the New York partnership law. In addition, the Indenture limits the liability of the Trustee and relieves it of certain fiduciary duties that it would otherwise have under applicable law. These limitations may require an investor to prove bad faith or gross negligence in order to recover damages in a legal action against the General Partner or the Trustee for breach of their fiduciary duties.

         Specific Risks Related to the Hotels

         - After acquisition of the Solon Property, the Partnership determined that the construction costs associated with a Hampton Inn & Suites hotel were to high relative to the room rates that the Solon, Ohio market could bear. Therefore the Partnership is currently constructing a Hampton Inn hotel on the Solon Property. After acquisition of the Warwick Property, the Partnership determined that the Warwick, Rhode Island market could not support another hotel. Therefore, the Partnership is currently pursuing the sale of the Warwick Property.

         - A default under the License Agreements could result in substantial liquidated damages and a termination of the Partnership's right to operate one or more of the Hotels as part of the Promus Hotel's hotel chain. Either of such events would have a material adverse effect on the value of an equity investment in the Partnership.

         - The License Agreements do not grant the Partnership an exclusive territory.

         - The Hotels may compete with hotels and motels that may have greater name recognition and greater financial resources than Promus Hotel or the Partnership.

         Environmental Risks

         There can be no assurance that pre-purchase investigations conducted by the Partnership did not fail to uncover, or that they uncovered, all or any potential environmental liabilities. Environmental liabilities (including liability under government programs such as Superfund) could cause the Partnership to incur significant expenses, including the obligation to remedy or clean up hazardous substances or other pollutants, regardless of fault. Such liabilities could exceed the Partnership's cost of acquiring a property and could have a significant adverse effect on the value of the Units.

         Tax Risks

         - Any losses allocated to Limited Partners by the Partnership may be deducted only against taxable income generated by the Partnership in later years or "passive income" from other sources, such as income from limited partnerships, S corporations or other businesses in which the investor does not materially participate.

         - The Partnership may be determined to be a publicly traded partnership, or otherwise not to qualify as a partnership for federal income tax purposes, which would cause Partnership taxable income to be taxed at corporate rates, cash distributions to the Limited Partners to be treated as dividends and deductions of the Partnership not to be passed through to the Limited Partners.

         - Tax exempt investors purchasing Units should be aware that income from Hotel operations will constitute unrelated business taxable income. Tax exempt investors purchasing Notes should also be aware that if they borrow funds to pay for the purchase of a Note, the interest on the Note will constitute unrelated business taxable income.

         - Tax exempt investors should be aware that, although the Partnership has been structured to qualify for an exemption from the Department of Labor's "plan asset" rules, there can be no assurance that such exemption will be available to the Partnership.

         - Tax exempt investors purchasing Notes should be aware that investing in Notes may constitute a "prohibited transaction" under ERISA if a party in interest holds an equity interest in the Partnership.

         - During some years of the Partnership the tax liabilities of individual Limited Partners may exceed their cash distributions from the Partnership, and on sale or other disposition of Units or of the Hotels, the tax liability to the Limited Partners may be greater than their share of the cash proceeds.

         - Investors purchasing Units may be subject to income taxes in the states in which the Hotels are located on portions of their income from the Partnership regardless of their state of residence.

         See "RISK FACTORS" and "CONFLICTS OF INTEREST" for a more detailed description of these and other risk factors and conflicts of interest which should be considered in evaluating an investment in the Notes or Units.

COMPENSATION OF GENERAL PARTNER AND MANAGING DEALER

         The General Partner and its affiliates will receive substantial fees in connection with this Offering and the management of the Partnership and may receive substantial fees from the sale, refinancing and operation of the Hotels, including the following:

TYPE OF COMPENSATION
     AND RECIPIENT                ESTIMATED MAXIMUM AMOUNT OF COMPENSATION
     -------------                ----------------------------------------

                          ORGANIZATION AND OFFERING STAGE
                          -------------------------------

Selling Commissions to              Up to $80 per Unit and $55 per $1,000 Note
Essex Capital Markets Inc.          sold.  The aggregate amount will not exceed
                                    approximately $723,200 if the Maximum
                                    Offering Amount is sold.

Organization and Offering           3.4% of the Gross Offering Proceeds.  The
Management Fee                      aggregate to Essex Partners amount will not
                                    exceed approximately $371,100 if the Maximum
                                    Offering Amount is sold.

                          ACQUISITION AND DEVELOPMENT STAGE
                          ---------------------------------

Acquisition Fee to Essex            $110,000 per Hotel.
Partners

Development Fee to Essex            $160,000 per Hotel increased by 5% of total
Partners                            construction, site development and
                                    furniture, fixture and equipment costs in excess of $2.7 million, but not to exceed
                                    $325,000  per  Hotel.  For the Solon
                                    and Erie  Hampton  Inn  hotels,  the
                                    aggregate  amount  is  likely  to be
                                    approximately $500,000.

                                    OPERATING STAGE
                                    ---------------

Property Management Fee to          4.5% of gross operating revenues from the
Essex Partners                      Hotels.

Partnership Management Fee to      .75% of gross operating revenues from the
Essex Partners                     Hotels.

Investor Relations Fee to          .25% of Gross Offering Proceeds from the sale
Essex  Capital  Markets            of Units and Notes, payable  annually from
                                   operating revenues commencing December 31,
                                   1998 and continuing on  the 31st day of
                                   December in each of the next three calendar
                                   years thereafter,  but  only if and to the
                                   extent     that     total     Dealer
                                   Compensation  does not exceed 10% of
                                   Gross  Offering  Proceeds  and total
                                   Organization  and  Offering  Expenses do not
                                   exceed  15%  of  Gross  Offering   Proceeds.
                                   Payment of the Investor Relations Fee is deferred until the Cumulative Return has been paid and the fee shall be deemed paid to the extent that such deferral continues through December 31, 2004. The Investor
                                   Relations Fee will not exceed $210,000.

Accounting Fee to                  $800 per month per Hotel.
Essex Partners

Financing Fee to Essex             1% of gross loan proceeds of any financing or
Partners                           refinancing from institutional lenders of any
                                   or all of the Hotels. No fee will be payable,
                                   however,  upon the conversion of construction
                                   financing  to permanent  financing  except to
                                   the extent  such  permanent  financing  shall
                                   exceed the original  principal  amount of the
                                   construction loan. Additionally,  no fee will
                                   be  payable  to the  General  Partner  in the
                                   event any refinancing occurs within 24 months
                                   from the closing of the original financing or
                                   a prior  refinancing  of a particular  Hotel.
                                   Essex  Partners and the  Managing  Dealer are
                                   also  entitled  to receive the fees and sales
                                   commissions  customarily  charged  by them if
                                   the   refinancing   involves   the   sale  of
                                   promissory notes to investors in a private placement which is exempt from registration under the Securities Act of 1933, as amended, or a public offering similar to the offering of Notes pursuant to the Prospectus.

                                        LIQUIDATION STAGE
                                        -----------------

Sales Fee to Essex Partners        3% of gross sales price on a sale of any or .
                                   all of the Hotels

                                        INTEREST IN PARTNERSHIP
                                        -----------------------

Partnership  Interest of           A 1%  interest,  which  increases up to 20%
General  Partner                   of all cash distributions after the
                                   Cumulative Return and certain other
                                   distributions   have  been  paid  to  Limited
                                   Partners.   The  General   Partner's  capital
                                   contribution  for this  interest is an amount
                                   equal to 1/99  times  the  aggregate  capital
                                   contributions of the Limited Partners,  which
                                   is  payable   from   distributions   or  upon
                                   liquidation of the Partnership.

The following table summarizes the fees paid from November 24, 1995 through June 30, 1997 by the Partnership to the General Partner and its affiliates in connection with this Offering, the management of the Partnership and the acquisition, construction, operation and financing of the Hotels:

                 Selling Commissions                      $    477,800
                 Organization and Offering
                   Management Fee                              259,400
                 Acquisition Fee                               220,000
                 Development Fee                               216,000
                 Financing Fee                                  45,000
                                                              --------
                 Total                                      $1,218,200

         See "COMPENSATION OF THE GENERAL PARTNER AND MANAGING DEALER" for a more detailed description of the fees payable to the General Partner and its affiliates.

THE GENERAL PARTNER

         Essex Partners Inc. ("Essex Partners" or the "General Partner"), a New York corporation with offices at 100 Corporate Woods, Rochester, New York 14623 (telephone (716) 272-2300), is the sole General Partner of the Partnership. The Partnership's principal executive offices are located at the offices of the General Partner. Management of the Partnership and the Hotels will be the sole responsibility of the General Partner. For example, the General Partner will determine the amount of cash available for distribution to Partners, which properties will be sold or refinanced by the Partnership, Hotel room rates and Partnership tax matters. See "SUMMARY OF THE PARTNERSHIP AGREEMENT" "THE PARTNERSHIP'S BUSINESS - Operation of the Hotels."

                         DETERMINATION OF OFFERING PRICE

         The price at which the Units are being offered to investors and the method of calculating the Cumulative Return have been determined arbitrarily. The offering price for the Units does not bear any relationship to the General Partner's contribution to the capital of the Partnership or the price at which a Unit might be resold. The terms of the Notes were structured by the General Partner and are not the result of arm's length negotiations between the Partnership and an independent lender.

                                  RISK FACTORS

         Investing in Notes and Units involves a substantial degree of risk and is suitable only for persons of adequate means who have no need for liquidity of their investment. Therefore, prospective investors should consider, in addition to the factors set forth elsewhere in this Prospectus, the following matters before making a decision to subscribe for Notes or Units.



FINANCING RELATED RISKS

         Absence of Financing Commitment

         The Partnership estimates that the aggregate gross proceeds received from the sale of Units and Notes, in combination with External Financing or a General Partner Loan must equal approximately $7.2 million in order to have sufficient funds to construct a Hampton Inn hotel on the Erie Property and pay fees and expenses related thereto. The actual amount of financing required will depend upon the source and type of financing and the cost associated therewith. If the Partnership is unable to secure External Financing, the cost of
additional   financing   from  the  sale  of  Notes  and  Units  will   increase
incrementally with the costs associated with the Offering. Proceeds of the Offering will be advanced to the Partnership to pay fees and expenses before the full amount necessary to pay such costs has been received. Although it is the intent of the Partnership to seek External Financing for the construction of the Erie Hampton Inn hotel, there can be no assurances that such financing will be available or, if available, will be on favorable terms to the Partnership and the Limited Partners. No commitments have been received as of the date of this Prospectus for such External Financing.

         Repayment of Notes at Maturity Dependent Upon Ability to Sell or Refinance the Hotels

         The entire aggregate principal amount of the Notes will be payable at maturity. The Partnership is not obligated to establish any sinking or similar fund with respect to such payment. The ability of the Partnership to pay the entire principal amount of the Notes when it comes due will be dependent upon the value of the Hotels at that time and the Partnership's ability to obtain adequate refinancing or sell the Hotels. There is no assurance that the final principal payment will be paid or refinanced when due. See "DESCRIPTION OF THE NOTES."

         Subordination of the Notes

         The Notes will be unsecured obligations of the Partnership, and will be subordinated to all indebtedness of the Partnership which arises as a result of External Financing. There is no limitation or restriction in the Notes or the Indenture governing the Notes on the creation of Senior Indebtedness by the Partnership or on the amount of such Senior Indebtedness to which the Notes may be subordinated. There is also no limitation on the creation of or the amount of indebtedness which is pari passu with (i.e. having no priority of payment over and not subordinated in right of payment to) the Notes ("Pari Passu Indebtedness"), however, the total debt of the Partnership cannot exceed 85% of the Partnership's total capital. Accordingly, upon any distribution of assets of the Partnership in connection with any dissolution, winding up, liquidation or reorganization of the Partnership, the holders of all Senior Indebtedness will first be entitled to receive payment in full of the principal and premium, if any, thereof and any interest due thereon, before the Holders of the Notes are entitled to receive any payment upon the principal of or interest on the Notes, and thereafter payments to Holders of Notes will be pro rata with payments to Holders of Pari Passu Indebtedness. See "DESCRIPTION OF THE NOTES-Subordination."

         Notes are Non-Recourse Obligations

         The General Partner is not liable for repayment of the Notes. If the Partnership fails to make any payment when due under the Notes or fails to perform any obligation thereunder or under the Indenture, the sole remedy of the Trustee and the Holders of the Notes is against the Partnership. There can be no assurance that the net proceeds from a judgment against the Partnership would be sufficient to pay the amounts due under the Notes. See "DESCRIPTION OF THE NOTES."

         Construction Risk

         Although the General Partner has overseen the construction and completion of 15 hotels and has experienced a significant delay and related cost overruns with respect to only one hotel, there can be no assurance that construction delays or cost overruns will not occur in connection with the construction of the Erie Hampton Inn hotel, and materially adversely affect the value of the Hotel and cause a termination of the License Agreement. If the Partnership and the General Partner are unable to pay the construction cost of the Erie Hampton Inn hotel, unpaid contractors may file mechanics liens against the Hotel and impair the ability of the Partnership to complete construction. In addition, the equity of the Partnership could be reduced or eliminated through foreclosure by unpaid contractors.

         Limited Partners Could Lose Their Entire Investment if the Partnership Defaults Under the Notes

         The Partnership will be highly leveraged. If the Maximum Offering Amount is sold, the General Partner estimates that approximately 77.4% of the aggregate Investment in Hotels (as herein defined) (including fees paid to the General Partner relating to acquisition of the sites and construction of the Hotels) will be financed by the Notes and External Financing (which will in all likelihood require that such debt be secured by, among other things, a mortgage on one or more of the Hotels) or a General Partner Loan. Principal and interest payments on the Notes and any External Financing must be made regardless of levels of income from the Hotels. If payments are not made when due, the Limited Partners may sustain the loss of their equity investment as a result of foreclosure. Such foreclosure might also result in the realization of taxable income by the Limited Partners without a corresponding distribution of cash to pay the tax. The Limited Partners' right to receive distributions from the Partnership is subordinated to the rights of Holders of Notes to receive amounts due under the Notes.

         Holders of Notes Must Rely Upon the Discretion of the General Partner Because of the Trustee's Limited Role

         Manufacturers and Traders Trust Company, as Trustee, has not, and will not, negotiate any provisions of the Indenture, License Agreements or related documents on behalf of the Holders of the Notes. The Trustee has not, and will not, evaluate or analyze the Offering, or related documents, or any assets securing repayment of the Notes on behalf of the Holders of the Notes. More specifically, as examples and not by way of limitation, the Trustee has not, and will not, call for or review any appraisals with respect to any of such assets, make any environmental assessment or review of any of the Hotel properties or the use thereof, review or approve of any contractors, architects, engineers, insurers or any other persons with respect to the Offering or any of the Hotel properties, evaluate or monitor any of the construction or the use by the Partnership of any of the Note proceeds. The only duties expected to be undertaken by the Trustee on behalf of the Holders of the Notes will be as specifically set forth in the Indenture and the Escrow Agreement.

INVESTMENT RISKS GENERALLY

         Total Reliance on Management

         The Holders of Notes and Limited Partners will have no right to take any part in the control of the Partnership business, except that the Partnership Agreement authorizes the Limited Partners, without concurrence of the General Partner, to vote on certain matters, including amendment of the Partnership Agreement, the removal of the General Partner and election of a successor General Partner. The General Partner will have exclusive authority and control over the management of the Partnership's business. Accordingly, the General Partner will determine the terms on which the Erie Hampton Inn hotel is constructed and the terms on which the Hotels are operated, and may cause the Partnership to sell one or more of its Hotels, to refinance a Hotel or otherwise incur indebtedness (subject to certain limitations) and to take other actions which may substantially affect the Partnership's operations.

         A prospective investor should not purchase Notes or Units unless he or she is willing to entrust all aspects of the management of the Partnership to the General Partner. See "SUMMARY OF THE PARTNERSHIP AGREEMENT."

         Lack of Liquidity of Notes and Units

         Pursuant to the Partnership Agreement, the transferability of the Units will be subject to certain restrictions. As a result of such restrictions and other factors, no public trading market will develop for the Notes or Units. Holders of Notes and Units may not, therefore, be able to convert their investment into cash in the event of an emergency, and Notes and Units may not be readily accepted as security for a loan. Consequently, the Notes and Units should be considered only as a long-term investment. See "SUMMARY OF THE PARTNERSHIP AGREEMENT" and "DESCRIPTION OF THE NOTES - Transfer and Exchange."

         The current Hampton Inn License Agreement provides that for "publicly-traded equity interests," no consent of Promus Hotel is required with respect to any transfers of less than a 25% interest in the Partnership unless the transferee owns, or would own after the transfer is completed, an interest in the Partnership of 25% or more. Promus Hotel has advised the Partnership that, solely for the purposes of the License Agreements, the Units would be considered "publicly-traded equity interests." See "THE PARTNERSHIP'S BUSINESS - Promus Hotel Corporation - License Agreements."

         Limited Net Worth of the General Partner

         The net worth of the General Partner as of June 30, 1997 was approximately $1.7 million. A significant portion of the General Partner's aggregate net worth consists of assets which would be very difficult to convert into cash. Should such net worth be materially reduced in the future, the General Partner's ability to satisfy its obligations to the Partnership could be impaired. Moreover, the Partnership's ability to obtain financing may be negatively affected as a result of a reduction in the General Partner's net worth and the illiquid nature of the General Partner's assets. The Partnership's ability to obtain External Financing may also be negatively affected by the guaranties the General Partner has provided in connection with the GMAC-Solon Loan as well as any reduction in the General Partner's net worth or by the illiquidity of its assets. The General Partner is also a general partner of other limited partnerships; as such, it would be liable for the debts and obligations of such partnerships if the partnerships were unable to pay them. Such potential liability may exceed the net worth of the General Partner. If the General Partner is forced into bankruptcy or receivership and the Limited
Partners did not elect to continue the Partnership, dissolution of the Partnership could result at a time when such dissolution would be adverse to the interests of the Limited Partners. See "Financial Statements of the General Partner" and "TAX CONSIDERATIONS."

         Action by Individual Holders of Notes Restricted

         No Holder of any Note will have the right to commence a lawsuit to enforce any right or remedy under his or her Note. In order to direct the Trustee to take action on his or her behalf, the Holder must obtain the consent of the Holders of a majority in principal amount of the Notes outstanding and meet the other requirements set forth in the Indenture, including providing satisfactory indemnity to the Trustee.
See "DESCRIPTION OF THE NOTES - Individual Action by Holder Restricted."

         Potential Liability of Limited Partners

         The liability of a Limited Partner who does not take part in the control of the business of the Partnership is limited to his or her investment in the Partnership and his or her share of the undistributed profits of the Partnership. However, if the Partnership would be insolvent after giving effect to a distribution, a Limited Partner who received such distribution and knew at the time thereof that such distribution would render the Partnership insolvent would be obligated to return the amount distributed. The Partnership is a New York limited partnership and the Partnership Agreement, by its express terms, provides that it is to be governed by New York law. The Partnership Agreement grants the Limited Partners certain voting rights with respect to the removal of the General Partner, the amendment of the Partnership Agreement and other matters. Under New York law, the exercise of such voting rights will not cause the Limited Partners to be deemed to be taking part in the management or control of the Partnership's business. However, if a court in another state where the Partnership does business determined that the law of such state, rather than New York law, should apply, it is possible that such court might also conclude that the possession or exercise of the voting rights provided for in the Partnership Agreement would cause the Limited Partners to be liable as general partners. See "SUMMARY OF THE PARTNERSHIP AGREEMENT."

CONFLICTS OF INTEREST

         The business of the Partnership will involve transactions between the Partnership and the General Partner, and affiliates of the General Partner, which result in conflicts of interest, including the following:

         - The compensation payable to the General Partner and its affiliates pursuant to the Partnership Agreement and the Management Agreement has not been established through arm's length negotiations. The General Partner and its affiliates will receive substantial fees regardless of whether the Partnership's business objectives are realized.

         - The General Partner has the right to sell the Hotels to an Affiliated Person (or any third party) without obtaining the consent of the Limited Partners or the Trustee, provided that the terms of such transaction are fully disclosed and competitive with those which could be obtained from a third party. In addition, the General Partner, upon obtaining the approval of a majority in interest of the Limited Partners, may cause the Partnership to be merged into an Affiliated Person or reorganized.

         - The terms of the Notes were structured by the General Partner and are not the result of arm's length negotiations between the Partnership and an independent lender.

         - The Trustee will not supervise construction or review or negotiate leases or other documents on behalf of Holders of Notes. Therefore, investors must entrust these activities to the discretion of the General Partner. The Trustee has acted as trustee with respect to four prior private placements and two public offerings of mortgage notes by affiliated limited partnerships of the General Partner.

         - There is no limitation on the rights of the General Partner and its affiliates to engage in any business, including the development of other hotels, and such activities may conflict with the operations of the Partnership.

         -        The Managing  Dealer is an  affiliate of the General  Partner.
                  Therefore, there has been no independent due diligence review of the offering by an unaffiliated underwriter.

         - The Partnership Agreement limits the liability of the General Partner and relieves it of certain fiduciary duties that it would otherwise have under the New York partnership law. In addition, the Indenture limits the liability of the Trustee and relieves it of certain fiduciary duties that it would otherwise have under applicable law.

         - The General Partner has the right to loan Partnership funds to an Affiliated Person (or any third party) without obtaining the consent of the Limited Partners or the Trustee, provided that the terms of such loans are fully disclosed and are, in the opinion of the General Partner, beneficial to the Partnership.

SPECIFIC RISKS RELATED TO THE HOTELS

         Change in Hotel Franchise and Divestiture of Potential Hotel Site

         The Partnership initially contemplated constructing a Hampton Inn & Suites on the Solon Property, however, the construction cost of the Hampton Inn & Suites was too high relative to the room rates that could be charged in the Solon area. Based on its knowledge of the Solon market, the General Partner determined that a Hampton Inn could be built and operated more successfully.

         The Partnership acquired the Warwick Property with the intention of constructing and operating an 80 to 92 room Homewood Suites hotel. Prior to starting construction, the Partnership learned that additional hotels were planned to be built near the Warwick Property which could be competitive with the Partnership's hotel and result in an estimated 57% potential increase in the number of hotel rooms in the area. The Partnership recently received results of an updated market study which indicated that the demand for hotel rooms had remained fairly flat in the Warwick area over the past 18 months. Based on the results of the market study, the Partnership concluded that the estimated 57% potential increase in number of hotel rooms in the area would have a significantly negative effect upon the expected performance of the Partnership's hotel. In light of these findings and the Partnership's inability to sufficiently reduce total estimated costs of the hotel, the Partnership has elected not to proceed with development of a hotel on the Warwick Property and is pursuing the sale of the Property. Although the Partnership has received some interest in the site from potential buyers, there can be no assurance that the Partnership will sell the Warwick Property, or that it will be sold at a price sufficient to enable to the Partnership to recover all of the costs and expenses to the Partnership associated with the Warwick Property. In addition to the purchase price ($501,400) and associated closing costs ($15,200), the Partnership estimates that it has incurred an additional $165,000 in architectural, engineering and franchise fees, and taxes, travel and legal expenses.

         Although it is the Partnership's intention to construct a 98-room Hampton Inn hotel on the Erie Property, there can be no assurance that the Partnership will build the hotel or that the Partnership will not subsequently become aware of information that it believes warrants a change in the type of hotel to be constructed on the Erie Property or the sale of the Erie Property. In the event the Partnership determines that a different hotel should be constructed and operated on the Erie Property, the Partnership will be required to seek a franchise or license from other hotel franchisors. Such other franchises or licenses may require a greater initial investment, and/or may not have the reputation or financial resources as the Promus Hotel.

Termination of the Hampton Inn License Agreement Would Adversely Affect the Value of the Hotels

         The Hampton Inn hotels currently being constructed on the Solon Property and intended to be constructed on the Erie Property will be operated under License Agreements with Promus Hotel. The term of the current Hampton Inn License Agreement is 20 years and is not renewable. If the Partnership defaults under the License Agreements for any reason (including the failure to upgrade the Hotels from time to time to meet Promus Hotel's then current standards) and the Trustee is unable or unwilling to cure such default to the reasonable satisfaction of Promus Hotel and locate a substitute franchisee acceptable to Promus Hotel within 30 days after receipt of notice thereof from Promus Hotel, the License Agreements may be terminated by Promus Hotel. Upon termination or expiration of the License Agreements, the Partnership must immediately cease using Promus Hotel's service marks, reservation system and all confidential methods, procedures and techniques provided by Promus Hotel and remove and discontinue using all signs, advertising and other materials which could cause the Partnership's business to be associated with Promus Hotel. The Partners could also lose all or a substantial portion of the value of their investment if any License Agreement were terminated or expired without renewal. In addition, the proceeds received from a foreclosure sale could be substantially reduced as a result of certain conditions (including payment of all accrued monetary obligations of the Partnership to Promus Hotel and any affiliates of Promus Hotel relating to the Hotel and substantial liquidated damages) which the Trustee or the purchaser may be required to pay in order to continue operating the Hotel as a franchise. See "THE PARTNERSHIP'S BUSINESS - Promus Hotel Corporation - License Agreements."

         Absence of Exclusive Territory

         The License Agreements do not grant the Partnership an exclusive territory. Therefore, there can be no assurance that Promus Hotel will not develop itself or license others to operate one or more franchised hotels in the vicinity of any or all of the Hotels. See "THE PARTNERSHIP'S BUSINESS - Promus Hotel Corporation - License Agreements" "CONFLICTS OF INTEREST" and "THE GENERAL PARTNER."

         Competition

         The operation of hotels and motels is a highly competitive business. The Partnership's Hotels may be required to compete with hotels and motels that may have greater name recognition, and greater financial resources, and may have personnel with more experience than Promus Hotel or the Partnership. Some of these hotels could have service and architectural features similar to the Hotels and may offer rates comparable to or lower than those estimated by the Partnership. Furthermore, there can be no assurance that, after the construction and successful operation of a Hotel, competitors will not offer lower room rates, or that additional limited service hotels which offer similar rooms, services and rates in competition with the Hotels will not be developed near the Hotels, and that such development will not have an adverse effect on occupancy rates and profitability. See "THE PARTNERSHIP'S BUSINESS - Competition."

         General Partner Not Required to Fund Operating Deficits

         The General Partner and its affiliates are not obligated to advance to the Partnership funds needed to meet any operating expenses or operating deficits (although it may, in its sole discretion, make such loans on the terms set forth in the Partnership Agreement). Accordingly, in the event of operating deficits (for example, by reason of operating income being insufficient to meet operating expenses, rent and debt service on mortgage loans) neither the General Partner nor its affiliates are obligated to provide any additional funds, and if the Partnership does not have, or is not able to borrow, sufficient funds to meet such obligations, any mortgages on the Hotels may be foreclosed, in which case the Limited Partners could lose their entire investment and may suffer serious adverse tax and other consequences. See "INVESTMENT OBJECTIVES AND POLICIES - Borrowing Policies."

         Risks Relating to Continuing Repairs and Capital Expenses

         To meet competition in the hotel industry and to maintain economic values, continuing expenditures must be made for modernizing, refurbishing and maintaining existing Hotel facilities prior to the expiration of their anticipated useful lives. The Partnership intends to pay for such expenditures entirely out of operating revenues. In the event that the proceeds from the operation of the Hotels are insufficient to pay for the cost of such expenditures, the Partnership may be unable to protect its investment in the Hotels unless additional funds are provided by the Partnership from other sources, such as borrowing. In addition, the payment of such expenditures out of operating revenues could result in the realization of taxable income by the Limited Partners without a corresponding distribution of cash to pay the tax because a portion of such expenditures may not give rise to a current deduction. See "INVESTMENT OBJECTIVES AND POLICIES - Maintenance and Repairs; Capital Improvements.

ENVIRONMENTAL RISKS

         Federal and state environmental laws can impose liability on owners and operators of real estate without regard to fault, even when other parties are or were responsible for the environmental impairment. Although the Partnership caused an environmental due diligence review to be performed before acquiring any site, including soil testing, surface and/or ground water testing and/or other investigations, there can be no assurance that these investigations did not fail to uncover or, that they uncovered, all or any potential environmental liabilities. Environmental liabilities (including liability under government programs such as Superfund) could cause the Partnership to incur significant expenses, including the obligation to remedy or clean up hazardous substances or other pollutants, regardless of fault. Such liabilities could exceed the Partnership's cost of acquiring a property and could have a significant adverse effect on the value of the Notes and Units. See "INVESTMENT POLICIES AND OBJECTIVES - Environmental Due Diligence."

TAX RISKS

         Limited Partners will be able to deduct losses, if any, from the Partnership only to the extent that they have "passive income" from other sources, such as income from limited partnerships, S corporations or other businesses in which the investor does not materially participate, or to the extent in later years that the Partnership generates taxable income. Furthermore, future regulations under the passive loss rules may recharacterize income attributable to the Cumulative Return as portfolio income, such as interest income and dividends, which would be taxable to the investor and would not be reduced by any losses from the Partnership. In addition, investors should consider the following tax risks:

         - the Partnership may be determined to be a publicly traded partnership, or otherwise not to qualify as a partnership for federal income tax purposes, which would cause Partnership taxable income to be taxed at corporate rates, cash distributions to the Limited Partners to be treated as dividends and deductions of the Partnership not to be passed through to the Limited Partners;

         -        tax exempt  investors  purchasing  Units  should be aware that
                  income  from  Hotel   operations  will  constitute   unrelated
                  business taxable income;

         - tax exempt investors purchasing Units should be aware that if the Partnership were subject to the Department of Labor's "plan asset" rules, an investment in the Partnership could result in a violation by the fiduciary of several provisions of ERISA including an improper delegation of the duty of the fiduciary to manage such assets of the plan and a failure to hold the plan assets in trust. However, the regulations contain exemptions from the treatment of limited partnership assets as plan assets. Although there can be no assurance that the Partnership Agreement and the terms of the offering have been structured so that any one of the exemptions contained in the regulations would apply to the Partnership, the General Partner will use its best efforts to structure the sales of the Units and the operations of the Partnership to attempt to qualify for the possible exemptions. Accordingly, an investment by a tax exempt investor in Units should not be deemed an investment in the assets of the Partnership.

          - tax exempt investors purchasing Notes should be aware that investing in Notes may constitute a "prohibited transaction" under ERISA if a party in interest holds an equity interest in the Partnership;

          - tax exempt investors purchasing Notes should also be aware that if they borrow funds to pay for the purchase of a Note, the interest on the Note will constitute unrelated business taxable income;

          - during some years of the Partnership the tax liabilities of individual Limited Partners may exceed their cash distributions from the Partnership, and on sale or other disposition of Units or of the Hotels, the tax liability to the Limited Partners may be greater than their share of the cash proceeds;

          - investors purchasing Units may be subject to income taxes in the states in which the Hotels are located on portions of their income from the Partnership regardless of their state of residence. See "TAX CONSIDERATIONS" for a further discussion of these risks.



DEFAULT UNDER PARTNER NOTES

         If a Limited Partner purchasing 20 or more Units defaults on the payment of his or her Partner Note, the Partnership may purchase such Limited Partner's Unit for a price equal to the amount of cash per Unit contributed by such Limited Partner less the amount of expenses incurred by the Partnership in purchasing or reselling the Unit (including reasonable attorneys' fees and a sales commission to the Managing Dealer in the amount of $50 per Unit that is resold), payable at the option of the General Partner by a non-interest bearing note due five years from the date of the default. Because the Partner Notes given by the Limited Partners will not be secured by any collateral, the Partnership may be unable to generate sufficient funds from the resale of such Units to meet its obligations.

GENERAL ECONOMIC RISKS

         The major risk of owning or leasing income-producing property is the possibility that the property will generate income sufficient to meet operating expenses and debt service. The net income from Hotel properties may be affected by many factors, including: (a) reduced gross receipts due to an inability to maintain high occupancy levels; (b) adverse changes in general economic conditions and adverse local conditions; (c) adverse changes in real estate zoning laws or in health, safety and environmental laws and regulations; (d) the need for renovations, refurbishment and improvements; (e) unanticipated increases in utility, insurance or other operating costs; (f) increases in real estate taxes; (g) legal restrictions on the use of signs, billboards and other forms of roadside advertising typically utilized in marketing hotel properties; and (h) natural disasters such as earthquakes, floods and tornados and other factors beyond the reasonable control of the owner or operator. To the extent that it becomes necessary for the Partnership to obtain secondary debt financing, high fixed interest rates or increases in floating interest rates may adversely affect the Partnership's ability to meet its payment obligations under the Notes. See "THE PARTNERSHIP'S BUSINESS."

               COMPENSATION OF GENERAL PARTNER AND MANAGING DEALER

FEES TO GENERAL PARTNER AND MANAGING DEALER

         The General Partner and its affiliates will receive substantial fees and other compensation from the Partnership in connection with this Offering and the operation of the Hotels. These arrangements were not determined by arm's length negotiations. The General Partner believes that the fees are reasonable based on the level of service required and the fees that it has charged for comparable services in other limited partnerships and three prior limited partnership public offerings. See "CONFLICTS OF INTEREST."

         As compensation for its services in connection with the formation and reorganization of the Partnership and the offering of Notes and Units pursuant to the Original Prospectus and this Prospectus, the General Partner will receive an Organization and Offering Management Fee equal to 3.4% of the Gross Offering Proceeds, including the principal amount of any Partner Notes contributed by Limited Partners, resulting in a maximum fee of approximately $371,000 if Gross Offering Proceeds of $10.9 million, after taking into account volume and timing discounts, are raised. The Organization and Offering Management Fee, if any, will be paid at the time of each closing of this Offering. The General Partner may, in its sole discretion, reallow from such fee and pay to the Managing Dealer or Soliciting Dealers an amount equal to up to 1% of the Gross Offering Proceeds. See "THE OFFERING - Plan of Distribution."

         As compensation for its services in selecting and purchasing the land upon which the Hotels are being or will be constructed, the General Partner will receive an Acquisition Fee of $110,000 for each Hotel site that is acquired by the Partnership. The Acquisition Fee shall be payable $35,000 upon execution of a valid purchase, lease or sublease agreement (which amount shall be refunded to the Partnership if the transaction does not close) and the remainder upon the closing of the purchase.

         As compensation for its services in connection with the development of the Hotels, the General Partner will receive a Development Fee of $160,000 per Hotel, increased by 5% of total construction, site development and furniture, fixtures and equipment costs in excess of $2.7 million, but not to exceed $325,000 per Hotel. The Development Fee for each Hotel shall be payable 15% per month beginning on the last day of the month in which the General Partner formally solicits bids for general contractor services and continuing for a term not to exceed six months, with the unpaid balance thereof payable upon the obtaining of a certificate of occupancy for the Hotel.

         The Partnership shall pay to the General Partner (or any subsequent property manager) a Property Management Fee of 4.5% of gross operating revenues under the Management Agreement. The property manager will also receive an accounting fee of $800 per month, per Hotel pursuant to the Management Agreement. As compensation for its services in connection with the management of the Partnership, the General Partner will receive a Partnership Management Fee of .75% of gross operating revenues relating to the Hotels, beginning upon the issuance of a certificate of occupancy for the first Hotel. The Partnership Management Fee will be payable at the end of each calendar month. See "THE PARTNERSHIP'S BUSINESS - Operation of the Hotels."

         The General Partner may be required to waive or reallow a portion of its Acquisition Fee or Development Fee if necessary to commit a percentage of the Gross Offering Proceeds to Investment in Hotels and in Essex Glenmaura which is at least equal to the greater of: (i) 80% of Gross Offering Proceeds reduced by .1625% for each 1% of indebtedness encumbering Partnership properties; or
(ii) 67% of Gross Offering Proceeds. Investment in Hotels includes amounts expended for the purchase, lease or sublease, development, construction or improvement of Hotels, but excludes any acquisition fees or development fees payable to any affiliate of the General Partner.

         The General Partner will also receive fees for services in connection with the financing or refinancing from institutional lenders of any or all of the Hotels. Upon the closing of any financing or refinancing of any Hotel, the General Partner will receive a fee equal to 1% of the gross loan proceeds of such financing; provided, however, the General Partner will not receive a fee on the conversion of construction financing to permanent financing, except to the extent such permanent financing exceeds the original principal amount of such construction loan. In the event any refinancing occurs 24 months from the closing of the original financing or a prior refinancing of a particular Hotel, the General Partner will not be entitled to payment of a fee. In addition, if the refinancing involves the sale of promissory notes to investors in a private placement which is exempt from registration under the Securities Act of 1933, as amended, or a public offering similar to the offering of Notes pursuant to the Prospectus, the General Partner and the Managing Dealer are expressly authorized to receive from the Partnership the fees and sales commissions customarily charged by the General Partner and Managing Dealer for rendering comparable services on competitive terms.

         The General Partner will receive a sales fee upon the closing of a sale of each Hotel in the amount of 3% of the gross sales price, provided that the sum of such fee and any competitive real estate commission paid by the Partnership with respect to such sale does not exceed 6% of the gross sale price and that the General Partner renders substantial services in connection with the sale of the Hotel.

         A summary of the compensation to be received by the General Partner and its affiliates in connection with this offering and the operation of the Hotels is as follows:

TYPE OF COMPENSATION
     AND RECIPIENT                     ESTIMATED MAXIMUM AMOUNT OF COMPENSATION
--------------------------------------------------------------------------------
                                        ORGANIZATION AND OFFERING STAGE
                                        -------------------------------

Selling Commissions to             Up to $80 per Unit and $55 per $1,000 Note
Essex Capital Markets Inc.         sold.  The aggregate amount will not exceed
                                   approximately $723,200 if the Maximum
                                   Offering Amount is sold.

Organization and Offering          3.4% of the Gross Offering Proceeds.  The
Management Fee                     aggregate to Essex Partners amount will not
                                   exceed approximately $371,100 if the Maximum
                                   Offering Amount is sold.

                                      ACQUISITION AND DEVELOPMENT STAGE
                                      ---------------------------------

Acquisition Fee to Essex           $110,000 per Hotel.
Partners

Development Fee to Essex           $160,000 per Hotel, increased by 5% of the
Partners                           total construction, site development and
                                   furniture, fixtures and equipment costs in excess of $2.7 million, but not to exceed
                                   $325,000  per Hotel.  For the Solon and Erie
                                   Hampton Inn hotels, the aggregate amount is likely to be approximately $500,000.

                                      OPERATING STAGE
                                      ---------------

Property Management Fee to         4.5% of gross operating revenues from the
Essex Partners                     Hotels.

Partnership Management Fee         .75% of gross operating revenues from the
To Essex Partners.                 Hotels.

Investor Relations Fee to          .25% of Gross Offering Proceeds from the sale
Essex Capital                      of Units and Notes, payable annually from
                                   operating  revenues  beginning  December  31,
                                   1998 and continuing on the 31st day of December in each of the next three calendar years thereafter, but only if and to the extent that total Dealer Compensation does not exceed 10% of Gross Offering Proceeds and total Organization and Offering Expenses do not exceed 15% of Gross Offering Proceeds.
                                   Payment of the Investor Relations Fee is deferred until the Cumulative Return has been paid and the fee shall be deemed paid to the extent that such deferral continues through December 31, 2004. The Investor Relations Fee will not exceed $210,000.

Accounting Fee to Essex Partners   $800 per month, per Hotel.

Financing Fee to Essex Partners    1% of gross loan proceeds of any financing
                                   or refinancing from institutional  lenders of
                                   any  or all of the  Hotels.  No fee  will  be
                                   payable,  however,  upon  the  conversion  of
                                   construction financing to permanent financing
                                   except to the extent such permanent financing
                                   shall exceed the original principal amount of
                                   the construction loan.  Additionally,  no fee
                                   will be payable to the General Partner in the
                                   event any refinancing occurs within 24
                                   months  from  the  closing  of  the  original
                                   financing  or  a  prior   refinancing   of  a
                                   particular  Hotel.  Essex  Partners  and  the
                                   Managing  Dealer are also entitled to receive
                                   the fees and  sales  commissions  customarily
                                   charged by them if the  refinancing  involves
                                   the sale of promissory  notes to investors in
                                   a  private  placement  which is  exempt  from
                                   registration  under  the  Securities  Act  of
                                   1933,  as  amended,   or  a  public  offering
                                   similar to the offering of Notes pursuant to the Prospectus.

                                     LIQUIDATION STAGE
                                     -----------------

Sales Fee to Essex Partners        3% of gross sales price on a sale of any or
                                   all of the Hotels.

                                     INTEREST IN PARTNERSHIP
                                     -----------------------

Partnership  Interest of           A 1%  interest,  which  increases up to 20%
General  Partner                   of all cash distributions after the
                                   Cumulative  Return and certain other
                                   distributions  have paid to Limited Partners.
                                   The General Partner's capital contribution for this interest is an amount equal to 1/99 times the aggregate capital contributions of the Limited Partners, which is payable from distributions or upon liquidation of the Partnership.

         The following table and footnotes illustrates the effect of the number of Notes and Units sold on the maximum possible compensation of the General Partner and the Managing Dealer:


                                                       MAXIMUM
                                                  OFFERING AMOUNT[1]
                                                  ------------------

         Selling Commissions[2]                      $   723,200
         Organization and Offering
           Management Fee                                371,100
         Acquisition Fee                                 220,000
         Development Fee                                 500,000
         Financing Fee                                    65,000
                                                       ---------
                        TOTAL:                        $1,879,300
                                                      ==========


----------
[1] The information set-forth above are approximates only. The actual amount of compensation that may be paid to the General Partner and the Managing Dealer cannot be determined until the termination of the Offering.

[2] Includes actual timing and volume discounts on proceeds raised on Units prior to the date of this Prospectus, but does not assume volume discounts for future proceeds.


The following table summarizes the fees paid from November 24, 1995 through June 30, 1997 by the Partnership to the General Partner and its affiliates in connection with this Offering, the management of the Partnership and the acquisition, construction, operation and financing of the Hotels:


                 Selling Commissions                 $   477,800
                 Organization and Offering
                    Management Fee                       259,400
                 Acquisition Fee                         220,000
                 Development Fee                         216,000
                 Financing Fee                            45,000

                    Total                             $1,218,200
                                                      ==========

EXPENSES OF THE PARTNERSHIP

         All expenses of the Partnership will be billed directly to and paid by the Partnership. However, the General Partner and its affiliates have been and may be reimbursed for (i) organizational and offering expenses; (ii) salaries, travel expenses and other employee expenses for services that could be performed directly for the Partnership by independent parties, including legal, accounting, transfer agent, data processing, duplicating and administration of investor accounts; (iii) the cost of all Partnership reports and communications to investors; and (iv) any other direct expenses incurred by the General Partner or its affiliates relating to the purchase, construction, development, management, operation or disposition of the Hotels and the administration of the Partnership, subject to limitations set forth in Section 4.10 of the Partnership Agreement. These reimbursements have been and will be paid out of the Gross Offering Proceeds and/or the gross revenues from the operation of the Hotels. No reimbursement will be permitted, however, for (i) salaries or fringe benefits incurred by the executive officers or directors of the General Partner or its affiliates, and (ii) any indirect expenses incurred in performing services for the Partnership such as rent or depreciation, utilities, and other unallocable administrative items. Notwithstanding the foregoing, no reimbursement will be permitted for services for which the General Partner or its affiliates are entitled to compensation by way of a separate fee.

         In no event will any amount charged by the General Partner as reimbursable expenses for goods and materials exceed the actual cost to the General Partner of such goods or materials. Further, in no event will any amount charged by the General Partner as a reimbursable expense for services rendered by employees of the General Partner or its affiliates exceed the lesser of the actual cost of such services or the amount that the Partnership would be required to pay to independent parties for comparable services in the same geographic location. The Partnership's annual report to the Limited Partners will contain financial statements with an itemized breakdown of expenses reimbursed to the General Partner and its affiliates during the year covered by the report, and such financial statements will be audited by the Partnership's independent certified public accountants, who will furnish their report thereon.

PARTNERSHIP INTEREST OF THE GENERAL PARTNER

         Under Section 3.05 of the Partnership Agreement, the General Partner will receive one percent of all distributions to Partners from Partnership operations until all Limited Partners have received, from cash flow, their Cumulative Return due through the date of the distribution and any unpaid Cumulative Return from prior years. The General Partner will receive one percent of all Distributions from a Sale or Refinance of Hotels until all Limited Partners have received Distributions from a Sale or Refinance of Hotels equal to
(a) their capital contributions; plus (b) any unpaid Cumulative Return due through the date of the distribution.

         The General Partner will receive 20% of all additional distributions to Partners from cash flow of the Hotels and 20% of all additional Distributions from a Sale or Refinance of Hotels. See "SUMMARY OF THE PARTNERSHIP AGREEMENT" and "TAX CONSIDERATIONS - Discussion of Tax Consequences of Owning Limited Partnership Units, Allocations of Income and Loss."

         Allocations of income and loss among the Partners will be made in accordance with the rules set forth in Section 3.01 of the Partnership Agreement and are generally intended to reflect the distribution rules described above and to comply with the requirements of the substantial economic effect safe harbor set forth in the Treasury Regulations promulgated under Section 704(b) of the Code. These rules are summarized in detail under "TAX CONSIDERATIONS - Discussion of Tax Consequences of Owning Limited Partnership Units, Allocations of Income and Loss."

                            ESTIMATED USE OF PROCEEDS

         The following table illustrates the intended uses by the Partnership of Gross Offering Proceeds, all of which are to be paid by the Partnership and not by the Holders of the Notes. Approximately 88.2% of the Gross Offering Proceeds will be available for investment if the Maximum Offering Amount is sold. Under the assumptions described below, the total amount of fees to be paid to the General Partner and its affiliates from the Gross Offering Proceeds of this Offering and the other sources described below would be $1.9 million (10.8%). The amounts set forth below are estimates only, and consequently should not be relied upon as an assurance of the actual use of the proceeds of this Offering.


                               AS OF THE DATE OF THIS                                      MAXIMUM OFFERING
SOURCE                       PROSPECTUS ($7.6 MILLION)        PERCENT         AMOUNT ($10.9 MILLION)[1]          PERCENT
------                       -------------------------        -------         ----------------------             -------

Units[1]                           $  2,330,627                19.2%            4,914,627                          28.2%
Subordinated Notes                    5,298,000                43.7%            6,000,000                          34.5%
External Financing                    4,500,000                37.1%            6,500,000                          37.3%
                                      ---------                -----            ---------                          -----

         Total Sources[2][3]        $12,128,627               100.0%          $17,414,627                         100.0%
                                     ==========               ======          ===========                         ======

USES
Public Offering Expenses:
  Selling Commissions[3]                477,840                  3.9%             723,170                           4.2%
Organization and
  Offering Expenses[4]                  431,373                  3.6%             543,097                           3.1%
Interest in Essex
  Glenmaura L.P.                      1,145,000                  9.4%           1,145,000                           6.6%
Construction
  Furnishings, Fees
  And Expenses[5]                     7,264,450                 59.9%          12,530,100                          72.0%
Construction Period
  Interest                              809,259                  6.7%             979,259                           5.6%
Working Capital and
  Construction Reserve[6]             1,393,505                 11.5%             582,801                           3.3%
Franchise Fees[7]                       126,200                  1.0%             126,200                           0.7%
Acquisition Fee[8]                      220,000                  1.8%             220,000                           1.3%
Development Fee[9]                      216,000                  1.8%             500,000                           2.9%
Financing Fee                            45,000                  0.4%              65,000                           0.4%
                                   ------------                ------           ---------                        -------

    Total Use of Proceeds          $ 12,128,627                100.0%         $17,414,627                         100.0%
                                    ===========                ======          ==========                         ======

    Total Amount Available
    for Investment                 $ 10,738,414                 88.5%         $14,780,559                          88.2%
                                    -----------                -------        -----------                        -------


----------

[1] To date the Partnership has sold a total of 2,233 Units subject to timing and/or volume discounts.

[2] The actual amount of the Gross Offering Proceeds cannot be determined until the termination of the Offering. All proceeds of the Offering will be held in trust for the benefit of the purchasers of the Notes and Units to be used only for the purposes set forth above and under the caption "INVESTMENT OBJECTIVES AND POLICIES."

[3] The Managing Dealer, an affiliate of the General Partner, will receive selling commissions equal to 5.5% of the principal amount of each Note sold and up to 8% of the price of each Unit sold (assuming that no volume discounts are received with respect to Units sold). The Managing Dealer may, but is not obligated to, reallot all or a portion of each commission to Soliciting Dealers. Due to the different percentage selling commissions for each type of security that is being offered and the discounts available on the sale of the Units, the actual amount of selling commissions cannot be determined until the closing of the Offering.


                                       37




[4] Consists of fees payable to the Trustee, the Securities and Exchange Commission, the NASD and applicable state securities authorities and estimated legal, accounting, printing, filing fees and other expenses relating to the organization of the Partnership and the offering of the Notes and Units (other than selling commissions and any additional selling commissions), including preparation of the Original Prospectus and this Prospectus. The table includes an Organization and Offering Management Fee payable to the General Partner equal to 3.4% of the Gross Offering Proceeds. The General Partner may, in its sole discretion, reallot from such fee and pay to the Managing Dealer or Soliciting Dealers an amount equal to up to 1% of the Gross Offering Proceeds. The General Partner has agreed to pay Organization and Offering Expenses of the Partnership and selling commissions to the extent that the aggregate of such expenses and commissions exceed 15% of the Gross Offering Proceeds.

[5] The table assumes, solely for purposes of illustration, that the Partnership has used or will use the Gross Offering Proceeds, in combination with External Financing to purchase land, construct and equip one 103- room Hampton Inn and a 98-room Hampton Inn hotel and purchase of the Warwick Property. The Partnership will have to secure additional financing. See "RISK FACTORS -- Absence of Financing Commitment." The table includes land purchase and estimated site development costs (i.e., expenditures for earthwork, installation of underground utilities, curbs and sidewalks, land clearing and landscaping) and architectural and engineering costs and the estimated cost of construction and furnishings for each Hotel. The amount shown in the above table in Construction, Furnishings, Fees and Expenses and under the headings Working Capital Reserve, Construction Period Interest, Franchise Fees, and limited partnership interest in Essex
         Glenmaura represent the amount of the Partnership's investment in the purchase, lease or sublease, development, construction and improvement of properties ("Investment in Hotels"). Investment in Hotels shall not include any fee paid to any affiliate of the General Partner in connection with the purchase, lease or sublease and development of properties. The Partnership Agreement requires the General Partner to commit a percentage of Gross Offering Proceeds to Investment in Hotels which is at least equal to the greater of: (i) 80% of Gross Offering Proceeds reduced by .1625% for each 1% of indebtedness encumbering Partnership properties; or (ii) 67% of Gross Offering Proceeds.

[6]      To be used to finance the construction of the Erie Hampton Inn hotel.

[7] The Partnership has paid non-refundable initial franchise fees of $45,000 for the Erie Hampton Inn hotel, $41,200 for the Solon Hampton Inn hotel and $40,000 for the Homewood Suites hotel that the Partnership expected to construct on the Warwick Property. See "THE PARTNERSHIP'S BUSINESS - Promus Hotel Corporation - License Agreements."

[8] The Partnership has paid Acquisition Fees to the General Partner of $110,000 for the Solon Hampton Inn hotel and $110,000 for the Erie Hampton Inn hotel.

[9] The Partnership will pay a Development Fee to the General Partner of $160,000 per Hotel site that is acquired by the Partnership increased by 5% of total construction, site development and furniture, fixtures and equipment costs in excess of $2.7 million, but not to exceed $325,000 per Hotel. The Development Fees are expected to equal approximately $250,000 for the Solon Hampton Inn hotel and approximately $250,000 for the Erie Hampton Inn hotel.




HOTEL PROPERTIES.

         In December 1995, the Partnership acquired the Solon Property, which consists of approximately 2.28 acres of real property in Solon, Ohio, at a purchase price of approximately $590,600, inclusive of closing costs of approximately $6,000. The 103-room Hampton Inn hotel on the Solon Property is expected to open at the end of July 1997. See "THE PARTNERSHIP'S BUSINESS -- The Hotel Properties."

         In June 1997, the Partnership acquired the Erie Property, which consists of approximately 2.5 acres of real property in Summit Township, Pennsylvania, at a purchase price of $651,000, plus closing costs of approximately $33,000 and demolition costs of approximately $15,000. The Partnership intends to construct a 98-room Hampton Inn hotel on the Erie Property. See "THE PARTNERSHIP'S BUSINESS --- The Hotel Properties."

THE WARWICK PROPERTY

         In December 1995, the Partnership acquired the Warwick Property, which consists of approximately 2.54 acres of real property in Warwick, Rhode Island at a purchase price of approximately $516,600, including closing costs of approximately $15,200. Since its acquisition of the Warwick Property, the Partnership has re-evaluated the hotel market in the Warwick area and has elected not to proceed with the development of a hotel on the Warwick Property and is pursuing the sale of that property.

ESSEX GLENMAURA L.P.

         In the first quarter of 1996, the Partnership acquired 12.5 limited partnership units, at a cost of $1.25 million, in Essex Glenmaura. As a condition of the GMAC-Solon Loan, the partnership has reduced its ownership of Units to 11.45 units. Essex Glenmaura was formed by affiliates of the Partnership to acquire undeveloped land and construct, own and operate a 120 room Courtyard by Marriott hotel located in the Borough of Moosic, near the City of Scranton, Pennsylvania under a franchise from Marriott International Inc. The Courtyard by Marriott hotel was opened in September 1996. The General Partner is the general partner of Essex Glenmaura. See "THE PARTNERSHIP'S BUSINESS -- The Essex Glenmaura Investment."

SHORT TERM INVESTMENTS

         Pending investment of the net proceeds as specified above, the Partnership has been and will continue to invest such proceeds in highly liquid sources, such as interest-bearing bank accounts, bank certificates of deposit or other short term money market instruments.

                               THE GENERAL PARTNER


         Essex Partners is the General Partner of the Partnership. The Partnership Agreement provides that management of the Partnership shall be the sole responsibility of the General Partner, except for certain voting rights of the Limited Partners. See "SUMMARY OF 'THE PARTNERSHIP AGREEMENT.'"

ESSEX INVESTMENT GROUP, INC.

         Essex Partners is a wholly-owned subsidiary of Essex Investment Group, Inc. ("Essex"), a New York corporation that was formed in December, 1986, by combining the management of a series of affiliated companies. Essex is an integrated financial services company which develops and markets a broad range of investment and insurance products and services for individuals, pension accounts, businesses and not-for-profit organizations. Essex is a privately held company, with approximately 87% of its common stock held by current employees. The company has also issued preferred stock which is held by a diverse group of primarily non-affiliated investors.

         Principal Officers and Directors of Essex Investment Group, Inc.

         John E. Mooney - President, Chief Executive Office and Director.

         Mr. Mooney, age 52, received a B.S. in Mathematics from LeMoyne College in 1966 and a M.B.A. from the University of Rochester in 1969. He held positions as Assistant Vice President and Loan Officer of the First National Bank of Chicago and Vice President and Assistant to the Chairman of A.G. Becker, a New York City investment banking firm. Mr. Mooney was the founder, Chief Executive Officer, and in over 45 real estate investments, including most of the company's hotel investments, and in three venture capital funds. Mr. Mooney is directly involved in all facets of Essex's hotel activities. He also is Chairman of the Board of Genesee Capital, Inc., a Rochester-based Small Business Investment Company, and is Chairman of the Board of Moscom Corporation, and a Director of Performance Technologies, Inc., the

Greater  Rochester   Housing   Partnership  and  the  Monroe  County  Industrial
Development Agency. Mr. Mooney was a Co-Founder of Essex.

         Thomas W. Blank - Senior Vice President.

         Mr. Blank, age 49, received a B.A. degree from Hartwick College in 1970 and a LLP/JD from Union University, Albany Law School in 1973. He was a partner in charge of commercial and residential real estate with Weidman, Jordan, Mackey & Blank, until 1985, when he joined JTS Computer Services, Inc. as General
Counsel. Mr. Blank worked at JTS Computer Services, Inc. until 1990. He joined Essex in July 1990, and has overseen the development of 15 hotels. He directly oversees all hotel development and construction activities.

         James A. Young - First Vice President.

         Mr. Young, age 48, received a B.S. Degree in Education from West Chester State University in 1970. From 1970 to 1983 he held a number of positions in education and business. He joined the Marriott Corporation in 1983 and until 1991 served in various management capacities with Courtyard by Marriott, most recently as Area Manager with total profit and loss responsibility for 11 properties. From 1990 to 1991 he was the General Manager of the Georgetown University Hotel and Conference Center. From 1991 to 1993 he served as the Executive Director of Auxiliary Services of Georgetown University, with full administrative responsibility for many of the university's services, including the motel and conference center. He joined Essex in 1993, and is responsible for hotel management and operations.

         Jerald P. Eichelberger - Executive Vice President, Secretary and Director.

         Mr. Eichelberger, age 53, received a B.S. in Engineering from the United States Military Academy at West Point in 1965 and a M.B.A. in Finance and Marketing from the University of Rochester in 1979. He was the co-founder of a privately held construction and land development firm, and he was the Executive Vice President, Secretary/Treasurer and a Director of MM&S group of companies, a forerunner of Essex. Mr. Eichelberger was a Co-Founder of Essex and has served as a principal partner in several real estate investments and one venture capital fund. He is a Director of Genesee Capital, Inc. and St. Josephs Villa. Mr. Eichelberger has been responsible for the selection of Essex's hotel sites since 1989.

         Salvatore A. Messina - Executive Vice President and Director.

         Mr. Messina, age 38, received a BA in Economics from Princeton University in 1981. He joined Dean Witter Reynolds as a securities broker in 1981 and was promoted to assistant manager in 1984. In 1985 he became branch manager of Advest, Inc., a northeast regional brokerage firm. While at Advest, Mr. Messina was a member of the firm's Advisory Council. He currently serves on the Board of Compeer. Mr. Messina joined Essex in 1988 and is responsible for its Financial Services Division.

         Richard C. Brienzi - Senior Vice President, Chief Financial Officer and Treasurer

         Mr. Brienzi, age 39, received a B.S. from St. John Fisher College in 1981 and is a Certified Public Accountant licensed in New York State. From 1981 to 1985 he was with the national accounting firm of Coopers and Lybrand LLP in Rochester, N.Y. From 1985 to 1988 he was with The Cabot Group, a real estate development company, as Controller of the Development Division and Director of Acquisitions. From 1988 to 1993 Mr. Brienzi was Chief Financial Officer of DiMarco Constructors Corp. While at DiMarco he established Baldwin Real Estate Corp., a subsidiary which manages the properties of the DiMarco Group. Mr. Brienzi is a member of the New York Society of Certified Public Accountants, American Institute of Certified Public Accountants, and Construction Financial Management Association. He joined Essex in March, 1993, and oversees all corporate and real estate budgeting and financial reporting. Mr. Brienzi is responsible for the day to day operations of Essex's Multi-Family Division.

         Barbara J. Purvis - Senior Vice President.

         Ms. Purvis, age 43, received her B.S. Degree from Northern Arizona University in 1975 and an M.B.A. from the University of Rochester in 1983. From 1976 to 1981, she was involved in biomedical research at the University of Rochester Medical Center. Ms. Purvis joined the MM&S group of companies in 1983 as a financial analyst and has been responsible for structuring, financing, and managing a series of real estate projects. She has been an officer of Essex since its formation in 1986, and is primarily responsible for structuring and securing equity and debt capital for Essex's hotel investments. Ms. Purvis is a director of Genesee Capital, Inc., and serves on the board of directors of a number of not-for-profit agencies.

         Lorrie L. LoFaso - Vice President and Assistant Secretary.

         Ms. LoFaso, age 40, received a B.S. degree in Accounting in 1979 from Indiana University in Bloomington, Indiana, and the Certified Public Accountant designation in 1982 from the Commonwealth of Massachusetts. From 1979 until 1983, she worked for the Cincinnati and Boston offices of KPMG Peat Marwick LLP, as a Supervising Senior Auditor. From 1984 until 1989, she worked at Horsley Keogh & Associates, Inc., a venture capital firm in Rochester, New York, as Information Systems Manager. She joined Essex in June 1989, and is responsible for the financial control of Essex's Hotel Division.

ESSEX PARTNERS INC.

         Essex Partners the General Partner of the Partnership, is a New York corporation which was formed in December, 1986 for the general purpose of acting as managing general partner for limited partnerships formed to own real estate and other investments. In addition to acting as General Partner of the Partnership, the General Partner is also a general partner of other limited partnerships and, as such, it may be held liable for all recourse debt and obligations of such limited partnerships to the extent that the obligations are not paid by the limited partnerships. As of December 31, 1996, the amount of such contingent liabilities was approximately $11.0 million. See "Financial Statements of the General Partner." The General Partner has a net worth of approximately $1.7 million as of June 30, 1997. See "Financial Statements of the General Partner." The audited financial statements of the General Partner as of and for the years ended December 31, 1996 and 1995, and the unaudited balance sheet of the General Partner as of June 30, 1997, are attached hereto. The Notes will not be obligations payable by the General Partner. See "DESCRIPTION OF THE NOTES - Non-Recourse Obligations."

THE FOLLOWING ORGANIZATIONAL CHART SHOWS THE RELATIONSHIP BETWEEN THE GENERAL PARTNER AND ITS AFFILIATES:

                         ESSEX INVESTMENT GROUP, INC.


  ESSEX PARTNERS INC. [1] [2]                  ESSEX CAPITAL MARKETS INC. [2]
                                                     Managing Dealer


   ESSEX HOSPITALITY ASSOCIATES IV L.P.
                 Registrant






[1] Essex Partners is the General Partner of the Registrant, a New York limited partnership. The General Partner is entitled to 1% of all cash distribution, which increases to 20% after the Cumulative Return and certain other distributions have been paid to Limited Partners.

[2] Essex Partners and Essex Capital Markets Inc. are New York corporations the capital stock of which is wholly owned by Essex Investments Group, Inc.

         THE OFFICERS AND DIRECTORS OF ESSEX PARTNERS ARE AS FOLLOWS:

         John E. Mooney - President, Chief Executive Officer and Director. Thomas W. Blank - Senior Vice President and Director.
         James A. Young - First Vice President of Hotel Operations.
         Jerald P. Eichelberger - Executive Vice President, Secretary and
            Director.
         Richard C. Brienzi - Senior Vice President, Treasurer and Director. Barbara J. Purvis - Senior Vice President and Director.
         Lorrie L. LoFaso - Vice President and Assistant Secretary.

EXPERIENCE OF ESSEX PARTNERS AND AFFILIATES

         Since 1982, Essex Partners and its affiliates have sponsored 51 limited partnerships and limited liability companies having real estate interests and have raised over $108 million from approximately 3,800 investors. These limited partnerships have invested in an aggregate of 63 properties, valued at approximately $180 million, based on the purchase price of such properties. These properties are located primarily in the eastern half of the United States, and are concentrated in the northeastern and midwestern part of the United States. Approximately 67% of the properties, based on acquisition costs, are comprised of residential properties and the remainder are commercial properties, including hotel properties, which comprise 30% of such commercial properties. Based on acquisition costs, approximately 51% of the properties were existing, 46% were constructed by entities, and the remaining 3% were acquired newly built. To date, 20 of the properties have been sold. Of the 51 limited partnerships and limited liability companies sponsored by the General Partner and its affiliates, three were public and raised an aggregate of $28 million from 1,600 investors. These limited partnerships have constructed seven new hotels at a cost of $23 million, exclusive of working capital reserves.

         With respect to limited partnerships having similar objectives to those of the Partnership, since 1982, the General Partner has raised approximately $51.5 million from over 2,100 investors to build and/or acquire 15 hotels at an aggregate acquisition cost of approximately $54 million, exclusive of working capital reserves. Based on acquisition costs, 89% of these properties were constructed by the limited partnerships, 7% were existing, and 5% were acquired newly built. None of the properties have been sold. As described below, three of the 19 hotel related offerings were public programs.

         The following is a summary of these partnerships, including the partnership name, a description of the properties acquired and the total amount raised in each offering.


                                                                  TOTAL AMOUNT
NAME OF PARTNERSHIP      TYPE OF PROPERTY AND  LOCATION               RAISED
-------------------      --------------------  --------               ------

Essex Diversified        Formed to acquire interests in a limited   $1,680,000
Equities-I               partnership owning an apartment project
                         in Atlanta,  Georgia and in at least two
                         other  unspecified  real estate limited
                         partnerships.

Essex Water's Edge       Formed to become sole limited partner        575,000[1]
Associates L.P.          in a partnership  developing a condominium
                         project in Buffalo, New York.


Essex-Ashford            Formed to acquire, own, operate, further   1,050,000[1]





                                       42




Countryside L.P.         develop and  dispose of a mobile  home
                         park located in the Township of McKean,
                         Erie County, Pennsylvania.

Essex-Ashford Royal      Formed to acquire, own, operate and          735,000[1]
Park L.P.                dispose of a mobile home park located
                         in the Township of Canton, Washington
                         County, Pennsylvania.

Essex Geneseo            Formed to construct, own and operate         1,950,000
Associates L.P.          a 110-unit apartment project located in
                         the Village of Geneseo, Livingston
                         County, New York.

                         The Partnership also completed an offering     325,000
                         of unsecured notes  in  order to refinance
                         debt and pay costs of additional
                         construction.

Essex-Ashford            Formed to acquire, own, operate, further     950,000[1]
LaPorte L.P.             develop and dispose of a mobile home
                         park located in LaPorte County, Indiana.

Essex-Ashford            Formed to acquire, own, operate and        1,075,000[1]
Greentree L.P.           dispose of mobile home parks located
                         in Conneaut, Ohio; Columbus, Ohio; and
                         Falconer, New York.

Essex Windsor            Formed to acquire 2/3 of the limited       1,829,000[1]
Parke-I L.P.             partnership interests of Windsor Parke
                         Gold Limited Partnership, which was formed
                         to acquire, develop, own and manage an 18
                         hole golf course located in Jacksonville,
                         Florida.

Essex-Ashford            Formed to acquire,  own,  operate  and       1,300,000
River Oaks L.P.          dispose of a mobile home park  located in
                         Springfield, Illinois.

Essex Microtel           Formed to construct,  own and operate a      1,487,500
1989 L.P.                100-room  Microtel  hotel in the Town of
                         Lancaster, New York.

                         The  partnership  also completed an         1,200,000
                         offering of second  mortgage  notes
                         the  proceeds of which were used to
                         prepay a  portion  of the  mortgage
                         indebtedness     and    to     make
                         distributions    to   its   limited
                         partners.

Essex Windsor            Formed to acquire, own, operate, and       1,232,445[1]
Park-II L.P.             develop 20 acres of land located in
                         Jacksonville, Florida for the
                         construction of single family
                         homes.

                         An  offering  of Notes  to  develop           846,000
                         lots for single family homes and to
                         construct    two    homes    in   a
                         Jacksonville,  Florida  golf course
                         development   and  to  pay  related
                         accrued expenses.

Essex Village            Formed to acquire, own, operate, further     1,360,000
Park L.P.                develop and dispose of a mobile home
                         park located in Greensboro, North
                         Carolina.

Essex Evansdown          Formed to develop and operate a low-income   2,750,013




                                            43




Associates               housing project in LeRay, New York.



Essex Microtel           Formed to acquire,  own and operate          1,871,480
Lehigh L.P.              a 99-room Microtel hotel located in
                         the   Town   of   Henrietta,   near
                         Rochester, New York.

                         The  partnership  also completed an          1,290,000
                         offering of second  mortgage  notes
                         the  proceeds of which were used to
                         prepay a  portion  of the  mortgage
                         indebtedness     and    to     make
                         distributions    to   its   limited
                         partners.

Essex-Ohio               Formed to acquire  interests in two          540,000
Properties L.P.          limited   partnerships   formed  to
                         develop  and  operate a  low-income
                         housing   project  located  in  Mt.
                         Gilead,   Ohio  and  a   low-income
                         housing  project  located in Salem,
                         Ohio.

Essex Microtel           Formed to acquire,  own and operate        1,531,254
LeRay L.P.               a  100-room  Microtel  hotel in the
                         Town of LeRay, near Watertown,  New
                         York.

                         Essex Microtel LeRay L.P. completed          217,000
                         an  offering  of  second   mortgage
                         notes  to repay  debt  and  provide
                         working capital


Essex Microtel           Formed   to   construct,   own  and          3,083,000
Associates L.P.          operate up to four Microtel hotels.

                         Essex Microtel Associates L.P. also           434,000
                         completed   an  offering  of  first
                         mortgage  notes  to  refinance  its
                         first mortgage.


Hagel-Essex              Formed to develop,  own and operate          1,012,750
Microtel L.P.            a  Microtel  hotel  in the  Town of
                         Tonawanda, New York.


Essex Avalon L.P.        Formed to  acquire,  own,  operate,          500,000[1]
                         further  develop  and  dispose of a
                         mobile   home   park   located   in
                         Middletown, Ohio.

Essex Microtel           Formed   to   construct,   own  and          1,327,000
Carrier Circle L.P.      operate a 100-room  Microtel  hotel
                         near Syracuse, New York.


                         The  partnership  also completed an          2,200,000
                         offering  of first  mortgage  notes
                         which   were  used  to  pay  for  a
                         portion  of the hotel  construction
                         cost.

Essex Charleston         Formed   to   construct,   own  and          3,390,000
Associates L.P.          operate a 102-room  Microtel  hotel
                         located   in  the   City  of  South
                         Charleston,   West  Virginia.   The
                         partnership  completed  a  combined
                         offering  of  limited   partnership
                         interests and first mortgage notes.


                                     44




Essex Microtel           A   public    program   formed   to          10,487,000
Associates II L.P.       construct,   own  and   operate  an
                         87-room  Microtel  hotel located in
                         Kingsport,   Tennessee;  a  92-room
                         Microtel hotel located in Boardman,
                         a suburb of Youngstown, Ohio; and a
                         101-room  Microtel hotel located in
                         Erie, Pennsylvania.

Essex Hospitality        A   public    program   formed   to          14,000,000
Associates III L.P.      construct,   own  and   operate   a
                         102-room  Microtel hotel located in
                         the City of  Homewood,  a suburb of
                         Birmingham,   Alabama,  a  118-room
                         Hampton  Inn in the Town of Greece,
                         a suburb of Rochester, New York and
                         a   100-room   Microtel   hotel  in
                         Chattanooga, Tennessee.

Essex Knoxville          A  Delaware   limited   partnership          1,000,000
Associates L.P.          formed   to   construct,   own  and
                         operate a 105-room  Microtel  hotel
                         in   the    City   of    Knoxville,
                         Tennessee.

                         The  partnership  also completed an          2,000,000
                         offering  of first  mortgage  notes
                         which were  needed to pay a portion
                         of the hotel construction costs.

                         The  partnership  also completed an            500,000
                         offering of 12% Notes.

Essex Honeoye             A  Delaware   limited   partnership           325,000
Valley L.P.              formed to acquire,  own and operate
                         a mobile  home park  located in the
                         Town of Canadice,  near  Rochester,
                         New York.


Essex Elmira             A  New  York  limited   partnership          3,425,000
Credits L.P.             formed to purchase the sole limited
                         partnership    interest    in    an
                         operating     partnership     which
                         rehabilitated,  owns and operates a
                         complex consisting of 66 apartments
                         and  approximately   19,400  square
                         feet of commercial space in Elmira,
                         New York.

Essex Greenport          A  New   York   limited   liability          1,200,000
L.L.C.                   company formed to complete, own and
                         operate   an   81-unit    apartment
                         project in Greenport, New York.

Essex Mobile Home        A  New  York  limited   partnership           450,000
Properties - IX, L.P.    formed to acquire,  own and operate
                         four mobile  home parks  located in
                         Canton   Pennsylvania;    Conneaut,
                         Ohio; Columbus, Ohio; and Falconer,
                         New York.

                         The  partnership  also completed an          1,200,000
                         offering   of   9.5%   subordinated
                         notes.

Essex Glemaura L.P.      A  New  York  limited   partnership          2,200,000
                         formed to develop,  own and operate
                         a 120 room hotel in the  Borough of
                         Moosic,    Pennsylvania   under   a
                         Courtyard by Marriott franchise.

                         The  partnership  also completed an         1,500,000
                         offering of subordinated notes.



                                    45





Essex Albion Credits,    A  New  York  limited   partnership          1,183,000
L.P.                     formed to purchase the sole limited
                         partnership    interest    in    an
                         operating  partnership  which  will
                         own  and  operate  a  new  24  unit
                         apartment  complex in  Albion,  New
                         York  which is rented to low income
                         families.

-------

[1] This partnership no longer owns property and has been dissolved.


         Essex Partners is a general partner of Essex Manufactured Home Communities - X L.P., a New York limited partnership formed to acquire, own and operate three manufactured, home communities two of which are located near Erie, Pennsylvania and the third is located in LaPorte, Indiana. This offering, which seeks to raise a maximum of $900,000, is currently in process. The partnership also expects to offer up to $1.2 million of subordinated notes.

         Essex Partners and John E. Mooney were general partners of Essex Strategic Opportunities Fund L.P., a Delaware limited partnership formed to invest in limited partnerships which would have invested in distressed apartment and hotel/motel properties acquired from financial institutions and agencies. The general partners abandoned the concept and no proceeds were raised for this partnership.

         Essex Investment Group, Inc., the sole shareholder of Essex Partners, was one of two general partners of Essex Shire Developers, the general partner of The Pavilion Partners, L.P., a New York limited partnership formed to develop, own and operate a major retail and commercial project on the Buffalo, New York waterfront. The total dollar amount raised was approximately $2.4 million, $555,000 of which was represented by notes issued by the limited partners.

         Essex Investment Group, Inc., the sole shareholder of Essex Partners, is the sole common shareholder of Essex Microtel International Lodging, Inc. ("EMILI"), an Ontario company formed to acquire master franchise rights from Microtel Franchise and Development Corporation to develop, own and operate motels and to grant franchises to operate motels in Canada under a Master Franchise Agreement. $749,500 was raised through a private offering of Series A Preferred Stock. The investors in EMILI exchanged their shares of common stock of EMILI for shares of common stock of Essex Investment Group, Inc., on a share for share basis and EMILI was dissolved in 1995.

         Essex Investment Advisors Inc., a wholly-owned subsidiary of Essex Investment Group, Inc., and John E. Mooney are general partners of Essex Diversified Credits L.P., a Delaware limited partnership formed to acquire interests in low-income housing that qualifies for the low-income housing tax credit. The total dollar amount raised was approximately $1.6 million. The officers and directors of Essex Investment Advisors Inc. are Barbara J. Purvis, President and Director, and Jerald P. Eichelberger, Treasurer, Secretary and Director.

         Essex Investment Advisors Inc. is one of two general partners of Essex Diversified Equities-II, which was formed to acquire interests in other partnerships owning real estate. A total of approximately $1.0 million was raised for this partnership.

         Prior to the formation of Essex Partners, John E. Mooney, Jerald P. Eichelberger and Barbara J. Purvis were involved in real estate syndications through MM&S Resources, Inc.

         MM&S was formed by John E. Mooney in 1980 and has been a general partner in seventeen real estate offerings since January, 1982, most of which have involved the purchase of apartment projects in the upstate New York region. Six of these partnerships own a total of 436 apartment units and limited partnership interests and the remaining eleven partnerships are no longer in business. The following is a list of these partnerships, a description of the properties acquired and the total amount raised in each offering.


NAME OF PARTNERSHIP    TYPE OF PROPERTY AND LOCATION            TOTAL AMOUNT
                                                                   RAISED
-------------------    -----------------------------            ------------

173 North Street       129 unit apartment building in             $   900,000
Associates             Buffalo, New York.

MM&S Sunbelt/          Unimproved residential and commercial        1,465,200[1]
Energy Properties      property in Phoenix, Arizona.
- 1982


MM&S Eastview          60 unit apartment project in Victor,          443,800[1]
Associates             New York.


MM&S Northtowne        50 unit apartment project in Greece,          520,200[1]
Associates             New York.


MM&S Tudor Lane        56 unit apartment project in Lockport,        396,500[1]
Associates             New York.


MM&S Spanish           221 unit apartment project in Greece,        2,119,000[1]
Garden Associates      New York.


MM&S Dohr              112 unit apartment project in Greece,          1,680,000
Associates             New York.


MM&S Sunbelt           Unimproved land in Arizona; net lease        1,926,410[1]
Properties - 1983      of model homes in residential
                       developments in Arizona and California.


MM&S Brighton          260 units in two apartment projects in       3,359,000[1]
Associates             Brighton, New York.

MM&S Carriage          115 unit apartment project in Syracuse,      1,405,560
House Associates       New York.


MM&S Triad             96 apartment units and 24,550 sq. ft. of    961,920[1]
Associates             commercial space in Williamsville, New York.


MM&S Brook Hill        192 unit apartment project in Penfield,     2,932,000[1]
Associates             New York.

MM&S Crossroads        150 unit apartment project in                2,244,320
Associates             Spencerport, New York.


MM&S Diversified       Formed to acquire  interests  in other       1,650,000
Properties-1985        limited partnerships  owning  apartment
                       projects.

MM&S Diversified       Formed to acquire  interests  in other       2,500,000
Properties-1985 II     limited  partnerships  owning  apartment
                       projects.

Diversified            Formed to acquire  interests  in other       187,250[1]
Properties III         limited  partnerships  owning  apartment
                       projects.

Essex Walden           80 unit apartment project in Batavia,          700,000
Associates             New York.


                                       47




----------
[1]      This partnership no longer owns properties and has been dissolved.

ADVERSE BUSINESS DEVELOPMENTS

         The General Partner and its affiliates have sponsored, collectively, 64 prior real estate syndications since 1982. See "EXHIBIT D -- Prior Performance Tables -- Table III." Of these transactions, delays or other adverse developments have occurred with respect to the following transactions.

         Essex Microtel International Lodging, Inc.'s development activity in Canada experienced delays as a result of adverse Canadian market conditions. The master franchise agreement with Microtel Franchise and Development Corp. had been amended to extend the development schedule and terms for payment of the master franchise fee. In connection with the recent grant by Microtel of worldwide franchise rights to U.S. Franchise Systems, Inc., all of this entity's franchise rights were terminated. As noted earlier, the investors in EMILI exchanged their shares of common stock of EMILI for shares of common stock of Essex Investment Group, Inc. on a share for share basis, and EMILI was dissolved.

         MM&S Brighton Associates sold the two apartment projects it owned in early 1992. The mortgage and unsecured note to the bank were paid in full, however, there were no proceeds available for distribution to the limited partners. Brighton had investment objectives that were heavily tax oriented, and investors received tax benefits which approximated original projections. The limited partners did incur a substantial amount of taxable gain as a result of the sale.

         MM&S Sunbelt Properties 1983 was unable to sell certain model homes after the expiration of the net lease due to the downturn in the Phoenix, Arizona real estate market. Negotiations with the bank which held the mortgages were halted when the bank was taken over by the Resolution Trust Corporation ("RTC"). The partnership was able to negotiate discounted mortgages and sold two model homes for the mortgages; however, the RTC was unwilling to cooperate with future sales, and auctioned off the remaining homes at deep discounts. Sunbelt had investment objectives that were heavily tax oriented and investors received substantial tax benefits. Investors also received a return of 54% of their original investment in cash distributions, which was 58% of original projections.

         The Pavilion Partners L.P. was formed to develop a mixed-use project on the Buffalo waterfront. Since the project's original conception, the commercial office and retail markets in the Buffalo area were adversely affected by the economy, causing the partnership to abandon the Pavilion project in 1990. The general partners and limited partners lost their entire investment.

         Essex Water's Edge Associates L.P. is the sole limited partner in Twin Lakes Associates L.P. ("Twin Lakes"), a partnership formed to develop a 58-unit condominium project on the waterfront in Buffalo, New York. The developer of the project was only able to partially complete the project due to the sluggish market conditions for luxury condominiums in Buffalo and the construction lender subsequently foreclosed on the project. Water's Edge did not receive any proceeds from the foreclosure sale or from future development on the site and pursued its remedies under the personal guarantees provided by principals of Twin Lakes to pay to Water's Edge certain unpaid distributions totaling $450,000. Water's Edge collected nothing and was dissolved in 1995. The limited partners lost 85% of their original investment.

         Essex Windsor Parke II L.P. was formed to develop land for the construction and sale of 57 single family homes in a golf course community in Jacksonville, Florida. After the land was subdivided and construction of homes commenced, the Jacksonville housing market softened and sales of the homes slowed. Instead of continuing to construct and sell the homes itself, Essex Windsor Parke II elected to sell the remaining lots at a discount to a home builder. The limited partners received approximately 61% of their original investment and the partnership was dissolved in 1996.

PRIOR PERFORMANCE OF THE GENERAL PARTNER AND ITS AFFILIATES

         The "Prior Performance" tables set forth as Exhibit D provide information with respect to various real estate limited partnerships in which the General Partner is a general partner and which have business and investment objectives similar to those of the Partnership. The General Partner has sponsored three prior publicly registered programs, Essex Microtel Associates L.P., which constructed and is operating a Microtel hotel in Columbus, Ohio, Essex Microtel Associates II L.P., which constructed and is operating Microtel hotels in Erie, Pennsylvania, Kingsport, Tennessee, and Boardman a suburb of Youngstown, Ohio, and Essex Hospitality Associates III L.P., which constructed and is operating Microtel hotels in the City of Homewood, a suburb of Birmingham, Alabama and Chattanooga, Tennessee and a Hampton Inn in the Town of Greece, a suburb of the City of Rochester, New York.

The "Prior Performance" information is provided solely to enable investors to better evaluate the real estate investment experience of the General Partner. INVESTORS SHOULD NOT INFER FROM THIS INFORMATION THAT COMPARABLE RESULTS WILL BE ACHIEVED BY THE PARTNERSHIP. See "EXHIBIT D -- Prior Performance Tables."

ACQUISITIONS OF PROPERTIES.

         The General Partner or its affiliates have acquired five properties, all of which have been developed as hotel properties during the three year period ending June 30, 1997. All of the properties are located in the eastern United States. Of these properties, only one, the Courtyard by Marriott hotel located in Scranton, Pennsylvania, utilized financing from external sources in combination with proceeds from the sale of equity and debt securities. The other properties were acquired and developed with proceeds from the sale by an affiliate of its equity or debt securities. See "EXHIBIT D - Prior Performance Tables -- Table VI."

THE MANAGING DEALER

         Essex Capital Markets Inc., a New York corporation which is a wholly-owned subsidiary of Essex Investment Group, Inc., will act as the Managing Dealer in connection with the offering of Notes and Units of the Partnership. The Managing Dealer has acted as the sales agent for the General Partner and MM&S in connection with the offering of limited partnership interests in several other limited partnerships. The Managing Dealer may enter into arrangements with other broker-dealer firms which are NASD members ("Soliciting Dealers") to assist in the sale of Notes and Units. Should the Managing Dealer engage any Soliciting Dealer to assist it in the offering and sale of Notes and Units, the Managing Dealer will arrange for the payment from its selling commissions of any commissions or fees of such Soliciting Dealer. The General Partner may also pay a portion of its Organization and Offering Management Fee to the Managing Dealer or Soliciting Dealers. See "THE OFFERING -- Plan of Distribution."

                              CONFLICTS OF INTEREST

         The Partnership will be subject to a number of conflicts of interest arising from its relationships with the General Partner, its owners and affiliates and because of other activities and entities in which the General Partner and its affiliates have or may have a direct or indirect financial interest. This Prospectus attempts to highlight those conflicts of interest, but a potential investor should be aware that, because of future activities or events not now foreseen, the description herein may not be complete.




LIMITED ROLE OF THE TRUSTEE

         The terms of the Notes were structured by the General Partner of the Partnership and are not the result of arm's length negotiations between the Partnership and an independent lender. The General Partner owes fiduciary duties to the Limited Partners of the Partnership, but does not owe any fiduciary duties to the Holders of the Notes. The Trustee was retained by the Partnership to serve as paying agent and registrar with respect to the Notes. The Trustee did not supervise the construction of the Solon Hampton Inn hotel and, likewise, will not supervise the construction of the Erie Hampton Inn hotel and it is anticipated that the Trustee will not inquire into the operation of the Hotels unless the Trustee becomes aware of an Event of Default under the Notes. The Trustee has acted as trustee with respect to five prior private placements of mortgage notes and two publicly-registered mortgage note offerings by limited partnerships which are affiliated with the General Partner and may continue to do so with respect to other transactions. The Trustee is also the principal lender to the General Partner and its sole shareholder, Essex Investment Group, Inc.

         The Indenture limits the duties of the Trustee to only those duties as are specifically set forth in the Indenture and provides that the Trustee will not be liable to the Holders of Notes or the Partnership for any losses or damages unless the loss or damage arises from the active negligence, willful misconduct or willful default of the Trustee.

NO LIMITATION ON ACTIVITIES OF THE GENERAL PARTNER

         There is no limitation on the rights of the General Partner or its affiliates to engage in any business or to render services of any kind to any entity. The General Partner and its affiliates act in the same capacity with respect to several other limited partnerships and corporations and expect to continue to do so. The General Partner and its affiliates may, therefore, have conflicts in allocating their time, attention and efforts among the various partnerships and corporations. In particular, the General Partner is the general partner of 11 limited partnerships formed to own and operate hotels, which programs and partnerships have investment objectives similar to those of the
Partnership. In addition, the General Partner or its affiliates expect to form one or more limited partnerships to develop additional hotels which may have investment objectives substantially the same as those of the Partnership. See "THE PARTNERSHIP'S BUSINESS -- The Essex Glenmaura Investment." These franchise operations or other investment programs established by the General Partner and its affiliates may conflict with those of the Partnership. Neither the General Partner nor its affiliates are obligated to afford the Partnership an opportunity to participate in any such programs. Conflicts of interest may exist if and to the extent that other owners of hotels affiliated with the General Partner seek to refinance or sell their hotels at the same time as the Partnership. During the construction period, the General Partner and its staff expect to devote approximately 80 hours per week toward the development of each Hotel. After construction has been completed, the General Partner and its staff expect to devote up to approximately 40 hours per week toward the operation of the Hotels.

POTENTIAL COMPETITION AMONG HOTELS OWNED BY AFFILIATES

         Conflicts of interest will exist to the extent that, in the future, other hotels owned or operated by the General Partner or its affiliates compete, or are in a position to compete, with the Partnership in providing lodging to customers within the market areas in which the Partnership's Hotels will be located. The General Partner and its affiliates will avoid acquiring or developing new hotels which would compete with the Partnership's Hotels if the anticipated effect on either the Partnership's Hotels or the new properties would be materially adverse. In deciding whether a new hotel owned or operated by the General Partner or its affiliates would compete with one of the Partnership's Hotels, the directors of the General Partner will consider the location of the Hotel and the room demand generators in the market area served by the Hotel.

         Further conflicts of interest may exist if and to the extent that other owners of hotels affiliated with the General Partner seek to refinance or sell their hotels at the same time as the Partnership. The directors of the General Partner intend to resolve such conflicts by allocating refinancing opportunities on the basis of the other available opportunities for refinancing and the investment objectives and policies and relative financial health of each hotel program. The Partnership intends that if the above factors have been evaluated and the opportunity is deemed generally suitable for more than one program, then the properties will be refinanced in the order that they were acquired, with the property held for the longest period being refinanced first. The General Partner will also seek to reduce any such conflicts as may arise with respect to hotels available for sale by making prospective purchasers aware of all such hotels available for sale.

COMPENSATION OF THE GENERAL PARTNER AND ITS AFFILIATES WAS NOT ESTABLISHED THROUGH ARM'S LENGTH NEGOTIATIONS

         Under the Partnership Agreement, the General Partner and its affiliates are entitled to receive compensation from the Partnership for a variety of services and undertakings. This compensation has not been established through arm's length negotiations. In addition, the structure and timing of this compensation will create certain conflicts of interest. For example, the General Partner is entitled to a sales fee equal to 3% of the gross sales price from the sale of any or all of the Hotels and also may be entitled to 1% of the gross proceeds of any refinancing of any or all of the Hotels. The General Partner and the Managing Dealer may also receive certain additional fees and commissions in connection with obtaining financing for the construction and development of the Hotels and with refinancing the Hotels. The General Partner may have an economic interest in arranging both a refinancing and a sale when a sale alone may be in the best interest of the Partnership. The directors of the General Partner will decide whether to refinance or sell any of the Hotels and such decision will be subject to the fiduciary duties described in the following section of this Prospectus. In general, the General Partner does not expect to refinance any Hotel unless the Partnership is likely to hold the Hotel for at least two years thereafter.

POTENTIAL CONFLICTS INVOLVING SALE OF THE HOTELS OR MERGER OR REORGANIZATION OF THE PARTNERSHIP

         The General Partner has the right under Section 4.02(c) of the Partnership Agreement to cause the merger or reorganization of the Partnership upon obtaining the approval of the transaction by a Majority Vote of the Limited Partners. In connection with any such transaction, the Limited Partners may receive securities issued by an Affiliated Person in exchange for their Units. The General Partner may have conflicts in structuring any such transaction or recommending it to the Limited Partners for approval because of differing interests of the Partnership and the Affiliated Person participating in the transaction. In addition, under Section 4.06(b) of the Partnership Agreement, the Partnership may sell all or substantially all of the assets of the Partnership to an Affiliated Person, provided that the transaction is fully disclosed and on terms competitive with those which may be obtained from persons other than Affiliated Persons. Consent of the Limited Partners is not required with respect to any such sale transaction. The General Partner may have conflicts in structuring any such sale transaction because of differing interests of the Partnership and the affiliated buyer. The General Partner will attempt to reduce these potential conflicts by basing the sale price on an independent appraisal of the Partnership's assets.

POTENTIAL CONFLICTS IN MAKING ADDITIONAL INVESTMENTS IN ESSEX GLENMAURA

         The General Partner is also the sole general partner of Essex Glenmaura and will, among other things, be solely responsible for determining whether Essex Glenmaura should proceed with additional investment opportunities of Essex Glenmaura, See THE PARTNERSHIP'S BUSINESS -- The Essex Glenmaura Investment." In addition, under the Partnership Agreement, the General Partner shall determine, in its sole and absolute discretion, investments to be made by the Partnership. In the event the General Partner determines that Essex Glenmaura should proceed with additional investment opportunities, the General Partner must also determine whether it would be in the best interest of the Partnership to exercise its right of first refusal to increase its equity interest in Essex Glenmaura. The General Partner may have 51 conflicts in determining whether the Partnership should increase its equity investment in Essex Glenmaura. In an effort to minimize these potential conflicts, the General Partner will consider a number of factors including: (I) a determination of the availability of funds, (ii) estimation of future capital reserve requirements for operation of the Hotels, and (iii) the existence of any unpaid Cumulative Returns.

POTENTIAL CONFLICTS INVOLVING THE PURCHASE OF PROPERTY FROM THE GENERAL PARTNER

         Pursuant to Section 4.06(a) of the Partnership  Agreement,  the General
Partner may purchase property in its own name from an Affiliated Person or a third party, and assume loans in connection therewith, and temporarily hold title thereto for the purpose of facilitating the acquisition of such property, the borrowing of money or obtaining of financing for the Partnership, or completion of construction of the Erie Hampton Inn hotel, or any other purposes related to the business of the Partnership. The Partnership Agreement provides that any such property may be purchased by the Partnership provided that the price is no greater than the cost of such property to the General Partner or, if the General Partner acquires the property from an Affiliated Person, the cost to any such Affiliated Person (which may include the purchase price plus carrying costs), except for compensation paid in accordance with the Partnership Agreement; there is no increase in the interest rates of the loans secured by the property at the time acquired by the General Partner and at the time acquired by the Partnership; and the General Partner does not receive any other benefit arising out of such transaction, except for compensation paid in accordance with the Partnership Agreement. A conflict of interest may arise in connection with the General Partner's determination of which properties, if any, will be purchased by the Partnership pursuant to this provision. The directors of the General Partner will resolve this conflict by considering all of the relevant facts and circumstances, including the cost of the property, the cost to complete construction, the funds available to the Partnership and the investment objectives and policies of the Partnership.

POTENTIAL CONFLICTS INVOLVING JOINT VENTURES

         The Partnership may invest in general partnerships or limited partnerships or enter into joint venture arrangements with other persons who may be an Affiliated Persons, provided that approval by the General Partner and a Majority Vote of the Limited Partners is obtained. With respect to any of these partnership or joint venture arrangements, conflicts of interest could arise between the Partnership and its affiliated co-venturer because of differing interests or economic circumstances of the Partnership and such co-venturer. The General Partner will attempt to minimize these potential conflicts by selecting a co-venturer who is financially secure and has investment objectives which are similar to those of the Partnership.

ABSENCE OF INDEPENDENT DUE DILIGENCE REVIEW

         Essex Capital Markets Inc., the Managing Dealer, is an affiliate of the General Partner. Thus, there has been no independent due diligence review of this offering by an unaffiliated underwriter.

POTENTIAL CONFLICTS INVOLVING TAX MATTERS

         Situations may arise in which the General Partner as Tax Matters Partner (as defined in the Partnership Agreement) may be required to act on behalf of the Partnership in administrative and judicial proceedings involving the Internal Revenue Service or other regulatory or enforcement authorities. Such proceedings may involve or affect other partnerships for which the General Partner or one of its affiliates acts as general partner. In such situations, the positions taken by the General Partner may have differing effects on the Partnership and on these other partnerships. Any decisions made by the General Partner with respect to such matters will be made in good faith consistent with the General Partner's fiduciary duties both to the Partnership and the Limited Partners and to any other partnership for which it or an affiliate may be acting as a general partner.

         In resolving any of these conflicts, the General Partner will be subject to the fiduciary duties described below.

                 FIDUCIARY RESPONSIBILITY OF THE GENERAL PARTNER

         The General Partner is accountable to the Partnership and to the Limited Partners as a fiduciary and consequently must exercise good faith and prudence in handling Partnership affairs. The General Partner does not owe fiduciary duties to the Holders of the Notes.

         The Partnership Agreement defines and limits these general duties by providing that the General Partner and its affiliates shall not be liable, responsible, or accountable in damages or otherwise to the Partnership or to any of the Limited Partners for any act or omission performed or omitted by them in good faith, within the scope of their authority, and which they believed to be in the best interest of the Partnership, except for conduct constituting fraud, bad faith or gross negligence. The General Partner and its affiliates are also indemnified by the Partnership against and for any loss, liability or damages (including all judgments, costs and attorneys' fees and amounts expended in the settlement of any claims of liability or damages) incurred by them in good faith and in a manner reasonably believed by them to be in the Partnership's best interests and within the scope of their authority, arising from any act or omission in connection with the business of the Partnership, provided that the course of conduct which caused the loss or liability is not attributable to fraud, bad faith or gross negligence with respect to any such act or omission. Such indemnification is recoverable only out of the assets of the Partnership and not from Limited Partners. Indemnification is not recoverable from additional assessments on the Limited Partners. Insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted to the General Partner and its affiliates as outlined above, the Partnership has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

         The New York limited partnership law provides that a limited partner may institute legal action on behalf of a partnership (a partnership derivative action) to recover damages from a third party where the general partner has failed to institute the action or where an effort to cause the general partner to do so is not likely to succeed. In addition, the statutory or case law of certain jurisdictions may permit a limited partner to institute legal action on behalf of himself or all other similarly situated limited partners (a class action) to recover damages from a general partner for violations of its fiduciary duties to the limited partners. The Partnership Agreement contains various provisions, described in the preceding paragraph, that have the effect of restricting the fiduciary duties owed by the General Partner to the Partnership and the Limited Partners, and which could be asserted as defenses in a legal action brought by a Limited Partner. Thus, the General Partner will not be liable for errors of judgment or for any acts or omissions if it acted in good faith and in the best interest of the Partnership. The General Partner could be indemnified for its negligent acts.

         The Partnership Agreement also provides that neither the General Partner nor any of its affiliates shall be indemnified against any liabilities arising under federal or state securities laws, rules or regulations in connection with the sale of Units or Notes, unless (i) the person seeking indemnification is successful in defending such action on the merits of each count involving alleged securities law violations, (ii) a court dismisses each count involving alleged securities law violations with prejudice as to the person seeking indemnification, or (iii) a court approves a settlement of such action (subject to court approval of litigation and/or settlement costs) and, before seeking court approval for such indemnification, the person seeking indemnification advises the court as to the position of the Securities and Exchange Commission and any state securities administrators in any state in which the Notes or Units were offered or sold pursuant to the Prospectus or in which Limited Partners or Holders of Notes then reside regarding indemnification for violations of securities laws.

         A successful claim by the General Partner or its affiliates for indemnification by the Partnership would deplete Partnership assets by the amount paid. The Partnership shall not pay for any insurance covering liability of the General Partner or any other persons for actions or omissions for which indemnification is not permitted by the Partnership Agreement, provided, however, that the General Partner or its affiliates may be named as additional insured parties on policies obtained for the benefit of the Partnership to the extent that there is no additional cost to the Partnership.

         The fiduciary responsibilities of general partners in limited partnerships is a rapidly developing and changing area of the law and prospective investors who have questions concerning the duties of the General Partner should consult with their own counsel.


                           THE PARTNERSHIP'S BUSINESS

GENERAL

         The Partnership's primary business is to construct, own and operate two Hampton Inn hotels pursuant to licenses to be obtained from Promus Hotel. The Partnership operates through two New York limited liability companies. Solon Hotel LLC was formed in June 1997, solely to acquire, own, operate, mortgage, sell and otherwise deal in and with the 103-room Hampton Inn hotel on the Solon Property, which the Partnership expects will be open at the end of July 1997. The Partnership owns 99% of the membership interests in Solon Hotel LLC and the remaining 1% is owned by Essex Hotels, the managing member of Solon Hotels LLC, and whose sole member is the Partnership. Erie Hotel LLC was formed in June 1997, solely to acquire, own, operate, mortgage, sell and otherwise deal in and with the Erie Property, upon which the Partnership expects to construct, own and operate a 98-room Hampton Inn hotel. The Partnership owns 99% of the membership interests in Erie Hotel LLC and the remaining 1% is owned by Essex Hotels II, the managing member of Erie Hotels LLC, and whose sole member is the Partnership. As a result of the foregoing structures, the Partnership effectively continues to own 100% of the Solon and Erie Properties and the hotels constructed or to be constructed thereon. See "TAX CONSIDERATIONS Tax Status of Solon Hotel LLC and Erie Hotel LLC."

[GRAPHIC OMITTED]

99%                                PARTNERSHIP                        99%

                                   100%    100%

          1%        ESSEX                              ESSEX     1%
                    HOTELS                             HOTELS II


          SOLON                                                  ERIE
         HOTEL LLC                                             HOTEL LLC




         The General Partner believes good investment opportunities exist in the limited service segment of the lodging industry and that the Hampton Inn franchise has certain competitive advantages that should position it for better than average performance.

         In addition to the hotel properties, the Partnership owns a 49.8% interest in Essex Glenmaura, which partnership has constructed, and currently owns and operates a Courtyard by Marriott hotel in the Borough of Moosic, near the City of Scranton, Pennsylvania. See "THE PARTNERSHIP'S BUSINESS -- The Essex Glenmaura Investment" and "ESTIMATED USE OF PROCEEDS."

         HAMPTON INN & SUITESsm IS A TRADEMARK OF, AND HOMEWOOD SUITES(R) AND HAMPTON INN,(R) ARE REGISTERED TRADEMARKS OF, PROMUS HOTEL CORPORATION AND ITS SUBSIDIARIES; COURTYARD BY MARRIOTT(R) IS A REGISTERED TRADEMARK OF MARRIOTT INTERNATIONAL, INC.; AND MICROTEL(R) IS A REGISTERED TRADEMARK OF U.S. FRANCHISE SYSTEMS INC. NONE OF THE FOREGOING FRANCHISORS OR THEIR AFFILIATES HAS ENDORSED OR APPROVED THE OFFERING OR THE MERITS OF THE INVESTMENT DESCRIBED HEREIN. A GRANT TO THE PARTNERSHIP OF A FRANCHISE SHOULD NOT BE CONSTRUED AS AN APPROVAL

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OR ENDORSEMENT BY THE FRANCHISOR (OR ITS  AFFILIATES) OF THE PARTNERSHIP OR THIS
OFFERING.

DESCRIPTION OF THE HAMPTON INN HOTEL CONCEPT

         Hampton Inn hotels are high quality hotels with limited amenities and moderate prices. Hampton Inn hotels are designed primarily to accommodate business travelers with limited expense accounts, non-destination business and pleasure travelers and value-conscious vacationers. Hampton Inn hotels are generally two to six stories with 50 to 150 rooms and are located in high traffic areas, typically near full-service restaurants.

         Hampton Inn hotels have a strong commitment to guest satisfaction. According to Promus Hotel, the Hampton Inn hotel was the first national hotel chain to offer its guests an unconditional 100% Satisfaction Guarantee. A toll-free number provides access to a nationwide reservation system. Hampton Inn hotels offer a national advertising and marketing program and are widely promoted on television, in magazines and trade publications and through direct mail, which increases travelers' awareness and trial usage. Major emphasis also is placed on corporate and travel agent markets.

         Hampton Inn hotels offer selected services and amenities, including a free, self-serve continental breakfast in the lobby, free local telephone calls, a free in-room movie channel, and senior citizens' and frequent travelers' discount programs. Most hotels offer a lobby/breakfast area and a variety of room types: rooms with one or two double beds and rooms with king bed configurations. Most Hampton Inn hotels offer a swimming pool and a hospitality suite, a multi-purpose room that doubles as a guest room or a small gathering facility.

         Started in 1984, there were 620 franchised Hampton Inn hotels in operation at the end of 1996. Promus Hotel has advised the Partnership that system-wide occupancy rates averaged 72.1% in 1996 as compared to 74.7% in 1995, with an average daily rate of approximately $60.84 in 1996 as compared to $56.95 in 1995. The Hampton Inn hotel franchise started in the upper economy segment, but over time, as its average daily rate has crossed over into the mid-scale segment without food and beverage, the franchise has repeatedly exceeded the industry averages for the mid-scale segment without food and beverage. For 1996 the mid-scale segment without food and beverage reported an average occupancy rate of 68.4% and an average daily rate of $56.60.

         The Application fee for a Hampton Inn hotel is $450 per guest room, with a minimum fee of $45,000.

         Essex Partners opened its first Hampton Inn hotel in Rochester, New York in April 1995.

PROMUS HOTEL CORPORATION - LICENSE AGREEMENTS

         The following is a summary of some of the principal terms of the License Agreement currently being used by Promus Hotel.

         Under the License Agreement, Promus Hotel provides the Partnership with certain prototype plans and specifications, operations manuals and consulting and advisory services in connection with the construction and operation of the Hotels. The Partnership is also granted a license during the term of such License Agreement to use the service marks designated by Promus Hotel. The License Agreement does not grant to the Partnership an exclusive territory. There can be no assurance, therefore, that Promus Hotel will not operate or license others to operate one or more competing hotels in the vicinity of either the Solon Hampton Inn hotel or the Erie Hampton Inn hotel, or both.

        In addition to initial license application fees, the Partnership is required to pay continuing monthly royalty fees of 4%, and marketing fees of 4% of gross room revenues. The License Agreement requires the Partnership to maintain certain insurance coverage, to meet certain standards of Promus Hotel with respect to furniture, fixtures, maintenance and repair and to refurbish and upgrade the Hotels to conform
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to Promus Hotel's then-current standards.  Under the current Hampton Inn License
Agreement, the Partnership is required to purchase and install Promus Hotel's computer software business system and pay a software license fee of $3,000 plus $85 per guest room, and monthly maintenance ranging from $300 per month to $450 per month. The fees summarized herein are subject to change by Promus Hotel.

         The term of the current Hampton Inn License Agreement is 21 years from the date of approval (the License Agreement for the Solon Hampton Inn hotel is 20 years from the date of opening), and is not renewable. The License Agreement may not be voluntarily terminated by the Partnership without incurring substantial liquidated damages, payable in a lump sum equal to the amount of monthly fees paid during the preceding 36 months.

         All rights of the Partnership under a Promus Hotel License Agreement automatically terminate upon the happening of certain events, which include (i) bankruptcy, insolvency or dissolution of the Partnership, (ii) commencement of an action against the Partnership seeking reorganization, liquidation or dissolution resulting in the entry of an order for relief that is not fully stayed within seven business days after entry of the order or which is not dismissed within 45 days, (iii) loss of possession of the Hotel by the Partnership, (iv) conviction of a felony by the Partnership or any of its principals or the maintenance of false books and records by the Partnership or
(v) breach of the provisions in the License Agreement which restrict transfers of interests in the Partnership (including, a change in the identity of the General Partner).

         Promus Hotel has the option to terminate a License Agreement upon the happening of certain other events, which include: (i) failing to complete construction of the Hotel within a specified period after the commencement of construction; (ii) unauthorized disclosure of Promus Hotel's proprietary information  or the misuse or  unauthorized  use of Promus  Hotel's  trademarks;
(iii) failing to pay any amounts due to Promus Hotel; (iv) ceasing to do business at a Hotel location for any reason, including condemnation, fire or other casualty (provided that the Partnership shall have a period of 12 months in which to relocate or reconstruct the Hotel); and (v) failing to comply with all governmental requirements, failing to pay all taxes, or failing to maintain all governmental licenses and permits necessary to operate the Hotel.

         Upon termination or expiration of a License Agreement the Partnership is required to immediately cease using Promus Hotel's service marks and all confidential methods, procedures and techniques provided by Promus Hotel and to remove and discontinue using all signs, fixtures, advertising materials, stationery, supplies and other articles which could cause the Hotel to be associated with Promus Hotel. In addition, if the termination occurs for reasons other than condemnation, the Partnership may be required to pay a termination fee in a lump sum equal to the amount of monthly fees paid during the preceding 36 months.

         Promus Hotel has historically agreed that the Trustee shall have a period of 30 days after receipt of notice from such franchisor in which to cure any default under its License Agreement, and the General Partner believes it will agree in connection with any additional license granted to the Partnership. If the Partnership loses possession of a Hotel, however, the License Agreement will be terminated and the Hotel may no longer be operated as a Hampton Inn hotel unless the Trustee locates a purchaser and the purchaser applies for and obtains a new License Agreement (and pays a new initial franchise fee) from Promus Hotel. The effect of this provision may be to cause the Trustee to delay commencement of foreclosure proceedings until a qualified purchaser can be located.

         The License Agreement restricts the transfer of any interest in the License, the Partnership, including the transfer of limited partnership interests, and the General Partner. The License Agreement does, however, provide that for "publicly-traded equity interests," no consent of Promus Hotel is required with respect to any transfers of less than a 25% interest in the Partnership unless the transferee owns, or would own after the transfer is completed, an interest in the Partnership of 25% or more. Promus Hotel has advised the Partnership that, solely for purposes of the License Agreement, the Units would be considered "publicly-traded equity interests" since they will have been sold in a large real estate syndication transaction.

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CONSTRUCTION OF THE HOTELS

         The Solon Hampton Inn hotel was constructed, and the Erie Hampton Inn hotel will be constructed, by the Partnership in accordance with plans and specifications provided by Promus Hotel. The Solon Hampton Inn hotel will consist of 103 rooms within a four-story, interior corridor building situated on approximately 2.28 acres. The Solon Hampton Inn hotel was constructed of reinforced concrete with masonry and metal stud walls, with brick and stucco-like exterior. It will have 96 standard guest rooms and 7 two-room suites. The suites will have separate living and sleeping areas and small kitchen areas. The hotel will have an expanded lobby/breakfast area, where a daily complimentary continental breakfast will be served, an exercise room, an indoor pool and two meeting rooms. The total costs of the Solon Hampton Inn hotel are estimated to be $7 million, or $68,000 per room. The costs of land, site developments, building construction and fixtures, furniture and equipment, but exclusive of all soft costs, are estimated to be approximately $5.4 million, or $52,500 per room.

         The Erie Hampton Inn hotel will be constructed and equipped similarly to the Solon Hampton Inn hotel. It will have 98 rooms within a four-story building and will be constructed on a parcel of approximately 2.5 acres. Unlike the Solon Hampton Inn hotel which has a partial brick facade, the Erie Hampton Inn hotel will only have a stucco-like exterior. The Erie Hampton Inn hotel will have 96 standard guest rooms and 2 two-room suites. It also will have an expanded lobby/breakfast area, an exercise room, an indoor pool and two meeting rooms. Based on the construction of the Solon Hampton Inn hotel, the General Partner estimates that construction of the Erie Hampton Inn hotel, which is expected to start in the Fall of 1997, will be completed within seven to nine months, depending upon, among other things, the weather conditions during the construction period. The total costs of the Erie Hampton Inn hotel are estimated to be approximately $7.2 million, or approximately $73.47 per room. The costs of land, site development, building construction and fixtures, furniture and equipment, but exclusive of all soft costs, are estimated to be approximately $5.6 million, or approximately $56.73 per room.

         The General Partner intends to hire an unaffiliated construction manager to provide an on-site supervisor who will be responsible for selecting and supervising subcontractors to complete various portions of the construction of the Erie Hampton Inn hotel. It is anticipated that the construction manager will enter into a standard A.I.A. contract and receive a competitive fee for its services and may receive additional compensation at stated rates in the event that additional services are requested by the General Partner. There can be no assurance that the amount of time actually required to complete construction of the Erie Hampton Inn hotel or the actual cost of construction will not exceed the above estimates. See "ESTIMATED USE OF PROCEEDS."

OPERATION OF THE HOTELS

         The Partnership has entered into a Management Agreement with respect to the Solon Hampton Inn hotel, and is expected to enter into a Management
Agreement upon completion of the Erie Hampton Inn hotel, with the Property Manager, Essex Partners, or its assigns. The Management Agreement will provides that the Property Manager will investigate, hire, pay, supervise and discharge the personnel necessary to properly maintain and operate the Hotels. All such personnel will be employees of the Partnership and compensation of such personnel will be an expense of the Partnership. After the initial opening of a Hotel, which will require a significant amount of support from the Property Manager in connection with the establishment of operating, accounting and management procedures, it is anticipated that personnel of the Property Manager will devote approximately 40 hours per week to the management of the Hotels.

         The Management Agreement requires the Property Manager to maintain the building and grounds, to pay insurance premiums with respect to the Hotel, to apply for, obtain and maintain all required licenses and permits, to pay certain expenses on behalf of the Partnership, to maintain a comprehensive system of office records and books and to annually prepare an operating budget. In addition, the Property Manager has the authority to enter into service contracts and other contracts reasonably necessary or desirable in connection with the operation of the Hotels, with the approval of the Partnership in some cases. As compensation for these services, the Property Manager will receive a fee equal to 4.5% of the

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gross revenues from the Hotels,  consisting of room rentals,  telephone charges, cable charges and any other miscellaneous charges collected from guests. The Property Manager will also receive an accounting fee equal to $800 per month, per hotel.

         Each Management Agreement has an initial term of five years with a series of one (1) year renewal terms. The Management Agreement may be earlier terminated (i) by either the Partnership or the Property Manager in the event of a default under the Management Agreement which is not cured within 60 days after written notice thereof, (ii) by the Property Manager, upon the failure of the Partnership to pay compensation due to the Property Manager, (iii) by either party upon the bankruptcy or insolvency of the other party, (iv) by either party upon the Partnership's failure to repair or restore the subject Hotel within 120 days after all or any portion of such Hotel is damaged or destroyed by fire or other casualty, or (v) by either party if all or any portion of the subject
Hotel is condemned and the remaining facilities are insufficient for the efficient and profitable operation of such Hotel. During any renewal term the Management Agreement may be terminated at any time on 120 days written notice.

         Each Management Agreement requires the Property Manager to devote such of its time as it deems necessary to manage the subject Hotel; however, it does not impose any limitations on the Property Manager's other business activities, including other commercial and residential real estate ventures which may compete with such Hotel. Pursuant to the Management Agreement, all expenses incurred thereunder shall be obligations of the Partnership and the Property Manager will receive its management fee notwithstanding that the Partnership may not have earned a profit or may be operating at a loss and that the Limited Partners may not have received any distributions.

         The Partnership has agreed to a broad indemnity of the Property Manager from liabilities it may incur in connection with its services under the Management Agreement.

COMPETITION

         The  operation  of  hotels/motels  is a  highly  competitive  business.
Competition in the lodging industry is primarily based on price, location, quality of facilities and overall range of services. The Hampton Inn hotel franchise, with its selected services and amenities, targets the mid-scale without food and beverage segment of the lodging industry's limited service sector. Hampton Inn hotels are typically located in areas that contain other competitive limited service lodging facilities. Competitors in the overall limited service lodging area include: Fairfield Inn by Marriott, Courtyard by Marriott, Days Inn, Comfort Inn, Holiday Inns, LaQuinta, Red Roof Inn, EconoLodge, Super 8, Motel 6 and Travelodge. These national chains have name recognition and operating advantages like reservation systems, and typically have significant financial resources; characteristics shared by Hampton Inn hotels.

         Some of these hotels/motels in the limited service segment could have services and architectural features similar to the Partnership's Hotels, and may offer rates comparable to or lower than those estimated by the Partnership. Furthermore, there can be no assurance that, after the construction and successful operation of a Hotel, competitors will not offer lower room rates or that additional hotels which offer similar rooms, services and rates in competition with the Hotels will not be developed near the Hotels and that such development will not have an adverse effect on occupancy rates and profitability. See "RISK FACTORS."

THE HOTEL PROPERTIES

         SOLON PROPERTY

         General. The Partnership acquired the Solon Property in December 1995 and began construction of a 103-room Hampton Inn hotel in the fall of 1996. The Solon Hampton Inn hotel is expected to open at the end of July 1997 The Partnership had originally intended to build a Hampton Inn & Suites hotel on the Solon Property, however, the construction costs associated with a Hampton Inn & Suites hotel were determined to be too high relative to the room rates that could be charged in the Solon market. Therefore, based on its knowledge of the Solon market, the General Partner determined that a Hampton Inn hotel

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could be built and operated more successfully in the Solon market.  Accordingly, the General Partner secured the approval of Promus Hotel to change brand designations. Total costs associated with the Solon Property were approximately $7.0 million, including the cost of the land (which was $596,600 (inclusive of closing costs)), cost of construction, cost of furnishings, construction period interest, financing costs (debt and equity) and all soft costs, such as architectural, engineering and franchise fees and working capital.

         Solon, Ohio is a southeast suburb of Cleveland, Ohio. Cleveland is located in northeastern Ohio on the shore of Lake Erie. The city and surrounding area are served by an extensive transportation network including highway, water, rail and an international airport. Cleveland is the largest city in Ohio and is located in the Cleveland/Lorain/Elyria MSA. In 1995 the MSA had a population of approximately 2.0 million of which 1.4 million resided in Cuyahoga County in which the Cities of Cleveland and Solon are located. The Cleveland economy has rebounded from the smoke stack industry decline of the 1970's. Despite problems which are common to many large urban areas, the Cleveland economy has benefited from a diversified employment base bolstered by the continuing presence of a number of Fortune 500 corporations, including Eaton Industries, American Greetings, Sherwin Williams, Parker Hanefin, NAACO Industries, Ferro Corporation and Standard Products. The unemployment rate of Cuyahoga County was 4.8% in 1996.

         The image of Cleveland and its desirability as a place to visit have been enhanced by a series of development and redevelopment projects including the construction of Jacobs Field, the new home of the Cleveland Indians; the redevelopment of The Flats along the Cuyahoga River into a first class entertainment district; the redevelopment of the Terminal Tower/ Tower City Rail Station into The Avenues Shopping Mall which is connected to the Gund Arena, home of the Cleveland Cavaliers; the Rock and Roll Hall of Fame, which opened in September 1995; and a number of other projects that are currently underway, including redevelopment of Cleveland's Warehouse District.

         The Solon Property. The Solon Property was acquired form a non-affiliated limited liability company and contains approximately 2.28 acres. The purchase price of the Solon Property was $590,600, plus closing costs of approximately $6,000. The Partnership also acquired legal title to half of a lake adjacent to the site (approximately 1.25 acres) at no additional cost. The lake is fed continuously throughout the year by a stream that also serves as a detention area for storm water run off from the Solon Commons (as herein described). The Partnership is responsible for half the costs of maintenance of the lake, however, these costs are not expected to be material.

         Financing. On July 7, 1997, GMAC loaned Solon Hotel LLC $4.5 million. The loan will be advanced in three installments. Approximately $1.0 million was advanced at the closing of the loan, approximately $2.0 million is expected to be advanced as a second installment on or about August 1, 1997, and the balance of the loan proceeds is expected to be advanced in the third installment on or about August 15, 1997. Solon Hotel LLC was formed in June 1997 as a special purpose entity as a condition to GMAC's agreement to provide permanent financing of the construction costs associated with the Solon Hampton Inn hotel. The GMAC-Solon Loan is secured by, among other things, a first mortgage lien on the Solon Property and any improvements thereon, including the Solon Hampton Inn hotel. The term of the first mortgage loan is for a period of four years with a one year extension upon the payment of an extension fee and the satisfaction of a specified debt service coverage ratio. Monthly payments of interest only are required during the first year. Thereafter, monthly payments of principal and interest are due based on a 25 year amortization and an assumed 10% fixed interest rate. Interest actually accrues at a rate of 3.25% over the 30-day LIBOR index. Upon payment of the loan balance in full, whether prior to or at maturity, Solon Hotel LLC is required to pay a deferred financing fee equal to 1% of the loan balance. The loan may be prepaid in part, in minimum increments of $100,000, without premium or penalty. Starting in the second year of the loan, Solon Hotel LLC will be required to maintain a replacement reserve escrow of 2% of gross revenues, and after the second year that percentage increases to 4% of gross revenues. The General Partner has provided a guaranty of completion, a guaranty of payment and a guaranty of nonrecourse exceptions in connection with the loan. The guaranty of payment is reduced to 30% of the principal balance of the loan upon completion of construction of the Solon Hampton Inn hotel and will terminate upon the satisfaction of a specified debt-service coverage ratio by Solon Hotel LLC.


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

See "RISK FACTORS." The General Partner and Solon Hotel LLC have also agreed to indemnify GMAC for any environmental liabilities incurred by GMAC with respect to the Solon Property. As additional security for the loan, Essex Hotels, the managing member of Solon Hotel LLC, pledged its membership interest in Solon Hotel LLC and the Partnership pledged its membership interests in Solon Hotel LLC and Essex Hotels. The Partnership is also required to pledge its limited partnership interest in Essex Glenmaura, which it intends to do upon the approval of the limited partners of Essex Glenmaura owning more than 50% of the outstanding limited partnership interests in Essex Glenmaura, who are not affiliated persons. GMAC's final advance of funds is contingent on the Partnership obtaining the requisite approval of the Essex Glenmaura limited partners.

         The loan documents signed by Solon Hotel LLC and GMAC contain customary terms and conditions, including limitations on the ability of Solon Hotel LLC to incur debt, and the loan will be cross-defaulted (and cross-collateralized) to a loan anticipated to be made by GMAC to Erie Hotel LLC for the construction, development and operation of the Erie Hampton Inn hotel. See "THE PARTNERSHIP'S BUSINESS - The Hotel Properties - Erie Property - Financing."

         Market and Competition. The Solon Property is located in the City of Solon, Ohio, which had an estimated population of just under 22,000 in 1995, which represents an increase from a population of 18,548 in 1990. The Solon Property is located in the Solon Commons, which is located just south of Route
43. The Solon Commons is less than 1 mile from US Route 422, which is a divided limited access freeway. US Route 422 terminates approximately 2 miles to the west at the junction of Route I-480 and Route I-271 and provides primary access to Solon from Cleveland and other points west. To the east, US Route 422 continues as mostly a four-lane highway to Warren, Ohio. The General Partner has signage advertising the Solon Hampton Inn hotel on US Route 422. The commercial area of Solon is located approximately 1 mile to the east and can be easily accessed by Route 43. Sea World of Ohio and Geauga Lake Amusement Park are nearby adjacent attractions located approximately 6 miles to the southeast from the Solon Property on Route 43. Although Sea World is the dominant attraction, both parks constitute a major regional draw and Route 43 provides the access for a significant number of motorists en route to the parks. Sea World of Ohio has been particularly successful. During its months of operations, Sea World of Ohio's attendance exceeds peak attendance at Sea World of Orlando, Sea World of San Antonio, and Sea World of San Diego.

         The Solon Commons is a 27 acre mixed use development, designed to service the nearly 2,200 acres of business and industrial park development surrounding the Solon Commons. The Solon Commons currently has a movie theater complex, a food court, a Ground Round Restaurant, a Longhorn Steak House, an office of the Aetna Health Plan, a small retail strip center, a day care center and a branch bank. One restaurant site remains undeveloped. Only 300 acres of the 2,200 acres of business and industrial park development surrounding Solon Commons remain undeveloped. Solon is the United States headquarters for Nestle and the world headquarters of its Stouffer Foods Subsidiary. Other Solon headquarters are Agency Rent-A-Car and Renaissance Hotels. Other major employers include Matrix Essentials, which was recently acquired by Bristol Myers, Kennametal and Antenna Specialists among others. The City of Solon continues to aggressively pursue employers and offers a wide range of financial incentives. An area in the southwest portion of Solon has been designated as an urban job and enterprise zone by the State of Ohio. In addition to the remaining undeveloped land in the City of Solon itself, a large area of land zoned for industrial and business park development and served by the necessary utilities is located immediately to the south of Solon in Glen Willow less than 2 miles from the Solon Commons.

         In 1994 the City of Solon voted to have all future zoning changes approved by referendum. The General Partner believes there is no other land in Solon, other than the Solon Property, that can currently be developed as a hotel. The only other hotel currently in Solon is a 137-room Days Inn located near the intersection of US Route 422 and Route 91, which is approximately 1/2 mile from the Solon Commons. The Days Inn is a recent conversion by the Midwestern Inn. The Days Inn is a 2- story exterior corridor motel which is approximately 17 years old and offers an outdoor pool and no meal service. Its annual occupancy in 1996 ranged between 60-64% with an average daily rate of between $45 - $49. The majority of the business traveler demand and also those leisure and group travelers seeking better accommodations, migrate to Beachwood, Ohio, which is approximately six miles from the Solon Commons. In Beachwood, at Chagrin Boulevard and I-271, there are four lodging facilities containing an aggregate




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of 606 rooms with which the Solon Hampton Inn hotel will compete.  These lodging facilities consist of a Travelodge with a 1996 average daily rate of between $40
- $45, a Radisson Inn with an average daily rate of between $65 - $69, a Holiday Inn with an average daily rate of between $70 - $74, and a Courtyard by Marriott hotel with an average daily rate of between $80 - $84. The average occupancy rates for these hotels in 1996 were estimated in the low 60% range for the Travelodge and to range between 75% to 89% for the other three hotels. Also located in the same area are a Marriott Hotel, a newly constructed Residence Inn by Marriott and an Embassy Suites Hotel, however, none of these lodging facilities is expected to compete directly with the Partnership's Hotel. The General Partner is not aware of any additional hotels contemplated for construction in Beachwood, Ohio or Solon, Ohio. The General Partner anticipates that the Solon Hampton Inn hotel will achieve a stabilized average daily rate of $68 expressed in constant 1996 dollars, at an average occupancy rate of 76%.

         ERIE PROPERTY

         General. The Partnership acquired the Erie Property in June 1997 as a possible location for the construction and operation of a Hampton Inn hotel. See "THE PARTNERSHIP'S BUSINESS -- Description of the Hotel Concepts." The Erie Property is located in the Summit Township, Pennsylvania, which is a small suburb of Erie, Pennsylvania. Erie is centrally located on the eastern shore of Lake Erie in northwest Pennsylvania equidistant between Pittsburgh, Buffalo and Cleveland. The region is served by Interstates 90 and 79, rail service and an international airport.

         Erie is the county seat of Erie County, which also comprises the Erie Metropolitan Statistical Area (MSA). In 1995 the Erie MSA had a population in excess of 280,000, of which the Summit Township had a population of slightly less than 6,000. Projected population growth in the county is estimated to be a modes 0.1% per year through 2005. The Erie economy has been diversifying from its manufacturing roots and has become a regional center for distribution, retail trade and tourism, in addition to maintaining a sizable manufacturing base. Located equidistant between Chicago and New York on a major cross country interstate and with easy lake access to Canada, Erie has become a key distribution point between two of the largest markets in the nation, as well as an export center to Canada. The services sector recently supplanted manufacturing as the area's leading industry, representing 27.6% of total jobs in the Erie MSA. Manufacturing was second with a 26.7% share, followed by retail and wholesale trade industry with 22.5%. Major employers include General
Electric Company, Saint Vincent Health Center, Hamot Medical Center, International Paper Company, and local and state government. Erie ranked 12th in the nation for percentage of fast growing young companies and 39th for overall job generation. Bush Industries, a major furniture manufacturer, has completed the first phase of construction of a new major manufacturing complex, and is expected to add 1,100 new jobs to its state headquarters in Erie.

         Travel and tourism is Erie's second largest industry, with recent estimates placing annual tourist expenditures at more than $173.5 million. Over four million vacationers are attracted annually to the beaches and other water activities of Presque Isle State Park; one million more than visit Yellowstone National Park every year. In addition, the city's waterfront area has been undergoing revitalization with construction of a Maritime Museum, a 187-foot observation tower, a new Erie County library and a series of upscale housing developments. The State of Pennsylvania has no sales tax on clothing and Erie attracts shoppers from other states and Canada. The 1.5 million sq. ft. Millcreek Mall, which attracts shoppers from throughout the region, including Canada, and has announced plans to increase its size by one-third. A new $8 million baseball stadium has bee completed in downtown Erie, and as a result of the stadium's record setting attendance, Erie has been selected as the home of one of the new AA league expansion teams that will begin playing in 1999.

         City and county unemployment rates historically have remained above the national trend, which is not unusual in regions where the economy is heavily reliant on manufacturing. This sector was hit especially hard during the economic downturn in the early 1990's. In January 1997 the Erie MSA unemployment rate stood at 6.1%, compared to the national rate of 5.9%. While the General Partner believes the Erie area economy will continue to strengthen, there can be no assurance that an economic downturn will not occur, which could negatively affect the Erie Hampton Inn hotel's performance.

         The Erie Property. In June 1997, the Partnership acquired three separate parcels of land from non-affiliates containing an aggregate of approximately 2.5 acres for an aggregate purchase price of $651,000, plus closing costs of approximately $33,000 and demolition costs of approximately $15,000. The Partnership has obtained a License Agreement from Promus Hotel to construct and operate a 100-room Hampton Inn hotel on the Erie Property. The License Agreement will become effective upon satisfactory completion of construction and the opening of the hotel by a specified date.

         The General Partner has determined that the site is appropriately zoned for hotel use, and has reached agreement with a church on an adjoining parcel for an additional access to the Erie Hampton Inn hotel site. The church has agreed that it will dedicate a 0.7 acre parcel to Summit Township to enable a reconfiguration of the intersection between Oliver Road and Old Oliver Road. In exchange, the Partnership will make a $10,000 donation to the church payable $5,000 upon the opening of the Erie Hampton Inn hotel with the remainder payable one year thereafter. The Partnership has also agreed to provide the church with two room nights per week at 50% of the prevailing room rate, subject to availability, and if obtained by the Partnership, space on a marquee sign at the intersection of Peach Street and Oliver road for a period not to exceed two years. The Partnership anticipates that the construction of the Hampton Inn will begin in October 1997.

         Financing. The Gross Offering Proceeds of $7.6 million currently raised by the Partnership are insufficient to complete construction of the Erie Hampton Inn hotel. The Partnership must obtain at least an additional $5.1 million to $5.3 million from a combination of the proceeds of this Offering of Notes and Units and proceeds from External Financing or a General Partner Loan to construct and commence operations of the Erie Hampton Inn hotel. Assuming the Partnership is able to raise the required funds, the Partnership expects to begin construction of the Erie Hampton Inn in October 1997. So as to enable the Partnership to pursue favorable External Financing opportunities with respect to the Erie Property, in June 1997 the Partnership transferred the Erie Property to Erie Hotel LLC, a single purpose entity. Essex Hotels II is the managing member of Erie Hotel LLC. The membership interests of the Erie Hotel LLC are owned 99% by the Partnership and 1% by Essex Hotels II, whose sole member is the Partnership. The Partnership is currently negotiating with GMAC for a first mortgage loan in the principal amount of $4.5 million to finance the construction of the Erie Hampton Inn hotel. Another alternative is for the Partnership to find a different source of External Financing for the construction of the Erie Hampton Inn hotel, and negotiate with GMAC to provide permanent financing at a later date. As of the date of this Prospectus, however, the Partnership has received no commitment for any financing. There can be no assurance that the necessary financing will be obtained or, if obtained, that such financing will be at rates or upon terms and conditions acceptable to the Partnership.

         Market and Competition. The Erie Property is located on the southwest side of Peach Street (State Route 17) just south of where Peach Street intersects with Interstate 90 (I-90) at Exit 6. The east-bound ramp for I-90 borders to the north, a service station borders to the east directly on Peach Street, and a now-closed restaurant borders to the south. A small house, which is owned by one of the sellers of the Erie Property, is located on the western boundary, and the General Partner believes that the parcel will be put up for sale and marketed as a potential restaurant site. Except for a few residences to the west of the site on Old Oliver Road, the neighborhood surrounding the Erie Property is primarily commercial with services common for an interstate highway interchange. Several hotels, restaurants and highway service facilities are within waking distance, and a larger concentration of retail, restaurant and entertainment businesses are located on Peach Street along a two mile stretch north of the Erie Property. Nearly all of the recent retail construction has occurred in this corridor, and the pace of growth is expected to continue. Millcreek Mall is located one mile north of the Erie Property. In addition, the Family First Sports Park, a 100-acre, indoor/outdoor multi-sports complex located 0.25 miles west of the Erie Property, offers year-round soccer and basketball leagues, numerous sports camps throughout the year and an ever-increasing number of regional and collegiate tournaments. It is one of the largest facilities of its kind in the northeastern United States and is expected to attract as many as 28,000 players and spectators to two major soccer tournaments in 1997 and 1998 alone.

         The proposed Erie Hampton Inn hotel would be highly visible from both Peach Street and I-90. The site has direct access from Peach Street via an easement between a service station and a restaurant. As described above, however, the Partnership has secured an alternate access route to the site from Peach Street by way of Oliver Road to Old Oliver Road, accessing the Erie Hampton Inn hotel through the back of the hotel, a distance totaling less than
0.4 miles. Because there is a traffic light at Peach Street and Oliver Road, this route will facilitate ingress and egress to and from the Erie Hampton Inn hotel. The Partnership has applied for a marquee sign at the corner of Peach
Street and Oliver Road directing guests to the Erie Hampton Inn hotel. An affiliate of the General Partner has owned and operated a 100-room Microtel approximately 0.125 miles from the Erie Property on Peach Street since 1994. As a result, the General Partner has knowledge of the Erie market and local government, which should prove beneficial to the Partnership in connection with its proposed construction and operation of the Erie Hampton Inn hotel.

         There are seven lodging facilities with a total of 859 guest rooms located within two miles of the proposed Erie Hampton Inn which would compete most directly with the hotel. Four are located within 0.5 miles of the Erie Property at the same exit off of I-90, Exit 6, and three are located approximately two miles east at Exit 7. The lodging properties located at Exit 6 include the following: a premium quality Comfort Inn with 110 guest rooms and suites located directly across Peach Street from the Erie Property, which had an estimated average daily rate of $80-84 in 1996; a 97-room Econo Lodge located just south of the Erie Property, which had an estimated average daily rate of $70-74 in 1996; a 111-room poorly performing Howard Johnson Lodge located 0.5 miles northeast of the Erie Hampton Inn hotel, which has an estimated daily rate of $45-49 in 1996 (this property is being renovated and reflagged as a Motel 6); and a 100-room Microtel Inn, which is owned by an affiliate of the General Partner, located 0.125 miles of the proposed Erie Hampton Inn which operated at an average daily rate of $40.22 in 1996. The lodging properties located at Exit 7 include a 113-room Days Inn, which had an estimated average daily rate of $55-59 in 1996; a 216-room Holiday Inn in relatively poor condition, which had an estimated average daily rate of $50-54 in 1996 and a 111-room Red Roof Inn which had an estimated average daily rate of $45-49 in 1996. The occupancy rates in 1996 for all these hotels were estimated to range between 45% to 84% with an overall average of 65%. The five top performers averaged 76% occupancy during the period. The General Partner anticipates that the Erie Hampton Inn hotel will open in the spring of 1998 and achieve a stabilized average daily rate of $67 expressed in constant 1996 dollars and an average occupancy rate of 76%.

         WARWICK PROPERTY

         The Partnership acquired the Warwick Property in December 1995 with the intention of constructing an 80 to 92 room Homewood Suites hotel. The Warwick Property is situated on approximately 2.54 acres and is owned in fee by the Partnership with no encumbrances. The purchase price for the property was $501,400, plus closing costs of approximately $15,200. The Partnership selected a general contractor and was prepared to start construction in the fall of 1996. However, prior to commencing construction, the Partnership learned that additional hotels were planned for construction near the Warwick Property which could be competitive with the Partnership's hotel and result in an estimated 57% potential increase in the number of hotel rooms in the area. The Partnership elected to postpone commencement of construction until it could better assess the effect of the additional hotel rooms on the expected performance of the Partnership's hotel. The Partnership explored its options with respect to the Warwick Property, including reducing the size and costs of the Homewood suites hotel, the development of other hotel brands, and possible sale of the property. The Partnership recently received results of an updated market study which indicated that the demand for hotel rooms had remained fairly flat in the Warwick market over the past 18 months. Based on the results of the market study, the Partnership concluded that the estimated 57% potential increase in the number of hotel rooms in the area would have a significant negative impact upon the expected performance of the Partnership's hotel. In light of these findings and the Partnership's inability to sufficiently reduce total estimated costs of the hotel, the Partnership elected not to proceed with development of a hotel on the Warwick Property and is currently pursuing the sale of the Warwick Property. Although the Partnership has received some interest in the site from potential buyers, there can be no assurance that the Partnership will sell the Warwick Property, or that it will be sold at a price sufficient to enable the Partnership to recover all of the costs and expenses incurred by the Partnership with respect to the Warwick Property. In addition to the purchase price ($501,400) and associated closing costs ($15,200), the Partnership estimates that it has incurred an additional $165,000 in architectural, engineering and franchise fees, and taxes, travel and legal expenses. The General Partner has returned the Acquisition Fee in the amount of $110,000 it received with respect to the Warwick Property. See "RISK FACTORS."

THE ESSEX GLENMAURA INVESTMENT

         General. Essex Glenmaura is a New York limited partnership formed in May 1995 for the purpose of acquiring undeveloped land and constructing, owning, and operating a Courtyard by Marriott hotel. The general partner of Essex Glenmaura is the General Partner.

         In September 1996, Essex Glenmaura completed construction and opened a 120-room, three story Courtyard by Marriott hotel in the Glenmaura Corporate Center in the Borough of Moosic, Pennsylvania, just southeast of the City of Scranton. The hotel is being operated under a Courtyard by Marriott franchise. It has a restaurant which serves a full breakfast and a buffet lunch, two meeting rooms, a lounge, an indoor pool, a spa, and an exercise room.

         Operations of the Courtyard by Marriott hotel owned and operated by Essex Glenmaura.

         LOCATION:                  Glenmaura  Corporate  Center, in the Borough
                                    of Moosic, Pennsylvania, just southeast of the City of Scranton, Pennsylvania.

         NUMBER OF
         GUEST ROOMS:               120 rooms.

         CONSTRUCTED:               Construction completed in September 1996.

         SCHEDULED RENOVATION
         EXPENDITURES:              Under the franchise agreement, on the fifth,
                                    tenth and fifteenth anniversary dates of the hotel opening the franchisor can require
                                    Essex Glenmaura to make such renovations (at
                                    Essex Glenmaura's expense) as the franchisor deems necessary to upgrade the hotel.


         Average Occupancy                                             Average Occupancy
         Rate for the Fiscal                                           Rate for the Six Months
         Year Ended                                                    ENDED JUNE 30, 1997:             64.0%
         DECEMBER 31, 1996:               41.9%
         -----------------                                             -------------------

         Average Rental                                                Average Rental Rate
         Rate for the Fiscal                                           for the Six Months
         Year Ended                                                    ENDED JUNE 30, 1997:            $67.21
         DECEMBER 31, 1996:              $65.92
         -----------------                                             -------------------

         Total Room Revenues                                           Total Room Revenues
         Per Available Rooms                                           Per Available Rooms
         for the Fiscal Year Ended                                     for the Six Months
         DECEMBER 31, 1996:              $27.62                        ENDED JUNE 30, 1997:            $43.01
         -----------------                                             -------------------

         Management of Essex Glenmaura. The General Partner is also the general partner of Essex Glenmaura. See "THE GENERAL PARTNER -- Essex Partners Inc." In addition to the officers of the General Partner the following individual is also directly involved in the Essex Glenmaura hotel project:

Irene K. Doktor, Director of Sales and Marketing - Hotels

         Ms. Doktor, age 31, received a BS degree in Hotel Resort Management from Rochester Institute of Technology in 1989. From 1989 to 1990 she was Senior Sales Manager at a Radisson Inn. She joined Courtyard by Marriott in 1990 where she served as Regional Sales Manager and later as Operations Manager. In 1993 she became Manager, Business Travel Sales with a large Marriott Franchisee, E.J. Delmonte Corporation. She joined Essex in 1994 and directs all sales and marketing activities of the hotel properties.

         Description and Financing of the Hotel Project. The total cost of the Courtyard by Marriott hotel project was $8.7 million, including the cost of land, construction, furnishings, construction period interest, financing costs (debt and equity) and all associated soft costs, including architectural, engineering and franchise fees and working capital.

         The project was funded with $2.3 million of Partner equity, $1.5 million of unsecured notes and a $5.0 million first mortgage loan from GMAC. The term of the first mortgage loan is for four years with a one year extension available if the specified debt service coverage is attained. Interest accrues at a rate of 3% over the LIBOR rate. Monthly payments of interest only are payable for the first year. Thereafter, principal and interest payments are due based on a 25 year loan amortization. Starting in the second year of the loan, the Essex Glenmaura is required to maintain a replacement reserve escrow at 4% of room revenues.

         In 1996, the Partnership acquired 12.5 limited partnership units in Essex Glenmaura for $1.25 million (100,000 per unit) with proceeds from this Offering, representing a total interest of 54.3%. As a condition of the GMAC-Solon Loan, the Partnership was required to reduce its ownership interest in Essex Glenmaura to below 50%. Accordingly, in June 1997, the Partnership sold
1.05 limited partnership units to the General Partner at a purchase price of $105,000, which is equal to the purchase price originally paid by the Partnership for such interests. As a result, the Partnership currently owns a 49.8% interest in Essex Glenmaura.

         In addition to the acquisition of the property upon which the Courtyard by Marriott hotel is constructed, Essex Glenmaura also acquired an option to purchase approximately 3.1 acres of land adjacent to the hotel property, upon which a second hotel or restaurant may be built. The option has expired, but Essex Glenmaura is currently negotiating a new option on the adjacent property.

         If Essex Glenmaura is successful in negotiating a new option and elects to develop the adjacent property, it will need to secure additional sources of equity and debt financing to fund the acquisition costs, construction costs, and pay related fees and expenses. The decision of whether to build, and what to build as, a second project will be in the sole and absolute discretion of Essex Partners. See "CONFLICTS OF INTEREST -- Potential Conflicts in Making Additional Investments in Essex Glenmaura." The decision will depend upon a number of factors, including future market conditions.

         If Essex Glenmaura elects to proceed with the second project it may need additional financing to fund the acquisition of the adjacent parcel, construct the second project and pay related fees and expenses. Investors in Essex Glenmaura will own an interest in the second project based on the value of their interest in the Courtyard by Marriott hotel project, and will have a right of first refusal to purchase additional units of limited partnership interests if additional equity is required. The decision as to whether the Partnership will acquire additional units of limited partnership interests in Essex Glenmaura will be made by Essex Partners. See "CONFLICTS OF INTEREST -- Potential Conflicts in Making Additional Investments in Essex Glenmaura."

         Market and Competition The Scranton/Wilkes-Barre/Hazelton MSA is located in northeastern Pennsylvania and encompasses a four county region, including Lackawanna County. Scranton is the county seat for Lackawanna County. The area is served by four interstate highways and the northeast extension of the Pennsylvania Turnpike, all providing access to major markets in the United States and

Canada. Interstate 84 from the east and the Northeast Extension of the Pennsylvania Turnpike from Philadelphia both terminate in the Scranton area. New York City, Philadelphia and Hartford, Connecticut, are less than 2.5 hours away. The Wilkes-Barre/Scranton International Airport is a full service facility which provides scheduled service to the regional hubs of most domestic airline carriers and is located nine miles south of downtown Scranton.

         In addition to distribution access to major markets in the northeast, the Scranton area offers a low cost of living, low wage rates and a highly skilled and well-trained work force. The population of Lackawanna County in 1994 was estimated at 214,000, a decline of 2.4% since 1990, of which 80,000 lived in the City of Scranton. Lackawanna County reported an unemployment rate of 7.5% in 1994.

         Major employers in Lackawanna County with work forces exceeding 1,000 include, Specialty Records Corporation Division of WEA Manufacturing a division of Time Warner Company, Mercy Hospital, Community Medical Center, Allied Services (a not-for-profit health care system and rehabilitation center), Lackawanna County, Pennsylvania State Offices, Thompson Consumer Electronics, NatWest Services, Inc., Technagelas, University of Scranton and the U.S. Government. Some major employment additions include Prudential Asset Management (500 jobs with plans to expand to 800 jobs) and J.C. Penney Telemarketing (425 jobs).

         Glenmaura Community The Courtyard by Marriott hotel is located in the 220-acre Glenmaura Corporate Center, which is part of the Glenmaura Community, a new 1,028-acre planned mixed use community development. The Glenmaura Community is located five miles from downtown Scranton on Montage Mountain, just off Exit 51 of Interstate 81, near Montage Mountain Ski Resort and Lackawanna Stadium which is the home of the Philadelphia Phillies triple A affiliate. The Wilkes-Barre/Scranton International Airport is four miles south. At Exit 51, I-81 has a daily count of over 70,000 vehicles. In order to handle the increased activity at this location, the Exit 51 Interchange will be undergoing major improvements which will significantly improve Glenmaura's access on and off I- 81.

         The Glenmaura Corporate Center, the newest office park in the area, is to contain a mix of office, hotel, restaurant and limited retail space. It will be served by modern utility systems, including fiber optic lines, and will be redundant backup systems for power and telecommunications. It is expected to attract companies requiring headquarter and back office facilities for credit card and data processing, telemarketing, and accounting functions. Ultimately, the Glenmaura Corporate Center is to include 2 million square feet of office space, in addition to attendant service facilities.

         After an extensive national search, National Westminster Bancorp (NatWest) chose to move its back-office operations from New York and New Jersey to a 40-acre site in Glenmaura. NatWest was a $24 billion, wholly-owned subsidiary of National Westminster Bank PLC, a $227 billion, London- based international banking and financial services organization and one of the largest financial services institutions in the world. In September, 1995, NatWest took occupancy of a new $33 million, 300,000 square foot facility in the Glenmaura Corporate Center. NatWest was subsequently acquired by Fleet Bank which currently occupies the building. Two office buildings are currently under construction in the Glenmaura Corporate Center and are expected to open in the Fall of 1997.

         There are five hotels containing an aggregate of approximately 659 rooms within a 12 mile radius of Glenmaura that are considered to be competitive. These include a 129-room Hampton Inn hotel, which is located approximately 1/2 mile from the site of the Courtyard by Marriott hotel and is also accessible by Exit 51 on I-81. This property had an estimated averaged daily rate in 1996 of $65- $69. Adjacent to the Hampton Inn is a newly opened Comfort Suites with a total of 100 rooms which has rates ranging from $60 - $83. There is a 140-room Holiday Inn located less than 5 miles to the north in the Town of Dunmore, which had an average daily rate in 1996 of $60-$64. In addition, there is a 148-room Radisson Lackawanna Station Hotel which is located approximately 5 miles away in downtown Scranton which had average daily rates of $70-$74 in 1996. There is another lodging facility located further to the north in Clarks Summit, which is approximately 12 miles from the Courtyard by Marriott hotel. The Inn at Nichols Village which has 134 rooms and had an average daily rate in 1996 of $70-$74. With the exception of the Radisson Lackawanna Station Hotel, all of these properties can be accessed fairly easily from exits on

I-81. The current average occupancy rates for these hotels are estimated to range from 68% to 86% with an overall average of 76%.

         SUMMARY OF AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT.

         Essex Glenmaura is to continue until December 31, 2045, unless dissolved earlier under the terms of the limited partnership agreement.
Management of the Essex Glenmaura will be the sole responsibility of Essex Partners.

         Generally, losses of Essex Glenmaura will be allocated among Essex Partners and limited partners as follows: first, to make the balances in the partners' capital accounts proportionate to their respective capital contributions; next, proportionately based on the partners' pro rata interest in Essex Glenmaura's equity; and finally, to Essex Partners. In general, income of Essex Glenmaura will be allocated amount the partners first, to eliminate losses allocated exclusively to Essex Partners; next, proportionately based on the partners' pro rata share in Essex Glenmaura's equity in an amount equal to any losses allocated based on Essex Glenmaura's equity in its assets; next, to the partners with negative capital accounts in order to eliminate the negative balances; and finally, according to the partners' pro rata shares in Essex Glenmaura's equity. Distributions of income and loss will be made to the partners at such times and in such amounts as Essex Partners shall determine. Distributions, whether from the operations or sale of refinancing of proceeds, will be made proportionately to the partners based on their respective pro rata shares in Essex Glenmaura's equity. Essex Partners will receive no carried interest in Essex Glenmaura.

                       INVESTMENT OBJECTIVES AND POLICIES

PRINCIPAL INVESTMENT OBJECTIVES

         The principal objectives of the Partnership are to: (i) preserve, protect and return the Partnership's invested capital and to meet debt service requirements; (ii) provide quarterly distributions of available cash to the Limited Partners in an aggregate annual amount which will equal or exceed their Cumulative Return; and (iii) provide appreciation in the market value of the Hotels which may be realized through their sale or refinancing. The
Partnership's ability to achieve its investment objectives will be subject to the inherent risks associated with the ownership and operation of the Hotels and there can be no assurance that all or any of the investment objectives will be achieved.

ENVIRONMENTAL DUE DILIGENCE

         Federal and state environmental laws can impose substantial liability on owners and lessees of real estate without regard to fault, even when other parties are or were responsible for the environmental impairment. Although the Partnership caused an environmental due diligence review to be performed before the Partnership acquired a given parcel of land, including soil testing, surface and/or ground water testing and/or other investigations, there can be no assurance that such activities did not fail to uncover, or that they uncovered all or any potential environmental liabilities.

         Environmental liabilities (including liability under government programs such as Superfund) could cause the Partnership to incur significant expenses, including the obligation to remedy or clean up hazardous substances or other pollutants, regardless of fault. Such liabilities could exceed the
Partnership's cost of acquiring a property and could also require the Partnership to dispose of a property at a loss, which could be substantial.
Because the Partnership has not yet identified the land which it may purchase lease or sublease, potential investors will be unable to evaluate for themselves the environmental risk of the real properties which may be acquired.

CAPITALIZATION AND USE OF INITIAL FUNDS

         If the Partnership raises less than the Maximum Offering Amount, it may not be able to construct and operate the Erie Hampton Inn hotel, the results of operating and selling a single Hotel will have a greater impact upon the Partnership and the Partnership will also have paid higher Organizational and Offering Expenses per Unit than if it receives the Maximum Offering Amount. Whether or not the Partnership raises the Maximum Offering Amount, it is the Partnership's intention to seek to obtain the necessary financing for the construction and development of the Erie Hampton Inn hotel.



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

BORROWING POLICIES

         The Partnership's objectives are to construct, own and operate the Solon and Erie hotel properties and maintain its limited partnership interest in Essex Glenmaura. The General Partner intends to use the proceeds from the sale of the Notes and Units in combination with External Financing to pursue such activities.

         The  Partnership's  objective  is that  the  ratio  of  Gross  Offering
Proceeds  from the  sale of  Notes,  plus  the  principal  balance  of  External
Financing and General Partner Loans to the greater of (i) Gross Offering Proceeds from the sale of Notes and Units, including the principal amount of any Partner Notes, or (ii) the aggregate fair market value of the Partnership's Hotels, plus the Partnership's limited partnership interest in Essex Glenmaura, will not be more than .85 to 1.0.

GENERAL PARTNER LOANS

         The Partnership may obtain financing from the General Partner to cover acquisition, construction, and operation costs. It is anticipated that loans from the General Partner will be used as bridge financing, until such time as the Partnership is able to obtain External Financing. General Partner loans will bear interest at a rate equal to the General Partner's cost of fund, will be unsecured, and will be due not more than four years after the loan is incurred.

BUSINESS DEVELOPMENT PLAN

         A Limited Partner, including the General Partner, its affiliates, and partners and employees of Harris Beach & Wilcox, LLP, purchasing 20 or more Units may pay for 50% of the purchase price in cash upon subscription and the remaining 50% under a non-interest bearing Partner Note. The Partner Note is payable upon demand by the General Partner, after a period of six months in the event that the Partnership has a need for additional cash in connection with the acquisition of a Hotel site or construction of a Hotel. The Partner Note is payable in any event no later than the earlier of two years after acceptance of the subscription or three years following the Effective Date of the Registration Statement. The deferred payments of capital under the Partner Note are intended to provide a source of funds which bears a reasonable relationship to the capital needs of the Partnership. The General Partner believes that providing the deferred payments will assist the Partnership in raising the necessary equity capital during the early stages of the offering. The Partner Notes are binding, recourse obligations of the Limited Partners which may not be discounted or assigned by the Partnership. The form of Partner Note is attached to the Subscription Agreement, included as EXHIBIT C to this Prospectus. If any Limited Partner defaults under his or her Partner Note the Partnership may be unable to obtain sufficient funds from an action against the defaulting Limited Partners or from the resale of their Partner Notes to meet its obligations. See "RISK FACTORS Default Under Partner Notes."

MAINTENANCE AND REPAIRS; CAPITAL IMPROVEMENTS

         In order to maintain the overall quality of the Hotels and to remain competitive, each Hotel must be regularly maintained and repaired and periodically must undergo refurbishings and capital improvements. The General Partner intends to apply a portion of the proceeds from the operation of the Hotels to the repair and maintenance of the Hotels and to the periodic replacement and improvement of furniture, fixtures and equipment and to establish a reserve for such expenditures from operating revenues. The amount of such reserve is expected to equal up to 4% of gross receipts from Hotel operations. In the event that revenues from operations are insufficient to pay for such expenditures for maintenance and repairs and capital improvements, the Partnership may be unable to protect its investment in the Hotels unless additional funds are provided by the Partnership from other sources, such as borrowing.

SALES AND REFINANCING

         The Hotels will be held by the Partnership until the General Partner determines that a sale or other disposition of any or all of the Hotels would be advantageous, in light of the Partnership's objectives. In



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




deciding whether to sell or refinance any or all of the Hotels, the General Partner will consider factors such as performance of the Hotels, market conditions and the federal income tax considerations, including possible adverse federal income tax consequences to the Limited Partners. The General Partner currently expects to sell the Hotels before the tenth year following the completion of construction. The General Partner is not obligated to sell any of the Hotels at any particular time. Pursuant to the Partnership Agreement, the General Partner is authorized to sell the Hotels without approval by the Limited Partners or the Trustee. Neither of the Hotels may be sold, however, without the consent of Promus Hotel and compliance with certain conditions set forth in the License Agreements.

         In connection with a sale of any or all of the Hotels, the Partnership may take a purchase money installment obligation as part of the sale proceeds. To that extent, distributions to Limited Partners of proceeds from the sale may be delayed and paid over the course of the term of such obligation.

GENERAL RESTRICTIONS

         The Partnership will not (i) issue any Units after the termination of this Offering or in exchange for property, (ii) purchase or lease any real property from, or sell or lease any real property to the General Partner or its affiliates except the purchase of one or more Hotel properties from the General Partner at cost pursuant to Section 4.06(a) of the Partnership Agreement or the sale of all or substantially all of the assets of the Partnership to an Affiliated Person, provided that the transaction is fully disclosed to all Limited Partners and on terms competitive with those which may be obtained from persons other than Affiliated Persons, or (iii) confer upon the General Partner or any affiliate of the General Partner an exclusive right to sell or exclusive employment to sell the Hotels. For a description of additional investment limitations, see Article IV of the Partnership Agreement.

         The Partnership Agreement requires that all real property acquisitions be supported by an independent land appraisal. Each such appraisal will be available for inspection and duplication by any Limited Partner. The Partnership Agreement also requires the General Partner to obtain a written guarantee of completion or other arrangements satisfactory to the General Partner to provide assurance that any Hotel being constructed by the Partnership will be completed at the price contracted.

         The Partnership Agreement provides that neither the General Partner nor its affiliates will receive any kickback or rebate in connection with the Partnership's operations and that neither the General Partner nor its affiliates will participate in reciprocal business arrangements that circumvent this prohibition. The General Partner will not commingle the Partnership's funds with those of any other person or entity. Notwithstanding the foregoing, the Partnership may place its funds in a master fiduciary account with a nonaffiliated financial institution pursuant to which separate subtrust accounts are established with funds of other persons, including affiliates of the General Partner; provided, however, that the Partnership's funds are protected from claims of such other persons or their creditors.

                               TAX CONSIDERATIONS

         The following paragraphs summarize the material Federal income tax aspects of investing in the Partnership. Although the Partnership has been and will be advised by professional tax advisors, there can be no assurance that positions taken by the Partnership will not be challenged by the Internal Revenue Service (the "IRS").

         THE INCOME TAX INFORMATION SET FORTH BELOW IS BASED ON EXISTING STATUTES. In addition, the Partnership has relied on regulations, including proposed regulations, rulings, and judicial decisions, any of which could be changed at any time. Such changes, if they occur, may apply to transactions entered into or completed prior to the effective date of the change.

         The tax consequences of investing in the Partnership will depend on the actual results of the Partnership. Thus, it is possible to discuss the tax consequences of these activities only in the abstract.


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


         The tax consequences will also vary among the Limited Partners and Holders of Notes depending on their individual tax situations. Those investors subscribing to purchase only Notes should see "Discussion of Tax Consequences of Owning Notes" below. Prospective Limited Partners and Holders of Notes should not invest in the Partnership without analyzing the information summarized below, and the anticipated tax consequences of an investment in the Partnership.

         EACH INVESTOR IS URGED TO CONSULT HIS OR HER OWN TAX ADVISOR FOR MORE DETAILED INFORMATION WITH RESPECT TO THE FEDERAL AND STATE TAX CONSEQUENCES
OF AN INVESTMENT IN THE PARTNERSHIP.

SUMMARY OF MATERIAL TAX CONSIDERATIONS

         Tax Consequences of Owning Notes

         - If an investor holds a Note, the interest paid to him or her will be treated as ordinary interest income for Federal income tax purposes.

         - If an investor disposes of a Note, the investor may recognize taxable gain or loss on the disposition of the Note. However, if the investor holds a Note until it is fully paid at maturity, the investor's only taxable income should be the interest income the investor received during the term of the Note.

         - Investors will be required to supply a Form W-9 with their tax identification number. If an investor fails to do this, he or she may be subject to back-up income tax withholding on the interest paid on the Note.

         - If an investor is subject to income tax imposed by a nation other than the United States (e.g., he or she is either a citizen or a resident of another country), he or she should consider the foreign tax consequences of holding the Note and how interest will be taxed by the other country.

         Tax Consequences of Owning Limited Partnership Units

         - The Partnership will obtain an opinion of Harris Beach & Wilcox, LLP, prior to the effective date of the Registration Statement, with respect to the material income tax aspects of purchasing a Note or a Unit.

         - The Partnership will be registered as a tax shelter and there may be a somewhat greater risk of the IRS auditing your income tax return if you invest in the Partnership.

         - It is important from an income tax perspective that the Partnership be taxed as a partnership and not as a corporation. Harris Beach & Wilcox, LLP is of the opinion that the Partnership will be a partnership for federal income tax purposes. If the Partnership is taxed as a corporation for Federal income tax purposes, Partnership losses will not flow through to Partners, Partnership income will be subject to tax at a corporate level, and any distributions will be taxed again as dividends, resulting in a higher overall income tax burden if the Partnership is profitable.

         - Partnership income or loss generally will be treated as passive income or loss for federal income tax purposes. Therefore, you will not be able to deduct any losses from the Partnership unless you have an offsetting amount of other passive income. It is anticipated that most partners will not be able to deduct currently losses generated by the Partnership and that Partnership income in later years will be offset by losses that were suspended as a result of the passive loss rules. Furthermore, future regulations under the passive loss rules may recharacterize income attributable to the Cumulative Return


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


                  as portfolio income, such as interest income and dividends, which would be taxable to the investor and not reduced by any losses from the Partnership.

         - A significant portion of Partnership tax deductions will be generated as a result of depreciation deductions claimed by the Partnership with respect to improvements constructed by the Partnership. Harris Beach & Wilcox, LLP is of the opinion that the depreciation lives and methods to be selected by the Partnership should be respected by the IRS.

         - In the event a Partner is able to use losses from the Partnership under the passive loss rules, that Partner will also have to be concerned with the at risk rules, which generally provide that Partners cannot take losses in excess of the amount they are at risk. Inasmuch as it is expected that most partners will not be able to take losses, it is not anticipated that the at risk rules will effect many investors. For those impacted by the at risk rules, Harris Beach & Wilcox, LLP is of the opinion that the at risk amount should include the cash contributed to the Partnership plus the principal amount of each Partner Note and the Partner's share of any non-recourse debt. See "TAX CONSIDERATIONS -- At Risk Rules."

         - Interest paid by the Partnership on debt incurred to construct Partnership properties would generally contribute to the passive loss of the Partnership and/or reduce the passive income. In the event the Partnership borrows money to make a distribution to Partners, Partners need to be concerned with how they invest or spend distributions. To the extent distributions are spent on personal items, interest paid by the Partnership may not be deductible by those Partners. As a general matter, it will be important for Partners to keep track of how they spend and/or invest distributions from the Partnership, to the extent those distributions are paid with borrowed funds.

         - Harris Beach & Wilcox, LLP is of the opinion that the allocations of income and loss for federal income tax purposes under the Partnership Agreement have substantial economic effect and it is not anticipated that the IRS would be successful in challenging the Partnership's method of allocating income and loss for Federal income tax purposes.

         - As a general matter a Partner cannot deduct losses from the Partnership or receive tax deferred distributions from the Partnership in excess of his or her basis in his or her Partnership Unit. Harris Beach & Wilcox, LLP is of the opinion that each Limited Partner should be able to include in his or her tax basis, cash contributed to the Partnership for his or her Unit plus an appropriate share of any non-recourse debt.

         - If the Partnership disposes of its property, either voluntarily or involuntarily, Partners will realize gain or loss on the disposition. Taxable gain may be greater than the cash available for distribution from the Partnership.

         - If a Partner disposes of his or her Unit in the Partnership, the Partner will in most instances recognize gain or loss upon the disposition.

         - Investing in the Partnership may have an impact upon the alternative minimum tax calculation on an individual Partner's income tax return.

         - The Partnership intends to deduct or amortize a number of fees and expenses it has incurred in organizing and going forward with the Partnership. Harris Beach & Wilcox, LLP is of the opinion that the proposed tax treatment of fees and expenses is reasonable but has declined to express any opinion on the amount allocated to each expense because the issue is factual.



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

         - Each Partner will be required to file state income tax returns in jurisdictions where the Partnership is doing business. This will include states where the Partnership owns property as well as the state where the Partnership's principal place of business is located. Therefore Partners may be required to file income tax returns in a number of states in addition to the state in which they reside.

         - The tax treatment of an investment in Partnership Units could be impacted by Federal or state income tax legislation.

         See "TAX  CONSIDERATIONS  - Discussion  of Tax  Consequences  Of Owning
Notes", and "Discussion of Tax Consequences of Owning Limited Partnership Units," for a more detailed description of these and other tax considerations.

DISCUSSION OF TAX CONSEQUENCES OF OWNING NOTES

         The following discussion is a general summary of the principal Federal income tax matters of general application expected to apply to the purchase, ownership and disposition of the Notes. This summary provides general information only and does not purport to address all of the Federal income tax consequences which may be applicable to any particular holder. The Federal income tax treatment of a holder of a Note may vary depending on his particular situation. Legislative, judicial or administrative changes or interpretations may be forthcoming that could affect the Federal income tax consequences to holders of the Notes.

         EACH PROSPECTIVE HOLDER OF A NOTE IS URGED TO CONSULT HIS OR HER TAX ADVISOR WITH RESPECT TO THE FEDERAL INCOME TAX CONSEQUENCES SET FORTH BELOW AND ANY OTHER FEDERAL, STATE, LOCAL OR FOREIGN TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE NOTES.

         Stated Interest Payments

         Interest payments under the Notes will be treated as ordinary interest income. Each Holder of a Note will receive a Form 1099 for his or her share of interest income paid by the Partnership.

         Disposition of Notes

         If an initial Holder of Notes receives cash in payment of a Note at the stated maturity date, upon the earlier redemption of the Note, or upon an Event of Default, gain would only be recognized by the Holder to the extent that a redemption premium is received because the adjusted tax basis of the Note would be equal to the payment received.

         In the event of the sale or other taxable disposition of a Note prior to the stated maturity date, gain is measured by the excess of the net proceeds of the sale or other disposition over the Holder's adjusted tax basis. Any gain on sale will be capital gain if the Note is held as a capital asset.

         Loss will be recognized upon disposition of a Note in exchange for an amount less than the Holder's adjusted basis in the Note. If the Note is held as a capital asset, the deductibility of the loss may be limited by the rules contained in the Code relating to restrictions upon the deductibility of capital loss. In addition, a sale to a related party could result in limitations upon the deductibility of loss under Section 267 of the Code. For Holders other than initial holders, gain recognized upon the maturity or earlier disposition of a Note may be affected by the provisions of the Code governing market discount.

         Possible Withholding

         Payments of interest and premium, if any, made by the Partnership on a Note and proceeds from the sale of a Note to or through certain brokers may be subject to a back-up withholding tax at a rate of

28%, unless the holder complies with certain reporting and/or certification procedures. All amounts withheld on such payments will be allowable as a credit against the holder's Federal income tax liability.

         The Partnership will provide each initial holder with a Form W-9 (or a substitute Form W-9) on which the holder can provide the information required to avoid back-up withholding.

         Tax Treatment of Resident and Nonresident Alien Holders

         Notes are not being offered, and it is not expected that Notes will be issued, to nonresident aliens, but Notes may be issued to resident aliens. Resident alien individuals should consider the foreign tax consequences of the purchase, ownership and disposition of the Notes, and the effect on those foreign tax consequences of a change in status from a resident to a nonresident alien.

         The U.S. income tax consequences of purchasing, owning and disposing of the Notes by a nonresident alien will vary depending upon the nonresident alien investor's particular circumstances. In general, interest paid under a Note to a nonresident alien investor will be subject to United States withholding tax at a 30% rate (or a lower rate as may be prescribed by an applicable tax treaty).

         EACH RESIDENT ALIEN AND NONRESIDENT ALIEN INVESTOR IS URGED TO CONSULT HIS OR HER OWN TAX ADVISOR REGARDING THE UNITED STATES AND FOREIGN TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE NOTES.

DISCUSSION OF TAX CONSEQUENCES OF OWNING LIMITED PARTNERSHIP UNITS

         Opinion of Counsel

         The Partnership will not seek a ruling from the IRS with respect to the material tax issues relating to the proposed operations of the Partnership. Rather, the Partnership will rely upon the opinion of Harris Beach & Wilcox, LLP. This opinion will not be binding on the IRS, and the IRS will be free to challenge it. The opinion represents only counsel's best legal judgment based upon the law and the facts as they exist at the time the opinion is given and, unlike a ruling from the IRS has no official status of any kind. No assurance can be given that the conclusions reached in the opinion will be sustained by a court, if contested.

         IRS Audit of Tax Shelters

         Since the Partnership will be registered as a tax shelter, the IRS may view the Partnership as requiring special scrutiny for audit purposes. If the Partnership is audited, the information returns filed by the Partnership may lead to an audit of the individual returns of one or more Limited Partners, and the audit of a Limited Partner's return may involve issues unrelated to the Partnership.

         Under the rules for the audit of partnership returns, a partnership must advise each partner of his or her share of the partnership's income, gain, loss, deductions and credits by furnishing to the partner a report on Form K-1. Each Partner must then either follow the K-1 prepared by the partnership or advise the IRS that his or her own income tax return is inconsistent with the K-1.

         If the Partnership is audited, the General Partner is authorized to take such actions and enter into such agreements with the IRS as it deems to be in the best interests of the Limited Partners who hold more than 50 percent of the outstanding Units. If the IRS and the General Partner reach agreement on adjustments to the Partnership's return, each Partner generally will be bound by the agreement. However, any Partner may participate in the audit proceeding and any Partner having at least a one percent interest in the profits of the Partnership (and any group of Partners having, in the aggregate, at least a five percent profits interest) are entitled to negotiate their own settlements with the IRS. The General Partner may bind any Partner with less than a one percent profits interest in the Partnership to a settlement with the IRS unless the Partner elects, by filing a statement with the IRS after receiving notice of the audit, not to give such authority to the General Partner. The General Partner may seek judicial review (to which all Partners




                                       74
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are bound) to a final Partnership  administrative adjustment and, if the General
Partner fails to seek judicial review, such review may be sought by any Partner having at least a one percent interest in the profits of the Partnership (and by any group of Partners having, in the aggregate, at least a five percent profits interest). Only one judicial proceeding will go forward, however, and each Partner with an interest in the outcome may participate.

         Tax Status of the Partnership

         On December 18, 1996 the IRS revised and published in final form the "Check the Box" regulations. Those regulations were issued in proposed form on May 13, 1996. See, generally, Treas. Reg. ss.ss.301.7701-1,-2 and -3. The "Check the Box" regulations were effective as of January 1, 1997 and provide that an entity shall be a partnership if it: (1) has at least two members; (2) is a "business entity"; and (3) is not a "corporation."

         As of January 1, 1997 the Partnership had more than two members.

         A "business entity" is any recognized income tax entity that is not a trust under Treas. Reg. ss.301.7701-4 and that is not otherwise subject to special treatment under the Internal Revenue Code of 1986 ("Tax Code"). An example of an entity subject to special treatment under the Tax Code is a real estate mortgage investment conduit (or REMIC). Harris Beach & Wilcox, LLP is of the opinion that the Partnership is a recognized income tax entity, is not classified as a trust by Treas. Reg. ss.301.7701-4, and is not otherwise subject to special treatment under the Tax Code. Accordingly, Harris Beach & Wilcox, LLP is of the opinion that the Partnership is a "business entity."

         A "corporation" is a business entity that meets at least one of eight criteria. The only relevant criterion are: (1) a business entity organized under a State law and described by the statute as incorporated, a corporation, a joint-stock company, a joint-stock association, a body corporate, or a body politic; (2) a business entity that is taxable as a corporation under a provision of the Tax Code other than section 7701(a)(3); and (3) an "association" as defined in Treas. Reg. ss.301.7701-3.

         The Partnership was formed as a limited partnership under New York law. Accordingly, it does not meet criteria (1) for treatment as a corporation. Harris Beach & Wilcox, LLP is of the opinion that the Partnership is not taxable as a corporation under a provision of the Tax Code other than section 7701(a)(3). Treas. Reg. ss.301.7701-3 provides that the Partnership can elect (that is, check the box) to be taxed as a corporation but, in the absence of an election, it shall be taxed as a partnership.

         The General Partner has represented that it will not elect to have the Partnership taxed as a corporation pursuant to Treas. Reg. ss.301-7701-3. Based on the foregoing analysis and opinions, and the General Partner's representation, Harris Beach & Wilcox, LLP is of the opinion that the
Partnership is properly classified as a partnership as of the taxable year commencing January 1, 1997. See "TAX CONSIDERATIONS -- Discussion of Tax Consequences of Owning Limited Partnership Units -- Tax Status of the Partnership."

         Section 7704 of the Code, which was enacted as part of the Revenue Act of 1987 (the "1987 Tax Act"), provides that any publicly traded partnership (with certain exceptions not relevant to the Partnership) will be taxed as a corporation. A publicly traded partnership is a partnership whose interests are:
(1) traded on an established securities market; or (2) readily tradable on a secondary market (or the substantial equivalent thereof). Final regulations under Section 7704 were issued by the IRS on November 29, 1995. These regulations apply for taxable years of all partnerships beginning after December 31, 1995, except for partnerships that were actively engaging in an activity before December 4, 1995. Since the Partnership did not actively engage in an activity until December 29, 1995, the final regulations apply to the Partnership.

         Under the final regulations, interests in a partnership that are not traded on an established securities market are readily tradable on a secondary market or the substantial equivalent thereof if, taking into account all the facts and circumstances, the parties are readily able to buy, sell or exchange their



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partnership interests in a manner that is comparable  economically to trading on an established securities market. For this purpose interests in a partnership are readily tradable as a secondary market or the substantial equivalent thereof if: (i) interests in the partnership are regularly quoted by any person, such as a broker or dealer, making a market in the interests; (ii) any person regularly makes available to the public (including customers or subscribers) bid or offer quotes with respect to interests in the partnership and stands ready to effect buy or sell transactions at the quoted prices for itself or on behalf of others;
(iii) the holder of an interest in the partnership has a readily available, regular, and ongoing opportunity to sell or exchange the interest through a public means of obtaining or providing information of offers to buy, sell, or exchange interests in the partnership; or (iv) prospective buyers and sellers otherwise have the opportunity to buy, sell or exchange interests in the partnership in a time frame and with the regularity and continuity that is comparable to that described in (i) through (iii) above.

         The regulations under Section 7704 of the Code provide certain safe harbor guidelines defining circumstances in which partnership interests will not be considered to be readily tradable on a secondary market or the substantial equivalent thereof. The safe harbor guidelines provide, among other things, that partnership interests will not be considered readily tradable on a secondary market or the substantial equivalent thereof for a taxable year of the partnership if no more than 2 percent of the total interest in partnership capital or profits are transferred during the taxable year (disregarding the nontrading transfers described below and also disregarding transfers made pursuant to a "qualified matching service" or a qualifying "redemption or repurchase agreement" as those terms are defined in Regulation Section 1.7704-1). For purposes of the 2 percent safe harbor, the following transfers are not included: (a) transfers in which the basis of the partnership interest in the hands of the transferee is determined, in whole or in part, by reference to its basis in the hands of the transferor or is determined under Section 732 of the Code; (b) transfers at death, including transfers from an estate or testamentary trust; (c) transfers between members of a family (as defined in
Section 267(c)(4) of the Code); (d) transfers involving the issuance of interests by (or on behalf of) the partnership in exchange for cash, property, or services; (e) transfers involving distributions from a retirement plan qualified under Section 401(a) of the Code or an individual retirement account;
(f) transfers by a partner or any related person (within the meaning of Section 267(b) or 707(b)(1) of the Code) in one or more transactions during any 30 day period of more than two percent of total interests in partnership capital or profits; (g) transfers pursuant to a plan of redemption or repurchase maintained by the partnership, under which, upon the death, disability or mental incompetence of a partner or the retirement or termination of services of an individual who actively participated in the management of, or performed services on a full-time basis for, the partnership, partners may tender their partnership interests for purchase by the partnership, another partner or a related person (as defined in Section 267(b) or 707(b)(1) of the Code); (h) transfers pursuant to a closed end redemption plan (as defined in Regulation Section 1.7704-1; (i) transfers by one or more partners of 50% or more of the total interests in partnership capital or profits in one transaction or a series of related transactions; or (j) transferred which are not recognized by the partnership.

         In order to comply with the existing and future rules for determining whether the Partnership is a "publicly traded partnership" for income tax purposes, the Partnership Agreement allows the General Partner to prohibit any assignment of one or more Units if: (1) it determines in its sole discretion that the assignment would create a risk of the Partnership being a "publicly traded partnership"; (2) the Partnership is unable to satisfy any safe harbor test existing under then-applicable rules; or (3) the Partnership is unable to obtain an opinion of counsel or an IRS ruling that the assignment will not result in the Partnership being classified as a publicly traded partnership within the meaning of Section 7704 of the Code. In addition, the General Partner has agreed in the Partnership Agreement to take all actions reasonably available (and the Partnership Agreement grants broad authority to the General Partner) to prevent the trading of Partnership interests by third parties on an established securities market or a secondary market (or the substantial equivalent thereof) and to ensure that safe harbor guidelines are met. Based upon the foregoing, the General Partner does not anticipate that interests in the Partnership will be traded on an established securities market or be readily tradable on a secondary market or the substantial equivalent thereof.

         Assuming  that  the  Partnership   complies  with  the  above-described
provisions of the Partnership Agreement at all times during the existence of the Partnership, and relying upon representations of the



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General  Partner that no publicly  available  market now exists for interests in the Partnership under which offers to buy or sell Partnership interests would be accepted in a time frame comparable to that available in a secondary market, Harris Beach & Wilcox, LLP is of the opinion that the Partnership is not a publicly traded partnership for purposes of Section 7704 of the Code. There can be no assurance, however, that a person other than the Partnership or the General Partner will not act subsequent to this offering of the Units, in violation of the Partnership Agreement, to create, facilitate or recognize the trading of Units on a secondary market or the substantial equivalent thereof, or that some other action or event beyond the control of the Partnership and the General Partners would not otherwise cause the Partnership to be treated as a publicly traded partnership for purposes of Section 7704 of the Code. In any such event, the Partnership would be classified as an association taxable as a corporation and, as a result, would be taxed as a corporation for federal income tax purposes.

         Assuming that the Partnership is taxed as a partnership for Federal income tax purposes, each Partner will be required to report on his or her own return for his or her taxable year, with or within which the Partnership's taxable year ends, his or her share of the income or loss of the Partnership for the Partnership's taxable year. The amount of income or loss reported by a Partner with respect to the Partnership will depend upon his or her allocated share of Partnership income and not upon the presence or absence of cash distributions by the Partnership. Thus, cash distributions made in years when the Partnership sustains losses will not be taxable to a Partner. Likewise, in years when the Partnership generates taxable income, Partners will be taxed on their share of such income even though cash distributions may be less than the amount of income that is taxed to them.

         Tax Status of Solon Hotel LLC and Erie Hotel LLC

         Under the "Check the Box" tax regulations (see discussion above in "Tax Status of Partnership"), a business entity which (i) is not a corporation, (ii) is not subject to special treatment under the Tax Code, and (iii) only has one owner or member will either be classified corporation for tax purposes, if such entity makes an affirmative election for such classification, or be disregarded. If a business entity is disregarded for tax purposes and its sole member is a partnership, its activities are treated in the same manner as a branch or division of such partnership.

         Harris Beach & Wilcox, LLP is of the opinion that each of Solon Hotel LLC and Erie Hotel LLC will be treated for tax purposes as having one member, because each entity's managing member (Essex Hotels and Essex Hotels II, respectively) is 100% owned by the Partnership, is not a corporation, is not subject to special treatment under the Tax Law and, based upon representations made by the General Partner, will not file an election to be classified as a corporation for tax purposes. Thus, Essex Hotels and Essex Hotels II will be disregarded for tax purposes and the Partnership will be considered to own 100% of each of Solon Hotel LLC and Erie Hotel LLC.

         Harris Beach & Wilcox, LLP is further of the opinion that Solon Hotel LLC and Erie Hotel LLC will be disregarded for tax purposes, since neither entity is a corporation or is subject to special tax treatment under the Tax Code, and the General Partner has represented that neither entity will file an election to be classified as a corporation for federal tax purposes. Thus, Solon Hotel LLC and Erie Hotel LLC will each be considered for federal tax purposes to be a division or branch of the Partnership and the assets owned and activities conduced by each entity will be considered owned and conducted by the Partnership.

         The Passive Loss Rule

         Under Section 469 of the Code, losses from passive activities generally are suspended to the extent that they exceed income from passive activities (exclusive of portfolio income, as that term is described below). Suspended losses may be carried forward (but not back) and treated as deductions from passive activities in the next taxable year.

         Even if the underlying activity with respect to a particular investment involves the conduct of an active trade or business, the activity will be treated as a passive activity if an investor does not materially participate in the activity. Except for very limited circumstances, limited partners do not materially


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participate in a partnership's  underlying activities.  When a taxpayer disposes of his or her entire interest in a passive activity in a fully-taxable disposition, any suspended loss from the activity is allowable in full.

         Any interest expense that is taken into account in determining a taxpayer's income and loss from passive activities is treated as passive and is not treated as investment interest for purposes of the investment interest limitations. Similarly, income and loss from passive activities generally are not treated as investment income and loss in calculating the amount of the investment interest limitation.

         A Limited Partner's interest in the Partnership will be treated as a passive activity for purposes of the passive loss rule. Thus, all Partnership taxable losses are expected to be treated as passive losses subject to the above restrictions. Deduction by a Limited Partner of interest expenses allocated to him by the Partnership is subject to limitation under the passive loss rule, and not under the investment interest rule. In addition, interest paid by a Limited Partner on any amounts borrowed to purchase a Unit (other than amounts borrowed under a loan which would be treated as home equity indebtedness within the meaning of Section 163(h) (3) of the Code) will be subject to the passive loss rule.

         Although interest expense generally will be treated as passive, interest income earned by the Partnership generally will be treated as portfolio, not passive, income. For example, interest earned on any Partnership bank account will give rise to portfolio income. Further, any imputed interest income received by the Partnership will give rise to portfolio income. See "Interest" below. A proportionate share of the Partnership's portfolio income will be separately allocated to each Limited Partner and must be reported as portfolio income. Thus, a Partner may have tax due on portfolio income generated by the Partnership during a Fiscal Period even though the Partnership also generated net passive losses during the same Fiscal Period. Except for interest income paid to persons holding Notes, it is expected that portfolio income generated by the Partnership will be minimal.

         The Partnership will incur interest expense on the Notes, and that interest expense must be allocated in accordance with the use of the proceeds of the Notes. The Partnership will expend its debt proceeds attributable to the Notes, and any other debt primarily in the acquisition of property for the Hotels, in the construction and holding of the Hotels, and possibly for the servicing of the Notes. Accordingly, the bulk of the interest expense on the Notes will be allocable to the Hotel activity, which will reduce any net income from a passive activity.

         A Limited Partner who also holds one or more Notes will be required to include in income interest paid to him on the Note. Except as discussed below, this income will be treated entirely as portfolio income. The Treasury Department has issued proposed regulations which address the appropriate treatment of a taxpayer's interest income under the passive loss rules when the income is derived from a loan to a pass through entity (such as a partnership) which must treat the corresponding interest expense as a passive activity deduction (the "Self-Charged Interest Rule"). In general, the proposed regulations permit a lending partner to recharacterize as passive income that amount of the interest paid to him which is not in excess of his distributive share of that amount of the interest paid to all partners which is treated as a passive activity deduction by the partnership. An investor may invest selectively in either Units or Notes and is not required to invest in both. The selection of an investment in either Notes or Units, or any sale or other transfer of Notes by a Limited Partner to a non-partner, will affect the amount of interest income from the Notes that may be recharacterized as passive income. Accordingly, application of the Self-Charged Interest Rule to a Limited Partner who also holds Notes is uncertain.

         There is some doubt as to whether the existence of the Cumulative Return to the Limited Partners will result in a recharacterization of income attributable to the Cumulative Return or to income arising from the preferred return of the Limited Partners' capital contributions as portfolio income rather than passive income. The Regulations do not presently contain any such recharacterization rules. In a preamble to the Regulations, however, the IRS disclosed that it may issue regulations in the future which would recharacterize as portfolio income a limited partner's gross income attributable to a preferred return. The IRS has stated that such regulations might apply retroactively, regardless of when the investment was made, to income generated after the effective date of the Regulations. The effect of such recharacterization would be to prevent the utilization of Partnership deductions or losses against that




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portion of a Limited Partner's gross income that is treated as portfolio income.
This could cause a negative impact on the Limited Partner's return on his investment in the Partnership by delaying the utilization by the Limited Partner of deductions or losses, but would not prevent the eventual use of such deductions and losses against Partnership passive income from operations or sale.

         Harris Beach & Wilcox, LLP is of the opinion that under present law the taxable income to be generated by the Partnership, other than that derived from interest, dividends and other types of portfolio income, will be passive income.

         DUE TO THE DIFFERING TAX CONSEQUENCES THAT INDIVIDUAL INVESTORS MAY EXPERIENCE UNDER THE PASSIVE LOSS RULE AS A RESULT OF THEIR PARTICULAR CIRCUMSTANCES, INVESTORS ARE STRONGLY ADVISED TO CONSULT WITH THEIR TAX ADVISORS ON THIS MATTER.

         Allocations of Income and Loss

         In general, the Code provides that a Partner's allocable share of income, gain, loss, deduction or credit is determined by the Partnership Agreement. However Section 704(b) of the Code provides that an allocation will be respected only if it either has "substantial economic effect" or is in accordance with the Partner's "interest in the Partnership." To the extent an allocation of income, gain, loss, deduction or credit contained in the Partnership Agreement does not have substantial economic effect or is not in accordance with the Partners' interests in the Partnership, the tax items will be reallocated by the IRS in accordance with such interests, taking into account all relevant facts and circumstances.

         Section 3.01 through 3.04 of the Partnership Agreement govern allocations of taxable income and loss to the Partners. Section 3.05 governs distributions of cash. In general, both allocations of taxable income and loss and distributions are divided between operation of the Hotels, on the one hand, and Distributions from a Sale or Refinance of Hotels, on the other.

         Operating cash is distributed 99 percent to the Limited Partners and one percent to the General Partner until the Limited Partners receive their aggregate Cumulative Return. Thereafter, operating cash is distributed 80 percent to the Limited Partners and 20 percent to the General Partner. Distributions from a Sale or Refinance of Hotels are paid 99 percent to the Limited Partners until they have received a return of their capital investment ($1,000 per Unit) plus their Cumulative Return. Thereafter 80 percent of the Distributions from a Sale or Refinance of Hotels are paid to the Limited Partners. The General Partner receives the remaining cash.

         Allocations of taxable income and loss generally follow the rules for distributing cash. Under Section 3.01, operating income is first allocated 99 percent to the Limited Partners and 1 percent to the General Partner in the amounts, and in the relative proportions, necessary to reverse any loss from operations allocated under the final operating loss allocation rule described below. Thereafter, operating income is allocated 99 percent to the Limited Partners (in proportion to their respective unpaid Cumulative Returns) and 1 percent to the General Partner until the amount allocated to the Limited Partners under this rule equals the cumulative amount distributed, or accrued but not yet distributed, to the Limited Partners as their respective Cumulative Returns. Any remaining income from operations is allocated 80 percent to the Limited Partners in accordance with each Limited Partner's Pro Rata Share and 20 percent to the General Partner.

         Taxable income on the sale of any or all of the Hotels (including income from the sale of hotel properties of Essex Glenmaura) is allocated 99 percent to the Limited Partners until each Limited Partner has been allocated income in an amount equal to his or her pro rata share of the nondeductible Syndication Expenses and Sales Commissions. Thereafter income on the sale of any or all the Hotels (including income from the sale of hotel properties of Essex Glenmaura) is allocated in the same manner as operating income.


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

         Any tax loss from Partnership operations is first allocated 80 percent to the Limited Partners and 20 percent to the General Partner in the amounts, and in the relative proportions, necessary to offset all Income which was allocated 80 percent to the Limited Partners. Thereafter operating losses are allocated 99 percent to the Limited Partners and 1 percent to the General Partner. Tax loss on the sale of any or all of the Hotels (including loss on the sale of hotel properties of Essex Glenmaura) is first allocated in the manner described above with respect to allocations of loss from Partnership operations, except that allocations on the sale of Hotels (including loss on the sale of hotel properties of Essex Glenmaura) will be made prior to allocations of income from operations. All other loss is allocated 99 percent to the Limited Partners and 1 percent to the General Partners in proportion to the Partners' respective capital contributions (taking into account for this purpose the face amount of any Partner Note).

         The Partnership Agreement contains many complex exceptions to the general allocation rules summarized above, many of which are required by the Regulations. The exceptions contained in Section 3.02 of the Partnership Agreement include a partnership minimum gain chargeback, a partner minimum gain chargeback, and a qualified income offset provision, each of which are drafted to comply with the Regulations and are described in more detail below in connection with the discussion of the Regulations. As required in the Regulations, partnership nonrecourse deductions (as described below and defined in the Partnership Agreement) are allocated 99 percent to the Limited Partners in accordance with each Limited Partner's Pro Rata Share and 1 percent to the General Partner and partner nonrecourse deductions are allocated to the Partner or Partners who bear the economic risk of loss with respect to the partner nonrecourse debt to which such deductions are attributable. As required by Treas. Reg. ss.1.704-1(b)(2)(ii)(d), allocations of loss or deduction to a Limited Partner are not allowed to the extent such allocations would cause or increase a deficit balance in the Limited Partner's capital account (after the making of certain adjustments) in excess of the amount which the Limited Partner is, or is deemed to be, required to restore. If, notwithstanding this limit on loss allocations, an excess deficit capital account balance is created for any reason, items of gross income are allocated to the Limited Partner in order to eliminate the excess deficit balance as quickly as possible. Finally, in Section
3.03 of the Partnership Agreement, the General Partner is given authority to allocate items of income and loss subsequent to the making of the allocations described in this paragraph and required by the Regulations (the "Regulatory Allocations"), to the extent possible, to cause aggregate distributions to the Partners to be made in accordance with the rules of Section 3.05 of the Partnership Agreement without giving effect to the Regulatory Allocations.

         Four additional exceptions to the above general allocation rules are that: (1) income or loss for any fiscal period during which an interest in the Partnership is transferred or a Partner is admitted to the Partnership will be allocated among the Partners to reflect their varying interests during that fiscal period; (2) income will be allocated to the General Partner or to any other Partner in an amount equal to the fees or other amounts paid to the General Partner or to any other Partner that are determined to be a distribution of profits from the Partnership for Federal income tax purposes, and loss will be allocated to the General Partner (or its allocated share of income reduced) in an amount equal to the amount of any Distribution that is determined for Federal income tax purposes to be a fee paid to the General Partner; (3) in accordance with Section 704(c) of the Code, income or loss with respect to any asset contributed to the capital of the Partnership shall, solely for tax purposes, be allocated among the Partners to take account of any variation between the adjusted basis of the property to the Partnership and its fair market value at the time of contribution; and (4) to the extent any discrepancies in Capital Account balances (as determined on a per Unit basis) exist among the Limited Partners as a result of the volume discounts described in this Prospectus (see "THE OFFERING - Volume Discounts"), items of partnership gross income and gain will be allocated to Limited Partners who are granted volume discounts, generally in the year of the liquidation of the Partnership, in the amount of such volume discounts in order to equalize the Capital Accounts of the Limited Partners on a per Unit basis.

         The Regulations under Section 704(b) of the Code contain guidelines as to whether partnership allocations have substantial economic effect. The
Regulations provide that an allocation to a partner generally has economic effect only if: (1) a partner's capital account is maintained in accordance with the prescribed set of guidelines contained in the Regulations; (2) liquidating distributions are, throughout the term of the partnership, to be made in accordance with the partner's capital account balance; and (3) the



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partnership  agreement  contains a  requirement  that any partner with a deficit balance in his or her capital account following the liquidation of his or her interest in the partnership or the distribution of liquidation proceeds restore the amount of such deficit to the partnership, which amount shall be distributed to partners in accordance with their positive account balances or paid to creditors. If requirements (1) and (2) are met but requirement (3) is not, an allocation to a partner may nevertheless have economic effect to the extent the allocation does not cause or increase a deficit in the partner's capital account in excess of the amount, if any, which he or she is or is considered obligated to restore, provided that the partnership agreement contains a "qualified income offset" provision. A "qualified income offset" provision causes a partner to be allocated items of gross income where and to the extent by reason of a distribution or certain other factors, a deficit balance in his or her capital account has been created or increased beyond the amount, if any, which he or she is or is considered to be obligated to restore.

         Under the Regulations, allocations contained in the Partnership Agreement which satisfy the requirements of the preceding paragraph, and thus have economic effect, will nonetheless not be respected if they fail to satisfy the substantiality test contained in the Regulations. In determining whether the economic effect of an allocation is substantial, the magnitude of the shift in the economic consequences to a partner must be weighed against the shifting of tax consequences resulting from the allocation. Thus, for example, an allocation that may improve the after-tax economic position of one partner, but with respect to which there is a strong likelihood, in present value terms, that the after-tax consequences to no partners will be substantially diminished would not be substantial.

         The Regulations specifically provide that allocations of loss or deduction attributable to nonrecourse debt do not have economic effect because, in the event there is an economic burden which corresponds to them, this burden is borne solely by the lender. Nevertheless, allocations attributable to nonrecourse debt will be deemed to be in accordance with the partners' interests in the partnership if, in addition to the requirements listed above: (1) the partnership agreement provides for allocations of nonrecourse deductions among the partners in a manner that is reasonably consistent with allocations which relate to significant items attributable to the property securing the nonrecourse liabilities and which have substantial economic effect; (2) the partnership agreement contains the "minimum gain chargeback" provisions described below; and (3) all other material allocations and capital account adjustments under the partnership agreement are made in accordance with the Regulations. The concept of partnership "minimum gain" -- that is, gain which will be recognized by a partnership upon a disposition of its assets because the nonrecourse debt secured by the assets exceeds the basis of the assets -- is key to these regulations. Minimum gain may arise if: (1) there is an increase in the amount of nonrecourse debt secured by a partnership asset; or (2) the basis of an asset securing nonrecourse debt is reduced, for example, by depreciation. Under the Regulations, all increases in partnership minimum gain for any Fiscal Period (reduced by the amount of the proceeds of a nonrecourse debt which are distributed to the partners in such Fiscal Period) will be associated with an equivalent amount of the partnership's deductions. The Regulations require that these deductions (known as nonrecourse deductions) be allocated among the partners consistently with allocations of other items which have substantial economic effect.

         To the extent partners are allocated nonrecourse deductions, the corresponding minimum gain is also in effect earmarked and each partner is allocated income or gain equal to his or her share of the net decrease in partnership minimum gain in future years. The Regulations are intended to assure that each partner is eventually taxed on his or her share of partnership minimum gain.

         The   Regulations   also  address  the  treatment  of  deductions   and
distributions attributable to debt which is nonrecourse to the partnership but recourse to one or more partners. Such debt, which the Regulations term "partner nonrecourse debt," may involve, for example, a nonrecourse debt loaned to the partnership by a partner or by person related to a partner. The Regulations provide, in the case of partner nonrecourse debt, a set of rules comparable to those which apply to partnership minimum gain. Deductions and distributions corresponding to partner nonrecourse debt result in earmarked minimum gain, and net decreases in minimum gain attributable to partner nonrecourse debt trigger a minimum gain chargeback provision. Minimum gain attributable to partner nonrecourse debt is separate from partnership minimum gain, and an event which causes one to increase may cause the other to decrease. The Regulations are intended to ensure that losses and deductions attributable to partner nonrecourse debt,



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



as well as the corresponding partner minimum gain, are allocated to the partner who bears the economic risk of loss with respect to the debt.

         In general, for purposes of the foregoing rules, the Notes will be treated as: (1) partnership Nonrecourse Debt when held by a person who is not a Limited Partner (or an affiliate or related person); and (2) partner nonrecourse debt, when held by a Limited Partner (or an affiliate or related person). thereof.

         The Partnership Agreement contains a qualified income offset provision and minimum gain chargeback provisions, and allocates nonrecourse deductions and partner nonrecourse deductions in the manner prescribed in the Regulations. Furthermore, the Partnership Agreement requires that liquidating distributions be made in accordance with each Partner's Capital Account balance. In the opinion of Harris Beach & Wilcox, LLP it is more likely than not that the Partnership Agreement complies with the safe harbor provisions in the Regulations under Section 704(b) of the Code and that all material allocations thereunder will be respected. The Regulations are extremely complex and subject to varying interpretations. Thus, there can be no assurance that the IRS will not assert that the Partnership Agreement is not in compliance with the Regulations and that its allocations do not have substantial economic effect and are not in accordance with the Partners' interests in the Partnership.

         Depreciation

         The Code generally allows an owner of depreciable property to take depreciation deductions based on the entire cost of the property and any improvements to the property, even though the property and improvements are financed in part with borrowed money. For convenience of reference and to avoid confusion, the term "depreciation" as used throughout this Prospectus refers to the deductions allowable under the Modified Accelerated Cost Recovery System ("MACRS") established by Section 168 of the Code. A lessee of property is entitled to claim depreciation with respect to buildings constructed or other permanent improvements made by a lessee on leased property provided that the depreciable life of the improvements is equal to or shorter than the remaining term of the lease. The General Partner anticipates that, if the land upon which one or more of the Hotels is constructed is leased rather than purchased, the term of the lease will be at least equal to the depreciable life of the Hotel and other improvements made by the Partnership on the leased property.

         The  Partnership  intends  to  depreciate  the  costs  of  construction attributable to the Hotel building or buildings to be constructed (including professional fees and construction period interest attributable to the construction of the building) over a 39-year life using straight-line depreciation. Also to be included in the basis of a Hotel are any architectural and engineering fees attributable to the construction of the Hotel, the development fee, and the construction management fee paid or accrued with respect to the Hotel. The Partnership intends to depreciate the cost of certain land improvements made as part of the Hotels (including roadways, curbs, sidewalks and parking areas) over a 15-year period, and to depreciate the cost of furniture and fixtures to be used in the Hotels over a 7-year period.

         Harris Beach & Wilcox, LLP is of the opinion that a Hotel building should qualify for 39-year straight-line depreciation, the land improvements in connection with the Hotel should qualify for 15-year straight-line depreciation, and the furniture and fixtures purchased for use in the Hotel should qualify for 7-year straight-line depreciation. Harris Beach & Wilcox, LLP expresses no opinion on any allocation of costs between or among the land, the Hotel buildings and other improvements since the issue is factual.

         At Risk Rules

         Section 465 of the Code precludes individual taxpayers and certain closely-held corporations from deducting losses from certain activities in excess of amounts "at risk" in the activity. The passive activity loss limitations (see "The Passive Loss Rules," above) are applied to a Limited Partner's share of Partnership losses for a taxable year only after determining that the Partnership losses in question satisfy the applicable "at risk" limitations.



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

         A Limited Partner will not be able to deduct taxable losses attributable to the Hotels (or to any improvements or other real property that the Partnership may subsequently acquire) in excess of that Partner's investment in the property (the amount "at risk"). Generally, a Partner's investment in real property will include the cash invested in the Partnership, amounts borrowed with respect to real property for which the Partner is personally liable, and the Partner's proportionate share of the Partnership's "qualified nonrecourse financing." Qualified nonrecourse financing includes a loan made by a bank or any other person actively and regularly engaged in the business of lending money which is secured by real property used in the activity, provided that no person is personally liable for repayment of the loan. The Notes generally will not constitute qualified nonrecourse financing.

         The construction costs of the Hampton Inn built on the Solon Property were financed, in part, by a $4.5 million first mortgage loan from GMAC Commercial Mortgage Corporation (the "Solon-GMAC Loan"). In connection with the Solon-GMAC Loan, the General Partner has provided a guaranty of payment. The guaranty of payment is reduced to 30% of the principal balance of the loan upon completion of construction of the Solon Hampton Inn hotel and will terminate upon achievement of certain debt-service coverage ratios by Solon Hotel LLC. Upon termination of the guaranty of payment the Solon-GMAC Loan allows the lender only limited recourse against the General Partner and no recourse against the Limited Partners.

         Further, Essex Glenmaura, financed the Courtyard by Marriott hotel with a $5.0 million first mortgage loan from GMAC Commercial Mortgage Corporation (the "Glenmaura-GMAC Loan") and the Glenmaura Notes. The terms of the Glenmaura Notes are similar to the terms of the Notes. The Glenmaura-GMAC Loan allows the lender only limited recourse against the General Partner and no recourse against the Limited Partners. The Partnership currently owns 49.8% of Essex Glenmaura.

         The IRS has issued proposed regulations which provide that the amount at risk for a Limited Partner who lends the Partnership money will be increased by the amount by which the Limited Partner's basis in the Partnership is increased under the tax basis rules of Section 752 of the Code. As described below, a Limited Partner's tax basis in his Unit generally will increase by the amount of the Notes held by such Partner. See "Tax Basis in Units" below. Accordingly, a Limited Partner's amount at risk generally will increase by the same amount.

         The IRS has issued proposed regulations which provide that a partner's amount at risk is not increased by a recourse note payable to a partnership until the proceeds of the note are actually used in the partnership's business. Accordingly, the IRS may assert that a Limited Partner's obligation to pay a Partner Note will not increase his or her amount at risk until the Partnership uses the proceeds in its Hotel business. However, case law indicates that an obligation by a partner to make additional capital contributions to a partnership will increase the partner's amount at risk if the obligation is not contingent and illusory. Harris Beach & Wilcox, LLP is of the opinion that a obligation of a Limited Partner to pay a Partner Note is neither contingent nor illusory since the Partner Note must be satisfied with payments of principal no later than two years from the date that the Limited Partner is admitted as a Limited Partner or three year's from the Effective Date of the Registration Statement. See "INVESTMENT OBJECTIVES AND POLICIES - Business Development Plan."

         A taxpayer's amount at risk with respect to an activity is increased by net income from the activity and is reduced by deductions of net losses and by distributions from the Partnership. Losses not deductible because of the at-risk limitation may be carried forward to succeeding years. In addition, if a Partner has deducted net losses and his or her amount at risk is subsequently reduced to less than zero (e.g., by distributions of cash from the activity in excess of income), the Partner must "recapture" as income an amount equal to the lesser of the previously allowable losses or the amount by which the at-risk amount is negative.

         Harris Beach & Wilcox, LLP is of the opinion that a Limited Partner's amount at risk includes: (1) the amount contributed by such Limited Partner to the Partnership; (2) the amount by which the tax basis of such Limited Partner's Unit is increased by reason of holding a Note; and (3) the principal amount of a Limited Partner's Partner Note.

         Harris Beach & Wilcox, LLP is further of the opinion that (i) the portion of the Solon-GMAC Loan not subject to the payment guaranty of the General Partner (the "Non-Guaranteed Portion of the Solon-GMAC Loan") and the Glenmaura-GMAC Loan more likely than not are without recourse to the General Partner, (ii) GMAC is actively engaged the business of lending money, and (iii) a Limited Partner's amount at risk includes his or her pro rata share of the Non-Guaranteed Portion of the Solon- GMAC Loan and of the Partnership's 49.8% interest in the Glenmaura-GMAC Loan. Because it is not presently known what will be the respective principal amounts of the Notes acquired by Holders, the General Partner Loan or the External Financing, and on what basis any of such debts (other than the Notes) will be incurred, it is not possible to predict to what extent a Limited Partner's amount at risk will be increased by a portion of such indebtedness.

         Interest

         Section 163 of the Code allows a deduction for all interest paid or accrued within a taxable year on indebtedness incurred in conducting a trade or business. Except for construction period interest, the Partnership intends to deduct all interest incurred by the Partnership in connection with the financing of the Hotels, including interest attributable to the Notes. Harris Beach & Wilcox, LLP is of the opinion that this interest cost should be deductible for Federal income tax purposes, subject to the passive loss limitation. See "The Passive Loss Rules" above.

         The 1986 Tax Act limits the deduction of interest expense on debt incurred by individuals for personal expenditures. Since the enactment of the 1986 Tax Act, the IRS has issued temporary regulations and three notices which deal with the treatment of debt incurred by a partnership to make distributions. Although the matter is not entirely clear, the Partnership may be required to separately state interest on the portion of the refinancing debt incurred to make distributions to the Partners. The Partnership will attempt to make elections necessary to minimize the amount of interest that must be separately stated. If interest is separately stated, Limited Partners will be required to identify how they spent distributions of refinancing proceeds when determining whether the interest is deductible. For example, if the proceeds of a distribution were spent by a Limited Partner on personal items, the interest incurred to make this distribution would be personal interest to that Partner. However, if the proceeds of a distribution were spent for investment activity, the interest will be deductible subject to the limitations on deduction of investment interest or to the applicable limitations on deductibility of passive losses.

         In addition, a Limited Partner may choose to finance the purchase of his or her interest in the Partnership. Harris Beach & Wilcox, LLP is of the opinion that interest paid by a Limited Partner on a loan incurred to purchase his or her interest in the Partnership should be deductible for federal income tax purposes, subject to the passive loss limitation (except for of certain home equity indebtedness). See "The Passive Loss Rules" above.

         Limited Partners purchasing 20 or more Units may execute a Partner Note reflecting the obligation to make future capital contributions to the Partnership. The Partner Notes are non-interest bearing. If a Partner Note is treated by the IRS as property given in exchange for a Unit, the imputed interest and original issue discount rules of Sections 483, 1274 or 7872 of the Code may apply. If Section 483 applies, a portion of each payment on a Partner Note will be treated as imputed interest and the remainder will be treated as imputed principal. If either Section 1274 or 7872 applies, the Partnership will recognize original issue discount income with respect to the Partner Notes. In general, original issue discount is the amount by which the principal amount of a debt obligation exceeds its issue price. The amounts of imputed interest and original issue discount with respect to the Partner Notes will be income of the Partnership. The Partnership Agreement provides that the total amount of any imputed interest and original issue discount be specially allocated to the Limited Partners issuing Partner Notes in accordance with the ratio that the imputed interest income and original issue discount attributable to each Partner's Partner Note bears to the total amount of imputed interest and original issue discount recognized by the Partnership and attributable to all Partners' Partner Notes. Accordingly, it is intended that any deduction to which a Limited Partner issuing a Partner Note is entitled that is attributable to imputed interest and original issue discount under a Partner Note be offset with a matching amount of imputed interest and original issue discount, subject to the applicable limitations on deductibility of passive losses. It is possible that, due to the



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



passive loss rules, a Limited Partner issuing a Partner Note would be allocated imputed interest or original issue discount income that is treated as portfolio income which could not be offset by the Limited Partner's passive activity deduction attributable to imputed interest or original issue discount, and that the portfolio income could exceed any cash distributions to the Limited Partner in the Fiscal Period.

         Section 267(a)(2) of the Code provides that an accrual basis partnership, such as the Partnership, may not deduct amounts owed to a cash basis partner or an affiliate or related person thereof until actual payment is made. Accordingly, absent evidence that Notes are held by a non- partner or an unrelated party, the Partnership will not deduct interest on the Notes until actual payment is made.

         Volume and Timing Discounts

         The selling commissions payable to the Managing Dealer by purchasers of 30 or more Units will be reduced and the reduction credited to the purchaser (by reducing the Unit purchase price). The proceeds to the Partnership per Unit will not be affected by volume discounts. The per Unit discount is $10 for investors purchasing between 30 and 59 Units and $20 for investors purchasing 60 or more Units.

         The price of Units purchased on or prior to December 31, 1996 was reduced. The per Unit reduction was $50 for investors that purchased Units on or before the First Closing, $40 for investors that purchased Units on or before March 31, 1996, $30 for investors that purchased Units on or before June 30, 1996, $20 for investors that purchased Units on or before September 30, 1996, and $10 for investors that purchased Units on or before December 31, 1996. The commissions payable to the Managing Dealer were 8% of the net purchase price of the Unit after deducting the timing reduction. Thus, 92% of any reduction reduced the proceeds payable to the Partnership.

         All investors will be deemed to have contributed the same amount per Unit to the Partnership for purposes of determining a Limited Partner's Pro Rata Share. Most tax allocations and distributions (including the Cumulative Return) are based on a Limited Partner's Pro Rata Share. If the Partnership is profitable, an investor qualifying for a volume or timing discount will receive a slightly higher return on his or her investment in the Partnership than investors who do not qualify for discounts. Investors receiving Units subject to volume or timing discounts will also be specially allocated taxable income in the amount of the timing or volume discounts in order to equalize the Capital Accounts of the investors on a per Unit basis. The special allocation will generally occur in the year the liquidation of the Partnership occurs or the year the partner's interest in the Partnership is redeemed, whichever occurs earlier. If the Partnership is not profitable, an investor qualifying for a volume or timing discount may receive slightly more losses than other investors. These losses would slightly reduce the amount of cash the investors receive at the liquidation of the Partnership.

         Tax Basis in Units

         A Limited Partner may not deduct losses from the Partnership in excess of the Partner's tax basis. The Limited Partner may carry forward any excess loss to such time, if any, as the Limited Partner's tax basis is sufficient to absorb the loss. Distributions to a Limited Partner by the Partnership will not be taxable to the Limited Partner except to the extent distributions exceed the Limited Partner's tax basis.

         The initial tax basis of a Limited Partner's Unit is the cash contributed to the Partnership plus the Partner's share of the liabilities of the Partnership. This share includes his or her share of any Partnership debts with respect to which no Partner bears the economic risk of loss (the "Partnership Nonrecourse Debt"). Under regulations issued by the IRS, a Partner's share of the Partnership Nonrecourse Debt generally equals that Partner's percentage interest in the Partnership's profits, as determined by taking  into  account  all  facts and  circumstances  relating  to the  economic arrangements between the Partners. The Regulations further provide that the Partnership Agreement may specify each Partner's interest in Partnership profits solely for purposes of determining the Partners' proportionate shares of the Nonrecourse Debt of the Partnership, and provides that such specification will be respected so long as it is reasonably consistent with allocations (that have substantial economic effect under the Section 704(b) Regulations) of some other significant item of partnership income or gain. In accordance with this regulation, Section 3.04(e) of the Partnership Agreement provides that, solely for purposes of determining the Partners' proportionate shares of the Partnership Nonrecourse Debt, the Partners' interests in Partnership profits are as follows: 99 percent to the Limited Partners in accordance with each Limited Partner's Pro Rata Share and 1 percent to the General Partner.

         A Limited Partner's share of the liabilities of the Partnership also includes the portion of any Partnership debts for which the Limited Partner bears the economic risk of loss (the "Partner Nonrecourse Debt"). A Partner generally bears the economic risk of loss for a Partner Nonrecourse Debt to the extent that the Partner (or an affiliate or a person related to the Partner) makes a nonrecourse loan to the Partnership and the economic risk of loss is not borne by another Partner.

         In general, for purposes of the foregoing rules, the Notes will be treated as: (1) Partnership Nonrecourse Debt when held by a person who is not a Limited Partner (or an affiliate or related person); and (2) Partner Nonrecourse Debt when held by a Limited Partner (or an affiliate or related person).

         A Limited Partner purchasing 20 or more Units will be entitled to increase the tax basis of his or her Units by principal paid on each Partner Note. However, part of the payments made to the Partnership with respect to a Partner Note may be treated by the IRS as imputed interest or original issue discount (with only the remainder treated as principal). See "Interest" above. In such an event, only the portion of the payment treated as imputed principal will increase the basis of a Limited Partner's Unit.

         Each year, a Limited Partner's tax basis in his Unit increases by his or her allocable share of the Partnership's taxable income for the year and decreases by his or her allocable share of the Partnership's taxable loss for, and any cash distributions during, the year. If a Limited Partner's tax basis in his or her Unit is reduced to zero, any cash distribution to the Partner (and any reduction in a Partner's share of Partnership liabilities) in excess of the Partner's share of the income of the Partnership for a year will be taxable to the Partner in the same manner as a sale of the Unit. See "Tax Treatment on Disposition of Units" below.

         Harris Beach & Wilcox, LLP is of the opinion that each Limited Partner should include in the tax basis of his or her Units the cash contributed to the Partnership in exchange for his or her Units, and, with respect to a Limited Partner purchasing 20 or more Units, payments of principal on a Partner Note. This amount would be increased by the Limited Partner's share (determined as described above) of any Partnership Nonrecourse Debt (including the Non-Guaranteed Portion of the Solon GMAC Loan and the Partnership's interest in the Glenmaura GMAC Loan) and Partner Nonrecourse Debt. Because it is not presently known what will be the amount of Notes acquired by Holders, the principal amount of the General Partner Loan, if any, or the principal amount of any External Financing obtained in connection with the construction of the Erie Hampton Inn hotel or on what terms such debt (other than the Notes) might be incurred, it is impossible to determine whether a Partner's tax basis in his or her Unit may be increased by a portion of such debt. Each Limited Partner's actual basis is a factual matter as to which Harris Beach & Wilcox, LLP expresses no opinion.

         Tax Treatment of Sale of Partnership Property

         If the Partnership sells any or all of the Hotels or if one or more of the Hotels is destroyed by a casualty (and the insurance proceeds are not re-invested in a replacement property), the Partnership will realize gain or loss equal to the difference between the amount realized and the Partnership's tax basis in the Hotels sold or destroyed. The amount realized will include any indebtedness to which the Hotel is subject. The foreclosure of a mortgage on one or more of the Hotels will also be treated as a sale, and the amount realized will be the amount of the indebtedness to which the Hotel is subject at the time of foreclosure.

         If the amount realized on the sale, casualty or foreclosure exceeds the Partnership's tax basis in the Hotel, the resulting gain will generally be treated as long-term capital gain under Section 1231 of the Code. If the amount realized on the sale, casualty or foreclosure is less than the Partnership's tax basis in the Hotel, the resulting loss will generally be deductible as a Section 1231 loss.

         Long-term capital gain is currently subject to a maximum 28 percent effective marginal rate. However, a substantial gain allocated to a Partner may result in the phase-out of certain exemptions and deductions which would increase the effective income tax rate on the Partner's ordinary income. Proposals are pending in the Congress that would reduce the maximum marginal tax rate on long-term capital gains to 20 percent.

         Tax Treatment of Disposition of Units

         Section 5.04 of the Partnership Agreement places certain restrictions on the transfer of Limited Partnership Units. See "SUMMARY OF THE PARTNERSHIP AGREEMENT - Restrictions on Transfer of Units." Even if these restrictions are satisfied, the General Partners believe that it is unlikely that a market for the Units will develop. Gain or loss on a sale or exchange will be based on the difference between the amount realized (which would include the Partner's share of the debt of the Partnership determined in the manner described above under the heading "Tax Basis in Units") and the Limited Partner's tax basis in the Unit. Based upon present law, the resulting gain will be capital gain which would be taxed at the maximum 28 percent effective marginal rate. However, a substantial gain allocated to a Partner may result in the phase-out of certain exemptions and deductions which would increase the effective income tax rate on the Partner's ordinary income. Because of earlier cash distributions and deductions previously taken for interest and depreciation, it is possible that the tax imposed on the sale or exchange will exceed the cash proceeds realized.

         On the transfer of a Unit, the Partnership may, but is not obligated to, adjust the basis of its properties as provided in Section 754 of the Code. Once the Section 754 election is made, it will apply to all subsequent transfers of Units by sale, exchange or death, even if the effect of the election is to decrease the basis of Partnership property with respect to a transferee Limited Partner.

         The Section 754 election requires the Partnership to adjust the basis of its property (with respect only to the transferee Partner) so that the transferee Partner's proportionate share of the adjusted basis of the Partnership property equals the basis of his Partnership interest. As a result, if a transferee acquires his interest at a cost greater than the transferor's share of the Partnership's basis in its property, and the Section 754 election is made, the transferee Partner will generally recognize less income (or more loss) on the sale of the Partnership property than if the election were not made. The transferee Partner may also be entitled to larger depreciation deductions each year than the Partner would be entitled to if the election were not made. On the other hand, if a transferee Partner acquires his interest at a cost less than the transferor's share of the Partnership's basis in the property, the transferee Partner will generally recognize more income or less loss on the sale of Partnership property than if the election were not made. Furthermore, the transferee Partner may be entitled to smaller depreciation deductions than he would be entitled to if the election were not made.

         AS A RESULT OF THE COMPLEXITIES AND ADDED EXPENSE OF THE TAX ACCOUNTING REQUIRED TO IMPLEMENT A SECTION 754 ELECTION, THE GENERAL PARTNER DOES NOT ANTICIPATE MAKING A 754 ELECTION. See the definition of "Income or Loss" in
Article I of the Partnership Agreement.

         Alternative Minimum Tax

         The Code contains an alternative minimum tax on individuals of up to 28% of alternative minimum taxable income ("AMTI") in excess of certain exemption amounts. This tax may reduce the benefit to a particular Limited Partner from an investment in the Partnership. The alternative minimum tax is payable to the extent that it exceeds the "regular" Federal income tax payable for that year. No credits other than the foreign tax credit may be applied against the alternative minimum tax.

         AMTI generally is computed by adding specified tax preference items to adjusted gross income and subtracting specified deductions. In determining adjusted gross income for AMTI purposes, a less beneficial, alternative method of depreciation must be used for certain property. Furniture and fixtures are depreciated for AMTI purposes using the 150% declining balance method switching to the straight-line method over the asset's class life. The Hotels must be depreciated using the straight line method over



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40  years.  Certain  deductions  permitted  for  regular  tax  purposes  are not permitted in calculating AMTI. For example, state and local income tax and some other itemized deductions do not reduce a taxpayer's AMTI.

         The interaction of the alternative minimum tax rules with the passive activity loss rules is complex. The alternative minimum tax provisions require the application of the passive activity loss rules when determining AMTI, except that in determining the amount of income and losses for AMTI purposes, the minimum tax rules are applied. This required recomputation may, with respect to each activity: (1) decrease the amount of loss generated for AMTI purposes; (2) create income for AMTI purposes where there were losses for regular tax purposes; or (3) increase the amount of income for AMTI purposes. The General Partner anticipates that the interaction of the AMTI rules and the passive activity loss rules will not be significant if a Limited Partner uses any losses allocated to him or her from the Partnership only against future Partnership income.

         If a taxpayer pays alternative minimum tax, the excess of the tax over his or her regular tax liability (except to the extent attributable to exclusion preferences such as tax-exempt interest) may be carried forward as a credit against any subsequent-year regular tax in excess of minimum tax.

         The amount of alternative minimum tax imposed depends upon factors particular to each taxpayer and the extent, if any, to which this tax may adversely affect any Limited Partner cannot be predicted. Each prospective Limited Partner should consult his or her tax advisor to determine whether an investment in the Partnership might cause or increase his or her liability for alternative minimum tax. It should be noted that some states also impose a minimum tax on items of tax preference.

         Tax Treatment of Fees and Related Expenditures

         The Partnership will pay fees, commissions, and other items to the General Partner and others in connection with this offering. See "ESTIMATED USE OF PROCEEDS" and "COMPENSATION OF GENERAL PARTNER AND MANAGING DEALER."

         Section 707(a) of the Code provides that, if a partner engages in a transaction with a partnership other than in his capacity as a member of the partnership, the transaction is considered as occurring between the partnership and one who is not a partner. Section 707(c) of the Code permits a partnership to deduct payments to a partner for services or the use of capital to the extent the payments are made without regard to the income of the partnership and would be deductible if made to a non-partner.

         The   Partnership   will  neither   deduct  nor  amortize  the  Selling
Commissions (up to $80 per Unit and $55 per $1,000 Note sold), Investor Relations Fee, any other expenditures connected with the issuing and marketing of interests in the Partnership (including the Organization and Offering Management Fee to Essex Partners (3.4% of Gross Offering Proceeds)) or those portions of the legal fees for securities and tax advice and the accounting fees that are attributed to sale of partnership interests, because Section 709 of the Code prohibits a deduction for amounts paid in connection with the sale of partnership interests. However, the IRS may take the position that the amounts allocated to these services are unreasonably low and should be increased. If so, the portion of the total fees that is neither deductible nor amortizable would be increased.

         Section 709 of the Code allows the Partnership to amortize partnership organization expenses over a period no shorter than 60 months, beginning with the month in which the partnership begins business. The Partnership intends to amortize the costs and fees incurred in connection with the organization of the Partnership, a portion of the Organization and Offering Management Fee and portions of the legal fees for partnership organization.

         The cost of architectural and engineering services for the Hotels, the Development Fees ($160,000 per Hotel, increased by 5% of total construction, site development and furniture, fixtures and equipment costs in excess of $2.7 million, but not to exceed $325,000 per Hotel), the construction management fees and the legal fees related to the purchase of the Hotels will be added to the Partnership's cost basis in



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



the Hotels and depreciated over a 39-year period. The Acquisition Fee ($110,000 per Hotel) will be added to the Partnership's basis in the land, or in any lease of the land, on which the Hotels are located, and thus will not be depreciated. The Partnership intends to amortize any refinancing fee paid to the General Partner for the refinancing of any debt attributable to a Hotel (1% of the gross proceeds of any refinancing) over the term of the refinanced debt.

         The Partnership intends to treat the property management fee payable to Essex Partners (4.5% of the gross operating revenues from each Hotel) and the Partnership Management Fee payable to Essex Partners (3/4 of 1% of the gross operating revenues from each Hotel) as ordinary business expenses in the year they are incurred. The Partnership intends to amortize the Franchise Fees over 15 years as required by Section 197 of the Code.

         Any sales fee paid to the General Partner (up to 3% of the gross sales price of each Hotel) will be added to the Partnership's basis in the Hotel sold. See "Tax Treatment of Sale of Partnership Property" above.

         The IRS could challenge the treatment of a Partnership expense on the grounds that the amount of an expense is unreasonable in relation to the value of the services performed. The IRS could similarly assert that a fee or other item should be excluded from the depreciable base of the Hotels because it is unreasonable. If the deduction or amortization of part or all of any fee were disallowed, there could be an increase in the amount of taxable income or a decrease in the amount of taxable loss allocable to the Limited Partners.

         Harris Beach & Wilcox, LLP believes that the Partnership's proposed tax treatment of fees and related expenses is reasonable. However, it will express no opinion whether the amount indicated for each item is appropriate because that determination is factual.

         State and Local Taxes

         In addition to the Federal income tax consequences described above, prospective Limited Partners should consider potential state and local tax consequences of an investment in the Partnership. Some states may impose a tax on nonresident as well as resident Limited Partners based on their allocable shares of Partnership income derived from property located in those states. Partners may be subject to filing obligations and income, franchise, estate, inheritance or other taxes in the states and localities where the Hotels are situated, as well as in their own places of residence or domicile. EACH INVESTOR IS URGED TO CONSULT HIS OR HER OWN TAX ADVISOR REGARDING THE TAX CONSEQUENCES OF AN INVESTMENT IN THE PARTNERSHIP IN HIS OR HER OWN STATE.

         Tax Treatment of Resident and Nonresident Alien Investors

         Units are not being offered, and it is not expected that Units will be sold, to nonresident aliens, but Units may be sold to resident aliens (i.e., United States residents who are not United States citizens). Resident alien individuals should consider the foreign tax consequences of an investment in Units, and the effect on those foreign tax consequences of a change in status from a resident to a nonresident alien.

         The U.S. income tax consequences of an investment in Units by a nonresident alien will vary depending upon the nonresident alien investor's particular circumstances. In any event, a nonresident alien who owns Units would be subject to U.S. income tax on his or her distributive share of Partnership income (subject to any applicable income tax treaty) and may in certain circumstances be subject to U.S. withholding tax on his or her share of Partnership income and distributions.

         EACH RESIDENT ALIEN AND NONRESIDENT ALIEN INVESTOR IS URGED TO CONSULT HIS OR HER OWN TAX ADVISOR REGARDING THE UNITED STATES AND FOREIGN TAX CONSEQUENCES OF AN INVESTMENT IN UNITS.


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

         Gift Taxes

         The transfer by gift of a Unit may be subject to Federal gift tax. If property is transferred by gift, the recipient of the gift receives a basis equal to the donor's basis in the property (if the fair market value of the property equals or exceeds its basis). If the basis of the property exceeds its fair market value, the recipient generally receives a basis equal to the donor's basis (except that the recipient receives a basis equal to the property's fair market value for purposes of determining loss).

         A Limited Partner will generally be entitled to a Federal income tax deduction in the case of a charitable gift of a Unit. The amount of the deduction will generally be the fair market value of the Unit at the time of the gift to charity.

         A gift of a Unit to a charitable organization will be treated as a bargain sale to the charity. Rev. Rul. 75-194, 1975-1 C.B. 80. The donor Limited Partner will be deemed to have received consideration in the amount of his share of Partnership liabilities. The Limited Partner's tax basis in the Unit for the purposes of determining gain on the bargain sale will be equal to his basis in the Unit multiplied by the ratio of the Limited Partner's portion of the Partnership's liabilities to the fair market value of his or her Unit.

         Harris Beach & Wilcox, LLP expresses no opinion as to the tax consequences of a charitable gift of a Partnership Unit because the tax consequences of a charitable gift will vary depending on the particular facts involved. INVESTORS SHOULD CONSULT WITH THEIR TAX ADVISORS IN CONNECTION WITH MATTERS RELATING TO A CHARITABLE GIFT OF A UNIT.

         Estate Taxes

         The property of a decedent is valued at its fair market value on either the date of death or the alternate valuation date, whichever is applicable. The basis of estate assets is "stepped up" (or stepped down) to the fair market value of the assets, except to the extent the fair market value is attributable to an item of income in respect of a decedent. Items of income in respect of a decedent may include earned but undistributed ordinary income and certain unrealized capital gains on installment sales. Under the partnership provisions of the Code, the estate is permitted to include its share of partnership liabilities in the basis of its partnership interest. The fair market value of a Limited Partner's interest will be included in his or her gross estate for Federal estate tax purposes and will be subject to Federal estate tax, which tax must be paid by the Limited Partner's estate. In addition, some state estate taxes, which are not discussed in this Prospectus, may also be due and payable.

         If an estate or beneficiary holds a deceased Limited Partner's Unit, the estate or beneficiary will be required to report income or loss from the Partnership in the same manner as would the Limited Partner if he or she were still alive and holding the Unit. INVESTORS SHOULD CONSULT WITH THEIR ESTATE PLANNING ADVISORS IN CONNECTION WITH MATTERS RELATING TO THE EFFECT OF AN INVESTMENT IN THE PARTNERSHIP ON THEIR PERSONAL ESTATE PLANNING.

         Possible Changes in Law

         Future changes in the tax laws and their interpretation may have an adverse impact on the tax liabilities of Limited Partners. For example, if a Limited Partner is able to currently utilize passive losses generated by the Partnership and if marginal tax rates increase, the Limited Partners may suffer an adverse impact if the Partnership later generates taxable income.

         THE FOREGOING DISCUSSION OF THE MATERIAL TAX CONSEQUENCES AFFECTING THE PARTNERSHIP AND THE LIMITED PARTNERS IS NOT INTENDED AS A SUBSTITUTE FOR CAREFUL TAX PLANNING, PARTICULARLY SINCE THE TAX CONSEQUENCES OF AN INVESTMENT IN THE PARTNERSHIP ARE COMPLEX AND NOT THE SAME FOR ALL TAXPAYERS. ACCORDINGLY, PROSPECTIVE PURCHASERS OF UNITS ARE STRONGLY URGED TO CONSULT THEIR TAX ADVISORS AND/OR PURCHASER REPRESENTATIVES WITH SPECIFIC REFERENCE TO THEIR OWN SITUATIONS AND RECENT OR POTENTIAL CHANGES IN THE TAX LAWS.


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                 SPECIAL CONSIDERATIONS FOR TAX EXEMPT INVESTORS

UNRELATED BUSINESS INCOME TAX CONSIDERATIONS

         Tax exempt investors, including employee pension and profit sharing and Keogh plan trusts exempt from income tax under Section 401(a) of the Code and individual retirement accounts ("IRAs") exempt from income tax under Section 408 of the Code, are subject to tax under Section 511 of the Code on their unrelated business taxable income ("UBTI") in excess of $1,000 per year. Trusts and IRAs are taxed at rates ordinarily applicable to trusts; other tax exempt investors are taxed at corporate rates.

         UBTI is defined in Section 512 of the Code to include income which is earned from the active conduct, by an otherwise tax exempt organization, of a trade or business which is unrelated to its exempt purpose. In the case of a tax exempt organization investing as a limited partner, the determination of whether the investment constitutes an unrelated trade or business is made at the partnership level. That is, to the extent the activities of the partnership would constitute an unrelated trade or business if carried on directly by the partner, the income and deductions of the partnership allocated to the partner will be items of unrelated business income to that partner.

         Certain types of income are specifically excluded from UBTI. The types of income excluded from UBTI include all interest, dividends, rental payments attributable to real property, and gain from the sale or other disposition of property (other than inventory). Payments for the use or occupancy of rooms and other space where services are also rendered to the occupant, such as for the use or occupancy of rooms in motels, motor courts and hotels, do not constitute rental payments attributable to real property. Since virtually all of the Partnership's operating income will be derived from rental payments received for the use of motel rooms, operating income of the Partnership is not expected to qualify for the exclusion from UBTI for rental payments attributable to real property. Therefore, the General Partner expects that a tax exempt entity owning Units will be subject to tax on income allocable to its interest in the Partnership.

         Section 512 of the Code, however, generally excludes interest income from the definition of unrelated business taxable income. Therefore, income derived by a tax exempt investor's ownership of Notes will not be treated as unrelated business taxable income, except to the extent it is attributable to debt-financed property (within the meaning of Section 514 of the Code). Similarly, gain from the sale of the Notes held by a tax exempt investor will not be treated as unrelated business taxable income, except to the extent it is attributable to debt-financed property or to the extent the tax exempt investor is a dealer.

         The tax on UBTI is imposed directly on and paid out of the assets of the plan or other tax exempt entity. If the gross unrelated business income does not exceed $1,000 per year, it is neither taxable nor reportable for federal income tax purposes.

         Even though a portion of the income of a tax exempt entity is UBTI, income from other investments that is not UBTI will continue to be exempt from federal income tax. Thus, the receipt of UBTI generally will not affect the tax exempt status of Limited Partners which are tax exempt entities. For certain types of tax exempt entities, however, the receipt of any unrelated business income may have extremely adverse consequences. For example, if a charitable remainder annuity trust or a charitable remainder unitrust (as defined in Section 664 of the Code) receives UBTI during the year, all of its income from all sources in that year will be taxable. In addition to possible federal income taxation, any UBTI may be subject to state and local income taxation, which may differ in method of computation and amount from the federal tax.

         EMPLOYEE BENEFIT PLANS, IRAS AND OTHER TAX EXEMPT ORGANIZATIONS ARE STRONGLY URGED TO CONSULT WITH THEIR TAX ADVISORS REGARDING THE POSSIBLE APPLICATION OF UNRELATED BUSINESS INCOME TAX AND THE FILING AND REPORTING REQUIREMENTS THAT MAY APPLY TO THEM.


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ERISA CONSIDERATIONS

         Fiduciaries of pension, profit-sharing, and stock bonus plans or other plans governed by the Employee Retirement Income Security Act of 1974 ("ERISA") are required by ERISA to consider: (a) whether the investment is permitted under the governing instrument for the plan and is an appropriate investment for the plan, based on examination of its overall investment portfolio; (b) whether the investment satisfies the diversification requirements of Section 404(a)(1)(C) of ERISA; (c) whether the investment is prudent; (d) whether the investment is for the exclusive purpose of providing benefits to participants; and (e) whether the investment is made solely in the interests of the participants. Fiduciaries should be aware that ERISA requires that assets of a plan be revalued at least once each plan year, and that valuation of partnership interests may be difficult because of the lack of a resale market.

         Section 406 of ERISA and Section 4975 of the Code provide that the fiduciary of a plan governed by ERISA (including IRAs and Keogh plans) may not cause the plan to become involved in a "prohibited transaction." The fiduciary must ensure that the General Partner and its affiliates are not "parties in interest" with respect to the plan before investing in a partnership. This determination includes insuring that members of the family of persons acting in a fiduciary capacity with respect to the plan, as well as businesses and trusts associated with such fiduciaries, are not closely related by business or family ties to the General Partner or its affiliates.

         A "prohibited transaction" includes a transaction in which a plan lends money to a "party in interest." A "party in interest" is broadly defined to include parties such as plan fiduciaries, plan beneficiaries, persons providing services to the plan, and businesses, affiliates and relatives of such parties. A "prohibited transaction" could arise if an individual purchased Notes through his pension, profit-sharing or other plan when the individual also owned an equity interest in the Partnership. Additionally, if a plan purchased Notes when the plan fiduciary owned an interest in the Partnership, this purchase could also result in "prohibited transaction." Section 4975 of the Code imposes a tax on "prohibited transactions."

         Those persons proposing to purchase Units on behalf of plans governed by ERISA should also consider whether a purchase of one or more Units will cause the Partnership's assets to be deemed to be "plan assets" for purposes of the fiduciary responsibility and the prohibited transaction provisions of ERISA and the Code. Neither ERISA nor the Code defines "plan assets," however, the Department of Labor's regulations relating to the definition of "plan assets" require that the assets of certain pooled investment vehicles, including certain partnerships, be treated as "plan assets." If the assets of the Partnership were deemed to be "plan assets" of an employee benefit plan the General Partner (and any other entity with discretion over the Partnership's assets') is treated as a fiduciary of that employee benefit plan. This increases the risk that transactions involving the assets of the Partnership and "parties in interest" or "disqualified persons" with respect to such plans might be prohibited under
Section 406 of ERISA and Section 4975 of the Code. A "prohibited transaction" imposes personal liability upon fiduciaries of an ERISA plan, and results in the imposition of an excise tax under Section 4975 of the Code.

         The Partnership's assets will not be categorized as plan assets if the Partnership is a "real estate operating company," as that term is defined in the Department of Labor regulations. In order to constitute such an operating company, 50% of the Partnership's assets (except assets held in short-term investments pending long-term commitment) must be invested in real estate. This 50% requirement is tested at specific points in time on an annual basis. It is the General Partner's intent that this 50% requirement will be met within the time frames set out in the regulations, both for the initial determination of real estate operating company status and for subsequent annual determinations. The 50% requirement may not be satisfied at the time of the Partnership's initial investment in other than short-term investments pending long-term commitment. In addition to the 50% requirement, the Partnership must also satisfy a management requirement. During each annual determination period, the Partnership must, in the ordinary course of its business, engage directly in real estate management or development activities. The General Partner intends to satisfy this management requirement through its Management Agreement with the Partnership under which the General Partner will directly manage the Partnership's real estate. While the General Partner intends to satisfy both the 50% requirement and the management requirement, subsequent developments could prevent the General Partner from doing so and could preclude characterization of the Partnership as a real estate operating company.

         If the Partnership fails to attain real estate operating company status, the Partnership's assets will escape plan asset characterization if the Partnership and the Units qualify for the "publicly offered security" exemption. An entity will qualify for this exemption if the security is: (i) part of a class of securities which are registered under the Securities Exchange Act of 1934, as amended, or sold as part of an offering pursuant to an effective registration statement so long as the securities are subsequently registered within the designated time frame; (ii) widely held; and (iii) freely transferable. Under the Department of Labor's regulations, a class of securities will be considered widely held if it is owned by 100 or more investors who are independent of the issuer and of each other. Although the determination of whether a class of securities is considered freely transferable is based on all of the facts and circumstances of the situation, the Department of Labor has indicated that so long as the minimum investment is $10,000 or less the existence of certain restrictions (similar to the restrictions on transfer in 5.04 of the Partnership Agreement) will not prevent a security from being considered freely transferable. The General Partner has represented that it is likely that there will be 100 or more independent investors and that it will use its best efforts to insure that there will be the requisite number of independent investors. Based on this representation, the other facts surrounding the situation and the assumption that there will be 100 or more independent investors, and if the Partnership registers under the Securities Act of 1934, as amended, Harris Beach & Wilcox, LLP is of the opinion that the Partnership would more likely than not meet the publicly offered security exemption.

         If the Partnership fails to attain real estate operating company status or to obtain 100 or more independent investors (or otherwise fails to qualify for the publicly offered security exemption), the Partnership could still qualify for exemption from plan asset characterization if the total investment by "benefit plan investors" is not "significant." Under the Department of Labor regulations, the total investment will be significant if at any time after the acquisition of equity interests in the Partnership, benefit plan investors own 25% or more of the value of any class of equity security. Because the availability of this exemption involves a factual question which cannot be determined at this time, this exemption cannot be relied upon to prevent plan asset status, although the General Partner represents that, if no other exemption is available, it will attempt to structure the sales of the Units to meet this exemption by limiting or delaying sales to benefit plan investors.

         ALL FIDUCIARIES ARE ENCOURAGED TO CONSULT THEIR TAX AND LEGAL ADVISORS FOR THE IRAS AND BENEFIT PLANS THEY REPRESENT TO INSURE THAT AN INVESTMENT IN THE PARTNERSHIP IS APPROPRIATE.

                            DESCRIPTION OF THE NOTES

         The Notes will be issued under an Indenture dated as of November 1, 1995 between the Partnership and Manufacturers and Traders Trust Company, as Trustee (the "Indenture") the form of which has been filed as exhibits to the Registration Statement. See "RISK FACTORS -- Conflicts of Interest." The following summaries of certain provisions of the Notes and Indenture do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the Notes and Indenture, including the definitions therein of certain terms. Wherever particular Sections or defined terms of the Notes and Indenture are referred to, they are incorporated herein by reference.

SUBORDINATED NOTES

         GENERAL

         The aggregate principal amount of the Notes will be not more than $6.0 million. The Notes will bear interest at the rate of 10.5% per annum (computed on the basis of a 360-day year and twelve 30- day months), accruing from the date that subscription proceeds are released to the Partnership from escrow on the Closing Date. Interest will be payable monthly in arrears beginning on the first day of the second complete calendar month following the subscriber's Closing Date.



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


         The principal amount of the Notes will not be payable until maturity. The Notes mature on December 31, 2001 unless extended by the Partnership for up to one year thereafter. Written notice of any extension shall be mailed by the Partnership to the Trustee and each Holder at least 30 days before the scheduled maturity date. The Partnership is required to pay a fee of .5% of the principal amount of the Notes then outstanding to extend the maturity date to December 31, 2002.

         The Partnership intends to pay interest payable on the Notes from operating income, and to pay the principal amount of the Notes at maturity from proceeds realized on the sale or refinancing of the Hotels. The Notes will not be entitled to the benefit of any sinking or similar fund.

         Principal of, premium, if any, and interest on the Notes will be payable by the Trustee. Payments of interest will be mailed by the Trustee to the address of the Holder set forth in his or her Note or such other address as the Holder may in writing designate by notice to the Trustee at least 10 days before interest is due. If payment to the Trustee is overdue in excess of 15 days, a late charge of $.04 of each $1.00 overdue will be payable by the Partnership.

         REDEMPTION PROVISIONS

         The Notes are redeemable at the Partnership's option, in whole or in part, without payment of any premium or penalty, together with accrued interest to the redemption date.

         Prior to the redemption date, the Partnership is required to deposit with the Trustee money sufficient to pay the redemption price of and accrued interest on all Notes to be redeemed on that date. Provided that notice of redemption has been given as provided in the Indenture and such deposit has been made, the Notes will cease to bear interest on and after the date fixed for redemption. Upon surrender of the Notes to the Trustee on or after the redemption date, the redemption price plus accrued interest to the redemption date will be payable to the Holder by the Trustee.

         If a partial redemption is made, the Trustee shall select the Notes to be redeemed so as to maintain the pro rata principal amount holdings of Holders of like Notes. Upon surrender of a Note that is redeemed in part only, the Partnership will issue to the Holder a new Note equal in principal amount to the unredeemed portion of the Note surrendered.




         SUBORDINATION. The Notes are general unsecured obligations of the Partnership limited to $6.0 million principal amount. The Notes will be subordinated in payment of principal and interest to all Senior Indebtedness. The term "Senior Indebtedness" is defined in the Indenture governing the Notes to mean all indebtedness of the Partnership, whether outstanding on the date of the Indenture or thereafter created or arises as a result of External Financing. There is no limitation or restriction in the Notes or the Indenture governing the Notes on the creation of Senior Indebtedness by the Partnership or on the amount of such Senior Indebtedness to which the Notes may be subordinated. There is also no limitation on the creation or amount of indebtedness which is pari passu with (i.e. having no priority of payment over and not subordinated in right of payment to the Notes)("Pari Passu Indebtedness").

         Upon any distribution of assets of the Partnership in connection with any dissolution, winding up, liquidation or reorganization of the Partnership, the holders of all Senior Indebtedness will first be entitled to receive payment in full of the principal and premium, if any, thereof and any interest due thereon, before the Holders of the Notes are entitled to receive any payment upon the principal of or interest on the Notes, and thereafter payments to Holders of Notes will be pro rata with payments to holders of Pari Passu Indebtedness. In the absence of any such events, the Partnership is obligated to pay principal of and interest on the Notes in accordance with their terms.

         NON-RECOURSE OBLIGATIONS

         The Notes are non-recourse obligations of the General Partner. Therefore, the General Partner is not liable to the Trustee or the Holder of any Note for repayment of any amounts payable under the Notes. Upon an Event of Default, any recovery by the Trustee or the Holders of the Notes will be limited



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to an action against the Partnership.  No deficiency  judgment will be available against the General Partner in any foreclosure or other actions.

         COVENANTS

         The Notes provide that the Partnership will not make any distribution to its Partners while the Notes are outstanding unless (i) no Event of Default (as defined in the Notes) has occurred and is continuing and (ii) the Partnership has established an adequate reserve to pay any amounts payable under the Notes during the month in which any such proposed distribution is to occur. The General Partner has the right to sell the Hotels to an affiliate without obtaining the consent of the Limited Partners or the Trustee, provided that the terms of such transaction are fully disclosed and competitive with those which could be obtained from a third party.

         The Partnership has agreed to deliver audited financial statements to the Holders of the Notes within 150 days after the end of each fiscal year accompanied by a statement of the General Partner advising whether any Event of Default exists, or whether any event has occurred which would constitute an Event of Default with the giving of notice or lapse of time, or both, and, if so, the nature thereof, its period of existence and the action being taken by the Partnership to correct the situation.





         EVENTS OF DEFAULT

         The Events of Default under the Notes include the following:

         (i) Failure to pay the principal of any Note when due, continued for 30 days;

         (ii) Failure to pay any interest or premium on any Note when due, continued for 30 days;

         (iii) certain events in bankruptcy, insolvency or reorganization with respect to the Partnership; or

         (iv)     notice  to  the   Partnership   from  the  Trustee   that  the
                  Partnership has failed to keep, observe and perform its representations, warranties, covenants, conditions or agreements contained in the Indenture or the Notes, continued for 30 days before notice or after notice without being cured.

         Any default (other than one curable by the payment of money) under the Notes will not constitute an Event of Default and the period in which to cure such default may be extended beyond 30 days if the default may be cured and the Partnership has commenced to cure promptly within such 30-day period and, in the judgment of the Trustee, the delay in curing does not (i) result in the inability of the Partnership to meet its monetary obligations under the Notes, or (ii) adversely affect the availability of any remedies available under the Indenture.

         Subject to the provisions of the Indenture relating to the duties of the Trustee, upon the occurrence of an Event of Default, the Trustee shall provide Holders with notice of such default, to the extent known by the Trustee, within 90 days occurrence thereof. In case an Event of Default shall occur and be continuing, the Trustee shall be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of the Holders, unless such Holders have offered to the Trustee satisfactory indemnity. After such indemnity has been provided, the Holders of a majority in principal amount of the Notes outstanding will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. If an Event of Default shall occur and be continuing, the Trustee may, and upon the written direction of the Holders of a majority in principal amount of the Notes outstanding and receipt of satisfactory indemnity shall, by written notice to the Partnership, accelerate the maturity of the Notes; provided, however, that the Holders of a majority in principal amount of the Notes outstanding may waive certain Events of Default. For information as to waiver of defaults, See "DESCRIPTION OF THE NOTES -- Modification and Waiver." If the Notes are not paid at maturity, interest will continue to accrue until the principal amount of the Notes is paid in full. In addition, if the principal payment due at maturity is overdue in excess of 15 days, a late charge will be incurred by the Partnership as described above. The late charge will be paid to the Trustee who will then distribute such amount to the Holders as provided in the Indenture.

         INDIVIDUAL ACTION BY HOLDER RESTRICTED

         No Holder of any Note will have any right to institute any proceeding with respect to the Indenture unless such Holder shall have previously given to the Trustee written notice of a continuing Event of Default and unless the Holders of at least a majority in aggregate principal amount of the Notes outstanding shall have made written request, and offered indemnity as provided in the Indenture, to the Trustee to institute such proceeding, and the Trustee shall have failed to institute such proceeding within 60 days. In order to be entitled to proceed, such Holders must also be joined as parties in such proceeding. No one or more Holders shall have any right to enforce any right under the Indenture so as to prejudice the rights of another Holder of the Notes, or to enable such Holder or Holders to obtain a preference or priority over another Holder of the Notes.

         MODIFICATION AND WAIVER

         Modifications and amendments of the Indenture or the Notes may be made by the Partnership with the consent of the Holders of a majority in aggregate principal amount of like Notes outstanding; provided, however, that no such modification or amendment may, without the consent of the Holder of each outstanding Note affected:

         (i) reduce the amount of Notes whose Holders must consent to an amendment, modification or waiver;

         (ii) reduce the rate of or extend the time for payment of interest on any Note;

         (iii) reduce the principal of or extend the stated time of payment of any Note;

         (iv) impose any condition with respect to the payment of the principal of or interest on any Note; or

         (v)      reduce the redemption price of any Note.

         Holders of a majority in aggregate principal amount of the Notes outstanding may waive any past default under the Indenture, except a default in the payment of principal or interest.

         TRANSFER AND EXCHANGE

         The Indenture provides that a Holder may transfer or exchange Notes in accordance with the term of the Indenture. The Partnership may require a Holder, among other things, to furnish an opinion of counsel as to compliance with applicable state securities law requirements and appropriate endorsements and transfer documents, and to pay any taxes and fees required by law or permitted by the Indenture. The Trustee is not required to transfer or exchange any Note selected for redemption. The registered Holder of a Note will be treated as its owner for all purposes. The Notes will not be registered on any securities exchange and it is expected that no public trading market for the Notes will develop. Accordingly, the Notes should be considered only as a long-term investment.



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


                      SUMMARY OF THE PARTNERSHIP AGREEMENT

         The Amended and Restated Limited Partnership Agreement (the "Partnership Agreement") is included in full as Exhibit A to this Prospectus. The Partnership Agreement will be executed on behalf of each subscriber for Units upon his or her admission to the Partnership by the General Partner acting pursuant to the power of attorney contained in the Subscription Agreement. The following is a brief summary of certain provisions of the Partnership Agreement. It is recommended that each prospective purchaser read the Partnership Agreement in its entirety. All capitalized terms used below shall have the meanings given to such terms in the Partnership Agreement.

PARTNERSHIP CAPITAL

         The General Partner shall make a contribution to the capital of the Partnership in an amount equal to 1/99 times the Capital Contributions of the Limited Partners, which amount shall be payable by the General Partner out of Distributions from the Partnership. The purchase price of $1,000 per Unit shall be payable in cash upon subscription, except that any Limited Partner acquiring 20 or more Units in this offering shall be permitted to pay one-half of the purchase price in cash upon subscription and the balance under a Partner Note. The minimum investment for Units is $5,000, $2,000 for IRAs, Keoghs and qualified plans, in each case without taking into account any available timing discounts. Fractional Units may be issued for investments in excess of the minimum purchase requirement in the discretion of the General Partner.

         With respect to the General Partner's Capital Contribution, if prior to liquidation the Distributions made to the General Partner and refunded to the Partnership do not equal or exceed the Capital Contribution required, the General Partner shall be liable to the Partnership for the balance due. The obligation of the General Partner to make Capital Contributions shall not bear interest.

         No Partner will be entitled to interest on his or her Capital Contribution or his or her Capital Account. Except as otherwise provided in the Partnership Agreement, no Partner has the right to withdraw, or to receive any return of, his or her Capital Contribution. Neither the Partnership nor the General Partner shall have personal liability for any Distribution to, or for the return of the Capital Contribution of, any Limited Partner.

DISTRIBUTIONS

         Distributions shall be made to the Partners at such times and in such amounts as the General Partner shall determine after payment of fees and expenses, including fees owed to the General Partner and its affiliates pursuant to the Partnership Agreement. Distributions from operations will be made 1% to the General Partner and 99% to the Limited Partners until the Limited Partners have received an annual cumulative return through the date of the distribution (the "Cumulative Return") in an amount equal to 8% of the Limited Partner's original investment (reduced by any capital returned through Distributions from a Sale or Refinance of Hotels). The Cumulative Return begins to accrue for each Limited Partner from the date upon which he or she is admitted to the Partnership. In calculating the Cumulative Return, Limited Partners who have received timing and volume discounts, and who receive volume discounts, are treated as if they paid $1,000 per Unit, even though their actual purchase price may have been less. See "THE OFFERING--Volume Discounts." The Cumulative Return will not, however, include any amounts owed under the Partner Notes. All investors will be deemed to have contributed the same amount per Unit to the Partnership for purposes of determining a Limited Partner's Pro Rata Share. Investors who have received Units subject to timing and volume discounts and who receive volume discounts, will be specially allocated taxable income in the amount of the timing and volume discounts in order to equalize the Capital Accounts of the investors on a per Unit basis, which allocation will generally occur in the year that the Partnership is liquidated. See "THE OFFERING -- Volume Discounts."

         From proceeds of the Offering, the Partnership paid the Cumulative Return from the date of the First Closing to June 30, 1997 to those persons who were Limited Partners during that period. Such payments commenced on or about March 31, 1996 and were made in quarterly installments. The initial



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cash  distribution  was equal to the Cumulative  Return accruing to each Limited
Partner, without regard to any timing or volume discounts, but only as to that portion of the per Unit purchase price paid at the time of subscription. For the months remaining in calendar year 1997, the General Partner will subordinate up to 50% of the Property Management Fee payable to it to the Cumulative Return accruing to the Limited Partners during the remainder of calendar year 1997. Any unpaid portion of the Property Management Fees subordinated will accumulate and shall be payable to the General Partner after the Cumulative Return has been paid to the Limited Partners. There can be no assurance that any further distributions will be paid.

         After the Cumulative Return due through the date of the distribution and any Cumulative Return due to Limited Partners for prior years has been paid, additional distributions from operations will be made 20% to the General Partner and 80% to the Limited Partners in accordance with each Limited Partner's Pro Rata Share. Distributions from a Sale or Refinance of Hotels will be made 1% to the General Partner and 99% to the Limited Partners in accordance with each Limited Partner's Pro Rata Share until the Limited Partners have received Distributions from a Sale or Refinancing of Hotels equal to: (a) $1,000 per Unit held by the Limited Partners plus (b) any unpaid Cumulative Return through the date of distribution. Additional Distributions from a Sale or Refinance of Hotels will be made 20% to the General Partner and 80% to the Limited Partners in accordance with each Limited Partner's Pro Rata Share. See "COMPENSATION OF GENERAL PARTNER AND MANAGING DEALER -- Partnership Interest of the General Partner.

         All distributions made by March 15 of any year based upon cash on hand as of December 31 of the previous year will be deemed made as of such December 31.

         The price at which the Units are being offered to investors and the method of calculating the Cumulative Return have been determined arbitrarily. The offering price for the Units does not bear any relationship to the General Partner's contribution to the capital of the Partnership or the price at which a Unit might be resold.

ALLOCATIONS OF INCOME AND LOSS

         The rules governing allocations of income and loss among the Partners are set forth in Section 3.01 of the Partnership Agreement and are generally intended to reflect the Distribution rules described above and to comply with the Regulations. These rules are summarized in detail under "TAX CONSIDERATIONS -- Allocations of Income and Loss."

AUTHORITY OF THE GENERAL PARTNER

         Management of the Partnership and the Hotels will be the sole responsibility of the General Partner. It will have the authority to do all things which in its sole judgment, are necessary, proper or desirable to operate and manage the Partnership. The Limited Partners shall have no right or power to take part in the management of, or to bind, the Partnership, with the exception of certain voting rights referred to below in "SUMMARY OF THE PARTNERSHIP AGREEMENT -- Meetings and Voting Rights of the Limited Partners." The General Partner will have authority in dealing with the Internal Revenue Service to take actions and enter into agreements that may be binding on the Partners.



INDEMNIFICATION AND LIMITATION ON LIABILITY OF THE GENERAL PARTNER

         The Partnership Agreement provides that the General Partner and its affiliates will not be liable for loss or damage incurred by reason of certain acts or omissions and requires the Partnership to indemnify the General Partner and its affiliates under certain circumstances. See "CONFLICTS OF INTEREST."



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LIABILITY OF PARTNERS TO THIRD PARTIES

         The General Partner will be liable for all recourse obligations of the Partnership to the extent not paid by the Partnership. The net worth of the General Partner is limited, however, and a significant portion thereof consists of assets which would be very difficult to convert into cash. The bankruptcy or insolvency of the General Partner is an event of withdrawal under the Partnership Agreement, which could result in a dissolution of the Partnership under the New York limited partnership law. See "SUMMARY OF THE PARTNERSHIP AGREEMENT -- Dissolution".

         The Partnership Agreement provides that no Limited Partner will be personally liable for the debts of the Partnership beyond the amount of his or her committed Capital Contribution and his or her share of the undistributed profits of the Partnership. Under New York law, a limited partnership may not make a distribution to a partner to the extent that, after giving effect to the distribution, the limited partnership would be insolvent. A Limited Partner who receives a distribution might be obligated to return the distribution to the Partnership if, at the time of such distribution, the Limited Partner knew that the Partnership would be insolvent after giving effect to the distribution. For the purposes of these rules, the Partnership will be deemed insolvent if, after giving effect to the distribution, all liabilities of the Partnership, other than non-recourse liabilities and liabilities to Partners on account of their Partnership interests, exceed the fair value of the assets of the Partnership other than that portion of the fair value of property that is subject to nonrecourse liability.

         The Partnership is a New York limited partnership and the Partnership Agreement, by its express terms, provides that it is to be governed by New York law. The Partnership Agreement grants the Limited Partners certain voting rights with respect to the removal of the General Partner, the amendment of the Partnership Agreement and other matters. Under New York law, the exercise of such voting rights will not cause the Limited Partners to be deemed to be taking part in the management or control of the Partnership's business. However, if a court in another state where the Partnership does business determined that the law of such state, rather than New York law, should apply, it is possible that such court might also conclude that the possession or exercise of the voting rights provided for in the Partnership Agreement would cause the Limited Partners to be liable as general partners.

MEETINGS AND VOTING RIGHTS OF THE LIMITED PARTNERS

         Meetings of the Limited Partners may be called at any time by a General Partner or by one or more Limited Partners who own more than 10% of the outstanding Units. Limited Partners can vote at any meeting and the Limited Partners can act without a meeting by written consent, provided that certain procedures and requirements are met.

         Limited Partners, with the affirmative vote of those who own more than 50% of the outstanding Units, without the concurrence of the General Partner, may take action on the following matters:

         (1) Amendment of the Partnership Agreement, except that any amendment which modifies the compensation or distributions to which a General Partner is entitled or enlarges the obligations or liabilities of a General Partner shall be effective as to such General Partner only with his or her prior written consent, and except that certain matters specified in Section 4.01(b) of the Partnership Agreement may be amended by the General Partner acting alone;

         (2) Removal of a General Partner and election of one or more replacement General Partners; and

         (3) Election of a new General  Partner  upon the removal,  dissolution,
withdrawal,   bankruptcy  or  insolvency  of  a  General   Partner   ("Event  of
Withdrawal"), provided there is a remaining General Partner.

         By Majority Vote, the Limited Partners may elect to continue the Partnership and elect a new General Partner upon the occurrence of an Event of Withdrawal with respect to the last remaining General Partner. The General Partner is required to obtain approval of the Limited Partners who own more than

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50% of the outstanding  Units in order to authorize any  dissolution,  merger or other reorganization of the Partnership. The General Partner is authorized, however, to sell or refinance any or all of the Hotels without obtaining the consent of any Limited Partners, and may sell all or substantially all of the assets of the Partnership to an Affiliated Person provided that the transaction is fully disclosed to all Limited Partners and on terms competitive with those which may be obtained from a non-affiliated person.

RESIGNATION OF GENERAL PARTNER

         The General Partner may not resign or withdraw as a general partner of the Partnership without the affirmative vote of Limited Partners who own more than 50% of the outstanding Units, which shall not be unreasonably withheld, and an opinion of counsel that resignation or withdrawal would not subject the Partnership to federal income taxation as a corporation and not a partnership.

ASSIGNMENT OF GENERAL PARTNER INTERESTS

         A General Partner may not transfer, assign, grant, convey or mortgage or otherwise encumber its interest as a General Partner in the Partnership.

REMOVAL OF GENERAL PARTNER

         A General Partner may be removed as such by a vote of a majority in interest of the Limited Partners. The Limited Partners may also by such vote elect a new General Partner or General Partners to replace any removed General Partner. Upon such removal, the Partnership may, in its discretion, either cause the removed General Partner to retain his interest in the Partnership as a Limited Partner (without commensurate voting rights) or it may terminate the General Partner's interest in the Partnership and pay to him the fair market value of such interest. The fair market value of a removed General Partner's interest in the Partnership will be determined by agreement of the Partnership and the removed General Partner or settled in accordance with the rules of the American Arbitration Association, if necessary.

RESTRICTIONS ON TRANSFER OF UNITS

         There are a number of restrictions on the transferability of Units, including, among others, the following: (i) an assignment may only be made effective on the first day of a fiscal quarter of the Partnership; (ii) a purported assignment of a fractional part of a Unit or less than 5 Units will not be permitted or recognized (except in cases of inheritance and family dissolution, and except for assignments of all of a Limited Partner's Units);
(iii) no Units may be assigned if the proposed assignment would, in the opinion of counsel for the Partnership, result in the termination of the Partnership or a reclassification of the Partnership as an association taxable as an association for federal or state tax purposes; and (iv) no Units may be assigned unless, in the opinion of counsel for the Partnership, such proposed assignment would not result in the characterization of the Partnership as "publicly traded" under Section 7704 of the Code. Further restrictions on the assignment of Units are imposed under state securities laws upon the residents of such states, including the requirement of certain states that the suitability standards applied to initial purchasers of the Units be applied to assignees where the assignment involves residents of such states. In addition, the License
Agreements impose certain restrictions on the transfer of Units. See "THE PARTNERSHIP'S BUSINESS - Promus Hotel Corporation - License Agreements." It is not anticipated that a public market for the Units will develop.

DISSOLUTION

         The Partnership is to continue until December 31, 2035, but may be dissolved earlier as provided in the Partnership Agreement or by law. The Partnership Agreement provides that the withdrawal of a General Partner will dissolve the Partnership unless a remaining General Partner elects to continue the business of the Partnership, or, if there is no remaining General Partner, within a period of 90 days from the effective date of such withdrawal the Limited Partners by Majority Vote elect to continue the business of the Partnership and elect a new General Partner. The Partnership will also be dissolved upon the election by Majority Vote of the Limited Partners to do so, or upon the sale or other disposition of all or substantially all of the Partnership's interests in the Hotels. In the event that the Partnership is dissolved, its assets will be liquidated and the proceeds distributed first to pay the debts and liabilities of the Partnership and the expenses of liquidation, second to provide for contingent liabilities, third to the Partners in accordance with the first two rules for the allocation of proceeds of Distributions from a Sale or Refinance of Hotels, except to the extent that such a distribution would cause or increase a negative capital account balance for any Partner, and finally to the Partners in accordance with their respective capital account balances as required by the Regulations.

BOOKS AND RECORDS

         The General Partner is required to maintain full and accurate books and records for the Partnership. All of the Partnership's books and records are required to be maintained in the Partnership's principal office in Rochester, New York and all Limited Partners shall have the right to inspect and examine such books and records at all reasonable times and upon prior notice. A list of the names and addresses of and number of Units held by all Partners will be mailed to any Limited Partner within a reasonable period following the receipt by the General Partner of a written request therefor.

PARTNER'S INDEPENDENT ACTIVITIES

         The Partnership Agreement provides that each Partner may have other business interests and may engage in any other business, trade, profession, or employment whatsoever, on his own account or in partnership, or as an employee, officer, director, or stockholder of any other entity.

APPOINTMENT OF GENERAL PARTNER AS ATTORNEY-IN-FACT

         Each Limited Partner irrevocably constitutes and appoints the General Partner as his or her true and lawful attorney-in-fact, with full power and authority in such Partner's name, place and stead to make, execute, acknowledge and file any amendments to the certificate of limited partnership, the Partnership Agreement and any other certificate or document which may be required to be filed by the Partnership under the laws of any state or by any governmental agency, or which the General Partner deems advisable to file or execute, to reflect actions properly taken by the Partners and any continuation, dissolution or termination of the Partnership.

AMENDMENTS

         Except as provided in Sections 4.01(b) and 5.01(a) of the Partnership Agreement, the Partnership Agreement may be amended only with the affirmative written consent of the General Partner and the Majority Vote of the Limited Partners.

APPLICABLE LAW

         The Partnership was formed as a limited partnership under the laws of the State of New York on August 30, 1995. The Partnership Agreement provides that it is to be construed and enforced in accordance with the laws of the State of New York.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS

         OVERVIEW

         The Partnership was formed on August 30, 1995. Since its formation, the Partnership has been involved in raising capital pursuant to the Original Prospectus, and the acquisition and construction of properties. As of the date of this Prospectus, the Partnership has received Gross Offering Proceeds of $7.6 million, including approximately $5.3 million from the sale of Notes and approximately $2.3 million from the sale of Units.

         The following discussion analyzes the financial statements of the Partnership as of June 30, 1997 and December 31, 1996, which are attached. Investments with a 50% or less ownership interest are accounted for by the equity method. Ownership interests exceeding 50% are accounted for under the consolidated method. The Partnership had a 54.3% ownership interest in Essex Glenmaura until June 9, 1997, at which time the Partnership's ownership interest was reduced to 49.8%. Accordingly, the statements of operations and cash flow for the six months ended June 30, 1997 include the accounts of the Partnership and Essex Glenmaura through June 9, 1997. For the period from June 10, 1997 to June 30, 1997, the Partnership's investment in Essex Glenmaura is accounted for on the equity method. The financial statements of the Partnership as of December 31, 1996 are consolidated. The consolidated financial statements as of December 31, 1996 include the accounts of the Partnership and Essex Glenmaura. All significant intercompany transactions and balances have been eliminated in consolidation.

         COMPARISON OF THE SIX MONTHS ENDED JUNE 30, 1997 TO THE SIX MONTHS ENDED JUNE 30, 1996

         From  January  1,  1997 to June  30,  1997,  the  total  assets  of the
Partnership decreased approximately $4.6 million. The primary reason for the decrease was the change in accounting method for Essex Glenmaura from the consolidated to the equity method. The investment in the Solon and Erie Properties increased by approximately $5.2 million, primarily relating to construction costs for the Solon Hampton Inn hotel, offset by a decrease of approximately $7.8 million for Essex Glenmaura. The Partnership's cash balance decreased from approximately $2.5 million to $11,000 from costs incurred in the construction of the Solon Hampton Inn hotel and the purchase of the Erie
Property. The assets of the Partnership at June 30, 1997 include $529,000 of investment in partnership, which represents the Partnership's investment in Essex Glenmaura, net of reductions for net losses of $603,000 incurred through June 30, 1997, the sale of 1.05 limited partnership units for $105,000 and distributions of $12,500. During the period, the Partnership incurred additional deferred costs of $135,000, representing additional debt acquisition costs from the offering of the Subordinated Notes, costs incurred to obtain the GMAC-Solon Loan and the $45,000 franchise fee paid for the Erie Hampton Inn hotel. Such deferred costs were partially offset by a $40,000 write-off of the franchise fee for the Warwick site.

         The Partnership's liabilities decreased approximately $4.5 million from January 1, 1997 to June 30, 1997, primarily from the change to the equity method of accounting as described above. From January 1, 1997 to June 30, 1997, the outstanding balance of Subordinated Notes payable increased $378,000 from the issuance of Subordinated Notes payable in the Offering. Accounts payable-construction increased approximately $1.2 million from outstanding construction invoices for the Solon Hampton Inn hotel. The construction loan payable and notes payable of approximately $5.8 million as of December 31, 1996 represented liabilities of Essex Glenmaura, which no longer are presented in the Partnership's financial statements due to the change in accounting method. In June 1997, the General Partner advanced $596,000 as a short-term loan to the Partnership to help pay for construction costs incurred for the Solon Hampton Inn hotel. The Partnership expects to repay all amounts due the General Partner during the third quarter from the proceeds of the GMAC-Solon Loan. The minority interest in Essex Glenmaura is no longer presented in the Partnership's balance sheet due to the change in accounting method for Essex Glenmaura. Limited partners' equity decreased $38,000. During the period, the Partnership received $183,000 in limited partner equity from proceeds of the Offering, incurred an additional $21,000 in syndication costs, paid $42,000 in distributions to limited partners and collected $128,000 in promissory note payments from limited partners. The consolidated net loss for the Partnership from January 1, 1997 through June 9, 1997 of $260,000 and the net loss for the Partnership of $26,000 for the period June 10, 1997 through June 30, 1997 also decreased partners' capital.

         The primary revenue source for the six month period ended June 30, 1997 was room revenues of $755,000 from the Essex Glenmaura Courtyard by Marriott hotel, which was the only hotel in operation. Food and beverage revenue and telephone and other commission revenue totaled $150,000, for total revenues of $905,000. For the six months ended June 30, 1996, there were no operating hotels. The only income for 1996 was interest income. Operating expenses for the six month period ended June 30, 1997, before depreciation, totaled $711,000. Depreciation of $248,000 was recorded for a loss from operations of $54,000. Before depreciation, the single largest operating expense for the Partnership was rooms expense, followed by food and beverage expenses. Operating expenses for 1996 totaled $38,000 and were composed primarily of depreciation of $22,000. Since there were no operating revenues for 1996, the loss from operations was $38,000, the same as the operating expenses. The Partnership's interest expense, net of interest income was $331,000, representing interest incurred on the notes payable and the first mortgage loan for Essex Glenmaura through June 9, 1997, and interest on the Subordinated Notes for the six month period to the extent the proceeds were not used for construction. The net interest expense for 1996 was $131,000, representing interest on the Subordinated Notes to the extent the proceeds were not used for construction. Also included in other expenses are the Partnership's equity in the loss of Essex Glenmaura for the period June 10, 1997 through June 30, 1997 of $12,000 and the loss on termination of the Warwick franchise agreement of $40,000. The net loss is $437,000 before allocating $111,000 of the net loss to the minority interest in Essex Glenmaura. The net loss for the Partnership for the six months ended June 30, 1997 was $326,000. For the six months ended June 30, 1996, the loss before minority interest was $169,000, and the net loss was $168,000 after allocating $1,000 of loss to the minority interests in Essex Glenmaura.

         The Courtyard by Marriott hotel opened in September 1996. The property achieved an average occupancy of 64% for the first six months of 1997, at an average daily rate of $67.21. The revenue per available room for the first six months of 1997 was $43.01. The Courtyard by Marriott hotel is in the start-up phase of operations. New hotels require from several months to a couple of years to establish a stable customer base. During the start-up phase, occupancy is building, and room rates may be lower to attract new customers. When a strong customer base is established, room rates can be raised to a more competitive level.

         At the current time, the Partnership does not have sufficient funds to complete the construction of the Erie Hampton Inn hotel. The Partnership intends to raise additional funds from the Offering and obtain External Financing. No commitments have been received as of the date of this Prospectus for such External Financing. Since the Partnership can control the timing of construction, the construction of the Erie Hampton Inn hotel can be delayed until the required additional financing can be obtained. The Partnership included a working capital reserve in its total costs for the Solon Hampton Inn hotel. The Partnership expects that the working capital reserve will be sufficient to fund any operating deficits of the Solon Hampton Inn hotel.

         COMPARISON OF THE FISCAL YEAR ENDED DECEMBER 31, 1996 TO THE FISCAL YEAR ENDED DECEMBER 31, 1995.

         In 1996, the Partnership purchased a 12.5 unit limited partnership interest in Essex Glenmaura for $1.2 million ($100,000 per unit), for an equity interest of 54.3%. Essex Glenmaura built a 120- room, three story Courtyard by Marriott hotel outside of Scranton, Pennsylvania. The Courtyard by Marriott hotel opened in September 1996. For the last four months of 1996, average occupancy was 43%, with an average daily rate of $65.00. The Courtyard by Marriott hotel has been in its ramp-up phase of operations since opening. Typically, a new hotel needs from several months to two years to establish itself in a market and build a customer base. Occupancies are lower during the ramp-up phase until visitors to the community become familiar with the hotel. The Courtyard by Marriott hotel should benefit from the Marriott central reservation system, which will direct Courtyard customers looking for lodging in the Scranton/Wilkes-Barre area to the Essex Glenmaura Courtyard by Marriott hotel.

         In 1996, consolidated total assets of the Partnership increased approximately $10.3 million. The increase was caused by several factors. Net investment in real estate increased $7.8 million, $7.5 million of which was from the construction of the Courtyard by Marriott hotel by Essex Glenmaura, and the additional $300,000 from development activities by the Partnership. Cash and cash equivalents increased approximately $1.9 million from proceeds of the Partnership's offering of Subordinated Notes and Units. Debt issuance costs increased $489,000, $295,000 from costs incurred in the Partnership's offering of Subordinated Notes, and $194,000 of costs associated with obtaining the financing for the Essex Glenmaura property. Partnership consolidated liabilities increased approximately $10.0 million for several reasons. Subordinated Notes payable increased $3.2 million from the issuance of Notes payable in the Partnership's offering. Notes payable increased $1.5 million representing the notes payable issued by Essex Glenmaura. The construction loan payable of $4.3 million represents construction financing on the Courtyard by Marriott hotel, which was replaced by $5.0 million of permanent first mortgage financing in February 1997. Accounts payable increased $440,000, primarily from outstanding construction invoices. Since most construction activities commenced in 1996, the accounts payable at the end of 1995 was much smaller. As Essex Glenmaura is consolidated with the Partnership, the $640,000 minority interest of Essex Glenmaura is presented in the liability section of the balance sheet. Partners' equity increased $287,000 in 1996 from proceeds of the Partnership's public offering of the Units, net of syndication costs and partners' notes, and from the consolidation of the Partnership's interest in Essex Glenmaura. In 1996, approximately $1.5 million of Units were issued, which is offset by an increase of $76,000 in partners' notes, syndication costs of $170,000 and $114,000 of partner distributions. The consolidated net loss for the Partnership for 1996 of $867,000 also decreased partners' equity.

         The Partnership incurred a consolidated net loss of $867,000 in 1996. The primary revenue source was rooms revenue of $394,000 from Essex Glenmaura, which is the only hotel in operation in 1996. Expenses in 1996, before interest and depreciation, totaled $886,000, for a loss before interest, depreciation and amortization of $403,000.

         The Partnership's consolidated interest expense for 1996, net of interest income was $475,000, representing interest incurred by Essex Glenmaura after opening in September, and interest on the proceeds from the Subordinated Notes which were not used for construction in 1996. Interest on debt proceeds, primarily from the construction loan used in construction in 1996 was capitalized. Depreciation and amortization expenses totaled $346,000, for a net loss of $1.2 million before allocating $357,000 of the net loss to the minority interest in Essex Glenmaura. The consolidated net loss for the Partnership was $867,000. With the Courtyard open for all of 1997, and the Solon Hampton Inn opening around the middle of 1997, 1997 revenues are expected to increase by 500% over 1996. Significant cash flow from operations is expected to be generated in 1997 as well.

         The General Partner believes good investment opportunities exist in the limited service segments of the lodging industry. The limited service segment of the lodging industry has experienced significant growth in recent years as a greater number of leisure travelers seek to maximize value. The General Partner believes that the continued success of the lodging industry will depend upon, among other things, the continued demand for lodging facilities by both business and leisure travelers, which such demand is affected by general economic conditions, including, costs of labor and materials, unemployment, inflation and interest rates. In addition to, but directly affected by, economic trends, is the availability of financing on favorable terms for the construction and operation of hotels. In recent years a limited number of institutional lenders have been more willing to provide financing for hotel construction and operations, and hotel franchisors or their affiliates have established financing programs for construction and operation of the hotel franchisors' particular hotels. In addition to these industry considerations, the success of the Partnership's Hotels will depend upon the hotel franchises developed and operated by the Partnership, as well as the location of the Hotels. See "THE PARTNERSHIP'S BUSINESS."

                                  THE OFFERING


SUBSCRIPTION

         The Notes and Units are being offered to qualified investors through the Managing Dealer, an affiliate of the General Partner and a member of the NASD. The Maximum Offering Amount is such combination of Notes and Units as represent aggregate Gross Offering Proceeds of $10.9 million, after taking into account volume and timing discounts with respect to the sale of Units. The Managing Dealer is not required to purchase any unsold Notes or Units. The purchase price is $1,000 per Unit, which is currently subject to the volume discounts described below. The minimum initial purchase is $5,000, except that the minimum initial purchase is $2,000 for IRAs, Keoghs and qualified plans, in each case without taking into account any available timing discounts. Upon satisfying the applicable minimum investment requirement, investors may increase their investment in Units or Notes in increments of $1,000. Fractional Units may be issued for investments in excess of the minimum purchase requirement in the discretion of the General Partner. The Managing Dealer may, but is not obligated to, enlist the services of Soliciting Dealers to assist in the sale of the Notes and Units. The Managing Dealer and the Soliciting Dealers are not obligated to obtain any subscriptions, and there is no assurance that any Notes or Units will be sold. See "THE OFFERING -- Plan of Distribution" below.

         The Power of Attorney contained in the Subscription Agreement authorizes the General Partner to sign on behalf of the subscriber the
Partnership Agreement in substantially the form attached as Exhibit A. Therefore, by executing the Subscription Agreement, the subscriber is agreeing to all the terms of the Partnership Agreement.

         To subscribe to purchase Notes or Units, a subscriber must transmit the following to the Managing Dealer prior to the termination of the offering:

         (a) a check or money order payable to "M&T Bank as Escrow Agent for Essex Hospitality Associates IV L.P." in the amount of (i) $1,000 per Unit subscribed, less any applicable discounts (except that one-half of the purchase price may be paid by the execution and delivery of a Partner Note in connection with the purchase of 20 or more Units), and (ii) the principal amount of any Note subscribed (in increments of $1,000); and

         (b) an executed and completed Subscription Agreement in the form included as Exhibit C hereto.

         NO SUBSCRIPTION AGREEMENT SIGNED BY A BROKER-DEALER ON BEHALF OF A SUBSCRIBER WILL BE ACCEPTED.




         The General Partner will promptly notify in writing each subscriber whose subscription is accepted or rejected. The General Partner will accept or reject each subscription for Units within four business days after its receipt by the Partnership. The General Partner will accept or reject each subscription for Notes within four business days after its receipt by the Partnership or such later time as the General Partner has accepted sufficient subscriptions for Units to satisfy the minimum equity requirements of the offering. Subscriptions will be rejected for failure to conform to the suitability requirements of the offering, insufficient documentation, over-subscription of the Offering or such other reasons as the General Partner may in its sole discretion determine to be in the best interests of the Partnership. Subscriptions will be irrevocable until the Offering Termination Date. If a subscription is rejected at any time by the General Partner, the funds of such subscriber deposited in the Escrow Account will be promptly refunded to him or her, together with interest, if any, earned thereon to the date of rejection (calculated as described above and after reduction for a pro rata portion of the fees and expenses of the Escrow Agent).





         A Note will be issued to the Holder and a Limited Partner will be recognized as such not later than 15 days after an interim or final closing of the Offering. The General Partner and its affiliates may purchase such combination of Notes and Units in the Offering as represent gross offering proceeds of up to $1,000,000 in the aggregate. Any such purchases will be made for investment purposes only and not with a view toward immediate resale.

         Units will be non-assessable. Accordingly, once a subscription has been paid in full, there is no obligation to make additional contributions to the Partnership's capital.

PLAN OF DISTRIBUTION

         The Managing Dealer has agreed to offer the Notes and Units to qualified investors. Subject to the volume discounts described below, the Managing Dealer will receive as compensation selling commissions equal to 5.5% of the principal amount of each Note sold and up to 8% of the price of each Unit sold. The Partnership will also pay to the Managing Dealer an Investor Relations Fee equal to .25% of Gross Offering Proceeds from the sale of Units and Notes. The Investor Relations Fee is payable annually from operating revenues, beginning December 31, 1998 and will continue for the next three calendar years thereafter, but only if and to the extent that total Dealer Compensation does not exceed 10% of Gross Offering Proceeds and total Organization and Offering Expenses do not exceed 15% of Gross Offering Proceeds. Payment of the Investor Relations Fee will be deferred until the Cumulative Return has been paid. In the event such deferral continues through December 31, 2004, the Investor Relations Fee shall be deemed waived and permanently extinguished. See "COMPENSATION OF THE GENERAL PARTNER AND MANAGING DEALER." The Managing Dealer is not obligated to purchase any unsold Notes or Units. To the extent that the Managing Dealer uses the services of Soliciting Dealers, the commissions on Notes and Units sold will be paid by the Managing Dealer from its selling commissions. In addition to the payment of selling commissions, the General Partner may, in its sole discretion, reallow from its Organization and Offering Management Fee an amount equal to up to 1% of the gross proceeds of the offering to the Managing Dealer and Soliciting Dealers.

         The Partnership has agreed to indemnify the Managing Dealer and Soliciting Dealers against certain liabilities, including liabilities under the Securities Act of 1933, as amended. See "FIDUCIARY RESPONSIBILITY OF THE GENERAL PARTNER."


VOLUME DISCOUNTS

         Volume Discounts

         In connection with sales of 30 or more Units to a "purchaser" (as defined below), the selling commissions payable to the Managing Dealer by a purchaser will be reduced and such reduction will be credited to the purchaser by reducing the Unit purchase price payable by such purchaser to the Partnership. The proceeds to the Partnership per Unit will not be affected by the volume discounts because, although the purchase price is lower, the selling commissions payable are also proportionately reduced. The following table sets forth the volume discounts which will be applied to a purchaser's entire purchase:


         NUMBER                     PURCHASE                  COMMISSIONS               PROCEEDS TO THE
         OF                         PRICE PER                 PAYABLE TO                PARTNERSHIP PER
         UNITS                      UNIT TO                   MANAGING                  UNIT, NET
         PURCHASED                  INVESTORS                 DEALER BY                 OF SELLING
                                                              PARTNERSHIP               COMMISSIONS
         ---------                  ---------                 ---------                 ----------


         1-29                         $1,000                        $80                      $920
         30-59                           990                         70                       920
         60 Units and Over               980                         60                       920


         Subscriptions may be combined for the purpose of determining the volume discounts in the case of subscriptions made by any "purchaser" as that term is defined below. Any request to combine more than one subscription must be made in writing on a form to be supplied by the Managing Dealer, and must set forth the basis for such request. The Partnership may require that all of the Units which may be counted toward achieving the level of purchases necessary to obtain a volume discount be subscribed for and purchased at the same closing of the offering. Any such request will be subject to verification by the Managing Dealer that all of such subscriptions were made by a single "purchaser" as defined below.

         For the purposes of such volume discounts, "purchaser" includes: (i) an individual, his or her spouse and their children under the age of 21, who purchases the Units for his or her or their own accounts and all IRA, Keogh and qualified plans or trusts established by each such individual; (ii) a corporation, partnership or trust which has been in existence for at least six months before purchasing the

Units and was formed for a purpose other than to purchase the Units at a discount; and (iii) such other investors as the General Partner determines to be sufficiently related so as to constitute a "purchaser."

         Notwithstanding the timing and volume discounts, all investors will be deemed to have contributed the same amount per Unit to the Partnership for purposes of determining a Limited Partner's Pro Rata Share. Most tax allocations and distributions (including the Cumulative Return) are based on a Limited Partner's Pro Rata Share. If the Partnership is profitable, an investor who has qualified for a timing or volume discount, or who qualifies for a volume discount, therefore will receive a slightly higher return on his or her investment in the Partnership than other investors who do not qualify for such discounts. Investors who have received Units subject to timing or volume discounts, or who will receive Units subject to volume discounts, will also be specially allocated taxable income in the amount of the timing or volume discounts in order to equalize the Capital Accounts of the investors on a per Unit basis, which special allocation will generally occur in the year the liquidation of the Partnership occurs or the year the partner's interest in the Partnership is redeemed, whichever occurs earlier. If the Partnership is not profitable, an investor qualifying for a volume discount may receive slightly more losses than other investors, which losses would slightly reduce the amount of cash such investors receive at the liquidation of the Partnership compared to other investors.

SUPPLEMENTAL SALES LITERATURE

         An offer to sell the Notes or Units may be made only by means of this Prospectus. However, the Partnership may utilize certain sales materials in connection with the offering of the Notes or Units in addition to and apart from this Prospectus. In certain jurisdictions such sales material may not be available. This material may include a brochure, question-and-answer booklet, a speech and slide presentation for public seminars, invitations to seminars, news articles and public advertisements.

         The Partnership will use only sales material which has been approved by such appropriate regulatory bodies as may be required. The information contained in such sales material shall not conflict with any of the information contained in this Prospectus or the Registration Statement of which this Prospectus is a part, or as incorporated by reference in this Prospectus or said Registration Statement.

                                     REPORTS

REPORTS TO LIMITED PARTNERS

         Within 75 days after the close of each fiscal year of the Partnership, the General Partner will deliver to each Limited Partner the information necessary for the preparation of the Partner's federal income tax return and state income tax returns (state income tax information will be provided for New York and states in which the Hotels are located). Within 150 days after the end of each fiscal year, the General Partner will deliver to each Limited Partner an annual report which will include financial statements of the Partnership audited by independent certified public accountants on an accrual basis in accordance with generally accepted accounting principles. The financial statements will include a balance sheet and statements of income, Partners' equity, and cash flow. The annual report for each year will report on the Partnership's activities for that year and identify the source of Partnership distributions.

         The General Partner will also prepare and deliver to Limited Partners, at least semi-annually, a report on the operation of the Hotels.

REPORTS TO HOLDERS OF NOTES

         Within 150 days after the close of each fiscal year of the Partnership, the Partnership will deliver to each Holder of audited financial statements of the Partnership accompanied by a statement of the General Partner advising whether any Event of Default under the Notes exists, or whether any event has occurred which would constitute an Event of Default with the giving of notice or the lapse of time, or both, and, if so, the nature thereof, its period of existence and the action being taken by the Partnership to correct the Event of Default.

                                  LEGAL MATTERS

         Certain legal matters with respect to the Notes and Units offered hereby, including the tax consequences of the Notes and Units, will be passed upon for the Partnership by Harris Beach & Wilcox, LLP, as counsel to the Partnership and the General Partner. Harris Beach & Wilcox, LLP may represent the General Partner and certain of its affiliates on matters unrelated to this offering, and may in the future represent the General Partner and its affiliates on various other matters. Partners of Harris Beach & Wilcox, LLP may purchase Units and Notes.

                                     EXPERTS

         The consolidated financial statements of Essex Hospitality Associates IV L.P. and subsidiary as of and for the years ended December 31, 1996 and for the period from August 30, 1995 (date of inception) through December 31, 1995, and the financial statements of Essex Partners Inc. as of and for the years ended December 31, 1996 and 1995 included herein have been included herein in reliance upon the reports of KPMG Peat Marwick LLP, independent certified public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

                                    GLOSSARY


         ACQUISITION EXPENSES. Expenses (including but not limited to legal fees and expenses, travel and communication expenses, costs of appraisals, non-refundable option payments on properties not acquired, accounting fees and expenses, title insurance, and miscellaneous expenses) related to the selection and acquisition, lease, or sublease of a property whether or not the property is actually acquired by the Partnership.

         ACQUISITION FEES. Fees payable by the Partnership to the General Partner in the amount of $110,000 per Hotel site that is acquired by the Partnership.

         AFFILIATED PERSON. The General Partner and any Person who, directly or indirectly, through one or more intermediaries, controls, or is controlled by or is under common control with, the General Partner. The term "control" (including the terms "controlled by" and "under common control with") includes the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.

         CAPITAL CONTRIBUTION. The money (including principal payments on Partner Notes but not the principal amount of the Partner Notes) and the fair market value of property contributed by a Partner (with value of property determined by the contributing Partner and the General Partner) in accordance with Section 2.06 of the Partnership Agreement.

         CODE.  The Internal Revenue Code of 1986.

         CUMULATIVE RETURN. A Distribution to the Limited Partners on a Pro Rata basis, commencing for each Limited Partner on the date the Partner is admitted to the Partnership, in an annual amount equal to 8% of the Capital Contribution of each Limited Partner (less any Distributions made pursuant to Section 2.08 or subparagraph 3.05(b)(i) of the Partnership Agreement), calculated without regard to any discounts described in the Prospectus. The Cumulative Return shall be pro-rated for the years in which a closing of the offering of the Units occurs and which a sale or refinancing of any or all of the Hotels occurs.

         DEALER COMPENSATION. The total amount of Sales Commissions, selling commissions, investor relations fees and any other fees and reimbursements paid to the Manager Dealer and Soliciting Dealers in connection with the offering of Notes and Units, however designated.

         DEVELOPMENT  FEE.  A fee  payable  by the  Partnership  to the  General
Partner in the amount of $160,000 per Hotel that is developed by the Partnership, increased by 5% of total construction, site development and furniture, fixtures and equipment costs in excess of $2.7 million, but not to exceed

$325,000 per Hotel. The Development Fee for each Hotel shall be payable 15% per month, beginning with the month in which the General Partner formally solicits bids for construction of a Hotel and continuing for a term not to exceed six months. The unpaid balance shall be paid upon the obtaining of a certificate of occupancy for the Hotel.

         DISTRIBUTION. Any transfer of money or other property to a Partner, in the Partner's capacity as a Partner, from the Partnership. The term "Distribution" shall not include fees paid to the General Partner or to other Affiliated Persons pursuant to Article IV of the Partnership Agreement. Property is to be valued at its fair market value on the date of transfer.

         DISTRIBUTIONS FROM A SALE OR REFINANCE OF HOTELS. Distributions to Partners from a sale or refinance of any or all of the Hotels, or the distribution of proceeds received from a sale or refinance of properties of Essex Glenmaura.

         ERISA.  Employee Retirement Income Security Act of 1974.

         ERIE PROPERTY. Approximately 2.5 acres of real property located in the Summitt Township, Pennsylvania and acquired by the Partnership.

         ESCROW ACCOUNT. The interest-bearing account established by the Partnership with the Escrow Agent for the purpose of depositing proceeds from the sale of Units and Notes as described in paragraph 2.06(c) of the Partnership Agreement.

         ESCROW AGENT. Manufacturers and Traders Trust Company, Buffalo, New York, or another bank, which is not an Affiliated Person, selected by the General Partner.

         ESSEX GLENMAURA. Essex Glenmaura L.P., a New York limited partnership, an Affiliated Person, which is developing a Courtyard by Marriott hotel near Scranton, Pennsylvania.

         ESSEX. Essex Investment Group, Inc., a New York corporation which is the sole shareholder of the General Partner.

         ESSEX PARTNERS.  Essex Partners Inc., a New York corporation.

         EXTERNAL FINANCING. Financing obtained from sources other than the General Partner and its Affiliates, including loans from institutional lenders, which financings are secured by mortgage liens on the Partnership's real properties and any improvements thereon.

         FEE  MORTGAGE.   A  mortgage  and  security   agreement   covering  the
Partnership's interest in real property which it has purchased.

         FIRST CLOSING. The initial closing which occurred on December 29, 1995, at which time all subscription proceeds then held in the Escrow Account were released to the Partnership for use as described in the Original Prospectus.

         FRONT-END FEES. Fees and expenses paid for any services rendered in connection with the Partnership's organizational or acquisition phases, including all expenses of the Partnership's organization, expenses related to the offering of Units and Notes pursuant to the Prospectus, Acquisition Fees (as defined in the Partnership Agreement), Acquisition Expenses, Development Fees and Organization and Offering Expenses.

         GENERAL PARTNER. Essex Partners Inc., a New York corporation and any successor duly elected by the Limited Partners.

         GLENMAURA NOTES. $1,500,000 of Essex Glenmaura's unsecured notes, maturing June 1, 1998, unless extended to December 1, 1999.

         GROSS OFFERING PROCEEDS. The gross cash proceeds and the aggregate principal amount of the Partner Notes received by the Partnership from the sale of the Units and Notes.

         HOLDERS.  The purchasers of Notes or their successors.

         HOTELS. The two lodging facilities constructed or to be constructed by the Partnership and operated pursuant to license agreements with Promus Hotel Corporation. "Hotel" shall mean any one of the lodging facilities.

         INDENTURE. The Indenture dated as of November 1, 1995 between the Partnership and the Trustee covering the Subordinated Notes.

         INVESTMENT IN HOTELS. The amount of Gross Offering Proceeds actually paid or allocated to the purchase, development, construction or improvement of the Hotels to be constructed by the Partnership, including the purchase price of the land, the initial working capital reserves allocable to the Hotels (but not reserves in excess of 5 percent of the Gross Offering Proceeds), franchise fees paid to the Franchisor, construction management and development fees paid to Persons who are not Affiliated Persons, construction period interest and other cash payments such as interest and taxes, but excluding Front-End Fees. Investment in Hotels shall also include the amount of Gross Offering Proceeds used to purchase limited partnership interests in Essex Glenmaura.

         IRAS.  Individual retirement accounts.

         IRS.  The Internal Revenue Service.

         LIMITED PARTNERS. Those Persons listed on SCHEDULE A to the Partnership Agreement as Limited Partners and their successors.

         MAJORITY VOTE. The affirmative vote or written consent of Limited Partners then owning of record more than 50 percent of the outstanding Units.

         MM&S.  MM&S Resources, Inc., an Affiliated Person.

         MANAGEMENT AGREEMENT. An agreement entered into with respect to the Solon Hampton Inn hotel, and to be entered into with respect to the Erie Hampton Inn hotel, between the Partnership and the General Partner setting forth the terms and conditions according to which the General Partner shall operate and maintain the Hotels on behalf of the Partnership.

         MANAGING DEALER.  Essex Capital Markets Inc., an Affiliated Person.

         NASD.  The National Association of Securities Dealers, Inc.

         NOTES.  The Subordinated Notes.

         ORGANIZATION AND OFFERING EXPENSES. Those expenses incurred in connection with preparing the Partnership for registration and subsequently offering and distributing the Units and Notes to the public, including all advertising expenses.

         ORIGINAL PROSPECTUS. The Partnership's prospectus dated November 24, 1995.

         ORGANIZATION AND OFFERING MANAGEMENT FEE. A fee payable by the Partnership to the General Partner equal to 3.4% of the Gross Offering Proceeds.

         PARI PASSU INDEBTEDNESS. Indebtedness of the Partnership having no priority of payment over and not subordinated in right of payment to the Subordinated Notes.

         PARTNER.  Any General or Limited Partner.

         PARTNER NOTE. A non-interest bearing promissory note payable to the Partnership and executed by a Limited Partner in connection with the purchase of 20 or more Units.

         PARTNERSHIP. Essex Hospitality Associates IV L.P., a New York limited partnership.

         PARTNERSHIP AGREEMENT. The Amended and Restated Limited Partnership Agreement of the Partnership.

         PARTNERSHIP MANAGEMENT FEE. A fee payable by the Partnership to the General Partner equal to .75% of the gross revenues from each Hotel.

         PERSON.  An individual,  a  corporation,  a  partnership,  a trust,  an
unincorporated   organization   or  a  government  or  an  agency  or  political
subdivision thereof.

         PRO RATA SHARE. The Pro Rata Share of each Limited Partner shall be 99% multiplied by a fraction, the numerator of which is the number of Units held by the Limited Partner, and the denominator of which shall be the aggregate number of Units held by all the Limited Partners. That portion of any Unit for which a Partner Note remains outstanding shall not be included in either the numerator or the denominator in such calculation. The Pro Rata Share of the General Partner is 1%.

         PROMUS HOTEL CORPORATION. Promus Hotel Corporation (inclusive of its subsidiaries), franchisor of Hampton Inn, Hampton Inn & Suites, and Homewood Suites hotels.

         PROPERTY MANAGEMENT FEE. A fee payable by the Partnership to the General Partner equal to 4.5% of the gross revenues from each Hotel.

         PROSPECTUS.   The   Partnership's   prospectus   as   included  in  the
Registration Statement.

         REGISTRATION STATEMENT. The registration statement on file with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, for the registration of Units and Notes to be sold by the Partnership at the time the Registration Statement becomes effective. If the Partnership files a post-effective amendment to the Registration Statement or a new Registration Statement and the Prospectus included therein may be used by the Partnership pursuant to Rule 424 under the Securities Act of 1933 (or any corresponding provision of succeeding rules or regulations of the Securities and Exchange Commission), the term "Registration Statement," from and after the declaration of the effectiveness of the post-effective amendment of the new Registration Statement refers to the Registration Statement as amended by the post-effective amendment thereto or the then- effective Registration Statement, as the case may be.

         REGULATIONS. The Income Tax Regulations, including Temporary Regulations, promulgated under the Code, as amended from time to time (including corresponding provisions of succeeding regulations). Reference is made to a specific Regulation in the following manner: "Treas. Reg. ss.1.709-2."

         SALES COMMISSIONS. Sales commissions of up to $80 per Unit and $55 per $1,000 Note sold pursuant to this Prospectus, payable by the Partnership to the Managing Dealer.

         SENIOR INDEBTEDNESS. All indebtedness of the Partnership, whether outstanding on the date of the Indenture governing the Subordinated Notes or thereafter created or arises as a result of External Financing.

         SOLICITING DEALERS. Broker-dealer firms which are NASD members whose services are enlisted by the Dealer to assist in the sale of the Notes and Units.

         SOLON PROPERTY. Approximately 2.28 acres of real property located in Solon, Ohio and acquired by the Partnership.

         OFFERING TERMINATION DATE. The date designated by the General Partner for the termination of the Partnership's offering of Unites and Notes, which date shall not be later than November 24, 1997.

         TRUSTEE. Manufacturers and Traders Trust Company, Buffalo, New York, or its successor.

         SUBORDINATED NOTES. Up to $6.0 million of the Partnership's unsecured notes, maturing December 31, 2001, unless extended to December 31, 2002.

         UNITS. The interest of the Limited Partners in the Partnership shall be divided into 5,000 Limited Partnership Units.

         WARWICK PROPERTY. Approximately 2.535 acres of real property located in Warwick, Rhode Island and acquired by the Partnership.

                          INDEX TO FINANCIAL STATEMENTS

Financial Statements of the General Partner

-  Report of Independent Auditors -
- Balance Sheets as of December 31, 1996 and December 31, 1995 - Statements of Income and Changes in Retained Earnings for the years ended December 31, 1996 and December 31, 1995
-  Statements  of Cash Flows for years ended  December 31, 1996 and December 31,
     1995
-  Notes to Financial Statements
-  Balance Sheet (Unaudited) as of June 30, 1997, including notes thereto


Financial Statements of the Partnership

-  Report of Independent Auditors
-  Consolidated  Balance  Sheets as of December 31, 1996 and December 31, 1995 -
- Consolidated Statements of Operations for the year ended December 31, 1996 and for the period from August 30, 1995 (date of inception) through December 31, 1995
- Consolidated Statements of Cash Flows for the year ended December 31, 1996 and for the period from August 30, 1995 (date of inception) through December 31, 1995
-  Notes to Financial Statements
- Consolidated Statement of Changes in Partners Capital for the year ended December 31, 1996 and for the period from August 30, 1995 (date of inception) through December 31, 1995.
-  Balance Sheet as of June 30, 1997 (Unaudited)
- Statement of Income for the six months ended June 30, 1997 (Unaudited) and for the six months ended June 30, 1996 (Unaudited)
- Statement of Cash Flows for the six months ended June 30, 1997 (Unaudited) - Notes to Financial Statements


Financial Statements of Essex Glenmaura L.P.

-  Balance Sheet as of June 30, 1997 (Unaudited)
- Statement of Income for the six months ended June 30, 1997 (Unaudited) and for the six months ended June 30, 1996 (Unaudited)
- Statement of Cash Flows for the six months ended June 30, 1997 (Unaudited) - Notes to Financial Statements

                               ESSEX PARTNERS INC.
                          (A Wholly Owned Subsidiary of
                          Essex Investment Group, Inc.)

                              Financial Statements

                           December 31, 1996 and 1995

                   (With Independent Auditors' Report Thereon)

                          Independent Auditors' Report





The Board of Directors of
Essex Partners Inc.:


We have audited the accompanying balance sheets of Essex Partners Inc. (a wholly owned subsidiary of Essex Investment Group, Inc.) as of December 31, 1996 and 1995, and the related statements of income and changes in retained earnings and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Essex Partners Inc. as of December 31, 1996 and 1995, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.





                                                   /s/ KPMG Peat Marwick LLP
                                                   Rochester, New York
                                                   February 21, 1997


                               ESSEX PARTNERS INC.
           (A Wholly Owned Subsidiary of Essex Investment Group, Inc.)

                                 Balance Sheets

                           December 31, 1996 and 1995

Assets                                                        1996         1995
--------------------------------------------------------   ----------   ----------

Current assets:
     Cash and cash equivalents  ........................   $   84,643      915,433
     Advances receivable from partnerships .............      815,825      355,546
     Prepaid and other .................................        5,682       33,391
                                                           ----------   ----------

                  Total current assets .................      906,150    1,304,370

Noncurrent receivables from partnerships ...............      533,825      210,927
Investments in partnerships ............................      506,224      415,257
Deferred tax asset .....................................       48,000       48,000
Office furniture and equipment, less accumulated
     depreciation of $74,560 in 1996 and $49,162 in 1995       87,479      100,466
                                                           ----------   ----------

                                                           $2,081,678    2,079,020
                                                           ==========   ==========

     Liabilities and Stockholder's Investment

Current liabilities:
     Accounts payable and accrued expenses .............       40,504      185,380
     Due to affiliates, net ............................      216,006         --
                                                           ----------   ----------

                  Total current liabilities ............      256,510      185,380

Accrued partnership contributions ......................       91,770      163,542
                                                           ----------   ----------

                                                              348,280      348,922
                                                           ----------   ----------

Commitments and contingencies (note 6)

Stockholder's investment:
     Common stock, par value $.01, authorized 2,000,000
         shares; 100 shares issued and outstanding .....            1            1
     Paid-in capital ...................................          999          999
     Retained earnings .................................    1,732,398    1,729,098
                                                           ----------   ----------

                  Total stockholder's investment .......    1,733,398    1,730,098
                                                           ----------   ----------

                                                           $2,081,678    2,079,020
                                                           ==========   ==========


                 See accompanying notes to financial statements.


                               ESSEX PARTNERS INC.
           (A Wholly Owned Subsidiary of Essex Investment Group, Inc.)

              Statements of Income and Changes in Retained Earnings

                 For the years ended December 31, 1996 and 1995


                                                                1996          1995
                                                             ----------    ----------

Revenues:
     Organization, property acquisition, disposition
         and development fees  ...........................   $  652,156     1,269,313
     Management and administrative fees ..................    1,139,551       995,237
     Equity income (loss) of partnerships ................      (11,290)       29,752
                                                             ----------    ----------

              Total revenues .............................    1,780,417     2,294,302
                                                             ----------    ----------

Operating expenses:
     Personnel ...........................................    1,136,218     1,192,018
     Office operations ...................................      170,883       151,749
     Occupancy ...........................................      143,666       117,711
     Sales and marketing .................................       51,280       164,217
     Professional fees ...................................       57,594        51,626
     Provision for losses on receivables from partnerships      210,653       155,212
                                                             ----------    ----------

              Total operating expenses ...................    1,770,294     1,832,533
                                                             ----------    ----------

              Income from operations .....................       10,123       461,769
                                                             ----------    ----------

Other income (expense):
     Interest income .....................................       75,920        30,942
     Interest expense ....................................      (80,743)     (102,282)
     Loss on sale of hotel franchise rights ..............         --        (150,000)
                                                             ----------    ----------

                                                                 (4,823)     (221,340)
                                                             ----------    ----------
              Income before income taxes
                  and extraordinary item .................        5,300       240,429

Income taxes .............................................        2,000       111,000
                                                             ----------    ----------

              Income before extraordinary item ...........        3,300       129,429

Extraordinary item - gain on forgiveness of debt,
     net of income tax expense of $40,000 ................         --          60,000
                                                             ----------    ----------

              Net income .................................        3,300       189,429

Retained earnings, beginning of year .....................    1,729,098     1,552,069
Adjustment pursuant to tax sharing arrangement ...........         --         137,600
Dividend to parent .......................................         --        (150,000)
                                                             ----------    ----------

Retained earnings, end of year  ..........................   $1,732,398     1,729,098
                                                             ==========    ==========



                See accompanying notes to financial statements.


                               ESSEX PARTNERS INC.
           (A Wholly Owned Subsidiary of Essex Investment Group, Inc.)

                            Statements of Cash Flows

                 For the years ended December 31, 1996 and 1995



                                                                 1996           1995
                                                             -----------    -----------

Cash flows from operating activities:
    Net income ...........................................   $     3,300        189,429
    Adjustments to reconcile net income to net cash
      provided by operating activities:
        Equity (income) loss of partnerships .............        11,290        (29,752)
        Depreciation......................................        25,397         23,328
        Provision for losses on receivables from
            partnerships .................................       210,653        155,212
        Loss on sale of hotel franchise rights ...........          --          150,000
        Deferred income taxes ............................          --          (48,000)
        Adjustment pursuant to tax sharing arrangement ...          --          137,600
        Extraordinary gain on forgiveness of debt ........          --         (100,000)
        Cash provided (used) by changes in:
            Prepaid and other current assets .............        27,709        (24,920)
            Accounts payable and accrued expenses ........      (144,876)       166,896
            Accrued partnership contributions ............       (71,772)        (9,026)
                                                             -----------    -----------

                Net cash provided by operating activities.        61,701        610,767
                                                             -----------    -----------

Cash flows from investing activities:
    Advances to partnerships, net ....................          (993,830)      (116,849)
    Investments in partnerships ......................          (242,500)      (112,219)
    Distributions from partnerships ..................           140,243         54,831
    Purchase of office furniture and equipment .......           (12,410)       (25,516)
    Proceeds from sale of hotel franchise rights .....              --          225,000
                                                             -----------    -----------

                Net cash provided by (used in)
                    investing activities .............        (1,108,497)        25,247
                                                             -----------    -----------

Cash flows from financing activities:
    Advances from affiliates, net ....................           216,006         87,038
    Repayment of debt ................................              --         (175,000)
    Dividend to parent ...............................              --         (150,000)
                                                             -----------    -----------

                Net cash provided by (used in)
                    financing activities .............           216,006       (237,962)
                                                             -----------    -----------

                Net increase (decrease) in cash and
                    cash equivalents .................          (830,790)       398,052

Cash and cash equivalents, beginning of year .........           915,433        517,381
                                                             -----------    -----------

Cash and cash equivalents, end of year  ...............      $    84,643        915,433
                                                             ===========    ===========

(Continued)







                               ESSEX PARTNERS INC.
           (A Wholly Owned Subsidiary of Essex Investment Group, Inc.)

                       Statements of Cash Flows, Continued


                                                                 1996           1995
                                                             -----------    -----------

Supplemental disclosure of cash flow information:
    Cash paid during the year for interest.............           86,859       102,282
                                                             ===========    ===========





                 See accompanying notes to financial statements.

                               ESSEX PARTNERS INC.
           (A Wholly Owned Subsidiary of Essex Investment Group, Inc.)

                          Notes to Financial Statements

                           December 31, 1996 and 1995



(1)  Description of Business and Summary of Significant Accounting Policies

     Essex Partners Inc. (the Company) is the managing general partner of real estate partnerships. In addition to revenues earned as an investor, the Company receives management, administrative, development and other fees for services rendered to the partnerships.

     The Company's parent, Essex Investment Group, Inc. (Essex), is an integrated financial services and real estate company that develops and markets a broad range of investment and insurance products and services for individuals, businesses and individual pension accounts.

     Cash Equivalents

     Cash equivalents consist of money market accounts.

     Investments in Partnerships

     Investments in partnerships are accounted for by the equity method. Any initial partnership capital contribution required by the Company which is payable out of future distributions to the Company is accrued.

     Recognition of Revenue

     Organization, property acquisition, disposition, development, management and administrative fees are recognized as earned in accordance with contractual arrangements for each transaction.

     Income Taxes

     Income taxes are accounted for under the asset and liability method whereby deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the year in which those temporary differences are expected to be recovered or settled. The effect of deferred tax assets and liabilities of a change in tax rates is recognized in income in the period which includes the enactment date.

     The Company is included in the consolidated federal and combined New York State income tax returns of Essex. Essex allocates current federal and state income taxes on a prorata basis to only its subsidiaries which have taxable income. Any difference between current income taxes determined on a separate company basis in accordance with the asset and liability method and the amount allocated to the Company by Essex is reflected as an adjustment of retained earnings.



                                                                   (Continued)

                               ESSEX PARTNERS INC.
           (A Wholly Owned Subsidiary of Essex Investment Group, Inc.)

                          Notes to Financial Statements



(1) Description of Business and Summary of Significant Accounting Policies (continued)

     Use of Estimates

     Management of the Company has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent liabilities to prepare these financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

(2)  Partnership Investments and Advances Receivable

     The Company is a general partner in partnerships which primarily own and operate hotels, apartment buildings and manufactured home communities. The Company also earns fees in connection with providing organization, financing, acquisition, development, management, administration and due diligence services to those partnerships. Such fees totaled $1,726,426 in 1996 and $2,192,192 in 1995.

     The Company makes operating advances to those partnerships as well as in connection with the acquisition and construction of real estate. Such receivables, which are generally due on demand and unsecured, are summarized as follows at December 31, 1996 and 1995:


Partnership                                               1996           1995
--------------------------------------------------     ----------     ----------

Essex-Ashford River Oaks L.P.:
       Mortgage note .............................     $  270,000           --
       Advances ..................................        472,372        267,086

Essex Microtel LeRay L.P. ........................        313,084           --

Essex Geneseo Associates L.P. ....................        173,293        101,211

Essex Albion Credits L.P. ........................           --          168,107

Others ...........................................        360,901        270,069
                                                       ----------     ----------

                                                        1,589,650        806,473

Less allowance for uncollectible advances ........        240,000        240,000
                                                       ----------     ----------

                                                        1,349,650        566,473

Less current portion .............................        815,825        355,546
                                                       ----------     ----------

                                                       $  533,825        210,927
                                                       ==========     ==========

                                                                   (Continued)

                               ESSEX PARTNERS INC.
           (A Wholly Owned Subsidiary of Essex Investment Group, Inc.)

                          Notes to Financial Statements



(2)  Partnership Investments and Advances Receivable (continued)

     Essex - Ashford River Oaks L.P. (River Oaks) owns and operates a 300-site manufactured home community in Springfield, Illinois which the Company began managing in September 1995. River Oaks has experienced deficit operating cash flow. The Company has advanced $742,372 to fund operations, debt service requirements and capital improvements. During 1996, the Company secured $270,000 of the $742,372 advance with a second mortgage. The mortgage is receivable on demand with interest only due monthly at prime plus 1% per annum (9.25% at December 31, 1996). Although no repayment terms have been set, management of the Company expects to receive repayment of substantially all amounts in 1997 upon completion of a securitized debt offering by River Oaks. Summarized financial information for River Oaks as of and for the years ended December 31, 1996 and 1995 follows:


                                                     1996               1995
                                                   ----------        ----------

                 Assets  ...................       $ 2,530,000         2,978,000
                 Liabilities ...............        2,380,000         2,660,000
                 Partners capital ..........          150,000           318,000
                 Revenue ...................          370,000           389,000
                 Net loss ..................         (168,000)         (157,000)


     The Company also guarantees certain indebtedness of River Oaks (see note 6).

     Essex Microtel LeRay L.P. (LeRay) owns and operates a 100-room Microtel hotel located in LeRay, New York. During 1996, the Company advanced $313,084 to LeRay, primarily to reduce outstanding mortgage debt. No repayment terms have been set and management of the Company does not expect to receive repayment until ultimate disposition of the property. Summarized financial information for LeRay as of and for the years ended December 31, 1996 and 1995 follows:


                                                  1996                  1995
                                               ----------            ----------

Assets ............................           $ 2,170,000             2,240,000
Liabilities ........................            1,780,000             1,629,000
Partners capital ...................              390,000               611,000
Revenue ............................              577,000               698,000
Net loss ...........................             (221,000)             (128,000)



(3)  Hotel Franchise Rights

     In 1994, the Company purchased rights to 15 Microtel hotel franchises for $375,000 in exchange for cash of $100,000 and a noninterest-bearing note payable for $275,000. During 1995, the Company sold one franchise right for $25,000 to an affiliate and the remaining 14 rights were resold to the franchiser for $200,000, resulting in a loss of $150,000. The Company repaid $175,000 of the related noninterest-bearing note payable and the remaining $100,000 was forgiven, resulting in an extraordinary gain of $60,000, net of the related income tax effect of $40,000.



                                                                   (Continued)

                               ESSEX PARTNERS INC.
           (A Wholly Owned Subsidiary of Essex Investment Group, Inc.)

                          Notes to Financial Statements



(4)  Related Party Transactions

     The Company provides management and administrative services under contracts with several other entities owned by officers of Essex, earning fees of $65,281 in 1996 and $72,358 in 1995.

     Essex allocated interest expense to the Company of $80,743 in 1996 and $102,282 in 1995.

(5)  Income Taxes

     Total income taxes for 1996 and 1995 were allocated as follows:


                                                       1996               1995
                                                     --------           --------

Income from operations ...................           $  2,000            111,000

Extraordinary item .......................               --               40,000
                                                     --------           --------
                                                     $  2,000            151,000
                                                     ========           ========


     The components of income tax expense attributable to income from operations are as follows:

                                                    Current     Deferred      Total
                                                    -------     --------      -----

1996:
       Federal .................................   $   1,500         --          1,500
       State ...................................         500         --            500
                                                   ---------    ---------    ---------
                                                   $   2,000         --          2,000
                                                   =========    =========    =========

1995:
       Federal .................................     119,800      (38,500)      81,300
       State ...................................      39,200       (9,500)       9,700
                                                   ---------    ---------    ---------
                                                   $ 159,000      (48,000)     111,000
                                                   =========    =========    =========



                                                                   (Continued)

                               ESSEX PARTNERS INC.
           (A Wholly Owned Subsidiary of Essex Investment Group, Inc.)

                          Notes to Financial Statements




(5)  Income Taxes (continued)

     The difference between income tax expense and the amounts computed by applying the U.S. Federal income tax rate of 34% to income before income taxes and extraordinary item is primarily attributable to state income taxes.

     In 1996 and 1995, Essex allocated $2,000 and $21,400 of consolidated current income tax expense to the Company pursuant to the inter-company tax sharing arrangement. The difference between current income taxes allocated to the Company under the tax sharing arrangement in 1995 and the amount reflected above in accordance with the asset and liability method is reflected in the accompanying statement of changes in retained earnings as adjustments to retained earnings.

     At both December 31, 1996 and 1995 the deferred tax asset of $96,000 results from temporary differences related to the allowance for uncollectible receivables from partnerships, less a valuation allowance of $48,000. In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the projected future taxable income and tax planning strategies in making this assessment. Based on the level of historical taxable income and estimates of future taxable income over the periods which the deferred tax assets are deductible, management believes it is more likely than not that the Company will realize the benefits of these deductible differences, net of the valuation allowance at December 31, 1996.















                                                                  (Continued)

                               ESSEX PARTNERS INC.
           (A Wholly Owned Subsidiary of Essex Investment Group, Inc.)

                          Notes to Financial Statements




(6)  Commitments and Contingencies

     As the general partner in several partnerships, the Company may, subject to partnership agreement restrictions, be held liable for all recourse debt and obligations of such partnerships to the extent that the obligations are not otherwise funded. The amounts of such contingent liabilities include guarantees of the following partnership obligations at December 31, 1996:


     Essex-Ashford River Oaks L.P.
     Unsecured subordinated notes payable to private investors               $1,000,000

     Mortgage payable to bank, secured by a first mortgage on the property      600,000


     Essex Microtel Lehigh L.P.
     Mortgage payable to bank, secured by a first mortgage on the property    2,600,000


     Essex Geneseo Associates L.P.
     Mortgage payable to bank, secured by a first mortgage on the property    2,983,350


     Essex Real Estate Partnership Notes
     Mortgage and unsecured notes payable to private investors, primarily
     secured by first and second mortgages on certain properties                976,000


     Essex Glenmaura L.P.
     Unsecured subordinated notes payable to private investors                1,500,000


     Essex Mobile Home Properties IX L.P.
     Unsecured subordinated notes payable to private investors                1,200,000


     Greenport L.L.C.
     Mortgage payable to bank, secured by a first mortgage on the property      135,000




                                                                   (Continued)

                               ESSEX PARTNERS INC.
           (A Wholly Owned Subsidiary of Essex Investment Group, Inc.)

                          Notes to Financial Statements



(6)  Commitments and Contingencies (continued)

       Although there is no current plan or intention to do so, the capital of the Company is available for withdrawal by Essex. Summarized consolidated financial information for Essex as of and for the years ended December 31, 1996 and 1995 follows:


                                            1996          1995
                                        -----------   -----------

           Assets ...................   $ 6,400,000     5,100,000

           Liabilities ..............     5,200,000     4,700,000

           Total stockholders' equity     1,200,000       400.000

           Revenue ..................    13,900,000     9,200,000

           Net income ...............       400,000       300,000




     The Company guarantees a term note payable of Essex to a bank of $645,000 at December 31, 1996.






                              ESSEX PARTNERS INC.
          (A WHOLLY OWNED SUBSIDIARY OF ESSEX INVESTMENT GROUP, INC.)
                                 Balance Sheet
                           June 30, 1997 (Unaudited)




Assets
Current assets:
     Cash and cash equivalents                                   $  158,658
     Advances receivable from partnerships                        1,830,281
     Prepaid and other                                                8,837
                                                                -----------
           Total current assets                                   1,997,776
                                                                -----------



     Non-current receivables from partnerships                      275,260
     Investments in partnerships                                    550,070
     Deferred tax asset                                              48,000
     Office furniture and equipment less accumulated                 81,684
          depreciation of $87,988
                                                                -----------
                                                                    955,014
                                                                -----------

                                                                 $2,952,790
                                                                 ==========




See accompanying notes to unaudited financial statements


                               ESSEX PARTNERS INC.
          (A WHOLLY OWNED SUBSIDIARY OF ESSEX INVESTMENT GROUP, INC.)
                                  Balance Sheet
                            June 30, 1997 (Unaudited)




Liabilities and Stockholder's Investment
----------------------------------------

Current liabilities:
     Accounts payable and accrued expenses                       $   39,274
     Due to affiliates, net                                       1,085,363
                                                                -----------
           Total current liabilities                              1,124,637
                                                                -----------


     Note payable                                                    12,000
     Accrued partnership contributions                               94,954
                                                                -----------
                                                                  1,231,591
                                                                -----------

Commitments and contingencies (Note 3)

Stockholder's Investment
     Common stock, par value $.01, authorized 2,000,000 shares;
           100 shares issued and outstanding                              1
     Paid-in capital                                                    999
     Retained earnings                                            1,720,199
                                                                -----------
           Total stockholder's investment                         1,721,199
                                                                -----------

                                                                 $2,952,790
                                                                 ==========



See accompanying notes to unaudited financial statements

                               ESSEX PARTNERS INC.
           (A Wholly Owned Subsidiary of Essex Investment Group, Inc.)
                     Notes to Unaudited Financial Statements
                                  June 30, 1997

(1)      DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         Essex Partners Inc. (the Company) is the managing general partner of real estate partnerships. In addition to revenues earned as an investor, the Company receives management, administrative, development and other fees for services rendered to the partnerships.

         The Company's parent, Essex Investment Group, Inc. (Essex), is an integrated financial services and real estate company that develops and markets a broad range of investment and insurance products and services for individuals, businesses and individual pension accounts.

         UNAUDITED INTERIM FINANCIAL INFORMATION

         The interim financial data included in these financial statements is unaudited; however, in the opinion of management, such financial data includes all adjustments of a normal recurring nature necessary for a fair presentation of the Company's financial condition and results of operations.

         CASH EQUIVALENTS

         Cash equivalents consist of money market accounts.

         INVESTMENTS IN PARTNERSHIPS

         Investments in partnerships are accounted for by the equity method. Any initial partnership capital contribution required by the Company which is payable out of future distributions to the Company is accrued.

         RECOGNITION OF REVENUE

         Organization,   property   acquisition,    disposition,    development,
         management  and  administrative   fees  are  recognized  as  earned  in
         accordance with contractual arrangements for each transaction.

         INCOME TAXES

         Income taxes are accounted for under the asset and liability method whereby deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the year in which those temporary differences are expected to be recovered or settled. The effect of deferred tax assets and liabilities of a change in tax rates is recognized in income in the period which includes the enactment date.

         The Company is included in the consolidated federal and combined New York State income tax returns of Essex. Essex allocates current federal and state income taxes on a prorata basis to only its subsidiaries which have taxable income. Any difference between current income taxes determined on a separate company basis in accordance with the asset and liability method and the amount allocated to the Company by Essex is reflected as an adjustment of retained earnings.


                                                                     (Continued)
                                        1

                               ESSEX PARTNERS INC.
           (A Wholly Owned Subsidiary of Essex Investment Group, Inc.)
                     Notes to Unaudited Financial Statements
                                  June 30, 1997

(1) DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

         USE OF ESTIMATES

         Management of the Company has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent liabilities to prepare these financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

(2)      PARTNERSHIP INVESTMENTS AND ADVANCES RECEIVABLE

         The Company is a general partner in partnerships which primarily own and operate hotels, apartment buildings and manufactured home communities. The Company also earns fees in connection with providing organization, financing, acquisition, development, management, administration and due diligence services to those partnerships.

         The Company makes operating advances to those partnerships as well as in connection with the acquisition and construction of real estate. Such receivables, which are generally due on demand and unsecured, are summarized as follows at June 30, 1997:



                             PARTNERSHIP
                             -----------


          Essex-Ashford River Oaks L.P.:
              Mortgage note                                      $  270,000
              Advances                                              490,722

          Essex Microtel LeRay L.P.                                 313,084

          Essex Geneseo Associates L.P.                             185,000

          Essex Hospitality Associates IV L.P.                      361,256

          Others                                                    725,479
                                                                 ----------
                                                                  2,345,541
          Less allowance for uncollectible advances                 240,000
                                                                 ----------
                                                                  2,105,541
          Less current portion                                    1,830,281
                                                                 ----------
                                                                 $  275,260
                                                                 ==========


         Essex-Ashford River Oaks L.P. (River Oaks) owns and operates a 300-site manufactured home community in Springfield, Illinois which the Company began managing in September 1995. River Oaks has experienced deficit operating cash flow. The Company has advanced $760,722 to fund operations, debt service requirements and capital improvements. During 1996, the Company secured $270,000 of the $760,722 advance with a second mortgage. The mortgage is receivable

                                                                     (Continued)
                                        2

                               ESSEX PARTNERS INC.
           (A Wholly Owned Subsidiary of Essex Investment Group, Inc.)
                     Notes to Unaudited Financial Statements
                                  June 30, 1997

(2)      PARTNERSHIP INVESTMENTS AND ADVANCES RECEIVABLE (CONTINUED)

         on demand with interest only due monthly at prime plus 1% (9.50% per annum at June 30, 1997). Although no repayment terms have been set, management of the Company expects to receive repayment of substantially all amounts in 1997 upon completion of a securitized debt offering by River Oaks.

         Summarized financial information for River Oaks as of and for the six months ended June 30, 1997 follows:

               Assets             $ 2,680,000

               Liabilities          2,418,000

               Partners capital       262,000

               Revenue                248,000

               Net loss               (90,000)

         The Company also guarantees certain indebtedness of River Oaks (see note 3).

         Essex Microtel LeRay L.P. (LeRay) owns and operates a 100-room Microtel hotel located in LeRay, New York. During 1996, the Company advanced $313,084 to LeRay, primarily to reduce outstanding mortgage debt. No repayment terms have been set and management of the Company does not expect to receive repayment until ultimate disposition of the property. Summarized financial information for LeRay as of and for the six months ended June 30, 1997 follows:


               Assets               $ 2,182,000

               Liabilities            1,780,000

               Partners capital         402,000

               Revenue                  254,000

               Net loss                 (89,000)



                                                                     (Continued)
                                        3

                               ESSEX PARTNERS INC.
           (A Wholly Owned Subsidiary of Essex Investment Group, Inc.)
                     Notes to Unaudited Financial Statements
                                  June 30, 1997

(3)      COMMITMENTS AND CONTINGENCIES

         As the general partner in several partnerships, the Company may, subject to partnership agreement restrictions, be held liable for all recourse debt and obligations of such partnerships to the extent that the obligations are not otherwise funded. The amounts of such contingent liabilities include guarantees of the following partnership obligations at June 30, 1997:


              ESSEX-ASHFORD RIVER OAKS L.P.

              Unsecured  subordinated  notes  payable  to private
              investors                                                $1,000,000

              Mortgage  payable  to  bank,  secured  by  a  first
              mortgage on the property                                    600,000

              ESSEX MICROTEL LEHIGH L.P.

              Mortgage  payable  to  bank,  secured  by  a  first
              mortgage on the property                                  2,600,000

              ESSEX GENESEO ASSOCIATES L.P.

              Mortgage  payable  to  bank,  secured  by  a  first
              mortgage on the property                                  2,983,350

              ESSEX REAL ESTATE PARTNERSHIP NOTES

              Mortgage  and  unsecured  notes  payable to private
              investors,  primarily  secured  by first and second
              mortgages on certain properties                             976,000

              ESSEX GLENMAURA L.P.

              Unsecured  subordinated  notes  payable  to private
              investors                                                 1,500,000

              ESSEX MOBILE HOME PROPERTIES IX L.P.

              Unsecured  subordinated  notes  payable  to private
              investors                                                 1,200,000

              GREENPORT L.L.C.

              Mortgage  payable  to  bank,  secured  by  a  first
              mortgage on the property                                    135,000






                                                                     (Continued)
                                        4

                               ESSEX PARTNERS INC.
           (A Wholly Owned Subsidiary of Essex Investment Group, Inc.)
                     Notes to Unaudited Financial Statements
                                  June 30, 1997

(3)      COMMITMENTS AND CONTINGENCIES (continued)

         Although there is no current plan or intention to do so, the capital of the Company is available for withdrawal by Essex. Summarized unaudited consolidated financial information for Essex as of and for the six months ended June 30, 1997 follows:


               Assets                $ 6,720,000

               Liabilities             4,790,000

               Total stockholders'     1,930,000

               Revenue                 7,546,000

               Net income                257,000

         The Company guarantees a term note payable of Essex to a bank of $412,000 at June 30, 1997.

                      ESSEX HOSPITALITY ASSOCIATES IV L.P.
                        (A New York Limited Partnership)

                        Consolidated Financial Statements

                           December 31, 1996 and 1995

                   (With Independent Auditors' Report Thereon)

                          Independent Auditors' Report



The Partners
Essex Hospitality Associates IV L.P.:


We have audited the accompanying consolidated balance sheets of Essex Hospitality Associates IV L.P. (a New York limited partnership) and subsidiary as of December 31, 1996 and 1995, and the related consolidated statements of operations, changes in partners' capital and cash flows for the year ended December 31, 1996 and for the period from August 30, 1995 (date of inception) through December 31, 1995. These consolidated financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Essex Hospitality Associates IV L.P. and subsidiary as of December 31, 1996 and 1995, and the results of their operations and their cash flows for the year ended December 31, 1996 and for the period from August 30, 1995 (date of inception) through December 31, 1995, in conformity with generally accepted accounting principles.



                                             /s/ KPMG Peat Marwick LLP
                                             Rochester, New York
                                             March 17, 1996


                      ESSEX HOSPITALITY ASSOCIATES IV L.P.
                        (A New York Limited Partnership)

                           Consolidated Balance Sheets

                           December 31, 1996 and 1995



 Assets                                                  1996          1995
--------------------------------------------------   -----------   -----------

Investment in real estate, at cost:
     Land ........................................  $  2,492,195     1,400,435
     Land improvements ...........................       271,348          --
     Buildings ...................................     4,961,102          --
     Furniture, fixtures and equipment ...........     1,280,352          --
     Construction in progress ....................       469,487        26,250
                                                     -----------   -----------
                                                       9,474,484     1,426,685
                                                     -----------   -----------
     Less accumulated depreciation ...............       231,420          --
                                                     -----------   -----------

              Net investment in real estate ......     9,243,064     1,426,685

Cash and cash equivalents ........................     2,515,685       628,864
Due from affiliates ..............................        81,500          --
Other assets .....................................       147,512         5,153
                                                     -----------   -----------

Deferred costs:
     Debt issuance ...............................       743,075       253,841
     Franchise fees ..............................       128,000        80,000
                                                     -----------   -----------
                                                         871,075       333,841
                                                     -----------   -----------
     Less accumulated amortization ...............       191,324          --
                                                     -----------   -----------

              Net deferred costs .................       679,751       333,841
                                                     -----------   -----------

                                                     $12,667,512     2,394,543
                                                     ===========   ===========



Liabilities and Partners' Capital
---------------------------------


Liabilities:
     Accounts payable - construction. ............   $   335,914       155,400
     Other accounts payable and accrued expenses .       258,724          --
     Due to affiliate ............................          --          64,495
     Construction loan payable ...................     4,294,243          --
     Notes payable ...............................     1,500,000          --
     Subordinated notes payable ..................     4,920,000     1,744,000
                                                     -----------   -----------

              Total liabilities ..................    11,950,249     1,963,895
                                                     -----------   -----------

Minority interest in partnership .................       641,368          --
                                                     -----------   -----------

Commitments and contingencies (notes 4 and 5)

Partners' capital ................................       882,514       519,895
     Less notes receivable from partners .........       165,251        89,247
                                                     -----------   -----------

              Net partners' capital ..............       717,263       430,648
                                                     -----------   -----------

                                                     $12,667,512     2,394,543
                                                     ===========   ===========



          See accompanying notes to consolidated financial statements.


                      ESSEX HOSPITALITY ASSOCIATES IV L.P.
                        (A New York Limited Partnership)

                      Consolidated Statements of Operations

                        Year ended December 31, 1996 and
    period from August 30, 1995 (date of inception) through December 31, 1995


                                                             1996           1995
                                                         -----------    -----------

Revenue:
     Rooms ...........................................   $   394,134           --
     Food and beverage ...............................        54,048           --
     Telephone and other commissions .................        34,880           --
                                                         -----------    -----------
                                                             483,062           --
                                                         -----------    -----------
Operating expenses:
     Rooms ...........................................       249,766           --
     Administrative ..................................       155,429           --
     Food and beverage ...............................       128,541           --
     Marketing .......................................        89,240           --
     Repairs and maintenance .........................        82,573           --
     Utilities .......................................        28,822           --
     Management fees to affiliate ....................        25,338           --
     Telephone and other commissions .................        19,869           --
     Royalty fees ....................................        15,766           --
     Insurance .......................................        12,058           --
     Property taxes ..................................         6,569           --
     Depreciation and amortization ...................       345,756           --
     Miscellaneous ...................................        72,214           --
                                                         -----------    -----------

                                                           1,231,941           --
                                                         -----------    -----------

              Loss from operations ...................      (748,879)          --

Interest:
     Income ..........................................        74,202           --
     Expense .........................................      (548,788)          --
                                                         -----------    -----------

              Loss before minority interest in loss of
                  partnership ........................    (1,223,465)          --

Minority interest in loss of partnership .............       356,524           --
                                                         -----------    -----------

              Net loss ...............................   $  (866,941)          --
                                                         ===========    ===========

Net loss  - general partners .........................        (8,669)          --
            - limited partners .......................      (858,272)          --
                                                         -----------    -----------

                                                         $  (866,941)          --
                                                         ===========    ===========

Net loss per limited partner unit ...................    $      (551)          --
                                                         ===========    ===========




          See accompanying notes to consolidated financial statements.


                      ESSEX HOSPITALITY ASSOCIATES IV L.P.
                        (A New York Limited Partnership)

             Consolidated Statements of Changes in Partners' Capital

                        Year Ended December 31, 1996 and
    Period for August 30, 1995 (date of inception) through December 31, 1995


                                                Partners' Capital
                                    ---------------------------------------
                                                                                                  Net
                                                                                   Notes       Partners
                                    General         Limited        Total        Receivable      Capital
                                    -------         -------        -----        ----------      -------

Balance at August 30, 1995 .....   $     --             --             --             --             --
   (date of inception)

Capital contributions...........        6,574        650,898        657,472        (89,247)       568,225

Syndication costs ..............         --         (137,477)      (137,477)          --         (137,477)

Return of original limited
    partners contribution.......         --             (100)          (100)          --             (100)
                                   ----------     ----------     ----------     ----------     ----------

Balance at December 31, 1995 ...        6,574        513,321        519,895        (89,247)       430,648

Capital contributions ..........       15,120      1,496,830      1,511,950        (76,004)     1,435,946

Syndication costs ..............         --         (168,799)      (168,799)          --         (168,799)

Distributions to partners ......       (1,136)      (112,455)      (113,591)          --         (113,591)

Net loss .......................       (8,669)      (858,272)      (866,941)          --         (866,941)
                                   ----------     ----------     ----------     ----------     ----------

Balance at December 31, 1996 ...   $   11,889        870,625        882,514       (165,251)       717,263
                                   ==========     ==========     ==========     ==========     ==========



          See accompanying notes to consolidated financial statements.


                      ESSEX HOSPITALITY ASSOCIATES IV L.P.
                        (A New York Limited Partnership)

                      Consolidated Statements of Cash Flows

                        Year ended December 31, 1996 and
    period from August 30, 1995 (date of inception) through December 31, 1995


                                                                          1996           1995
                                                                       ---------      ---------
Cash flows from operating activities:
     Cash received from customers .................................    $  444,876          --
     Cash paid to suppliers and employees ..........................     (717,237)         --
     Interest received .............................................       55,016          --
     Interest paid .................................................     (519,717)         --
                                                                       ----------    ----------

                           Net cash used in operating
                               activities ..........................     (737,062)         --
                                                                       ----------    ----------

Cash flows used in investing activities:
     Investment in real estate .....................................   (6,094,996)   (1,276,438)
     Cash acquired with acquisition of controlling interest
         in partnership ............................................      248,522          --
     Other assets - deposits .......................................      (34,528)         --
     Franchise fees paid ...........................................         --         (80,000)
                                                                       ----------    ----------

                           Net cash used in investing activities ...   (5,881,002)   (1,356,438)
                                                                       ----------    ----------

Cash flows from financing activities:
     Proceeds from construction loan ...............................    4,294,243          --
     Proceeds from issuance of subordinated notes payable ..........    3,176,000     1,744,000
     Debt issuance costs ...........................................     (418,800)     (192,737)
     Proceeds from offering of limited partnership units ...........    1,435,946       568,225
     Proceeds from offering of subsidiary limited partnership
         units, net ................................................      303,277          --
     Syndication costs .............................................     (172,190)     (134,086)
     Distributions to partners .....................................     (113,591)         --
     Return of original partner's contribution .....................         --            (100)
                                                                       ----------    ----------

                           Net cash provided by financing activities    8,504,885     1,985,302
                                                                       ----------    ----------

                           Net increase in cash and cash
                               equivalents .........................    1,886,821       628,864

Cash and cash equivalents - beginning of period ....................      628,864          --
                                                                       ----------    ----------

Cash and cash equivalents - end of period .........................   $ 2,515,685       628,864
                                                                      ===========    ==========




                      ESSEX HOSPITALITY ASSOCIATES IV L.P.
                        (A New York Limited Partnership)

                Consolidated Statements of Cash Flows (continued)

                    For the Years ended December 31, 1996 and period from August 30, 1995 (date of inception) through December 31, 1995


                                                                                        1996          1995
                                                                                        ----          ----
Reconciliation of net income to net cash used in operating activities:
         Net loss  .............................................................   $  (866,941)          --
         Adjustments to reconcile net loss to net
              cash used in operating activities:
                  Depreciation and amortization ................................       345,756           --
                  Minority interest in net loss of partnership .................      (356,524)          --
                  Change in:
                      Other assets .............................................       (72,896)          --
                      Accounts payable and accrued expenses ....................       213,543           --
                                                                                   -----------    -----------

                           Net cash used in operating
                               activities ......................................   $  (737,062)          --
                                                                                   ===========    ===========

Supplemental schedule of noncash investing and financing activities:
         Net  assets  acquired  with  acquisition  of  controlling  interest  in partnership:
                  Investment in real estate  ...................................   $ 2,243,340           --
                  Cash .........................................................     1,498,522           --
                  Deferred costs and other assets ..............................       518,749           --
                  Debt .........................................................    (1,500,000)          --
                  Other liabilities ............................................      (493,497)          --
                  Minority interest  ...........................................   $(1,017,114)          --
                                                                                   ===========    ===========

         Obligations incurred in connection with construction
              in progress . ....................................................   $   180,514        150,247
                                                                                   ===========    ===========

         Debt issuance and syndication costs due to affiliate  .................   $      --           64,495
                                                                                   ===========    ===========

         Notes received from general and limited partners .....................    $   76,004         89,247
                                                                                   ===========    ===========



          See accompanying notes to consolidated financial statements.

                      ESSEX HOSPITALITY ASSOCIATES IV L.P.
                        (A New York Limited Partnership)

                   Notes to Consolidated Financial Statements

                           December 31, 1996 and 1995




(1)  Organization

     Essex Hospitality Associates IV L.P. (the Partnership) is a New York limited partnership formed on August 30, 1995 for the purpose of acquiring land and constructing, owning and operating a series of hotels. The Partnership may also invest in and lend funds to other partnerships that own hotels. The Partnership is financing its activities through a public offering of notes and limited partnership units. The Partnership's general partner is Essex Partners Inc. (Essex Partners), a subsidiary of Essex Investment Group, Inc. (Essex).

     The Partnership has acquired land in order to construct and operate hotels. In December 1995, land was purchased in Solon, Ohio and Warwick, Rhode Island in anticipation of the construction of a Hampton Inn and Suites hotel and a Homewood Suites hotel, respectively. Construction was delayed at both sites as a result of higher than projected construction costs and a change in market conditions. The Solon site is now under construction for a Hampton Inn hotel while plans for the Warwick site have not yet been resolved.

     In January 1996, the Partnership acquired a 54% limited partnership interest in Essex Glenmaura L.P. (Glenmaura) through the purchase of 12.5 limited partnership units for $1,250,000. The purchase price was equal to the prorata portion of the fair value of the net assets acquired. Glenmaura owns and operates a Courtyard by Marriott hotel near Scranton, Pennsylvania. Construction of the hotel was completed during 1996 and operations began on September 4, 1996.

     A general description of the allocation of Partnership income, loss, and distributions follows. For a more comprehensive description see the Partnership Agreement.

         Allocations of income from operations will be allocated 99% to the limited partners and 1% to the general partner until the amount allocated to the limited partners equals the cumulative annual return of 8% of their contribution. Any remaining income from operations is allocated 80% to the limited partners and 20% to the general partner. Income on the sale of any or all of the hotels is allocated 99% to the limited partners until each limited partner has been allocated income in an amount equal to his or her pro rata share of the nondeductible syndication expenses and sales commissions and 1% to the general partner. Thereafter, income on the sale of any or all the hotels is allocated in the same manner as income from operations.




                                                                   (Continued)

                      ESSEX HOSPITALITY ASSOCIATES IV L.P.
                        (A New York Limited Partnership)

                          Notes to Financial Statements



(1)  Organization (continued)

         Allocations of losses from operations will be allocated 80% to the limited partners and 20% to the general partner in the amounts sufficient to offset all income which was allocated 80% to the limited partners. Thereafter, operating losses are allocated 99% to the limited partners and 1% to the general partner. Loss on the sale of any or all of the hotels will be first allocated in the same manner as losses from operations, except that the allocation of such loss would be made prior to allocations of income from operations. All other losses are allocated 99% to the limited partners and 1% to the general partner.

         Cash distributions will initially be made 99% to the limited partners and 1% to the general partner. After the limited partners have received a cumulative annual return of 8% of their contribution, additional distributions may then be made 80% to the limited partners and 20% to the general partner. Distributions of the net proceeds of sale or refinancing of any or all hotels will be made 1% to the general partner and 99% to the limited partners pro rata in accordance with the number of units held by each limited partner until the limited partners have received distributions from sale or refinance of hotels equal to $1,000 per unit. Thereafter, distributions shall next be made 1% to the general partner and 99% to the limited partners until each limited partner has received any unpaid cumulative return accrued through the date of the distribution. Additional distributions will then be made 20% to the general partner and 80% to the limited partners.

     Essex Partners and its affiliates are receiving substantial fees in connection with the offering of notes and limited partnership units. Additional fees will be paid to them in connection with the acquisition, development and operation of the hotels and management of the Partnership (see note 5).

     In accordance with the Partnership agreement, the ratio of gross proceeds from the offering of limited partnership units to total gross proceeds from the public offering of notes and limited partnership units prior to the termination of the offering may not be less than .15 to 1. At December 31, 1996, that ratio was .31 to 1.


(2)  Summary of Significant Accounting Policies

     Basis of Accounting

     The financial statements of the Partnership were prepared on the accrual basis of accounting in conformity with generally accepted accounting principles.

     Principles of Consolidation

     The consolidated financial statements include the accounts of the Partnership and Glenmaura. All significant intercompany transactions and balances have been eliminated in consolidation.



                                                                   (Continued)

                      ESSEX HOSPITALITY ASSOCIATES IV L.P.
                        (A New York Limited Partnership)

                          Notes to Financial Statements



(2)  Summary of Significant Accounting Policies (continued)

     Investment in Real Estate

     Investment in real estate is stated at cost. Investment in real estate is reviewed for possible impairment when events or changed circumstances may affect the underlying basis of the asset. Depreciation is calculated using the straight-line method for buildings and accelerated methods for and improvements, furniture, fixtures and equipment over the following estimated useful lives of the assets as each hotel commences operations:

            Buildings                                 39 years

            Land improvements                         15 years

            Furniture, fixtures and equipment      5 - 7 years


     Cash and Cash Equivalents

     Cash investments with maturities of three months or less at the time of purchase are considered to be cash equivalents.

     Deferred Costs

     Costs of issuing the subordinated notes payable are being amortized on a straight-line basis over the term of the notes.

     Franchise fees paid for the right to own and operate the hotels will be amortized on a straight-line basis over the term of each franchise agreement, as each hotel commences operations.

     Syndication Costs

     Selling commissions and legal, accounting, printing and other filing costs totaling $306,276 related to the offering of the limited partnership units were charged against the proceeds of the public offering.

     Income Taxes

     No provision for income taxes has been provided since any liability is the individual responsibility of the partners.

     Recognition of Revenue

     Revenues are recognized as earned in accordance with contractual arrangements for each transaction.

                                                                  (Continued)

                      ESSEX HOSPITALITY ASSOCIATES IV L.P.
                        (A New York Limited Partnership)

                          Notes to Financial Statements




(2)  Summary of Significant Accounting Policies (continued)
     Limited Partnership Per Unit Data

     Net loss per limited partner unit is calculated by dividing net loss by the weighted average number of units outstanding during the year. The weighted average number of units outstanding was 1,557 during fiscal 1996.

     Use of Estimates

     The preparation of the financial statements in conformity with generally accepted accounting principles requires the managing general partner to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of income and expenses during the reporting period. Actual results could differ from those estimates.


(3)  Debt

     Construction Loan

     Glenmaura received construction financing from a bank in the amount of $4,500,000, of which $4,294,243 has been drawn as of December 31, 1996. The term is for twelve months and requires monthly payments of interest only at a rate of 2.5% over the LIBOR rate (7.875% at December 31, 1996). The loan is guaranteed by Essex Partners and collateralized by the related hotel property. Additionally, covenants require minimum net worth and limit distributions.

     On February 28, 1997, Glenmaura obtained permanent financing from GMAC Corporation (GMAC) for $5,000,000, the proceeds of which were used to repay the construction loan. The term of the loan will be for four years with a one year extension available if certain debt service coverage is attained. Monthly payments of interest only will be due at 3% over the LIBOR rate for the first year. Principal and interest payments are due thereafter. The commitment fee is $50,000 (1% of the loan proceeds) with 50% of the fee due upon acceptance of the commitment. The additional 50% is payable at closing. The loan will be collateralized by the real and personal property and certain other assets.

     Notes Payable

     Glenmaura has $1,500,000 of unsecured notes requiring monthly payments of interest only at 10.5% through June 1, 1998, at which time all principal will be due unless Glenmaura exercises its two one-year extensions at extension fees ranging from one-half to one percent. Glenmaura also has the right to prepay the notes at face value. Essex Partners guarantees payment of principal and interest on the notes.



                                                                  (Continued)

                      ESSEX HOSPITALITY ASSOCIATES IV L.P.
                        (A New York Limited Partnership)

                          Notes to Financial Statements



(3)  Debt (continued)

     Subordinated Notes Payable

     Subordinated notes payable of the Partnership of $4,920,000 bear interest at a rate of 10.5% per annum, payable monthly, and mature December 31, 2001, unless extended by the Partnership to December 31, 2002 upon payment of an extension fee equal to .5% of the principal amount of the notes outstanding. The notes are issued as unsecured obligations of the Partnership.

     In 1996, interest of $193,354, was capitalized in investments in real estate as the notes were used to finance construction of the hotels. No interest was capitalized in 1995.

     The aggregate annual principal payments of the debt obligations for the years subsequent to 1996 are as follows:


               1997                         $       --

               1998                             1,539,129

               1999                                51,449

               2000                                56,836

               2001                             9,772,586
                                           --------------

                                            $  11,420,000
                                           ==============

(4)  Franchise Fees

     In 1995, the Partnership entered into license agreements with Promus Corporation (Promus) to operate a Homewood Suites hotel in Warwick, Rhode Island and a Hampton Inn and Suites hotel in Solon, Ohio site. An initial franchise fee of $40,000 was paid for each hotel and the term and amortization period of the franchise agreements is twenty years. In addition, for each hotel, the Partnership will be required to pay Promus a monthly royalty fee of 4% of gross rooms revenues, a monthly marketing/reservation fee of 4% of gross rooms revenue, an initial software license fee of $3,000 plus $85 per guest room with a monthly maintenance charge of $200 to $400 per month, and a monthly amount equal to any sales tax or similar tax imposed on Promus on payments received under the license agreement. During 1996 Promus approved the conversion of the Solon, Ohio agreement to a Hampton Inn.

     Promus requires the Partnership to establish a capital reserve escrow account based on a percentage of gross revenues generated by each hotel which will be used for product quality requirements of the hotel. Cumulative funding of the reserve for the first five years increases from 1% to 5% of gross revenues and stabilizes at 5% for the term of the agreement. The Promus franchise agreements impose certain restrictions on the transfer of limited partnership units. Promus restricts the sale, pledge or transfer of units in excess of 25% without their consent.



                                                                  (Continued)

                      ESSEX HOSPITALITY ASSOCIATES IV L.P.
                        (A New York Limited Partnership)

                          Notes to Financial Statements



(4)  Franchise Fees (continued)

     Glenmaura has a franchise agreement with Marriott International, Inc. Under the terms of the agreement, Glenmaura paid an initial franchise fee of $48,000 in 1995. The term and amortization period of the franchise agreement is twenty years, with an option to renew for an additional ten-year period. Glenmaura is required to pay a monthly royalty fee in an amount equal to 4% of gross room rentals for the first two years of operations and 5% during the remainder of the term of the agreement, a marketing fee of 2 - 3% gross revenues, a reservation system fee and a property management system fee. In 1996, fees totaled $15,766.


(5)  Related Party Transactions

     A summary of fees earned by Essex Partners or its affiliates from the Partnership and Glenmaura in 1996 and 1995 follows:



     Type of Fee                               Amount of Fee                         1996             1995
     -----------                               -------------                         ----             ----

     Selling Commission                Up to $80 per limited partnership
                                       unit and $55 per $1,000 note sold         $ 289,063          147,154

     Organization and Offering Fee     3.4% of the gross proceeds of the
                                       offering                                    158,876           81,423

     Offering and Organization Fee    Up to $40,000 if proceeds of the
          - Glenmaura                 offering of limited partnership
                                      units is $4,000,000, reduced by
                                      any selling commissions paid                  16,000             --

     Acquisition Fee                  $110,000 per hotel site                         --            220,000

     Development Fee                  $160,000 per hotel, plus 5% of the
                                      total cost of the hotel in excess of
                                      $2.7 million (not to exceed
                                      $325,000 per hotel)                          108,000             --

     Development Fee                  $285,000 (less $171,000 paid prior
          - Glenmaura                 to the Partnership's purchase of a
                                      controlling interest of Glenmaura)           114,000             --

     Property Management Fee          4.5% of gross operating revenues
                                      from the hotels                               21,718             --

     Partnership Management Fee       .75% to 1.25% of gross operating
                                      revenues from the hotels                       3,620             --

     Accounting Fee                   $800 per month                                 3,200             --
                                                                                 ---------------------------

                                                                                  $714,477          448,577
                                                                                 ===========================



                                                                  (Continued)

                      ESSEX HOSPITALITY ASSOCIATES IV L.P.
                        (A New York Limited Partnership)

                          Notes to Financial Statements




(5)  Related Party Transactions (continued)

     The above fees are reflected in the accompanying financial statements as follows:

                                                    1996       1995
                                                  --------   --------

Balance sheets:

          Investment in real estate ...........   $222,000    220,000

          Deferred debt issuance costs ........    282,664    155,216

          Partners' capital - syndication costs    165,275     73,361
                                                  --------   --------

                                                  $669,939    448,577
                                                  ========   ========

Statements of
operations:

          Management fees to affiliate ........     25,338       --

          Administrative expense ..............      3,200       --

          Miscellaneous expense ...............     16,000       --
                                                  --------   --------

                                                  $ 44,538       --
                                                  ========   ========


     Organization and offering fees are allocated to syndication costs and debt issuance costs based on the pro-rata share of limited partners' units and notes payable to the total offering.

     In 1995, the Partnership paid a $110,000 acquisition fee in connection with the Warwick, Rhode Island site. As it is unlikely that a hotel will be constructed on the Warwick site, the amount of the fee is included in due from affiliates at December 31, 1996.

     Under the terms of the Partnership agreement, Essex Partners or its affiliates will also earn other fees as follows:

           Type of Fee                         Amount of Fee
           -----------                         -------------

     Investor             .25% of the gross proceeds of the offering payable
     Relations Fee        annually in 1998 through 2001

     Refinancing Fee      1% of the gross proceeds of re-financing any or all of
                          the hotels

     Sales Fee            3% of the gross sale price of any or all of the hotels
                          (excluding the Glenmaura hotel which is 2.5%)




                                                                  (Continued)

                      ESSEX HOSPITALITY ASSOCIATES IV L.P.
                        (A New York Limited Partnership)

                          Notes to Financial Statements




(5)  Related Party Transactions (continued)

     Glenmaura has made a non-refundable deposit of $55,000 pursuant to an option to purchase a second parcel of land (the Second Project) adjacent to the Project for purposes of constructing a second hotel. The option agreement expired in December of 1996 but is currently being renegotiated. In the event that Essex Partners elects to proceed with the Second Project on behalf of Glenmaura, Essex Partners will receive additional compensation related to the acquisition of the second parcel, construction of the Second Project and securing additional equity and debt financing to fund such activities. Such compensation will include an acquisition fee equal to $50,000 for its services related to the acquisition of the second parcel and a development fee up to $150,000 plus 3% of total construction, site development and fixtures, furniture and equipment costs. In addition, as compensation for arranging construction and permanent financing, Essex Partners may receive a financing fee equal to 1% of the gross proceeds of the financing.

     The Partnership will also be subject to a number of conflicts of interest arising from its relationships with the general partner, its owners and affiliates and due to other activities and entities in which the general partner and its affiliates have or may have a direct or indirect financial interest.


(6)  Events Subsequent to Date of Independent Auditors' Report

     In May 1997, the Partnership elected not to proceed with development of a hotel on the Warwick, Rhode Island property and is pursuing the sale of the property. The disposal is not expected to have a significant impact on the Partnership's financial statements.

     In June 1997, the Partnership acquired a property in Erie, Pennsylvania for $650,000 in anticipation of constructing a Hampton Inn hotel. The Partnership is currently negotiating with GMAC for a first mortgage loan of approximately $4.5 million.

     On June 9, 1997, the Partnership sold 1.05 limited partnership units of Glenmaura for $105,000 to Essex Partners, thereby reducing the Partnership's investment interest to 49.8%. As a result, the Partnership no longer controls Glenmaura and will be accounted for on the equity method.

     In July 1997, the Partnership completed construction of the Hampton Inn in Solon, Ohio and obtained a first mortgage of $4.5 million with GMAC. The term is for four years with a one year extension available if certain debt service coverage is attained. Monthly payments of interest only will be due at 3.25% over the LIBOR rate for the first year. Principal and interest payments are due thereafter.


                      Essex Hospitality Associates IV L.P.
                                  Balance Sheet
                                  June 30, 1997
                                   (unaudited)


                Assets                                             1997
                ------                                             ----

Investments in real estate, at cost:
     Land                                                        $2,074,526
     Construction in progress                                     4,806,188
                                                                  ---------
                                                                  6,880,714
     Less accumulated depreciation                                        0
                                                                  ---------
        Net investments in real estate                            6,880,714
                                                                  ---------

Investment in partnership                                           529,494

Cash and cash equivalents                                            11,013

Deferred costs:
     Debt issuance                                                  610,147
     Franchise                                                       85,000
     Other                                                           73,224
                                                                  ---------
                                                                    768,371
     Less accumulated amortization                                  (97,840)
                                                                  ---------
                                                                    670,531
                                                                  ---------
Other assets                                                          8,411
                                                                  ---------

     Total assets                                                $8,100,163
                                                                 ==========

                        Liabilities and Partners' Capital
                        ---------------------------------
Liabilities
     Accounts payable - construction                             $1,566,637
     Accounts payable and accrued expenses                                0
     Due to affiliate                                               596,156
     Subordinated notes payable                                   5,298,000
     Construction loan payable                                            0
     Notes payable                                                        0
                                                                  ---------
         Total liabilities                                        7,460,793
                                                                  ---------

Commitments and contingencies (note 5)

Partners' capital                                                   677,812
      Less notes receivable from partners                           (38,442)
                                                                  ---------
        Total partners' capital                                     639,370
                                                                  ---------

Total liabilities and partners' capital                          $8,100,163
                                                                 ==========

See accompanying notes to unaudited financial statements.



                      Essex Hospitality Associates IV L.P.
                              Statements of Income
                For the Six Months ended June 30, 1997 and 1996
                                  (unaudited)


                                                          1997                 1996
                                                          ----                 ----

Revenue:
--------
    Rooms                                                $754,675                    0
    Food and beverage                                      95,678                    0
    Telephone and other commissions                        54,703                    0
                                                          -------              -------
                                                          905,056                    0
                                                          -------              -------

Operating expenses:
-------------------
    Rooms                                                 210,552                    0
    Food & beverage expenses                              108,148                    0
    Administrative & general                               85,521                1,187
    Utilities                                              61,810                    0
    Advertising & promotion                                52,310                    0
    Repairs & maintenance                                  45,917                    0
    Management fees                                        38,058                    0
    Royalty fees                                           26,245                    0
    Commissions expenses                                   24,097                    0
    Property taxes                                         15,835                    0
    Insurance                                              13,506                    0
    Partnership management fees                             6,343                    0
    Depreciation and amortization                         247,925               21,990
                                                        ---------             --------
    Miscellaneous                                          22,687               14,206
                                                        ---------             --------
                                                          958,954               37,383
                                                        ---------             --------

          Loss from operations                            (53,898)             (37,383)

Other income (expense):
-----------------------
    Interest expense                                     (368,967)            (140,751)
    Interest income                                        37,898                9,743
    Loss on termination of franchise agreement            (40,000)                   0
    Equity income (loss) of partnership                   (12,763)                   0
                                                        ---------             --------
                                                         (383,832)            (131,008)
                                                        ---------             ---------

         Loss before minority interest in income
                  (loss) of partnership                  (437,730)            (169,047)
                                                        ---------             --------

Minority interest in loss of partnership                  111,254                1,438
                                                        ---------             --------

Net loss                                                ($326,476)            (167,609)
                                                        =========             ========

Net loss - general partners                                (3,265)              (1,676)
         - limited partners                              (323,211)            (165,933)
                                                        ---------             --------
                                                        ($326,476)            (167,609)
                                                        =========             ========

Net loss per limited partner unit                           ($135)                (148)
                                                        =========             ========


See accompanying notes to unaudited financial statements.



                      Essex Hospitality Associates IV L.P.
                            Statements of Cash Flows
                For the Six Months Ended June 30, 1997 and 1996
                                  (unaudited)

                                                              1997            1996
                                                              ----            ----

Cash flows from operating activities
     Cash received from customers                            $892,810             152
     Cash paid to suppliers                                  (836,571)        (13,957)
     Interest received                                         37,898           9,743
     Interest paid                                           (368,967)       (140,751)
                                                            ---------       ---------
        Net cash used in operating activities                (274,830)       (144,813)
                                                            ---------       ---------

Cash flows from investing activities
     Payments for land and construction in progress        (3,877,225)     (3,164,845)
     Payments for franchise fees                              (45,000)              0
     Proceeds from sale of partnership interest               105,000               0
     Cash change with change in controlling
               interest in partnership                          5,131         248,522
     Payments for deposits                                     (8,048)       (174,165)
                                                            ---------       ---------
        Net cash used in investing activities              (3,820,142)     (3,090,488)
                                                            ---------       ---------

Cash flows from financing activities
     Partners' capital contributions                          311,656       1,274,825
     Payments for syndication costs                           (20,862)       (199,648)
     Proceeds from notes payable                              378,000       2,899,000
     Proceeds from mortgage loan                            5,000,000               0
     Payoff of construction loan, net                      (4,294,243)      1,177,149
     Payments for debt acquisition costs                     (151,268)       (329,595)
     Payments for escrow accounts                            (108,969)              0
     Payments for organization costs                          (22,458)           (548)
     Advance from affiliate                                   551,156               0
     Payments for distributions                               (52,712)        (39,526)
                                                            ---------       ---------
        Net cash provided by  financing activities          1,590,300       4,781,657
                                                            ---------       ---------

Net increase (decrease) in cash and cash equivalents       (2,504,672)      1,546,356

Cash and cash equivalents - beginning of period             2,515,685         628,864
                                                            ---------       ---------

Cash and cash equivalents - end of period                     $11,013       2,175,220
                                                            =========       =========



See accompanying notes to unaudited financial statements.






                      Essex Hospitality Associates IV L.P.
                      Statements of Cash Flows (continued)
                   For the Six Months Ended June 30, 1997 and 1996
                                  (unaudited)


                                                              1997            1996
                                                              ----            ----

Reconciliation of net loss to net cash flows from operating activities:

Net loss                                                    ($326,476)       (167,609)

Adjustments to reconcile net loss to net cash
  used in operating activities:
     Depreciation and amortization                            247,925          21,990
     Equity loss of partnership                                12,763               0
      Minority interest in net loss of partnership           (111,254)         (1,438)
     Loss on termination of franchise agreement                40,000               0
     Changes in:
       Other assets                                           (15,175)          2,244
        Accounts payable and other expenses                  (122,613)              0
                                                            ---------       ---------
                                                            ($274,830)       (144,813)
                                                            =========       =========



Supplemental schedule of noncash investing
  and financing activities:
     Obligations incurred in connection with construction
           in progress                                     $1,230,723       1,199,481
                                                            =========       =========

     Notes received from (paid by) general and limited
           partners                                         ($126,807)         81,564
                                                            =========       =========







See accompanying notes to unaudited financial statements.

                       ESSEX HOSPITALITY ASSOCIATES IV L.P
                        (A New York Limited Partnership)

                     Notes to Unaudited Financial Statements

                                  June 30, 1997


(1)      ORGANIZATION

         Essex Hospitality Associates IV L.P. (the Partnership) is a New York limited partnership formed on August 30, 1995 for the purpose of acquiring land and constructing, owning and operating a series of hotels. The Partnership may also invest in and lend funds to other partnerships that own hotels. The Partnership is financing its activities through a public offering of notes and limited partnership units. The Partnership's general partner is Essex Partners Inc. (Essex Partners), a subsidiary of Essex Investment Group, Inc. (Essex).

         The Partnership has acquired land in order to construct and operate hotels. In December 1995, land was purchased in Solon, Ohio. The Solon site is now under construction for a Hampton Inn hotel which is expected to open in early August, 1997. As a condition to receiving permanent financing, a special purpose entity was created to own the Solon Hampton Inn, Solon Hotel LLC. The managing member of Solon Hotel LLC is Essex Hotel LLC, a single purpose entity created to act as the managing member of Solon Hotel LLC. The membership interests in Solon Hotel LLC are owned 99% by the Partnership and 1% by Essex Hotel LLC, whose sole member is the Partnership.

         In December 1995, the Partnership also purchased land in Warwick, Rhode Island in anticipation of the construction of a Homewood Suites hotel. Construction was delayed at as a result of higher than projected construction costs and a change in market conditions. The Partnership has decided not to proceed with construction of the Homewood Suites and is currently pursuing a sale of the site. The disposal is not expected to have a significant impact on the Partnership's financial statements.

         In June, 1997, the Partnership purchased land in Erie, Pennsylvania for construction of a Hampton Inn hotel. In June, 1997, the Partnership transferred the Erie property to a single purpose entity, Erie Hotel LLC. The managing member of Erie Hotel LLC is Essex Hotels II LLC, a single purpose entity created to act as the managing member of Erie Hotel LLC. The membership interests in Erie Hotel LLC are owned 99% by the Partnership and 1% by Essex Hotels II LLC, whose sole member is the Partnership. The Partnership is currently negotiating with GMAC for a first mortgage loan in the principal amount of $4.5 million to finance the construction of the Erie Hampton Inn hotel.

         In January 1996, the Partnership acquired a 54% limited partnership interest in Essex Glenmaura L.P. (Glenmaura) through the purchase of
         12.5 limited partnership units for $1,250,000. The purchase price was equal to the prorata portion of the fair value of the net assets acquired. Glenmaura owns and operates a Courtyard by Marriott hotel near Scranton, Pennsylvania. Construction of the hotel was completed during 1996 and operations began on September 4, 1996. As a condition to receiving permanent financing for the Solon Hampton Inn, the Partnership was required to reduce its investment in Glenmaura to less than 50%. In June 1997, 1.05 units were sold to the general partner for $105,000, reducing the Partnership's interest to 49.8%.

         The following is a general description of the allocation of income, loss, and distributions. For a more comprehensive description see the Partnership Agreement:

                       ESSEX HOSPITALITY ASSOCIATES IV L.P
                        (A New York Limited Partnership)

                     Notes to Unaudited Financial Statements

                                  June 30, 1997

(1)      ORGANIZATION (continued)

                  Allocation of income from operations will be allocated 99% to the limited partners and 1% to the general partner until the amount allocated to the limited partners equals the cumulative annual return of 8% of their contribution. Any remaining income from operations is allocated 80% to the limited partners and 20% to the general partner. Income on the sale of any or all of the hotels is allocated 99% to the limited partners until each limited partner has been allocated income in an amount equal to his or her pro rata share of the nondeductible syndication expenses and sales commission and 1% to the general partner. Thereafter, income on the sale of any or all the hotels is allocated in the same manner as income from operations.

                  Allocations of losses from operations will be allocated 80% to the limited partners and 20% to the general partner in the amounts sufficient to offset all income which was allocated 80% to the limited partners. Thereafter, operating losses are allocated 99% to the limited partners and 1% to the general partner. Loss on the sale of any or all of the hotels will be first allocated in the same manner as losses from operations, except that the allocation of such loss would be made prior to allocations of income from operations. All other losses are allocated 99% to the limited partners and 1% to the general partner.

                  Cash distributions will initially be made 99% to the limited partners and 1% to the general partner. After the limited partners have received a cumulative annual return of 8% of their contribution, additional distributions may then be made 80% to the limited partners and 20% to the general partner. Distributions of the net proceeds of sale or refinancing of any or all hotels will be made 1% to the general partner and 99% to the limited partners prorata in accordance with the number of units held by each limited partner until the limited partners have received distributions from sale or refinance of hotels equal to $1,000 per unit. Thereafter, distributions shall next be made 1% to the general partner and 99% to the limited partners until each limited partner has received any unpaid cumulative return accrued through the date of the distribution. Additional distributions will then be made 20% to the general partner and 80% to the limited partners.

         Essex Partners and its affiliates are receiving substantial fees in connection with the offering of notes and limited partnership units. Additional fees will be paid to them in connection with the acquisition, development and operation of the hotels and management of the Partnership (see note 5).

         In accordance with the Partnership agreement, the ratio of gross proceeds from the offering of limited partnership units to total gross proceeds from the public offering of notes and limited partnership units prior to the termination of the offering may not be less than .15 to 1. At June 30, 1997, that ratio was .31 to 1.

                       ESSEX HOSPITALITY ASSOCIATES IV L.P
                        (A New York Limited Partnership)

                     Notes to Unaudited Financial Statements

                                  June 30, 1997

(2)      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         BASIS OF ACCOUNTING

         The financial statements of the Partnership were prepared on the accrual basis of accounting in conformity with generally accepted accounting principles.

         UNAUDITED INTERIM FINANCIAL INFORMATION

         The interim financial data included in these financial statements is unaudited; however, in the opinion of management, such financial data includes all adjustments of a normal recurring nature necessary for a fair presentation of the Partnership's financial condition and results of operation.

         INVESTMENT IN PARTNERSHIP

         Investment in partnership with a 50% or less ownership interest will be accounted for by the equity method. Ownership interests exceeding 50% will be accounted for under the consolidated method.

         The statement of operations and cash flows include the accounts of the Partnership and Glenmaura through June 9, 1997, date upon which the Partnership's ownership interest of Glenmaura decreased to less than 50% as discussed in note 1. For the period from June 10, 1997 through June 30, 1997, the Partnership's investment in Glenmaura is accounted for under the equity method.

         INVESTMENT IN REAL ESTATE

         Investment in real estate is stated at cost. Investment in real estate is reviewed for possible impairment when events or changed circumstances may affect the underlying basis of the asset. Depreciation is calculated using the straight-line method for buildings and accelerated methods for land improvements, furniture, fixtures and equipment over the following estimated useful lives of the assets as each hotel commences operations:

               Buildings                                         39 years

               Land improvements                                 15 years

               Furniture, fixtures and equipment                 5 - 7 years

         CASH AND CASH EQUIVALENTS

         Cash investments with maturities of three months or less at the time of purchase are considered to be cash equivalents.

                       ESSEX HOSPITALITY ASSOCIATES IV L.P
                        (A New York Limited Partnership)

                     Notes to Unaudited Financial Statements

                                  June 30, 1997

(2)      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

         DEFERRED COSTS

         Costs of issuing the debt will be amortized on a straight-line basis over the term of the debt.

         Franchise fees paid for the right to own and operate the hotels will be amortized on a straight-line basis over the term of each franchise agreement, as each hotel commences operations.

         SYNDICATION COSTS

         Selling commissions and legal, accounting, printing and other filing costs totaling $327,138 related to the offering of the limited partnership units were charged against the proceeds of the public offering.

         INCOME TAXES

         No provision for income taxes has been provided since any liability is the individual responsibility of the partners.

         RECOGNITION OF REVENUE

         Revenues are recognized as earned in accordance with contractual arrangements for each transaction.

         LIMITED PARTNERSHIP PER UNIT DATA

         Net loss per limited partner unit is calculated by dividing net loss by the weighted average number of units outstanding during the period. The weighted average number of units outstanding was 2,394 for the six months ended June 30, 1997.

         USE OF ESTIMATES

         The preparation of the financial statements in conformity with generally accepted accounting principles requires the general partner to make estimates and assumptions that affect the reported amounts of asset and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of income and expenses during the reporting period. Actual results could differ from those estimates.

                       ESSEX HOSPITALITY ASSOCIATES IV L.P
                        (A New York Limited Partnership)

                     Notes to Unaudited Financial Statements

                                  June 30, 1997




(3)      DEBT

         FIRST MORTGAGE LOAN

         On July 7, 1997, Solon Hotel LLC obtained permanent financing from GMAC Commercial Mortgage Corporation for $4,500,000. The term of the loan will be for four years with a one year extension available upon the payment of an extension fee and if certain debt service coverage is attained. Interest will accrue at 3.25% over the 30-day LIBOR index. Monthly payments of interest only will be due for the first year. Principal and interest payments are due thereafter based on a 25-year amortization. Starting in the second year of the loan, Solon Hotel LLC will be required to maintain a replacement reserve of 2% of monthly room revenues. The replacement reserve payment will increase to 4% of monthly room revenues in the third year of the loan. The loan is collateralized by the real and personal property and certain other assets.

         SUBORDINATED NOTES PAYABLE

         Subordinated notes payable of the Partnership of $5,298,000 bear interest at a rate of 10.5% per annum, payable monthly, and mature December 31, 2001, unless extended by the Partnership to December 31, 2002 upon payment to holders of an extension fee equal to .5% of the principal amount of the subordinated notes outstanding. The notes are issued as unsecured obligations of the Partnership.

         The aggregate annual principal payments of the debt obligations due for the six months ended December 31, 1997 and the years subsequent to 1997 are as follows:


                     1997                       -0-

                     1998                    24,039

                     1999                    51,484

                     2000                    56,383

                     2001                 9,666,094
                                        -----------
                                          9,798,000


         For the six months ended June 30, 1997 and 1996, interest of $128,736 and $31,375, respectively, was capitalized in investments in real estate as the debt was used to finance construction of hotels.

                       ESSEX HOSPITALITY ASSOCIATES IV L.P
                        (A New York Limited Partnership)

                     Notes to Unaudited Financial Statements

                                  June 30, 1997




(4)      FRANCHISE FEES

         In 1996, Promus Corporation (Promus) approved a license agreement for the Partnership to operate a Hampton Inn hotel in Solon, Ohio. An initial franchise fee of $40,000 was paid. In 1997, the Partnership entered into a license agreement with Promus to operate a Hampton Inn in Erie, Pennsylvania which required an initial franchise fee of $45,000. The term and amortization period of the license agreements is twenty years. In addition, for each hotel, the Partnership will be required to pay Promus a monthly royalty fee of 4% of gross rooms revenues, a monthly marketing/reservation fee of 4% of gross rooms revenue, an initial software license fee of $3,000 plus $85 per guest room with a monthly maintenance charge of $200 to $400 per month, and a monthly amount equal to any sales tax or similar tax imposed on Promus on payments received under the license agreement.

         Promus requires the Partnership to establish a capital reserve escrow account based on a percentage of gross revenues generated by each hotel which will be used for product quality requirements of the hotel. Cumulative funding of the reserve for the first five years increases from 1% to 5% of gross revenues and stabilizes at 5% for the term of the agreement. The Promus franchise agreements impose certain restrictions on the transfer of limited partnership units. Promus restricts the sale, pledge or transfer of units in excess of 25% without their consent.

         In 1995, the Partnership entered into a license agreement with Promus to operate a Homewood Suites hotel in Warwick, Rhode Island. An initial franchise fee of $40,000 was paid. The franchise agreement for the Homewood Suites in Warwick has expired. The franchise fee has been written off since the franchise agreement has expired.

                       ESSEX HOSPITALITY ASSOCIATES IV L.P
                        (A New York Limited Partnership)

                     Notes to Unaudited Financial Statements

                                  June 30, 1997


(5)      RELATED PARTY TRANSACTIONS

         A summary of fees earned by Essex Partners or its affiliates for the six months ended June 30, 1997 and 1996 under the terms of the Partnership agreement follows:



Type of Fee                   Amount of Fee                                             1997            1996
-----------                   -------------                                             ----            ----
Selling Commission            Up to $80 per limited partnership unit and
                              $55 per $1,000 sold                                      $ 35,430        $237,005

Organization and Offering     3.4% of the gross proceeds of the offering                 19,074         133,367
Fee

Acquisition Fee               $110,000 per hotel site                                   110,000               0

Development Fee               $160,000 per hotel, plus 5% of the total cost
                              of the hotel in excess of $2.7 million (not to
                              exceed $325,000 per hotel)                                108,000               0

Offering and Organization     Up to $40,000 if proceeds of the offering of
Fee - Glenmaura               limited partnership units is $4,000,000,
                              reduced by any selling commissions paid                         0          16,000

Development Fee -             $285,000 (less $171,000 paid prior to the
Glenmaura                     Partnership's purchase of a controlling interest
                              of Glenmaura)                                                   0          85,500

Property Management Fee       4.5% of gross operating revenues from the
                              hotels                                                     38,058               0

Partnership Management        .75% to 1.25% of gross operating revenues
Fee                           from the hotels                                             6,343               0

Accounting Fee                $800 per month                                              4,000               0
                                                                                       --------        --------
                                                                                       $320,905        $471,872
                                                                                       ========        ========


                       ESSEX HOSPITALITY ASSOCIATES IV L.P
                        (A New York Limited Partnership)

                     Notes to Unaudited Financial Statements

                                  June 30, 1997

(5)      RELATED PARTY TRANSACTIONS (continued)

         The above fees are reflected in the accompanying financial statements as follows:

                                                                                    1997
                                                                                    ----

Balance Sheet:

     Investment in real estate                                                  $218,000

     Deferred debt issuance costs                                                 33,642

     Syndication costs, charged to partner's capital                              20,862
                                                                                $272,504
                                                                                ========

Statements of Operations:

     Management fees to affiliates                                               $38,058

     Administrative expense                                                        4,000

     Partnership management fees                                                   6,343
                                                                                 $48,401
                                                                                 =======

         Organization and offering fees are allocated to syndication costs and debt issuance costs based on the pro-rata share of limited partner's units and notes payable to the total offering.

         In 1995, the Partnership paid a $110,000 acquisition fee in connection with the Warwick, Rhode Island site. The acquisition fee was refunded to the Partnership in 1997.

                       ESSEX HOSPITALITY ASSOCIATES IV L.P
                        (A New York Limited Partnership)

                     Notes to Unaudited Financial Statements

                                  June 30, 1997

(5)       RELATED PARTY TRANSACTIONS (continued)

         Under the terms of the Partnership agreement, Essex Partners or its affiliates will also earn other fees as follows:

              Type of Fee                                          Amount of Fee
              -----------                                          -------------

          Investor Relations Fee                   .25% of the gross proceeds of the offering payable annually in
                                                   1998 through 2001

          Refinancing Fee                          1% of the gross proceeds of re-financing any or all of the hotels

          Sales Fee                                3% of the gross sale price of any or all of the hotels


         The Partnership will also be subject to a number of conflicts of interest arising from its relationships with the general partner, its owners and affiliates and due to other activities and entities in which the general partner and its affiliates have or may have a direct or indirect financial interest.

(6)      INVESTMENT IN PARTNERSHIP

         The Partnership owns a 49.8% interest in Essex Glenmaura L.P. (see note
         1). Summarized financial information for Essex Glenmaura as of and for the six months ended June 30, 1997 follows:


                    Assets                               $7,765,000

                    Liabilities                           6,623,000

                    Partners' capital                     1,142,000

                    Revenues                              1,117,000

                    Net loss                              (268,000)


                              Essex Glenmaura L.P.
                                  Balance Sheet
                                  June 30, 1997
                                   (unaudited)


               Assets                                               1997
               ------                                               ----

Investments in real estate, at cost:
     Land                                                        $1,223,636
     Land improvements                                              272,008
     FF&E                                                         1,337,474
     Building                                                     4,961,877
     Construction in progress                                             0
                                                                 ----------
                                                                  7,794,995
     Less accumulated depreciation                                 (461,897)
                                                                 ----------
        Net investments in real estate                            7,333,098
                                                                 ----------

Unrestricted cash and cash equivalents                              (13,610)

Restricted cash and cash equivalents                                120,520

Deferred costs:
     Debt issuance                                                  268,430
     Franchise                                                       48,000
     Other                                                           10,000
                                                                    326,430
                                                                 ----------
     Less accumulated amortization                                 (155,403)
                                                                 ----------
                                                                    171,027
                                                                 ----------

     Other assets                                                   154,261
                                                                 ----------

        Total assets                                             $7,765,296
                                                                 ==========

                       Liabiliities and Partners' Capital
                       ----------------------------------
Liabilities
     Accounts payable and accrued expenses                       $  103,142
     Accounts payable - construction                                 19,876
     First mortgage loan payable                                  5,000,000
     Construction loan payable                                            0
     Notes payable                                                1,500,000
                                                                 ----------
         Total liabilities                                        6,623,018
                                                                 ----------

Commitments and contingencies (notes 5 and 6)

Partners' capital                                                 1,142,278
                                                                 ----------
Total liabilities and partners' capital                          $7,765,296
                                                                 ==========


See accompanying notes to unaudited financial statements.



                              Essex Glenmaura L.P.
                              Statements of Income
                For the Six Months ended June 30, 1997 and 1996
                                  (unaudited)


                                                1997                 1996
                                                ----                 ----

Revenue:
--------
    Rooms                                      $934,223                 0
    Food and beverage                           115,615                 0
    Telephone and other commissions              67,433                 0
                                             ----------             -----
                                              1,117,271                 0
                                             ----------             -----

Operating expenses:
-------------------
    Rooms                                       258,254                 0
    Food & beverage expenses                    128,349                 0
    Administrative & general                    102,853               656
    Utilities                                    68,939                 0
    Advertising & promotion                      62,118                 0
    Repairs & maintenance                        59,202                 0
    Management fees                              47,084                 0
    Royalty fees                                 33,804                 0
    Commissions expenses                         29,348                 0
    Property taxes                               19,002                 0
    Insurance                                    13,506                 0
    Miscellaneous                                 8,796             5,247
    Partnership management fees                   7,847                 0
    Depreciation and amortization               266,836                 0
                                             ----------             -----
                                              1,105,938             5,903
                                             ----------             -----

Income (loss) from operations before interes     11,333            (5,903)

    Interest expense                           (279,818)                0
    Interest income                                 456             2,756
                                             ----------             -----
                                               (279,362)            2,756
                                             ----------             -----

Net loss                                       (268,029)           (3,147)
                                             ----------             -----


Net loss - general partners                     (10,721)             (126)
               - limited partners              (257,308)           (3,021)
                                             ----------             -----
                                              ($268,029)           (3,147)
                                             ==========            ======

Net loss per limited partner unit              ($11,696)             (137)
                                             ==========            ======


See accompanying notes to unaudited financial statements.



                              Essex Glenmaura L.P.
                            Statements of Cash Flows
                For the Six Months Ended June 30, 1997 and 1996
                                  (unaudited)


                                                           1997              1996
                                                           ----              ----

Cash flows from operating activities
     Cash received from customers                       $1,083,058               0
     Cash paid to suppliers                               (968,699)         (6,301)
     Interest received                                         456           2,756
     Interest paid                                        (279,818)              0
                                                         ---------      ----------
        Net cash from operating activities                (165,003)         (3,545)
                                                         ---------      ----------

Cash flows from investing activities
     Payments for land and construction in progress       (363,557)     (2,722,829)
     Payments for deposits                                   8,268        (174,165)
                                                         ---------      ----------
        Net cash used in investing activities             (355,289)     (2,896,994)
                                                         ---------      ----------

Cash flows from financing activities
     Repayment of construction loan                     (4,323,314)              0
     Proceeds from 1st mortgage loan                     5,000,000               0
     Construction loan advances                             29,071       1,177,149
     Escrow account deposits                              (120,520)              0
     Payments for debt acquisition costs                   (83,705)        (61,677)
     Partner capital contributions                               0       1,572,500
     Payments for syndication costs                              0         (19,300)
     Payments for distributions                            (23,000)              0
                                                         ---------      ----------
        Net cash from financing activities                 478,532       2,668,672
                                                         ---------      ----------

Net increase in cash and cash equivalents                  (41,760)       (231,867)

Cash and cash equivalents - beginning of period             28,150         248,522
                                                         ---------      ----------
Cash and cash equivalents - end of period                 ($13,610)         16,655
                                                         ==========     ==========



See accompanying notes to unaudited financial statements.



                              Essex Glenmaura L.P.
                      Statements of Cash Flows (continued)
                For the Six Months Ended June 30, 1997 and 1996
                                  (unaudited)




Reconciliation of net income to net cash flows from operating activities:

Net income                                               ($268,029)         (3,147)

Adjustments to reconcile net loss to net cash used
  in operating activities:
     Depreciation and amortization                         266,836               0
     Changes in:
        Shortterm assets                                   (34,213)           (398)
         Minority interest in net loss of partnership
        Accounts payable and other expenses               (129,597)              0
                                                         ---------      ----------
                                                         ($165,003)         (3,545)
                                                         ==========     ==========


Supplemental schedule of noncash investing and
  financing activities:
     Obligations incurred in connection with
           construction in progress                      ($305,000)       (155,495)
                                                         ==========     ==========




See accompanying notes to unaudited financial statements.

                              ESSEX GLENMAURA L.P.
                             (A Limited Partnership)
                     Notes to Unaudited Financial Statements
                             June 30, 1997 and 1996

1.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         Scope of Business

         The Partnership was formed on May 18, 1995 and will terminate on the earlier of December 31, 2045 or the date the Partnership is terminated pursuant to the partnership agreement or by law.

         The Partnership is a New York Limited Partnership formed to construct, own and operate a 120-room hotel, Courtyard by Marriott, Southeast of Scranton, Pennsylvania under a franchise agreement with Marriott International, Inc. (the Project). Construction was completed during 1996 and operations began on September 4, 1996.

         Unaudited Interim Financial Information

         The interim financial data included in these financial statements is unaudited; however, in the opinion of management, such financial data includes all adjustments of a normal recurring nature necessary for a fair presentation of the Partnership's financial condition and results of operations
 .
         Allocations of Income or Loss

         The Partnership agreement provides that net losses of the Partnership be first allocated among the Partners to the extent of the positive balances in the Partners' capital accounts, to make the respective balances equal to the distributions that would have been made had the aggregate balances in all Partners' capital accounts been distributed in accordance with each Partner's pro rata share. Losses are next allocated in accordance with each Partner's pro rata share in an amount equal to the difference between nonrecourse debt of the Partnership and the adjusted basis of the Partnership property securing such nonrecourse debt. All additional losses are allocated to the General Partner. Net income is allocated first to the General Partner in an amount equal to the loss allocated to the General Partner as described above. Next, income is allocated in accordance with each Partner's pro rata share in an amount equal to the loss allocated to the Partners as described above. Income is then allocated to those Partners with negative balances in their capital accounts. All additional income is then allocated in accordance with each Partner's pro rata share.

         Cash and Cash Equivalents

         For the purposes of the financial statements, cash and cash equivalents include money market funds and commercial savings accounts.

         Method of Accounting

         The Partnership has prepared its financial statements on the accrual method of accounting.

         Income Taxes

         No provision for income taxes has been provided since any liability is the individual responsibility of the Partners.

         Investment in Real Estate

         The investment in real estate is stated at cost and includes $261,929 of capitalized interest. Depreciation is calculated using straight-line and accelerated methods over the estimated useful lives of the assets.

                              ESSEX GLENMAURA L.P.
                             (A Limited Partnership)
                     Notes to Unaudited Financial Statements
                             June 30, 1997 and 1996

1.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

         Deferred Costs

         Organization costs are being amortized on a straight-line basis over a period of sixty months, beginning the first month of operation.

         Debt acquisition fees are being amortized over the life of the related debt on a straight-line basis.

         Distributions

         Distributions shall be made in accordance with each Partner's pro rata share at an amount and time determined by the General Partner.

         Syndication Costs

         Selling commissions,  legal and other costs totaling $46,617 related to
         the  offering  of  limited   Partnership  units  were  charged  against
         Partner's capital.

         Use of Estimates in the Preparation of Financial Statements

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         Revenue Recognition

         Revenues are recognized as earned in accordance with contractual arrangements for each transaction.

         Impairment of Long-Lived Assets

         In accordance with Statement of Financial Accounting Standards No. 121, "Accounting for Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of", the Partnership reviews long-lived assets and certain identifiable intangibles for possible impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.

2.       DEPOSIT

         The Partnership has made a non-refundable deposit of $55,000 pursuant to an option to purchase a second parcel of land (the Second Project) adjacent to the Project for purposes of constructing a second hotel. The option agreement expired in December of 1996 but is currently being renegotiated.

                              ESSEX GLENMAURA L.P.
                             (A Limited Partnership)
                     Notes to Unaudited Financial Statements
                             June 30, 1997 and 1996

3.       FINANCING OF INVESTMENT IN REAL ESTATE

         Financing of real estate consists of the following at June 30, 1997 and 1996:

         Notes Payable

         Notes payable consist of $1,500,000 of unsecured notes requiring monthly installments of interest only at 10.5% per annum. The notes mature on June 1, 1998 upon which all principal will be due unless the Partnership exercises its early repayment or note extension options. The Partnership has the right to repay the notes at face value. The Partnership also has the option to exercise two one-year extensions at extension fees ranging from one-half to one percent. Essex Partners Inc. guarantees payment of principal and interest on the notes.

         Mortgage Loan

         On February 28, 1997, the Partnership obtained permanent financing from GMAC Corporation for $5,000,000. The term of the loan is four years with a one year extension available if certain debt service coverage is attained. Monthly payments of interest only are due for the first year. Interest accrues at 3% over the LIBOR rate. Principal and interest payments are due thereafter based on a twenty-five year loan amortization. Starting in the second year of the loan, the Partnership will be required to maintain a replacement reserve escrow at 4% of room revenues. A commitment fee of $50,000 (1% of the loan proceeds) was paid, 50% of the fee upon acceptance of the commitment and 50% at closing. The loan is collateralized by the real and personal property and certain other assets.

         The aggregate annual principal payments for the years subsequent to 1997 are as follows: (there are no principal payments required in 1997)


                    1998                        $      39,129
                    1999                               51,449
                    2000                               56,836
                    2001                            4,852,586
                                                -------------
                                                  $ 5,000,000
                                                =============


         Construction Loan

         The Partnership received construction financing from Key Bank of up to $4,500,000, of which $1,177,149 had been drawn down as of June 30, 1996 and required monthly payments of interest only at a rate of 2.5% over the LIBOR rate. The construction loan was repaid with proceeds from the first mortgage loan.

                              ESSEX GLENMAURA L.P.
                             (A Limited Partnership)
                     Notes to Unaudited Financial Statements
                             June 30, 1997 and 1996

4.       RELATED PARTY TRANSACTIONS

         A summary of the fees earned by Essex Partners or its affiliates in 1996 and 1995 under the terms of the Partnership agreement are as follows:

                                                                                                       Six months ended
                                                                                                    ---------------------

TYPE OF FEE                            AMOUNT OF FEE                                              JUNE 1997        JUNE 1996
-----------                            -------------                                              ---------        ---------

Offering and Organization Fee          Up to $40,000 if proceeds of the offering of
                                       limited partnership units if $4,000,000, reduced
                                       by any selling commissions paid                             $     0           16,000

Development                            Fee  $285,000   payable  in  six  monthly
                                       installments  of $42,750 with the balance
                                       due  ($28,500 at December  31, 1996) upon
                                       issuance of the
                                       certificate of occupancy                                          -           85,500

Property Management Fee                4.5% of gross operating revenues from the hotel               47,084               -

Partnership Management Fee             .75% of gross operating revenues from the hotel                7,847               -

Accounting Fee                         $800 per month                                                 4,800               -


         In addition, Essex Partners may receive the following fees:

         a) a refinancing fee upon the closing of a refinancing of the Project, in the aggregate amount of 1% of the gross proceeds of the refinancing,

         b) a sales fee upon the closing of a sale of the Project, in the aggregate amount of 2.5% of the gross sales price, provided that the sum of such fee and any competitive real estate commission paid by the Partnership with respect to such sale does not exceed 5% of the gross sale price, and that Essex Partners Inc. renders substantial services in connection with the sale,

         c) in the event the General Partner elects to proceed with the Second Project on behalf of the Partnership, Essex Partners Inc. will receive additional compensation related to the acquisition of the second parcel, construction of the Second Project and securing additional equity and debt financing to fund such activities. Such compensation will include an acquisition fee equal to $50,000 for its services related to the acquisition of the second parcel and a development fee up to $150,000 plus 3% of total construction, site development and fixtures, furniture and equipment costs, as compensation for its services related to the development of the Second Project. In addition, as compensation for arranging construction and permanent financing for the Second Project, Essex Partners Inc. may receive a financing fee equal to 1% of the gross proceeds of the financing. Essex Partners Inc. also will receive an additional property management fee and partnership management fee calculated as described in the summary schedule above based on the gross operating revenues of the Second Project. If the Second Project is sold and/or refinanced, Essex Partners Inc. will receive additional sales and/or refinancing fees calculated as described in paragraphs
                  (a) and (b) above based on the gross sales and/or refinancing proceeds of the Second Project, and

                              ESSEX GLENMAURA L.P.
                             (A Limited Partnership)
                     Notes to Unaudited Financial Statements
                             June 30, 1997 and 1996


4.       RELATED PARTY TRANSACTIONS (CONTINUED)

         d) Essex Partners Inc. and its affiliates also will receive offering-related fees for services in connection with (I) the offering of additional partnership interests and/or notes, or
                  (ii) the  possible  refinancing  of the  Project or the Second
                  Project to fund the acquisition of the land and/or construction or one or both of those projects. Essex Partners Inc. and its affiliates are expressly authorized to receive from the Partnership the fees and sales commissions customarily charged by Essex Partners Inc. and its affiliates for rendering comparable services on competitive terms.

5.       FRANCHISE FEES

         The Partnership has entered into a franchise agreement with Marriott International, Inc. Under the terms of the agreement, the Partnership paid an initial franchise fee of $48,000. The term and amortization period of the franchise agreement is twenty years, with an option to renew for an additional ten-year period.

         The Partnership is required to pay a monthly royalty fee in an amount equal to 4% of gross room rentals for the first two years of operations and 5% during the remainder of the term of the agreement, a marketing fee of 2-3% of gross revenues, a reservation system fee, a property management system fee, a communication support fee and a revenue management fee. Payments to Marriott for the six month period ending June 30, 1997 included royalty fees of $33,804, marketing fees of $16,902, reservation system fees of $22,323 and other fees of $7,870. There were no fees paid in the first six months of 1996.

                                                                      EXHIBIT A
                               AMENDED AND RESTATED

                           LIMITED PARTNERSHIP AGREEMENT

                                        OF

                       ESSEX HOSPITALITY ASSOCIATES IV L.P.

                                 TABLE OF CONTENTS


ARTICLE I - DEFINITIONS
     Acquisition Expenses.....................................................1
     Acquisition Fees.........................................................1
     Adjusted Capital Account Deficit.........................................2
     Advance  ................................................................2
     Affiliated Person........................................................2
     Agreement................................................................3
     Capital Account..........................................................3
     Capital Contribution.....................................................3
     Code     ................................................................3
     Cumulative Return........................................................3
     Distribution.............................................................4
     Escrow Account...........................................................4
     Escrow Agent.............................................................4
     Escrow Agreement.........................................................4
     Escrow Unit Days.........................................................4
     Fiscal Period............................................................4
     Front-End Fees...........................................................5
     General Partner..........................................................5
     General Partner Residual Interest........................................5
     Gross Offering Proceeds..................................................5
     Hotels   ................................................................5
     Income Or Loss...........................................................5
     Income or Loss from Disposition of a Hotel...............................6
     Investment In Hotels.....................................................6
     Limited Partners.........................................................6
     Majority Vote of Limited Partners........................................7
     Management Agreement.....................................................7
     Managing Dealer..........................................................7
     Mortgage Notes...........................................................7
     Net Escrow Earnings......................................................7
     Net Offering Proceeds....................................................7
     Net Proceeds of Sale or Refinancing......................................7
     Nonrecourse Deductions...................................................7
     Nonrecourse Liability....................................................7
     Notes    ................................................................7
     Organization And Offering Expenses.......................................8

     Original Agreement.......................................................8
     Original Limited Partner.................................................8
     Partner  ................................................................8
     Partner Minimum Gain.....................................................8
     Partner Nonrecourse Debt.................................................8
     Partner Nonrecourse Deductions...........................................8
     Partner Note.............................................................8
     Partnership..............................................................8
     Partnership Minimum Gain.................................................9
     Person   ................................................................9
     Pro Rata Share...........................................................9
     Prospectus...............................................................9
     Registration Statement...................................................9
     Regulations..............................................................9
     Regulatory Allocations..................................................10
     Safe Harbor.............................................................10
     Sales Commissions.......................................................10
     Syndication Expenses....................................................10
     Subordinated Notes......................................................10
     Termination Date........................................................10
     Units    ...............................................................10

ARTICLE II - ORGANIZATION
     Section 2.01 Formation..................................................10
     Section 2.02 Name.......................................................11
     Section 2.03 Purpose....................................................11
     Section 2.04 Principal Office...........................................11
     Section 2.05 Term.......................................................11
     Section 2.06 Capital Contributions......................................11
     Section 2.07 Admission Of Additional Limited Partners...................14
     Section 2.08. Return Of Non-Utilized Capital............................14

ARTICLE III - ALLOCATIONS AND DISTRIBUTIONS
     Section 3.01 Allocations Of Income Or Loss..............................15
     Section 3.02 Special Allocations........................................17
     Section 3.03 Curative Allocations.......................................19
     Section 3.04 Other Allocation Rules.....................................20
     Section 3.05 Distributions..............................................22

ARTICLE IV - THE GENERAL PARTNER
     Section 4.01 Powers Of The General Partner..............................23
     Section 4.02 Duties Of The General Partner..............................24
     Section 4.03 Partnership Tax Matters....................................26
     Section 4.04 Indemnification Of The General Partner.....................26
     Section 4.05 Authority Of The General Partner...........................28
     Section 4.06 Contracts With Affiliated Persons..........................28
     Section 4.07 Compensation Of Affiliated Persons.........................29
     Section 4.08 Withdrawal Of The General Partner..........................32
     Section 4.09 Assignment Of The General Partner Interest.................32
     Section 4.10 Expenses Of The Partnership................................32
     Section 4.11 Purchase Of Units..........................................36

ARTICLE V - THE LIMITED PARTNERS
     Section 5.01 Powers Of Limited Partners.................................37
     Section 5.02 Liability Of Limited Partners..............................37
     Section 5.03 Meetings Of Limited Partners...............................38
     Section 5.04 Assignment Of Units........................................39
     Section 5.05 Form Of Assignment.........................................40
     Section 5.06 Rights Of Assignee.........................................42
     Section 5.07 Admission Of Limited Partners..............................42

ARTICLE VI - DISSOLUTION
     Section 6.01 Dissolution................................................43
     Section 6.02 Liquidation................................................46
     Section 6.03 Final Statement............................................46

ARTICLE VII - BOOKS, REPORTS AND FISCAL MATTERS
     Section 7.01 Books And Records..........................................46
     Section 7.02 Reports....................................................47
     Section 7.03 Bank Accounts..............................................48

ARTICLE VIII - GENERAL
     Section 8.01 Other Business Interests...................................48
     Section 8.02 Notices....................................................48
     Section 8.03 Captions...................................................48
     Section 8.04 Pronouns and Plurals.......................................49
     Section 8.05 Entire Agreement...........................................49
     Section 8.06 Further Action.............................................49
     Section 8.07 Binding Effect.............................................49

     Section 8.08 Creditors..................................................49
     Section 8.09 Validity...................................................49
     Section 8.10 Governing Law..............................................49
     Section 8.11 Accounting Method..........................................49
     Section 8.12 Amendment..................................................49
     Section 8.13 Power Of Attorney..........................................50

                               AMENDED AND RESTATED
                           LIMITED PARTNERSHIP AGREEMENT

                                        OF

                       ESSEX HOSPITALITY ASSOCIATES IV L.P.


         This Amended and Restated Limited Partnership Agreement (this "Agreement") amends and restates an agreement of limited partnership entered into on August 24, 1995 by the General Partner and the Original Limited Partner (the "Original Agreement").

         This Agreement admits the Limited Partners to the Partnership and provides for the withdrawal of the Original Limited Partner. The General Partner and the Limited Partners agree to make the contributions required by, and otherwise agree to the terms of, this Agreement.

         In consideration of the mutual covenants hereinafter expressed, the Partners agree as follows:


                                     ARTICLE I
                                    DEFINITIONS

         As used in this Agreement, the following terms shall have the meanings indicated:

         ACQUISITION EXPENSES. Expenses (including but not limited to legal fees and expenses, travel and communications expenses, costs of appraisals, non-refundable option payments on properties not acquired, accounting fees and expenses, title insurance, and miscellaneous expenses) related to the selection and acquisition, lease or sublease of a property whether or not the property is actually acquired by the Partnership.

         ACQUISITION FEES. The total of all commissions and similar fees paid by any Person, including the General Partner and any other Affiliated Person, in connection with the purchase, lease, sublease, development or construction of any Hotel by the Partnership, however designated and including a real estate commission, a selection fee, and a non-recurring management or loan fee. Acquisition Fees do not include any construction or developers fees paid to a Person who is not an Affiliated Person in connection with the actual construction or development of a Hotel after acquisition of the land by the Partnership.

         ADJUSTED CAPITAL ACCOUNT DEFICIT. The deficit balance, if any, in a Partner's Capital Account as of the end of any Fiscal Period after the Partner's Capital Account has been decreased by the items described in Treas. Reg. ss.1.704-1(b)(2)(ii)(d)(4), (5) and (6) and increased by any amounts which the
Partner:  (a) is obligated to restore  pursuant to the terms of this  Agreement;
(b) is otherwise treated as being obligated to restore under Treas. Reg. ss.1.704-1(b)(2)(ii)(c); or (c) is deemed to be obligated to restore pursuant to the penultimate sentences of Treas. Reg. ss.1.704-2(g)(1) and 1.704-2(I)(5). Adjusted Capital Account Deficit is intended to comply with the provisions of Treas. Reg. ss.1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

         ADVANCE. Any transfer of money by an Affiliated Person to the Partnership, and any amount paid on behalf of the Partnership by an Affiliated Person, in the form of a loan or otherwise, in excess of the General Partner's Capital Contribution. Advances shall bear interest at the rate charged by any lending institution providing the funds to the Affiliated Person for the purpose of making the Advance or, if there is no such lending institution, at an annual rate of one percent above the prime rate as established from time to time by Manufacturers and Traders Trust Company, Buffalo, New York or its successor. If the Advance is made in connection with a particular Hotel, the interest rate payable to an Affiliated Person shall in no event exceed the rate which would be charged by lending institutions on comparable loans for the same purpose in the locality of the Hotel. No prepayment charge or penalty shall be required on an Advance. No Affiliated Person shall be under any obligation to make any Advance to the Partnership.

         AFFILIATED PERSON. Any Person who is the General Partner or who, directly or indirectly, through one or more intermediaries, controls, or is controlled by or is under common control with, the General Partner. For purposes of this Section, the term "control" (including the terms "controlled by" and "under common control with") includes the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.

         AGREEMENT.  As defined in the Preamble.

         CAPITAL ACCOUNT. The amount of cash contributed by each Partner pursuant to Section 12.06:

         (a) increased by the amount of: (I) any other cash and the fair market value of any other property (determined by the contributing Partner and the General Partner) contributed by the Partner as a Capital Contribution; (ii) money paid to reduce the principal amount of any Partner Note; (iii) Income allocated to the Partner and any items in the nature of income or gain specially allocated to the Partner pursuant to Sections 3.02, 3.03 and 3.04 (except as provided in the last sentence of paragraph 3.04(d)); and (iv) any Partnership liabilities assumed by the Partner or which are secured by Partnership property distributed to the Partner; and

         (b) decreased by the amount of: (I) cash and the fair market value of any Partnership property (determined by the contributing Partner and the General Partners) distributed to the Partner as a Distribution; (ii) Losses allocated to the Partner and any items in the nature of expenses or losses specially allocated pursuant to Sections 3.02, 3.03 and 3.04 (except as provided in the last sentence of paragraph 3.04(d)); and (iii) any liabilities of the Partner assumed by the Partnership or which are secured by any property contributed by the Partner to the Partnership as a Capital Contribution.

Capital Accounts shall be maintained and adjusted in accordance with the provisions of Treas. Reg. ss.1.704-1(b)(2)(iv). In the event that any interest in the Partnership is transferred in accordance with this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the interest transferred. This Agreement is intended to comply with Treas. Reg. ss.1.704-1(b), and shall be interpreted and applied in a manner consistent with that Regulation.

         CAPITAL CONTRIBUTION. The money (including principal payments on Partner Notes but not the principal amount of the Notes) and the fair market value of property contributed by a Partner (with the value of property determined by the contributing Partner and the General Partners) in accordance with Section 2.06.

         CODE.  The Internal Revenue Code of 1986.

         CUMULATIVE RETURN. A Distribution to the Limited Partners on a Pro Rata basis, commencing for each Limited Partner on the date the Partner is admitted to the

Partnership, in an annual amount equal to 8 percent of the Capital Contribution of each Limited Partner (less any Distributions made pursuant to Section 2.08 or subparagraph 3.05(b)(I), calculated without regard to any volume discounts described in the Prospectus. The Cumulative Return shall be pro-rated for the years in which a closing of the offering of Units occurs and in which a sale or refinancing of any or all of the Hotels occurs.

         DISTRIBUTION. Any transfer of money or other property to a Partner, in the Partner's capacity as a Partner, from the Partnership. The term "Distribution" shall not include fees paid to the General Partner or to other Affiliated Persons pursuant to Article IV. Property is to be valued at its fair market value on the date of transfer.

         ESCROW  ACCOUNT.  The  interest-bearing   account  established  by  the
Partnership with the Escrow Agent for the purpose of depositing initial proceeds from the sale of Units and Notes as described in paragraph 2.06(c).

         ESCROW AGENT. Manufacturers and Traders Trust Company, Buffalo, New York, or another bank, which is not an Affiliated Person, selected by the General Partner.

         ESCROW AGREEMENT. An agreement entered into between the Partnership and the Escrow Agent setting forth the terms and conditions according to which the Escrow Agent shall maintain the Escrow Account.

         ESCROW UNIT DAYS. In the case of a purchaser of Units, the gross cash proceeds received by the Partnership from the purchaser in connection with the sale of Units multiplied by the number of days during the period commencing on the date that the gross cash proceeds attributable to the Units were deposited in the Escrow Account and ending on the Termination Date. In the case of a purchaser of Notes, the principal amount of the Notes purchased by the holder multiplied by the number of days during the period commencing on the date that the holder's subscription proceeds attributable to the Notes were deposited in the Escrow Account and ending on the Termination Date.

         FISCAL PERIOD. From January l to December 31 of each year or such portion thereof as the Partnership shall be in existence.

         FRONT-END FEES. Fees and expenses paid by any party for any services rendered in connection with the Partnership's organizational or acquisition phases, including all expenses of the Partnership's organization, expenses related to the offering of Units and Notes pursuant to the Prospectus, Acquisition Fees, Acquisition Expenses, Development Fees, and Organization and Offering Expenses.

         GENERAL PARTNER. Essex Partners Inc., a New York corporation or any successor duly elected by the Limited Partners.

         GENERAL PARTNER RESIDUAL INTEREST. The amount of any Distribution which the Managing General Partner is entitled to receive from the Partnership under subparagraphs 3.05(a)(ii) and 3.05(b)(iii).

         GROSS OFFERING PROCEEDS. The gross cash proceeds and the aggregate principal amount of the Partner Notes received by the Partnership from the sale of the Units and Notes.

         HOTELS. Lodging facilities to be constructed by the Partnership and operated under franchises or license agreements with national lodging chains selected by the General Partner as described in the Prospectus, and "Hotel" shall mean any one of the lodging facilities.

         INCOME OR LOSS. The Partnership's taxable income or loss for each Fiscal Period determined in accordance with Section 703(a) of the Code (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Section 703(a)(1) of the Code shall be included in taxable income or loss), with the following adjustments:

         (a) Sales Commissions and Syndication Expenses allocated pursuant to paragraphs 3.02(h) and 3.02(I) shall not be taken into account;

         (b) any expenditures of the Partnership described in Section 705(a)(2)(B) of the Code or treated as Code Section 705(a)(2)(B) expenditures pursuant to Treas. Reg. ss.1.704-1(b)(2)(iv)(I), shall be subtracted from such taxable income or loss;

         (c) any income of the Partnership that is exempt from federal income tax and not otherwise taken into account in computing Income or Loss shall be added to Income or Loss;

         (d) any gain or loss which would have been realized by the Partnership on the sale of assets distributed in kind to Partners, determined with reference to the fair market value and the adjusted tax basis of the property for federal income tax purposes immediately prior to the distribution, shall be added to or subtracted from Income or Loss;

         (e) Income or Loss does not include any amount allocated pursuant to paragraph 3.04(d); and

         (f) all computed without regard to any adjustment to the adjusted tax basis of a Partnership asset resulting from an election under Section 754 of the Code (except to the extent required by Treas. Reg. ss.1.704-1(b)(2)(iv)(m)).

         INCOME OR LOSS FROM DISPOSITION OF A HOTEL. The gain or loss recognized by the Partnership with regard to the sale, exchange, condemnation or other disposition of any Hotel.

         INVESTMENT IN HOTELS. The amount of Gross Offering Proceeds actually paid or allocated to the purchase, lease, sublease, development, construction or improvement of the Hotels to be constructed by the Partnership, including the purchase price of the land, lease deposit, the initial working capital reserves allocable to the Hotels (but not reserves in excess of 5 percent of the Gross Offering Proceeds), franchise fees paid to the Partnership's franchisor, construction management and development fees paid to Persons who are not Affiliated Persons and other cash payments such as interest and taxes, but excluding Front-End Fees. Investment in Hotels shall also include the amount of Gross Offering Proceeds used to purchase limited partnership interests in Essex Glenmaura, L.P., as more particularly described in the Prospectus.

         LIMITED PARTNERS. Those Persons listed on Schedule A as Limited Partners and their successors.

         MAJORITY VOTE OF LIMITED PARTNERS. The affirmative vote or written consent of Limited Partners then owning of record more than 50 percent of the outstanding Units.

         MANAGEMENT AGREEMENT. An agreement to be entered between the Partnership and the General Partner setting forth the terms and conditions according to which the General Partner shall operate and maintain the Hotels on behalf of the Partnership.

         MANAGING DEALER.  Essex Capital Markets Inc., an Affiliated Person.

         MORTGAGE NOTES. The promissory notes of the Partnership in the aggregate principal amount of up to $10 million to be offered and sold pursuant to the Prospectus and as more particularly described therein.

         NET ESCROW EARNINGS. The interest earned on the proceeds from the sale of the Units and Notes while held in the Escrow Account, reduced by fees and expenses of the Escrow Agent and by the interest earnings paid to a subscriber whose subscription is not accepted.

         NET OFFERING  PROCEEDS.  Gross Offering  Proceeds  reduced by Front-End
Fees.

         NET PROCEEDS OF SALE OR REFINANCING. The net cash realized by the Partnership from the sale, refinancing or other disposition of one or more Hotels, after retirement of existing mortgage debt and the payment of all expenses related to the transaction.

         NONRECOURSE DEDUCTIONS. For any Fiscal Period, an amount equal to the excess, if any, of the net increase, if any, in the amount of Partnership Minimum Gain during that Fiscal Period over the aggregate amount of any Distributions during that Fiscal Period of proceeds of a Nonrecourse Liability that are allocable to an increase in Partnership Minimum Gain, determined according to Treas. Reg. ss.1.704-2.

         NONRECOURSE LIABILITY. Any Partnership liability (or portion thereof) for which no Partner bears the economic risk of loss, determined according to Treas. Reg. ss.1.704-2(b)(3).

         NOTES.  The Mortgage Notes and the Subordinated Notes.

         ORGANIZATION AND OFFERING EXPENSES. Those expenses incurred in connection with preparing the Partnership for registration and subsequently offering and distributing the Units to the public, including all advertising expenses.

         ORIGINAL AGREEMENT.  As defined in the Preamble.

         ORIGINAL LIMITED PARTNER. Barbara J. Purvis, the Vice President of Essex Partners Inc.

         PARTNER.  Any General or Limited Partner.

         PARTNER MINIMUM GAIN. An amount, with respect to each Partner Nonrecourse Debt, equal to the Partnership Minimum Gain that would result if the Partner Nonrecourse Debt were treated as a Nonrecourse Liability, determined according to Treas. Reg. ss.1.704-2(I)(3).

         PARTNER NONRECOURSE DEBT. Any Nonrecourse Liability of the Partnership for which any Partner bears the economic risk of loss, determined in according to Treas. Reg. ss.1.704-2(b)(4).

         PARTNER NONRECOURSE DEDUCTIONS. For any Fiscal Period, an amount with respect to a Partner Nonrecourse Debt equal to the excess, if any, of the net increase, if any, in the amount of Partner Minimum Gain attributable to Partner Nonrecourse Debt during that Fiscal Period over the aggregate amount of any Distributions during that Fiscal Period to the Partner that bears the economic risk of loss for Partner Nonrecourse Debt to the extent the Distributions are from the proceeds of Partner Nonrecourse Debt and are allocable to an increase in Partner Minimum Gain attributable to Partner Nonrecourse Debt, determined in accordance with Treas. Reg.
ss.1.704-2(I)(2).

         PARTNER NOTE. A non-interest bearing promissory note payable to the Partnership and executed by a Limited Partner in connection with the purchase of 20 or more Units, providing for payments as described in Section 2.06.

         PARTNERSHIP. The limited partnership formed by the Original Agreement and continued by this Agreement.

         PARTNERSHIP MINIMUM GAIN. The amount determined by computing, with respect to each Nonrecourse Liability, the amount of gain, if any, that would be realized by the Partnership if it disposed of (in a taxable transaction) the Partnership property subject to the Nonrecourse Liability in full satisfaction thereof (and for no other consideration), and by then aggregating the amounts so computed. It is intended that Partnership Minimum Gain be determined in accordance with Treas. Reg.
ss.1.704-2(d).

         PERSON.  An individual,  a  corporation,  a  partnership,  a trust,  an
unincorporated   organization   or  a  government  or  an  agency  or  political
subdivision thereof.

         PRO RATA SHARE. The Pro Rata Share of each Limited Partner shall be ninety-nine percent multiplied by a fraction, the numerator of which is the number of Units held by the Limited Partner and the denominator of which is the aggregate number of Units held by all Limited Partners. That portion of any Unit for which a Partner Note remain outstanding shall not be included in either the numerator or denominator in such calculation. The Pro Rata Share of the General Partner is one percent.

         PROSPECTUS.   The   Partnership's   prospectus   as   included  in  the
Registration Statement.

         REGISTRATION STATEMENT. The registration statement on file with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, for the registration of Units and Notes to be sold by the Partnership at the time the registration statement becomes effective. If the Partnership files a post-effective amendment to the Registration Statement or a new Registration Statement and the Prospectus included therein may be used by the Partnership pursuant to Rule 424 under the Securities Act of 1933 (or any corresponding provision of succeeding rules or regulations of the Securities and Exchange Commission), the term "Registration Statement," from and after the declaration of the effectiveness of the post-effective amendment or the new Registration Statement, refers to the Registration Statement as amended by the post-effective amendment thereto or the then- effective Registration Statement, as the case may be.

         REGULATIONS. The Income Tax Regulations, including Temporary Regulations, promulgated under the Code, as amended from time to time (including corresponding provisions of succeeding regulations). Reference is made to a specific Regulation in the following manner: "Treas. Reg. ss.1.709-2."

         REGULATORY  ALLOCATIONS.  The  allocations set forth in paragraphs (c),
(d) and (e) of Section 3.02.

         SAFE HARBOR. Any one of the "safe harbors" set forth in Internal Revenue Service Notice 88-75, 88-2 C.B. 386 (or such other guidance subsequently published by the Internal Revenue Service setting forth safe harbors under which limited partnership interests will not be treated as "readily tradable on a secondary market (or the substantial equivalent thereof)" within the meaning of
Section 7704 of the Code).

         SALES COMMISSIONS. Sales commissions of up to $80 per Unit and $55 per $1,000 Note sold pursuant to the Prospectus and payable by the Partnership to the Managing Dealer.

         SYNDICATION EXPENSES. All expenditures, other than Sales Commissions and the investor relations fee described in Section 4.07(b), connected with the issuing and marketing of interests in the Partnership within the meaning of Treas. Reg. ss.1.709-2(b).

         SUBORDINATED NOTES. The promissory notes of the Partnership in the aggregate principal amount of up to $6 million to be offered and sold pursuant to the Prospectus and as more particularly described therein.

         TERMINATION DATE. The date designated by the General Partner for the termination of the Partnership's offering of Units and Notes, which shall not be later than twenty-four months after the initial date of effectiveness of the Registration Statement.

         UNITS. The interest of the Limited Partners in the Partnership shall be divided into up to 5,000 Limited Partnership Units. Fractional Units shall be rounded to the nearest 100th.


                                    ARTICLE II
                                   ORGANIZATION

         SECTION 2.01 FORMATION. The Partnership was formed as a limited partnership under the laws of the State of New York by execution and filing of the

Certificate of Limited Partnership on August 30, 1995 with the Secretary of State of the State of New York.

         SECTION 2.02 NAME. The name of the Partnership is Essex Hospitality Associates IV L.P. The Partnership may also do business under such other names as the General Partner may designate by written notice to all Partners.

         SECTION 2.03 PURPOSE. The purpose of the Partnership is to construct, hold and operate the Hotels with a view to preserving capital and generating Distributions and long-term capital appreciation, to dispose of the Hotels, and to perform any acts necessary or appropriate to accomplish the foregoing.

         SECTION 2.04 PRINCIPAL OFFICE. The principal office of the Partnership shall be located at 100 Corporate Woods, Rochester, New York 14623, or at such other place as the General Partner may designate by written notice to all Partners.

         SECTION 2.05 TERM. The Partnership commenced on August 30, 1995 and shall continue, unless sooner dissolved in accordance with the terms of this Agreement or the laws of the State of New York, through December 31, 2035.

         SECTION 2.06 CAPITAL CONTRIBUTIONS.

         (a) The General Partner shall contribute as its Capital Contribution to the Partnership an amount equal to 1/99 of the Capital Contributions of the Limited Partners. The Capital Contributions of the General Partner shall be payable out of Distributions to the General Partner from the Partnership. If Distributions to the General Partner do not equal or exceed the Capital Contribution required to be made by that General Partner under this paragraph 2.06(a) prior to liquidation of the Partnership or the liquidation of the General Partner's interest in the Partnership, the General Partner shall pay to the Partnership the balance due on its Capital Contribution: (I) in the case of the liquidation of the Partnership, not later than the date that the Partnership is liquidated in accordance with paragraph 6.02(a); and (ii) in the case of the liquidation of the General Partner's interest in the Partnership, not later than the end of the Fiscal Period in which the General Partner's interest is liquidated (or, if later, within 90 days after the date of liquidation). The obligation of the General Partner to make its Capital Contribution shall not bear interest.

         (b) Upon the formation of the Partnership, the Original Limited Partner contributed $100 to the capital of the Partnership. Upon the effective date of this Agreement, the Original Limited Partner shall withdraw from the Partnership and the Partnership shall return her Capital Contribution.

         (c) Each Limited Partner acquiring 20 or more Units pursuant to the offering described in the Prospectus shall contribute to the capital of the
Partnership: (I) $500 for each Unit purchased (subject to reduction for discounts as described in the Prospectus), payable by check or money order at the time the subscription is accepted by the General Partner; and (ii) a Partner
Note in the principal amount of $500 for each Unit purchased (subject to reduction for discounts as described in the Prospectus). The Partner Note shall be payable at the earliest of: (x) thirty days after demand by the General Partner made at least six months after acceptance of the subscription of the Limited Partner, provided that: (a) a property has been identified for acquisition by the Partnership and a date for closing of the purchase has been scheduled and, within 30 days prior to the scheduled closing date, the Partnership has insufficient cash gross offering proceeds to consummate the purchase and commence construction of the Hotel; or (b) one or more properties have been acquired and funds are needed for the completion of construction of a Hotel; (y) two years from the date that the Limited Partner is admitted as a Limited Partner; or (z) three years from the Effective Date of the Registration Statement. Each Limited Partner acquiring less than 20 Units pursuant to the offering described in the Prospectus shall contribute to the capital of the Partnership $1,000 for each Unit purchased payable by check or money order at the time the subscription is accepted by the General Partner. No sale of Units shall be made to any Person of fewer than five Units, except that IRAs, Keogh and qualified plans may purchase two Units. The General Partner may accept subscriptions to purchase fractional Units, in its sole discretion, after the purchaser has satisfied the minimum investment requirements for the offering. No sale of Units shall be consummated unless and until the General Partner shall have received and accepted subscriptions for the purchase of Units and Notes which represent, in the aggregate, Gross Offering Proceeds of at least $1,978,100. All subscription proceeds shall be kept by the General Partner separate and apart from all other funds, and shall be deposited and held in trust in the Escrow Account, until such time as the subscriber is: (vi) admitted as a Limited Partner and the offering pursuant to the Prospectus is terminated or the subscription is rejected by the General Partner; or (vii) a Note is issued by the Partnership payable to the subscriber and the offering pursuant to the Prospectus is terminated or the subscription is rejected by the General Partner.

         (d) No Partner shall have any right of partition with respect to the assets of the Partnership.

         (e) Neither the Partnership nor the General Partners shall have personal liability for any Distribution to, or for the return of the Capital Contribution of, any Limited Partner. No Partner shall be entitled to interest on their Capital Contribution or their Capital Account.

         (f) No Partner shall be personally liable for, or required to make up, any deficit in the Partner's Capital Account, except that the General Partner shall be liable for the balance due on its Capital Contribution obligations as provided in paragraph 2.06(a).

         (g) No Units except those Units issued by the Partnership pursuant to the initial public offering described in the Prospectus shall be offered for sale or issued by the Partnership without the written consent of the General Partner and a Majority Vote of the Limited Partners.

         (h) Upon the occurrence of an event of default under any Partner Note, the General Partner, acting for and on behalf of the Partnership, by written notice to the defaulting Limited Partner, shall have the right to purchase from the defaulting Limited Partner his Units for a price equal to the amount of cash paid by such Limited Partner for his Units, including the amount of the principal payments, if any, made on any Partner Note (less the expenses incurred by the Partnership in purchasing and reselling the Units, including reasonable attorney's fees and a sales commission to the Managing Dealer in the amount of $50 per Unit that is resold), in which event the defaulting Limited Partner shall cease to have any interest in the Partnership with respect to such Units (including, without limitation, any Cumulative Return which accrued from the date the defaulting Limited Partner's subscription was accepted by the Managing General Partner) and the Partner Note of the defaulting Limited Partner shall be cancelled. Any such sale shall be deemed effective as of the date of the occurrence of the event of default under the Partner Note. The Partnership may, at the option of the General Partner, pay any or all of the price by giving a note payable without interest on a date five years from the occurrence of the event of default. The General Partner shall have the right to resell any Unit repurchased by the Partnership pursuant to this paragraph 2.06(h) upon such terms as it deems advisable and to admit the purchaser of any such Unit as a Limited Partner upon satisfaction of the requirements set forth in Section 5.07 of this Agreement. None of the proceeds from a resale shall be payable to the defaulting Limited Partner. The General Partner shall not resell any Unit repurchased by the Partnership pursuant to this paragraph 2.06(h) to any Affiliated Person unless the Unit has first been offered to the non-defaulting Limited Partners who are not Affiliated Persons. The foregoing rights are in addition to and not in limitation of any other right or remedy of the Partnership, and the failure of the General Partner to require a sale hereunder shall not be deemed a waiver of any other rights or remedies available to the Partnership on account of a default under a Partner Note.

         SECTION 2.07 ADMISSION OF ADDITIONAL LIMITED PARTNERS. The General Partner may admit additional Limited Partners or permit an increase in the number of Units held by any Limited Partner at any time on or prior to the Termination Date, provided that the total number of Units held by all Limited Partners shall not exceed 5,000. Additional Limited Partners shall be admitted to the Partnership pursuant to this Section 2.07 upon the execution of an amendment to this Agreement adding to Schedule A the names and addresses of the additional Limited Partners and the number of Units held by the additional Limited Partners.

         SECTION 2.08. RETURN OF NON-UTILIZED CAPITAL.

         (a) If, within 24 months from the initial effective date of the Registration Statement, no property upon which a Hotel is to be constructed has been purchased, leased or sub-leased, the Partnership shall: (I) refund to each Limited Partner the cash portion of the purchase price paid for Units; (ii) refund any amounts received under any Partner Notes; and (iii) cancel any outstanding Partner Notes.

         (b) Except as permitted under Section 4.08, no Partner other than the Original Limited Partner shall have any right to withdraw as a Partner or make a demand for withdrawal of the Partner's Capital Contribution (or the capital interest reflected in the Partner's Capital Account) until the full and complete winding up and liquidation of the business of the Partnership.

                                    ARTICLE III
                           ALLOCATIONS AND DISTRIBUTIONS

         SECTION 3.01 ALLOCATIONS OF INCOME OR LOSS.

         (a) Except as provided in paragraph 3.01(b) and Sections 3.02, 3.03 and 3.04, Income shall be allocated:

                  (i) first 99 percent to the Limited Partners and one percent to the General Partner in the same proportion as the cumulative Loss for all prior years was allocated among the Partners pursuant to subparagraph 3.01(c)(iv), until the cumulative Income allocated pursuant to this subparagraph 3.01(a)(I) is equal to the cumulative Loss allocated in all prior years pursuant to subparagraph 3.01(c)(iv).

                  (ii) next 99 percent to the Limited Partners, in proportion to each Limited Partner's respective Cumulative Return, and one percent to the General Partner until the cumulative Income allocated pursuant to subparagraphs 3.01(b)(iii) and (iv) and this subparagraph 3.01(a)(ii) is equal to the cumulative amount distributed, or which would have been distributed if adequate funds had been available for distribution, pursuant to subparagraphs 3.05(a)(I) and 3.05(b)(ii); and

                  (iii) thereafter 80 percent to the Limited Partners in accordance with each Limited Partner's Pro Rata Share and 20 percent to the General Partner.

For purposes of applying this paragraph 3.01(a), Income on the sale of any or all of the Hotels for any Fiscal Period shall be allocated only after Income from all other sources for such Fiscal Period has been allocated pursuant to this paragraph 3.01(a).

         (b) Income from Disposition of a Hotel shall be allocated:

                  (i) first, 99 percent to the Limited Partners and one percent to the General Partner, in the same proportion as the cumulative Syndication Expenses and the cumulative Loss (if any) for all prior years was allocated among the Partners pursuant to paragraph 3.02(I), until the cumulative Income allocated pursuant to paragraph 3.02(I) and this subparagraph 3.01(b)(I) is equal to the sum of the cumulative Syndication Expenses and the cumulative Loss allocated in all prior years pursuant to paragraph 3.02(I);

                  (ii) next, 99 percent to the Limited Partners, in the same proportion as the amount of Sales Commissions were paid with respect to the Units acquired by each Limited Partner and one percent to the General Partner, until the cumulative Income allocated pursuant to this subparagraph 3.01(b)(ii) is equal to the cumulative Sales Commission allocated in all prior years pursuant to paragraph 3.01(h); and

                  (iii)    finally, as provided in paragraph 3.01(a).

         (c) Except as provided in paragraph 3.01(d) and Sections 3.02, 3.03 and 3.04, Loss shall be allocated:

                  (i) first, 80 percent to the Limited Partners and 20 percent to the General Partners, in the same proportions as the cumulative Income (if any) for all prior years was allocated 80 percent to the Limited Partners and 20 percent to the General Partner, until the cumulative Loss allocated pursuant to subparagraph 3.01(d)(ii) and this subparagraph 3.01(c)(I) equals the cumulative amount distributed pursuant to subparagraphs 3.05(a)(ii) and 3.05(b)(iii);

                  (ii) next, 99 percent to the Limited Partners and one percent to the General Partner, in the same proportions as the cumulative Income (if any) for all prior years was allocated among the Partners pursuant to subparagraph 3.01(a)(ii), until the cumulative Loss allocated pursuant to this subparagraph 3.01(c)(ii) is equal to the amount by which the cumulative Income allocated pursuant to subparagraph 3.01(a)(ii) exceeds the cumulative amounts distributed pursuant to subparagraph 3.05(a)(I) and 3.05(b)(ii); and

                  (iii) thereafter, 99 percent to the Limited Partners, in the same proportions as the Capital Contributions were made by the Limited Partners (taking into account for this purpose the principal amount of the Partner Notes), and one percent to the General Partner.

         (d)      Loss from Disposition of a Hotel shall be allocated:

                  (I) first, 80 percent to the Limited Partners and 20 percent to the General Partner, in the same proportion as the cumulative Income from Disposition of a Hotel (if any) for all prior years was allocated 80 percent to the Limited Partners and 20 percent to the General Partner, until the cumulative Loss allocated pursuant to subparagraph 3.01(c)(I) and this subparagraph 3.01(d)(I) is equal to the amount by which the cumulative Income allocated pursuant to subparagraph 3.01(a)(iii) exceeds the cumulative amount distributed pursuant to subparagraph 3.05(b)(iii);

                  (ii) next, 80 percent to the Limited Partners and 20 percent to the General Partner, in the same proportions as the cumulative Income from Disposition of a Hotel (if any) for all prior years was allocated 80 percent to the Limited Partners and 20 percent to the General Partner, until the cumulative Loss allocated pursuant to subparagraph 3.01(c)(I) and this subparagraph 3.01(d)(ii) is equal to the amount by which the cumulative Income allocated pursuant to subparagraph 3.01(a)(iii) exceeds the cumulative amount distributed pursuant to subparagraph 3.05(a)(ii); and

                  (iii)    finally, as provided in paragraph 3.01(c).

         SECTION 3.02 SPECIAL ALLOCATIONS. The following special allocations shall be made in the following order:

         (a) Notwithstanding any other provision of this Article III, if there is a net decrease in Partnership Minimum Gain during any Fiscal Period, each Partner shall be specially allocated items of Partnership income and gain for that Fiscal Period (and, if necessary, subsequent Fiscal Periods) in an amount equal to the Partner's share of the net decrease in Partnership Minimum Gain during that Fiscal Period, determined in accordance with Treas. Reg.
ss.1.704-2(g). It is intended that items so allocated be determined and the allocations made in accordance with the minimum gain chargeback requirement of Treas. Reg. ss.1.704-2(f), and this paragraph 3.02(a) shall be interpreted consistently therewith.

         (b) Notwithstanding any other provision of this Article III except paragraph 3.02(a), if there is a net decrease in Partner Minimum Gain during any Fiscal Period, each Partner who has a share of the net decrease in Partner Minimum Gain, determined in accordance with Treas. Reg. ss.1.704-2(I)(5), shall be specially allocated items of Partnership income and gain for that Fiscal Period (and, if necessary, subsequent Fiscal Periods) in an amount equal to the Partner's share of the net decrease in Partner Minimum Gain during that Fiscal Period, determined in accordance with Treas. Reg. ss.1.704-2(I)(4). It is intended that the items so allocated be determined and the allocations made in accordance with the minimum gain chargeback requirement of

Treas. Reg. ss.1.704-2(I)(4), and this paragraph 3.02(b) shall be interpreted consistently therewith.

         (c) In the event any Partner unexpectedly receives in any Fiscal Period any adjustments, allocations or distributions described in Treas. Reg. ss.1.704-1(b)(2)(ii)(d)(4), (5) or (6), items of Partnership income and gain shall be specially allocated to that Partner in such Fiscal Period (and, if necessary, in subsequent Fiscal Periods) in an amount and manner sufficient to eliminate, to the extent required by the Regulations, the Adjusted Capital
Account Deficit of that Partner as quickly as possible, provided that an allocation pursuant to this paragraph 3.02(c) shall be made if and only to the extent that the Partner would have an Adjusted Capital Account Deficit after all other allocations provided for in this Article III have been tentatively made as if paragraph 3.02(e) and this paragraph 3.02(c) were not in this Agreement.

         (d) No Loss or item of Partnership deduction for any Fiscal Period shall be allocated to any Partner to the extent the allocation: (I) would cause the Partner to have an Adjusted Capital Account Deficit; or (ii) would increase the Partner's Adjusted Capital Account Deficit. Any Loss or item of Partnership deduction which cannot be allocated as a result of the restrictions contained in this paragraph 3.02(d) shall be allocated to the General Partner.

         (e) In the event that any Partner has a deficit Capital Account at the end of any Fiscal Period that is in excess of the sum of: (I) the amount that Partner is obligated to restore; and (ii) the amount that Partner is deemed to be obligated to restore pursuant to the penultimate sentences of Treas. Reg. ss.ss.1.704-2(g)(I) and 1.704-2(I)(5), each such Partner shall be specially allocated items of Partnership gross income and gain in the amount of such excess as quickly as possible, provided that an allocation pursuant to this paragraph 3.02(e) shall be made if and only to the extent that such Partner would have a deficit Capital Account in excess of such sum after all other allocations provided for in this Article III have been tentatively made as if paragraph 3.02(c) and this paragraph 3.02(e) were not in this Agreement.

         (f) Nonrecourse Deductions for any Fiscal Period shall be specially allocated 99 percent to the Limited Partners in accordance with each Limited Partner's Pro Rata Share and one percent to the General Partner.

         (g) Any Partner Nonrecourse Deductions for any Fiscal Period shall be specially allocated to the Partner who bears the economic risk of loss with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable in accordance with Treas. Reg. ss.1.704-2(I)(1).

         (h) Sales Commissions paid by the Partnership with respect to any Unit shall be allocated 99 percent to the Limited Partner who acquired the Unit and one percent to the General Partner.

         (i) Syndication Expenses for any Fiscal Period shall be allocated 99 percent to the Limited Partners in the same proportions as the Capital Contributions were made by the Limited Partners (taking into account for this purpose the face amount of any Partner Note) and one percent to the General Partner. If Limited Partners are admitted to the Partnership pursuant to Sections 2.06 and 2.07 on different dates, all Syndication Expenses allocated to the Limited Partners shall be divided among the Limited Partners from time to time so that, to the extent possible, total Syndication Expenses are allocated to each Unit in the manner set forth in the preceding sentence of this subparagraph 3.02(I). In the event the General Partner determines that such result is not likely to be achieved through the allocation of future Syndication Expenses, the Managing General Partner may allocate Income or Loss so as to achieve the same effect on the Capital Accounts of the Limited Partners.

         (j) To the extent that any discrepancies in Capital Accounts (as determined on a per Unit basis) exist among the Limited Partners at the date of admission of Limited Partners, solely as a result of the volume discounts described in the Prospectus, items of Partnership gross income and gain shall be specially allocated to the Limited Partners in proportion to such discrepancies until such discrepancies are eliminated in the earlier of the year that the liquidation of the Partnership occurs or the year that a Partner's Unit is redeemed by the Partnership; provided, however, to the extent that special allocations pursuant to paragraph 3.02(c) or 3.02(d) made in a prior year have eliminated such discrepancies, no special allocation shall be made pursuant to this paragraph 3.02(j).

         SECTION 3.03 CURATIVE ALLOCATIONS. The Regulatory Allocations are intended to comply with certain requirements of Treas. Reg. ss.1.704-1(b). Notwithstanding any other provisions of this Article III (other than paragraphs 3.02(a) through (g) and paragraphs 3.04(c) through (e)), the General Partner shall, to the extent possible, make allocations of Income or Loss simultaneously with or subsequent to such Regulatory

Allocations to the extent necessary so that the aggregate Distributions from the Partnership will be consistent with those that would have been made under
Section 3.05, computed as if Section 6.02 did not apply.

         SECTION 3.04 OTHER ALLOCATION RULES.

         (a) Upon the admission of the Limited Partners and in the event of an assignment of a Unit pursuant to Sections 5.04 and 5.05 in any Fiscal Period, Income or Loss for that Fiscal Period shall be allocated among the Partners to reflect their varying interests during the Fiscal Period. For purposes of computing the varying interests of each Partner, the Partnership shall make an interim closing of its books as of the effective date of the admission of a Partner or the assignment of a Unit and compute the items of Income or Loss applicable to the period of time before and after that date using the accrual method of accounting. Any assignment of a Unit shall be effective as of the first day of the calendar month nearest the date of assignment.

         (b) If Limited  Partners  are admitted to the  Partnership  pursuant to
Section 2.06 or 2.07 on different dates, Loss allocated to the Limited Partners for such Fiscal Period (and, if necessary, each subsequent Fiscal Period) shall be divided among the Persons owning Units from time to time during such Fiscal Periods, in accordance with paragraph 3.04(a) and in the manner selected by the General Partner in its discretion, so that, to the extent possible, the cumulative Loss per Unit allocated to each Limited Partner as of the end of each Fiscal Period is the same.

         (c) If any fees or other payments made to the General Partner are determined to be a distribution of profits of the Partnership for federal income tax purposes, gross income of the Partnership in an amount equal to the amount of the fee or other payment determined to be a distribution of profits shall be allocated to the General Partner. To the extent that any Distribution to the General Partner is determined for federal income tax purposes to be a fee paid to the General Partner, the General Partner's allocated share of Loss shall be increased, or its share of Income reduced, by an amount equal to the Distribution.

         (d) Except as provided in the following sentence, for federal income tax purposes each item of income, gain, loss or deduction shall be allocated in the same manner as the corresponding item is allocated for Capital Account purposes. In accordance with Sections 704(c) and 704(b) of the Code and the Regulations thereunder, items of income, gain, loss or deduction with respect to any asset contributed to the capital of the Partnership shall, solely for tax purposes, be allocated among the Partners so as to take account any variation between the adjusted basis of the property to the Partnership for federal income tax purposes and the fair market value of the property at the time of contribution, as determined by the contributing Partner and the Partnership. The amount of income, gain, loss or deduction allocated under the immediately preceding sentence of this paragraph 3.04(d) shall not increase or decrease the Capital Account of the contributing Partner to the extent that the fair market value of the property has been previously added to the Partner's Capital Account.

         (e) Solely for the purpose of determining a Partner's proportionate share of the "excess nonrecourse liabilities" of the Partnership within the meaning of Treas. Reg. ss.1.752-3(a)(3), the Partners' interest in Partnership profits is as follows: 99 percent to the Limited Partners in accordance with each Limited Partner's Pro Rata Share and one percent to the General Partner.

         (f) If the obligation of the General Partner to make its Capital Contribution pursuant to paragraph 2.06(a), or the obligations of any Limited Partner to pay the principal due on a Partner Note, are determined at any time during the term of the Partnership to be subject to the provisions of Section 483, 1274 or 7872 of the Code (or any other similar provision or successor provisions thereto) and as a result the Partnership is (or would but for actions taken pursuant to this paragraph 3.04(f) be) determined to have received or to be receiving imputed interest income or original issue discount, the imputed interest income or original issue discount recognized by the Partnership in any Fiscal Period shall be specially allocated to the Partners in accordance with the ratio that the imputed interest income or original issue discount attributable to each Partner bears to the total amount of imputed interest income or original issue discount recognized by the Partnership for that Fiscal Period. Alternatively, at the option of the General Partner, if the Partnership is, as a result of the General Partner's Capital Contribution obligation or the obligations of any Limited Partner to pay the principal due on a Partner Note, determined to have received or to be receiving imputed interest income or original issue discount, the General Partner and the Limited Partners are hereby authorized to pay to the Partnership as interest on their respective Capital Contribution obligations the amount necessary to prevent the Partnership from recognizing imputed interest income or original issue discount as a result of such Capital Contribution obligations, in which event: (I) gross income of the Partnership shall be specially allocated to the General Partner and the Limited Partners issuing Partner Notes in accordance with their Pro Rata Share for any Fiscal Period in an amount equal to the full amount of income recognized by the Partnership during that Fiscal Period as a result of the receipt of such payments from the General Partner and the Limited Partners; and (ii) cash of the Partnership in an amount equal to the amount of such payments received by the Partnership in any Fiscal Period shall be distributed to the General Partner and the Limited Partners for such Fiscal Period in accordance with their respective Pro Rata Shares prior to the making of any other Distributions pursuant to Section 3.05.

         SECTION 3.05 DISTRIBUTIONS.

         (a) Except as provided in paragraph 3.05(c), Distributions shall be at such times and in such amounts as the General Partner shall determine. All Distributions made by March 15 of a year, based upon cash on hand as of December 31 of the previous year, will be treated for purposes of this Article III as having been made on December 31 of the previous year. Except as provided in subparagraph 3.04(f)(ii) and in paragraphs 3.05(b), 3.05(c) and 6.02(b), Distributions shall be made:

                  (i) first, 99 percent to the Limited Partners, in proportion to their unpaid Cumulative Return, and one percent to the General Partner until each Limited Partner has received the Cumulative Return due to the Limited Partner through the date upon which the Distribution is made plus any unpaid Cumulative Return due to the Limited Partner for prior years; and

                  (ii) thereafter, 80 percent to the Limited Partners, in accordance with each Limited Partner's Pro Rata Share, and 20 percent to the General Partner.

         (b) Except as provided in subparagraph 3.04(f)(ii) and in paragraphs 3.05(c) and 6.02(b), the Net Proceeds of Sale or Refinancing shall be distributed:

                  (i) first, 99 percent to the Limited Partners, in accordance with each Limited Partner's Pro Rata Share, and one percent to the General Partner until each Limited Partner has received aggregate Distributions under this subparagraph 3.05(b)(I) equal to $1,000 per Unit;

                  (ii) next, 99 percent to the Limited Partners, in proportion to their unpaid Cumulative Return, and one percent to the General Partner until each Limited Partner has received the Cumulative Return due to the Limited Partner through the date on which the Distribution is made plus any unpaid Cumulative Return due to the Limited Partner for prior years; and

                  (iii) thereafter, 80 percent to the Limited Partners, in accordance with each Limited Partner's Pro Rata Share, and 20 percent to the General Partner.

         (c) The Net Escrow Earnings received by the Partnership shall be promptly distributed to the Limited Partners and Note holders in proportion to each Limited Partner's or Note holder's relative Escrow Unit Days.


                                    ARTICLE IV
                                THE GENERAL PARTNER

         SECTION 4.01 POWERS OF THE GENERAL PARTNER.

         (a) Except as required by paragraph 4.02(d), the General Partner shall have complete discretion in the management and control of the business of the Partnership. In addition to powers provided by law, the General Partner is hereby authorized to (I) expend Partnership funds in furtherance of the purpose of the Partnership; (ii) acquire, sell, transfer, convey, lease (as lessor or lessee) or otherwise deal with any or all of the assets of the Partnership;
(iii) incur obligations for and on behalf of the Partnership in connection with Partnership business; (iv) invest the capital of the Partnership; (v) borrow moneys for and on behalf of the Partnership on such terms and conditions as the General Partner may deem advisable and proper and pledge the credit and mortgage or encumber assets of the Partnership for such purposes; (vi) repay in whole or in part, refinance, recast, modify or extend any security interest affecting the assets of the Partnership, and in connection therewith execute for and on behalf of the Partnership any or all extensions, renewals, or modifications of such security interests; (vii) determine the terms of the offering of Units, including the manner of complying with applicable law, and in connection therewith execute for and on behalf of the Partnership any registration statement or other document required under any federal or state securities law and take any additional action as it shall deem necessary or desirable to effectuate the offering of such Units; (viii) employ such agents, employees, independent contractors, attorneys and accountants as the General Partner deems reasonably necessary; (ix) obtain insurance for the proper protection of the Partnership, the General Partner and the Limited Partners; (x) commence, defend, compromise or settle any claims, proceedings, actions or litigation for and on behalf of the Partnership (including claims, proceedings, actions or litigation involving the General Partner in its capacity as a general partner) and retain legal counsel in connection therewith and pay out of the assets of the Partnership any and all liabilities and expenses (including fees of legal counsel) incurred in connection therewith; (xi) make such decisions and enter into such agreements as it may reasonably believe to be necessary; and (xii) prepare, execute, file and deliver any document, or take such other action, as may be necessary or desirable to carry out the purpose of the Partnership.

         (b) The General Partner, acting for and on behalf of the Partnership, is expressly authorized to amend this Agreement without the consent or vote of any of the Limited Partners to: (I) reflect the addition or deletion of Limited Partners or the return of capital to Partners; (ii) add to the representations, duties or obligations of the General Partner or to surrender any right or power granted to the General Partner for the benefit of Limited Partners; (iii) cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provisions herein, or to add any other provisions with respect to matters or questions arising under this Agreement which will not be inconsistent with the provisions of this Agreement; (iv) change the name of the Partnership; or (v) delete or add any provision from or to this Agreement requested to be so deleted or added by the staff of the Securities and Exchange Commission or by a state regulatory agency, the deletion or addition of which provision is deemed by the regulatory agency to be for the benefit or protection of the Limited Partners. No amendment shall be adopted pursuant to this paragraph 4.01(b) unless the adoption thereof: (x) does not adversely affect the rights of the Limited Partners; and (y) does not adversely affect the status of the Partnership as a partnership for federal income tax purposes.

         SECTION 4.02 DUTIES OF THE GENERAL PARTNER.

         (a) The General Partner shall devote such of its time as it deems necessary to the affairs of the Partnership.

         (b) The ratio of total Gross Offering Proceeds from the sale of Notes to the greater of (I) Gross Offering Proceeds from the sale of Notes and Units, including the principal amount of Partner Notes, or (ii) the aggregate fair market value of the Partnership's Hotels, plus the Partnership's interest in Essex Glenmaura L.P., shall not be more than .85 to 1.0.

         (c)  The  General   Partner   shall  not  cause  the  merger  or  other
reorganization of the Partnership or dissolve the Partnership without a Majority Vote of Limited Partners approving the action.

         (d) The General Partner shall observe the following policies in connection with Partnership operations: (I) the Partnership shall not acquire property in exchange for Units; (ii) the Partnership shall not acquire real property unless supported by a land appraisal prepared by a competent, independent appraiser, which appraisal shall be maintained in the General
Partner's records and shall be available for inspection and duplication by Limited Partners; (iii) except with respect to the Partnership's investment in Essex Glenmaura L.P., which is expressly approved, investments by the Partnership in general partnership or limited partnership interests of, or joint venture arrangements with, other Persons shall be prohibited unless approved by the General Partner and a Majority Vote of Limited Partners; (iv) the Partnership shall not invest in junior trust deeds and similar obligations except for junior trust deeds which arise from the sale of Hotels; (v) the funds of the Partnership shall not be commingled with the funds of any other Person, provided that the foregoing shall not prohibit the General Partner from establishing a master fiduciary account pursuant to which separate subtrust accounts are established for the benefit of affiliated limited partnerships of the General Partner so long as the Partnership funds are protected from claims of other partnerships and their creditors; (vi) the General Partner shall have fiduciary responsibility for the safekeeping and use of all funds and assets of the Partnership, whether or not in its possession or control, and, except as otherwise provided herein, shall not employ, or permit another to employ, such funds or assets in any manner except for the exclusive benefit of the Partnership; (vii) the General Partner shall not create for the Units a "secondary market (or the substantial equivalent thereof)" within the meaning of
Section 7704 of the Code or otherwise permit, recognize, or facilitate the trading of Units on any such market, or permit any Affiliated Persons to take such actions, if as a result thereof the Partnership would be taxed for federal income tax purposes as an association taxable as a corporation; (viii) neither the General Partner nor any other Affiliated Person shall: (a) receive for their account any kickbacks or rebates with respect to expenditures made by or on behalf of the Partnership; (b) enter into any reciprocal arrangement that has the effect of circumventing this subparagraph 4.02(d)(viii); or (c) directly or indirectly, pay or award any commissions or other compensation to any Person for encouraging or inducing any other Person to purchase Units (nothing herein shall prohibit the payment of normal sales commissions and fees to broker-dealers including, without limitation, the Managing Dealer) in connection with an offering of interests in the Partnership;

and (ix) the General Partner shall not cause the Partnership to enter into any contract to construct or develop any Hotel without a specific price being guaranteed by a written guarantee of completion by the General Partner.

         SECTION 4.03 PARTNERSHIP TAX MATTERS. The General Partner is the tax matters partner of the Partnership. In carrying out its responsibilities as tax matters partner, the General Partner shall have authority to make such elections (including but not limited to making an election under Section 754 of the Code and selecting any reasonable method to allocate income pursuant to Section 704(c) of the Code), take such actions and enter into such agreements as it deems in the best interests of the Limited Partners who own more than 50 percent of the outstanding Units. Any expense incurred by the Partnership in contesting with the Internal Revenue Service or any state income tax authority any change in Income or Loss or the allocation of Income or Loss to any Partner shall be an expense of the Partnership.

         SECTION 4.04 INDEMNIFICATION OF THE GENERAL PARTNER.

         (a) The Partnership, its receiver or its trustee, shall indemnify, save harmless and pay all judgements and claims against the General Partner, and any other Affiliated Person who performs services for the Partnership, from any liability, loss or damage incurred by reason of any act performed or omitted to be performed when acting in connection with the business of the Partnership as described in this Agreement, including costs and attorney's fees and any amounts expended in the settlement of any claims or liability, loss or damage. Notwithstanding the preceding sentence: (I) if such liability, loss or claim arises out of any action or inaction of the General Partner or Affiliated Person, the General Partner or Affiliated Person must have determined in good faith that such course of conduct was in the best interest of the Partnership and the action or inaction in fact did not constitute fraud, bad faith or gross negligence by the General Partner or Affiliated Person; and (ii) any indemnification shall be recoverable only from the assets of the Partnership and not from the assets of the Limited Partners. All judgments against the Partnership and the General Partner wherein the General Partner is entitled to indemnification must first be satisfied from Partnership assets before the General Partner may be held responsible. Persons entitled to indemnification under this paragraph 4.04(a) shall be entitled to receive advances for attorney's fees and other legal costs and expenses arising out of claims made against them, provided that no advance shall be made with respect to any claim unless the action relates to the performance of duties or services by the indemnified party on behalf of the Partnership and the indemnified party undertakes in writing prior to receipt of the advance to repay in full the advance in the event that, upon the ultimate disposition of the claim, the party would not be entitled to indemnification under this paragraph 4.04(a). Nothing in this paragraph 4.01(a) shall constitute a waiver by a Limited Partner of any right which the Limited Partner may have against any party under federal or state securities laws. Affiliated Persons will be indemnified only for liabilities arising out of activities in which they engage on behalf of the Partnership or in connection with its business which are within the scope of activities permitted to be performed by the Affiliated Person under this Agreement and which are duly authorized by the General Partner.

         (b) Notwithstanding paragraph 4.04(a), neither the General Partner nor any other Affiliated Persons performing services for the Partnership shall be indemnified from any liability, loss or damage incurred in connection with any claim or settlement involving violations of federal or state securities laws by the General Partner or by any Affiliated Person or any liability for fraud, bad faith or gross negligence. Notwithstanding the preceding sentence, indemnification will be allowed for settlements and related expenses of lawsuits alleging securities law violations, and for expenses incurred in successfully defending such lawsuits, if: (I) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the party seeking indemnification; (ii) a court dismisses each count involving alleged securities law violations with prejudice as to the party seeking indemnification; or (iii) a court approves the settlement and finds that indemnification of any payment in settlement and related costs should be made and, before seeking court approval for indemnification, the party seeking indemnification shall place before the court the position of the Securities and Exchange Commission and any state securities administrators of any state in which the Notes or Units were offered or sold pursuant to the Prospectus or in which Limited Partners or holders of Notes then reside with respect to the issue of indemnification for securities law violations.

         (c) The Partnership shall not pay for any insurance covering liability of the General Partner or any other Affiliated Person for actions or omissions for which indemnification is not permitted hereunder. Notwithstanding the preceding sentence, nothing contained herein shall preclude the Partnership from purchasing and paying for such types of insurance, including extended coverage liability and casualty and worker's compensation, as would be customary for any Person owning comparable properties and engaged in a similar business or from naming the General Partner and any other Affiliated Person as additional insured parties thereunder (if such addition does not add to the premiums payable by the Partnership).

         (d) No contract or agreement entered into by a Limited Partner will reduce or eliminate the fiduciary duty owed to the Limited Partner by the General Partner.

         SECTION 4.05 AUTHORITY OF THE GENERAL PARTNER. In no event shall any Person (other than an Affiliated Person) dealing with the General Partner with respect to any property of the Partnership be obligated to see that the terms of this Agreement have been complied with, or be obligated to inquire into the necessity or expediency of any act or action of the General Partner, and every contract, agreement, lease, promissory note, mortgage or other instrument or document executed by the General Partner with respect to the assets of the Partnership shall be conclusive evidence in favor of any and every Person (other than an Affiliated Person) relying thereon or claiming thereunder that: (a) at the time of the execution or delivery thereof, the Partnership was in full force and effect; (b) the instrument or document was duly executed in accordance with the terms and provisions of this Agreement and is binding upon the Partnership and all of the Partners; and (c) the General Partner was duly authorized and empowered to execute and deliver any and every such instrument or document for and on behalf of the Partnership.

         SECTION 4.06 CONTRACTS WITH AFFILIATED PERSONS.

         (a) The Partnership shall not purchase or lease property in which the General Partner or any other Affiliated Person has an interest nor shall it purchase or lease any property from any entity in which the General Partner or any other Affiliated Person has an interest. Notwithstanding the preceding sentence, the General Partner may purchase property in its own name from an Affiliated Person or a third party (and assume loans in connection therewith) and temporarily hold title thereto for the purpose of facilitating the acquisition of property, the borrowing of money or obtaining of financing for the Partnership, the completion of construction of one or more of the Hotels, or any other purposes related to the business of the Partnership provided that neither the General Partner nor any Affiliated Person realize any benefit from the transaction apart from compensation otherwise permitted by this Article IV. The General Partner shall not sell property to the Partnership pursuant to this paragraph 4.06(a) if the cost of the property would exceed the funds reasonably anticipated to be available to the Partnership to purchase the property. The General Partner will consider all of the relevant facts and circumstances in deciding which properties, if any, will be purchased by the Partnership from the General Partner pursuant to this paragraph 4.06(a), including the cost of the property, the cost to complete construction, the funds available to the Partnership, and the investment objectives and policies of the Partnership.

         (b) The Partnership shall not sell or lease property to the General Partner or any other Affiliated Person except: (I) the rental of Hotel rooms in the ordinary course of business; and (ii) the sale of all or substantially all of the assets of the Partnership to an Affiliated Person, provided that the transaction is fully disclosed to all Limited Partners and on terms competitive with those which may be obtained from persons other than Affiliated Persons.

         (c) No loans may be made by the Partnership to the General Partner or any other Affiliated Person except to the extent that the General Partner has determined that such loan is beneficial to the Partnership.

         (d) The Partnership shall not borrow any money from the General Partner or any Affiliated Person if the principal amount is scheduled to be repaid over more than 48 months or if less than 50 percent of the principal amount is scheduled to be repaid during the first 24 months.

         (e) The General Partner shall commit a percentage of the Gross Offering Proceeds to Investment in Hotels which is not less than the greater of 80 percent of the Gross Offering Proceeds, reduced by .1625 percent for each 1 percent of the aggregate purchase price of the Hotels represented by mortgage indebtedness secured by such Hotels, or 67 percent of the Gross Offering Proceeds. Further, the aggregate amount of Front-End Fees incurred in connection with the Hotels shall not exceed the normal and competitive rate customarily charged by others rendering similar services in the geographical location where the services are performed.

         SECTION 4.07 COMPENSATION OF AFFILIATED PERSONS.

         (a) Other than as provided in this Section 4.07, no Affiliated Persons shall be compensated for goods or services provided to the Partnership.

         (b) The General Partner is expressly authorized to pay, on behalf of the Partnership, the Sales Commissions. The Partnership shall pay to the Managing Dealer, beginning on December 31, 1998, and continuing through December 31 of the next three Fiscal Periods thereafter (the last such date is referred to herein as the "Final Payment Date"), an annual investor relations fee payable from operating revenues in an amount equal to one quarter of one percent of the total gross offering proceeds from the sale of Units (including the aggregate principal amount of any Partner Notes) and one quarter of one percent of the total gross offering proceeds from the sale of Notes. Notwithstanding the preceding sentence, the investor relations fee shall be paid only if and to the extent that: (I) the total amount of selling commissions (including Sales Commissions and all investor relations fees), fees and reimbursements paid to the Managing Dealer and any registered broker-dealers retained by the Managing Dealer in connection with the offering does not exceed ten percent of the Gross Offering Proceeds; and (ii) Organization and Offering Expenses (including Sales Commissions and all investor relations fees) do not exceed fifteen percent of Gross Offering Proceeds. The investor relations fee shall be deferred until the Limited Partners have received the Cumulative Return due through the date of payment thereof plus any unpaid Cumulative Return due to the Limited Partners for prior years and shall be abated to the extent that the deferral continues after the third anniversary of the Final Payment Date.

         (c) The Partnership shall also pay to the General Partner (or any subsequent property manager) a property management fee of four and one-half percent of Gross Operating Revenues and any other amounts payable as provided in the Management Agreement. The Partnership shall pay a partnership management fee to the General Partner of one and one-quarter percent of Gross Operating Revenues, commencing with the month of issuance of a certificate of occupancy for the first Hotel and payable at the end of each calendar month thereafter. As used in this paragraph 4.07(c), "Gross Operating Revenues" shall mean all revenues and income from sales of any kind, whether derived directly or indirectly from any source relating to the Hotels and over which the Partnership has any direct or indirect responsibility, including, but not limited to, rental of rooms, food and beverage sales, sales from gift or other shops which are operated under the direction of the Partnership, and vending machine and cable television revenue. The term "Gross Operating Revenues" shall not include gratuities which the Partnership is obligated to pay over to employees and excise, sales and use taxes collected from patrons or guests as part of the sales price of any goods or services, such as gross receipts, administration, and cabaret taxes.

         (d) For its services in connection with the formation and reorganization of the Partnership and the offering of Units and Notes, the General Partner shall receive from the Partnership an organization and offering management fee equal to 3.4 percent of Gross Offering Proceeds. The General Partner may, in its sole discretion, pay all or a portion of that fee to the Managing Dealer or other registered broker-dealers retained by the Managing Dealer in connection with the offering of the Units and Notes, provided that the total amount of selling commissions, fees, and reimbursements paid to the Managing Dealer and other broker-dealers in connection with the offering shall not exceed ten percent of the Gross Offering Proceeds.

         (e) For its services in selecting and purchasing, leasing or subleasing the land upon which the Hotels will be constructed, the General Partner shall receive from the Partnership an acquisition fee of $110,000 per Hotel site acquired by the Partnership. The acquisition fee shall be payable $35,000 upon execution of a valid purchase, lease or sublease agreement (which amount shall be refunded to the Partnership if the transaction does not close) and the remainder upon the closing of the purchase, lease or sublease by the Partnership of the land upon which a Hotel is to be constructed.

         (f) For its services in connection with the development of each Hotel the General Partner shall receive from the Partnership a developer's fee of $160,000 per Hotel, increased by 5 percent of total construction, site development and furniture, fixtures and equipment costs in excess of $2 million, but not to exceed $300,000 per Hotel (the "Development Fee"). The Development Fee for each Hotel shall be payable 15 percent per month beginning on the first day of the month following the commencement of construction and continuing for a term not to exceed six months. The unpaid balance shall be paid upon the obtaining of a certificate of occupancy for the Hotel.

         (g) For its services in connection with the financing or refinancing of any Hotel, the General Partner shall receive from the Partnership a refinancing fee of one percent of the gross proceeds of the refinancing. In addition, if the refinancing involves the sale of promissory notes to investors in a private placement which is exempt from registration under the Securities Act of 1933, as amended, or a public offering similar to the offering of Notes pursuant to the Prospectus, the General Partner and the Managing Dealer shall receive from the Partnership the fees and sales commissions customarily charged by the General Partner and Managing Dealer for rendering comparable services on competitive terms.

         (h) Upon the closing of a sale of each Hotel, the Partnership shall pay the General Partner a sales fee of three percent of the gross sales price, provided that: (I) the fee and any other real estate commission paid by the Partnership with respect to the sale do not exceed six percent of the gross sale price; and (ii) the General Partner provides substantial services in connection with the sale of the Hotel. The Partnership shall not enter into any exclusive agreement with any Affiliated Person for the sale of any Hotel.

         (i) Should the General Partner be removed as general partner of the Partnership pursuant to a vote of the Limited Partners as provided in subparagraph 5.01(b)(ii), any portion of the fees or commissions described in this Section 4.07, unreimbursed expenses payable pursuant to the provisions of
Section 4.10, and other fee or commission payable to the General Partner or other Affiliated Person pursuant to this Agreement which is then accrued and due, but not yet paid, shall be paid by the Partnership to the General Partner or other Affiliated Person within 30 days of the date of removal, unless such amount is included in the purchase price of the General Partner's interest in the Partnership as determined under paragraph 6.01(c).

         SECTION 4.08 WITHDRAWAL OF THE GENERAL PARTNER. The General Partner shall not resign or withdraw from the Partnership without obtaining a Majority Vote of the Limited Partners.

         SECTION 4.09 ASSIGNMENT OF THE GENERAL PARTNER INTEREST. The General Partner may not transfer, assign, grant, convey, mortgage or otherwise encumber its interest as general partner of the Partnership.

         SECTION 4.10 EXPENSES OF THE PARTNERSHIP.

         (a)      Subject to paragraph 4.10(c), the Partnership shall pay:

                  (i)      all  expenses  incurred  in the  organization  of the
                           Partnership   and  sale  of  the   Units,   including
                           Organization and Offering Expenses;

                  (ii) all expenses incurred in the acquisition, construction and development of the Hotels (including, without limitation, up to $25,000 per site, but not to exceed $60,000 in the aggregate, for due diligence expenses paid by the General Partner to third parties with respect to a site which is not acquired by the Partnership);

                  (iii) all expenses incurred in the administration of the Partnership and the ownership, operation or improvement of the Hotels (including all property management fees and franchise or similar fees payable in connection with the Hotels); and

                  (iv) all expenses incurred in the sale, refinancing or other disposition of the Hotels (including real estate commissions, legal and accounting fees and escrow fees).

         (b) Operational expenses payable by the Partnership shall include the actual cost of goods, materials and services used for or by the Partnership whether incurred directly by the Partnership, by Affiliated Persons or non-affiliates of the General Partners in performing the following general functions:

                  (i) Partnership operations, which shall include without limitation: implementation of Partnership investment policies, refinancing of Hotels, implementation of periodic physical inspections and informal market surveys, direction and review of the work of managers of the Partnership's Hotels, payment of fees and expenses paid to independent contractors, mortgage brokers, real estate brokers, consultants and other agents, property management fees payable to any property manager engaged by the Partnership to manage one or more of the Hotels, payment of expenses relating to the day-to-day operation of the Hotels, including employee wages, utilities, insurance, real estate taxes, maintenance and repair costs, implementation and review of Partnership reserves and working capital and recommendations with respect to changes thereto, conducting, supervising and reviewing Hotel operations, including marketing, maintenance and refurbishment, initiation and implementation of any other action necessary to obtain the optimal potential ownership benefits for the Partnership, supervision and expenses of professionals employed by the Partnership in connection with any of the above, review and analysis of the local, regional and national lodging markets and initiation of recommendations to sell the Hotels on acceptable terms of sale, and preparation and dissemination of documentation relating to the potential sale, financing or other disposition of the Hotels;

                  (ii) Partnership accounting, which shall include without limitation, preparation and documentation of Partnership accounting and audits, preparation and documentation of budgets, economic surveys, cash flow projections and capital requirements, preparation of regulatory reports, and acquisition of any equipment necessary for the maintenance of the books and records of the Partnership;

                  (iii) Investor communications, which shall include without limitation, initiation, review and approval of Partnership reports and communications to Limited Partners, expenses in connection with distributions made by the Partnership to, and communications, bookkeeping and clerical work necessary in maintaining relations with, Limited Partners, including the costs of design, production, printing and mailing reports of the Partnership, conducting elections in any circumstance requiring a vote of the Limited Partners, holding meetings with Limited Partners, preparing proxy statements and soliciting proxies, and preparing and mailing reports to Limited Partners for tax reporting and such other purposes as the General Partner (including reports required to be filed with the Securities and Exchange Commission and other federal or state regulatory agencies); and such other purposes as the General Partner deems to be in the best interest of the Partnership;

                  (iv) Investor documentation, which shall include without limitation, printing, engraving and other expenses and taxes in connection with the issuance, distribution, transfer, registration and recordation of documents evidencing ownership of Units;

                  (v) Legal services, which shall include without limitation, revising and amending this Agreement or converting, modifying or terminating the Partnership, monitoring costs incurred in litigation in which the Partnership is involved as well as any examination, investigation, or other proceeding conducted by any regulatory agency with regard to the Partnership, and qualifying or licensing the Partnership;

                  (vi) tax services, which shall include without limitation the preparation and documentation of Partnership federal and state tax returns;

                  (vii) computer services, which shall include without limitation any computer equipment or services used for or by the Partnership, including maintenance of investor records and processing of accounting records related to the Partnership;

                  (viii) risk management, which shall include without limitation, inspection services, special consultant fees, premiums, loss adjustments, and such other expenses of insurance as required in connection with the business of the Partnership; and

                  (ix) such other related expenses as are necessary to the prudent operation of the Partnership.

         (c) The General Partner or other Affiliated  Persons shall bear or pay:
(I) all costs incurred in the organization of the Partnership and sale of the Units, including Organization and Offering Expenses, to the extent they exceed fifteen percent of the Gross Offering Proceeds; (ii) costs for services for which the General Partner or other Affiliated Persons are entitled to compensation by way of a separate fee; (iii) costs for services other than administrative services necessary to the prudent operation of the Partnership which meet the requirements of paragraph 4.10(e); (iv) costs of goods and materials purchased from Affiliated Persons; (v) any rent, depreciation, utilities, capital equipment, or other administrative items relating to the operations of the General Partner or other Affiliated Persons; (vi) salaries or fringe benefits incurred by or allocated to any director or executive officer of the Managing

General Partner or any other Affiliated Persons; and (vii) all other expenses which are unrelated to the business of the Partnership.

         (d) Actual costs of goods and materials to the General Partner, as used in this Section 4.10, means the actual costs to the General Partner or other Affiliated Persons of goods and materials used for or by the Partnership and obtained from entities not affiliated with the General Partner.

         (e) Actual costs of services, as used in this Section 4. 10, means the pro rata cost of personnel (as if such persons were employees of the Partnership) associated therewith. The costs of such services to be reimbursed to the General Partner or other Affiliated Persons by the Partnership shall be at the lower of the General Partner's actual cost or the amount of the Partnership would be required to pay to independent parties for comparable services in the same geographic location. The obligation of the Partnership to reimburse the General Partner or other Affiliated Persons for services (other than for services previously rendered) may be terminated at any time by the Partnership without penalty on 60 days' notice.

         (f) Each annual report to Partners will contain a breakdown of the costs reimbursed to the General Partner and other Affiliated Persons by the Partnership. Within the scope of the annual audit of the financial statements of the Partnership, the independent public accountants shall review the allocation of such costs to the Partnership. The method of review shall at minimum provide:
(I) a review of the time records of individual employees; (ii) the costs of whose services were reimbursed; and (iii) a review of the specific nature of the work performed by each such employee. The method of review shall be in accordance with generally accepted auditing standards and shall accordingly include such tests of the accounting records and such other auditing procedures which the independent public accountants consider appropriate in the circumstances. The additional costs of such review will be itemized by the accountants on an entity-by-entity basis and may be reimbursed to the General Partners or other Affiliated Persons by the Partnership in accordance with this paragraph 4.10(f) only to the extent that such reimbursement, when added to the cost for administrative services rendered, does not exceed the competitive rate for such services.

         SECTION 4.11 PURCHASE OF UNITS. The General Partner, and any officer, director, shareholder or employee of the General Partner or any Affiliated Person, may purchase Units and will be treated for all purposes as a Limited Partner under this Agreement with respect to the Units so purchased.

                                     ARTICLE V
                               THE LIMITED PARTNERS

         SECTION 5.01 POWERS OF LIMITED PARTNERS.

         (a) The Limited Partners shall take no part in the management of the business or transact any business for the Partnership and shall have no power to sign for or bind the Partnership.

         (b) Notwithstanding paragraph 5.01(a), the Limited Partners, by a Majority Vote of Limited Partners and without the concurrence of the General Partner, shall have the right to: (I) amend this Agreement, but not as to the matters specified in Section 4.01(b), which matters the General Partner alone may amend without vote of the Limited Partners; and (ii) remove the General Partner and elect one or more replacement general partners.

         (c) As provided in paragraph 6.01(b), the Limited Partners may, by unanimous vote, elect to continue the Partnership and elect one or more new general partners upon an event of withdrawal with respect to the General Partner.

         (d) Notwithstanding paragraph 5.01(b), this Agreement shall in no event be amended to modify the compensation or distributions to which the General Partner is entitled or enlarge the obligations or liabilities of the General Partner without the consent of the General Partner. The Limited Partners shall have no voting rights and shall not be otherwise empowered to make any determination on behalf of the Partnership except as expressly set forth in this Agreement.

         (e) No Limited Partner shall pledge, mortgage or otherwise encumber his or her Units.

         SECTION 5.02 LIABILITY OF LIMITED PARTNERS. Performance of one or more of the acts described in Section 5.01 shall not cause a Limited Partner to be subject to the liabilities of a general partner or impose any personal liability on a Limited Partner. No Limited Partner shall be obligated to make any contribution to the capital of the Partnership in addition to that Limited Partner's Capital Contribution or to make up any deficit in his or her Capital Account. No Limited Partner shall be obligated to make loans to the Partnership. No Limited Partner have any personal liability with respect to the liabilities or obligations of the Partnership unless the obligation is set forth in a writing signed by the Limited Partner.

         SECTION 5.03 MEETINGS OF LIMITED PARTNERS.

         (a) Meetings of the Limited Partners, to vote upon any matters as to which the Limited Partners are authorized to take action under this Agreement, may be called at any time by either of the General Partner or by Limited Partners who own ten percent or more of the outstanding Units. The meeting shall be called by delivering written notice to the Limited Partners entitled to vote at the meeting that a meeting will be held at a designated time and place fixed by the caller(s) of the meeting. Such meetings shall be held at a time which is not less than 15 days nor more than 60 days after the giving of notice. Included with the notice of a meeting shall be a detailed statement of action proposed by the caller(s) of the meeting, including a verbatim statement of the wording of any resolution proposed for adoption by the Limited Partners and of any proposed amendment to this Agreement. All expenses of the meeting and notification shall be borne by the Partnership.

         (b) Any matter as to which the Limited Partners are authorized to take action under this Agreement or under law may be acted upon by the Limited Partners without a meeting and the action so taken shall be as valid and effective as action taken by the Limited Partners at a meeting, if written consents to the action so taken are signed by Limited Partners entitled to vote upon the action so taken and holding the number of Units required to authorize the action.

         (c) Limited Partners present in person or by proxy who then own in excess of fifty percent of the outstanding Units shall constitute a quorum at any meeting. Attendance by a Limited Partner at any meeting and voting in person shall revoke any written proxy submitted with respect to action proposed to be taken at such meeting.

         (d) The General Partner shall be responsible for enacting all needed rules of order for conducting all meetings, including setting the record date for determining the Limited Partners who will be entitled to vote at a meeting, and shall keep, or cause to be kept, at the expense of the Partnership, an accurate record of all matters discussed and action taken at all meetings or by written consent. The records of all meetings and written consents shall be maintained at the principal place of business of the Partnership and shall be available for inspection by any Partner at reasonable times.

         SECTION 5.04 ASSIGNMENT OF UNITS.

         (a) A Limited Partner shall have the right to assign his or her Units without obtaining the consent of any other Partner, provided that:

                  (i) no assignment of a Unit may be made effective other than on the first day of a fiscal quarter of the Partnership;

                  (ii) no assignment of any Unit may be made to any Person unless: (a) any required consent of the Partnership's franchisor is obtained pursuant to the terms of the franchise or similar agreement to be entered into by the Partnership and its franchisor; and (b) the assignor pays any necessary transfer fee and otherwise satisfies the terms and conditions of the franchise agreement relating to such assignment;

                  (iii) the General Partner may prohibit any assignment of a Unit if, in the opinion of legal counsel to the Partnership, the assignment would violate any federal or state securities laws (including any investment suitability standards) or regulations applicable to the Partnership or the Units;

                  (iv) no purported assignment by a Limited Partner of any fractional part of a Unit or less than five Units will be permitted or recognized, except for assignments by inheritance or family dissolution, and except for assignments of all of a Limited Partner's Units;

                  (v) no assignment of a Unit may be made if the assignment would, in the opinion of legal counsel for the Partnership, result in the Partnership being deemed to have been terminated or reclassified as an association taxable as a corporation for federal or state tax purposes; and

                  (vi) the General Partner may prohibit any purported assignment if: (a) it determines in its sole discretion that the transfer would create a risk of the Partnership being a "publicly traded partnership" for income tax purposes; (b) the Partnership is unable to satisfy one of the safe harbors or corresponding sections of regulations or other controlling administrative releases promulgated under Section 7704 of the Code, for the Partnership's taxable year in which such transfer otherwise would be effective; or (c) the Partnership is unable to obtain an opinion of counsel satisfactory to the General Partner or a ruling from the Internal Revenue Service that the assignment will not result in the Partnership being classified as a "publicly traded partnership" for income tax purposes.

In the event that an assignment is not permitted as a result of any of the restrictions set forth in subparagraph 5.04(a)(v), the General Partner will so notify the assignor and will permit the assignment to become effective as of the first day of the next succeeding calendar quarter as of which such assignment may occur without causing a termination of the Partnership for federal tax purposes or reclassification of the Partnership as an association taxable as a corporation for federal or state tax purposes, provided that the other conditions of this Section 5.04 are still met as of the date of such assignment becoming effective.

         (b) The restrictions in paragraph 5.04(a) shall not apply if the General Partner determines in its reasonable discretion that such restriction will result in the Partnership being deemed to hold plan assets for purposes of ERISA. The General Partner shall incur no liability to any Partner, prospective investor or assignee for any action or inaction in connection with the preceding sentence, provided that the General Partner acted in good faith. The General Partner shall, from time to time, review the limitations and restrictions on the assignment of Units then in effect and the federal income tax law, regulations, and rulings applicable thereto, and shall eliminate or modify any the limitation or restriction to make it less restrictive on assignment of Units if counsel to the Partnership opines that the elimination or modification may be made without causing the Partnership to fail to meet at least one of the Safe Harbors or be considered an association taxable as a corporation under the applicable federal income tax laws.

         (c) Upon the bankruptcy, assignment for the benefit of creditors, dissolution, death, disability or legal incapacity of any Limited Partner, the Units held by that Limited Partner shall descend to and vest in his or her successors, trustees, receivers, assignees for the benefit of creditors, heirs, legatees or other legal representatives. The occurrence of any one of the foregoing events shall not terminate or dissolve the Partnership.

         SECTION 5.05 FORM OF ASSIGNMENT.

         (a) No assignment of any Unit, though otherwise permitted by Section 5.04, shall be valid and effective, and the Partnership shall not recognize the same for the purpose of Distributions or for the allocation of Income or Loss with respect to such Unit, until there is filed with the General Partner at least fifteen days before the first day of a fiscal quarter of the Partnership an instrument in writing in substantially the following form, with blanks appropriately filled in and subscribed by both parties to the conveyance:

         I,  ___________________,  hereby assign to  ________________  all of my right, title and interest in and to ___ Units of ESSEX HOSPITALITY ASSOCIATES IV L.P., a limited partnership organized under the laws of the State of New York, and direct that all future distributions and allocations of income or loss on account of such Units be paid or allocated to the assignee.

         _____________________ as assignee, hereby accepts the Units subject to and agrees to be bound by all terms, covenants and conditions of the Amended and Restated Limited Partnership Agreement dated _______, 19___ as amended through the date hereof and agree that I will not, directly or indirectly, create for any of the Units, or facilitate the trading of any Units on, a "secondary market or substantial equivalent thereof" within the meaning of Section 7704 of the Internal Revenue Code.


Dated: _______________
                                    Assignor


                                    ______________________________________
                                    Assignee


                                    ______________________________________
                                    Assignee's Address


                                    ______________________________________
                                    Assignee's Social Security Number

STATE OF _____________)
COUNTY OF ____________) SS.:


         On this ____ day of _________, 19___, before me personally appeared ___________________ and _______________________ to me known and known to me to be the individuals described in, and who executed, the foregoing instrument and they duly acknowledged to me that they executed the same.



                                    ______________________________________
                                    Notary Public



         (b) After receiving an executed assignment, in the form prescribed in paragraph 5.05(a), and upon compliance with all of the conditions set forth in paragraph 5.04(c), the Partnership shall make all further Distributions and allocate any Income or Loss to the assignee with respect to the Units assigned, regardless of whether the assignment, as between the parties thereto, is or is intended to be by way of pledge, mortgage, encumbrance or other hypothecation, until such time as the Units assigned shall be further assigned in accordance with the provisions of this Agreement.

         SECTION 5.06 RIGHTS OF ASSIGNEE. Unless admitted to the Partnership as a Limited Partner in accordance with Section 5.07, the transferee of Units in the Partnership, by assignment, bequest, operation of law or otherwise, shall not be entitled to any of the rights, powers, or privileges of his or her predecessor in interest, except that he or she shall be entitled to receive and have allocated his or her share of Distributions and of Income or Loss.

         SECTION 5.07 ADMISSION OF LIMITED PARTNERS. The transferee of any Units in the Partnership may be admitted to the Partnership as a Limited Partner upon obtaining the consent of the General Partner, which consent may be withheld in the General Partner's discretion, and furnishing to the General Partner:

         (a) an acceptance, in form satisfactory to the General Partner, of all the terms of this Agreement;

         (b) if the transferee is a corporation or similar organization, a certified copy of a resolution of the transferee's board of directors or comparable body authorizing it to become a Limited Partner under the terms of this Agreement; and

         (c) payment of reasonable expenses that may be incurred in connection with his admission as a Limited Partner.


                                   ARTICLE VI
                                   DISSOLUTION

         SECTION 6.01 DISSOLUTION.

         (a) In addition to any other causes stated herein, the Partnership shall be dissolved upon:

                  (i) disposal of all or substantially all of the Partnership's assets, provided that, if the Partnership receives non-cash consideration in connection with the disposal, the Partnership shall continue until the non-cash consideration is converted into cash;

                  (ii) Majority Vote of the Limited Partners to dissolve and terminate the Partnership;

                  (iii) occurrence of an event of withdrawal, as defined by the New York Revised Limited Partnership Act, with respect to a General Partner unless the Limited Partners, within a period of 90 days from the date of the event of withdrawal, by Majority Vote of Limited Partners elect to continue the Partnership and elect a successor general partner, as provided in paragraph 6.01(b); or

                  (iv)     expiration of the term of the Partnership.

         (b) If, upon the occurrence of an event of withdrawal as specified in subparagraph 6.01(a)(iii), there is no remaining general partner, a meeting of the Limited Partners shall be held at the principal place of business of the Partnership (or, if no meeting is held, a vote of the Limited Partners shall be taken) within 90 days after the happening of the event of withdrawal to consider whether to: (I) continue the Partnership on the same terms and conditions as are contained in this Agreement; or (ii) wind up the affairs of the Partnership, liquidate its assets and distribute the proceeds therefrom in accordance with Section 6.02. The Partnership may be continued by the unanimous vote at such meeting of all of the Limited Partners, or by unanimous written consent of the Limited Partners if no meeting is held. If the Partnership is continued pursuant to the preceding sentence, the Limited Partners may, by vote of all the Limited Partners or by unanimous written consent of the Limited Partners if no meeting is held, elect a new general partner or general partners for the Partnership.
This Agreement shall be amended to reflect any such action.

         (c) Upon the occurrence of any event of withdrawal with respect to the General Partner, the General Partner shall cease to be a general partner of the Partnership. The Partnership shall be required to pay the terminated General Partner any amounts then accrued and owing to it under this Agreement as of the date of the event of withdrawal. In addition, upon the occurrence of an event of withdrawal, the Partnership shall have the right, but not the obligation, to terminate the General Partner's interest in Partnership capital, Income and Loss, and Distributions upon payment to the General Partner of an amount equal to the value of the interest as of the date of the event of withdrawal. The payment shall be based upon the market value of the assets of the Partnership determined as if the assets were sold for cash on the date of the event of withdrawal, less the amount, if any, which the terminated General Partner would be required to pay the Partnership pursuant to paragraph 2.06(a) if the Partnership was liquidated on the date of the event of withdrawal. If the amount which the terminated General Partner is required to pay to the Partnership pursuant to paragraph 2.06(a) is in excess of the value of the terminated General Partner's interest in the Partnership, the General Partner shall pay to the Partnership an amount equal to the excess. In the event the terminated General Partner (or its representative) and the Partnership (or its representative appointed by a Majority Vote of the Limited Partners) cannot mutually agree upon the value of the General Partner's interest in the Partnership, then within 90 days following the event of withdrawal the value shall be determined by arbitration before a panel of three appraisers, one of whom shall be selected each by the General Partner (or its representative) and the Partnership (or its representative appointed by a Majority Vote of the Limited Partners) and the third of whom shall be selected by the two appraisers so selected by the parties. The arbitration shall take place in Rochester, New York and shall be in accordance with the rules and regulations of the American Arbitration Association then obtaining. The cost of any such arbitration shall be borne equally by the Partnership and the terminated General Partner.

         (d) Payment to the General Partner of the value of its interest in Partnership Income, Losses, Distributions and capital shall, at the option of the Partnership, be made either: (I) in cash within 30 days following determination of the value thereof; or (ii) by delivery of an unsecured promissory note coming due in no less than 5 years and bearing interest at a rate equal to the lesser of the prime rate as established from time to time by Manufacturers and Traders Trust Company, Buffalo, New York or the maximum rate permissible under applicable law, with interest payable annually and principal payable, if at all, only from any cash distributions which the General Partner would otherwise have been entitled to receive pursuant to this Agreement had its Partnership interest not been so terminated. Notwithstanding the foregoing, in the case of a terminated General Partner who has voluntarily withdrawn from the Partnership, any promissory note delivered in payment of the General Partner's interest in the Partnership shall not bear interest.

         (e) In the event that the Partnership elects not to terminate the General Partner's interest in Partnership capital, Income and Loss, and Distributions, the General Partner (or its representative) shall: (I) retain the same interest in Partnership capital, Income and Loss, and Distributions to which it was entitled under this Agreement, but the interest shall then be held as a limited partner; (ii) not be personally liable for the Partnership debts incurred after the General Partner ceases to be a general partner; (iii) not be entitled to vote as a Limited Partner on any matters; and (iv) have its interest reduced pro rata with all other Partners to provide both compensation to and an interest in the Partnership to a new general partner.

         (f) Upon any event of withdrawal with respect to the General Partner, all executory contracts between the Partnership and the General Partner or any Affiliated Person (unless the Affiliated Person is an affiliate of a remaining or new general partner or general partners) may be terminated and cancelled by the Partnership without prior notice or penalty. The terminated General Partner or any Affiliated Person of a General Partner (unless the Affiliated Person is an affiliate of a remaining or new general partner or general partners) may also terminate and cancel any executory contract effective upon 60 days' prior written notice to each new general partner or the Partnership.

         SECTION 6.02 LIQUIDATION.

         (a) Upon dissolution of the Partnership, the General Partner (which terms, for the purpose of this Section 6.02, shall include any trustee, receiver or other person required by law or selected by Majority Vote of the Limited Partners to wind up the affairs of the Partnership) shall liquidate the assets of the Partnership.

         (b) All proceeds from liquidation and all proceeds from a sale of all or substantially all of the assets of the Partnership shall be distributed in the following order of priority: (I) first to the payment of the debts, liabilities and obligations of the Partnership and the expenses of liquidation;
(ii) next to the establishment of such reserves as the General Partner may reasonably deem necessary for any contingent liabilities of the Partnership; and
(iii) the balance, if any, to the Partners in accordance with their Capital Account balances (determined after giving effect to all allocations of Income or Loss for all Fiscal Periods of the Partnership and to all prior Distributions). The liquidation of the Partnership shall be carried out in conformity with the timing requirements of Treas. Reg. ss.1.704-1(b)(2)(b).

         (c) If there shall be a deficit balance in any Partner's Capital Account (after giving effect to all contributions, distributions and allocations for all Fiscal Periods, including the Fiscal Period in which liquidation occurs), the Partner shall have no obligation to make any contribution to the capital of the Partnership with respect to the deficit balance.

         SECTION 6.03 FINAL STATEMENT. As soon as practicable after the dissolution of the Partnership, a final statement of its assets and liabilities shall be prepared by an independent certified public accountant and furnished to all Partners.


                                    ARTICLE VII
                         BOOKS, REPORTS AND FISCAL MATTERS

         SECTION 7.01 BOOKS AND RECORDS.

         (a) The General Partner shall keep or cause to be kept books of account in which shall be entered fully and accurately the transactions of the Partnership. All books and records, and this Agreement and all amendments thereto, shall at all times be maintained at the principal office of the Partnership and each Partner may inspect, examine and copy any of them at his or her own expense at reasonable times on 24 hours notice. A list of the names and addresses and the number of Units held by all of the Limited Partners shall be maintained as part of the books and records and shall be mailed to any Limited Partner following receipt by the General Partner of a written request therefor. A reasonable charge for copy work may be charged by the Partnership.

         (b) The Partnership shall maintain, or shall require the Managing Dealer or other broker-dealers to maintain, records of the suitability of those persons purchasing Units pursuant to the public offering described in the Prospectus.

         SECTION 7.02 REPORTS.

         (a) Within 150 days after the end of each fiscal year, the General Partner shall send to each Person who was a Limited Partner or assignee at any time during the fiscal year then ended a report in narrative form summarizing the status of the Partnership's investments and containing: (I) a balance sheet as of the end of such fiscal year with related statement of income, statement of Partners' equity, and statement of cash flow for such fiscal year, all of which shall be prepared in accordance with generally accepted accounting principles and accompanied by an auditor's report containing an opinion of independent public accountants; (ii) a report of the activities of the Partnership for such year; (iii) a statement (which need not be audited) of the distributions for such year separately identifying distributions from: (a) cash flow from operations during such year, (b) cash flow from operations during prior years,
(c) proceeds from disposition of the Hotels, (d) proceeds from refinancing of the Hotels, and (e) reserves from the Gross Offering Proceeds.

         (b) The General Partners shall cause to be prepared and timely filed with appropriate state and federal regulatory and administrative bodies, at the Partnership's expense, reports required to be filed with such entities under then current applicable laws, rules and regulations. The reports shall be prepared on the accounting or reporting basis required by the regulatory bodies. Any Partner shall be provided with a copy of any of the foregoing reports (if not previously provided), upon written request to the General Partners, at the Partnership's expense.

         (c) The General Partner shall deliver to each Partner and assignee within 75 days after the end of each fiscal year the information necessary to prepare his or her federal income tax return, and a state tax return to the extent required in each state wherein the Partnership then owns a Hotel, for the calendar year during which such fiscal year was ended.

         (d) The General Partner shall prepare and deliver to each Partner, at least semi-annually, a report on the operation of the Hotels.

         SECTION 7.03 BANK ACCOUNTS. The General Partner or its designee shall open and maintain in the name of the Partnership accounts with one or more financial institutions in which shall be deposited all funds of the Partnership. Amounts on deposit in such Partnership accounts shall be used solely for the business of the Partnership. Withdrawals from such accounts may be made only upon the signature of any Person authorized by the General Partner to make withdrawals.


                                   ARTICLE VIII
                                      GENERAL

         SECTION 8.01 OTHER BUSINESS INTERESTS. Each Partner may have other business interests and may engage in any other business, trade, profession, or employment whatsoever, on his or her own account or in partnership, or as an employee, officer, director, or stockholder of any other Person. Nothing in this Agreement shall be deemed to prohibit any Affiliated Person from dealing, or otherwise engaging in business with Persons transacting business with the Partnership or from providing services relating to the purchase, sale, financing, management, development or operation of hotels, motels or other lodging facilities and receiving compensation therefor, even if competitive with the business of the Partnership.

         SECTION 8.02 NOTICES. Unless otherwise specified in a writing sent to the Partnership, the address of each Partner for all purposes shall be as set forth on Schedule A to this Agreement. Any notices and demands required to be given hereunder shall be in writing and delivered in person, sent by certified or registered mail or by recognized overnight delivery service to such address or addresses. Any notice shall be deemed to be given as of the date so delivered, if delivered personally, or as of the date on which it was sent.

         SECTION 8.03 CAPTIONS. The Article and Section titles and captions contained in this Agreement are for convenience only and shall not be deemed part of the context of this Agreement.

         SECTION 8.04 PRONOUNS AND PLURALS. Whenever the context may require, any pronoun used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa.

         SECTION 8.05 ENTIRE AGREEMENT. This Agreement and the subscription agreements signed by all Limited Partners contain the entire understanding among the Partners and supersede any prior understandings or written or oral agreements between or among any of them respecting the within subject matter. There are no representations, agreements, arrangements or understandings, oral or written, between or among any of the Partners relating to the subject matter of this Agreement which are not fully expressed herein.

         SECTION 8.06 FURTHER ACTION. The Partners shall execute and deliver all documents, provide all information and take or forebear from all such action as may be necessary or appropriate to achieve the purpose of this Agreement.

         SECTION 8.07 BINDING EFFECT. This Agreement shall be binding on and inure to the benefit of the Partners and their heirs, executors, administrators, successors, legal representatives and assigns.

         SECTION 8.08 CREDITORS. None of the provisions of this Agreement shall be for the benefit of, or enforceable by, any creditor of the Partnership.

         SECTION 8.09 VALIDITY. In the event that any provision of this Agreement shall be held to be invalid, the same shall not affect in any respect whatsoever the validity of the remainder of this Agreement.

         SECTION 8.10 GOVERNING LAW. This Agreement shall be governed by the laws of the State of New York.

         SECTION 8.11 ACCOUNTING METHOD. The Partnership shall use the accrual method of accounting.

         SECTION 8.12 AMENDMENT. Except as provided in paragraphs 4.01(b) and 5.01(a), this Agreement may be amended or modified only by the affirmative written consent of the General Partners and the Majority Vote of the Limited Partners.

         SECTION 8.13 POWER OF ATTORNEY.

         (a) Each of the Limited Partners hereby irrevocably constitutes and appoints the General Partner as his true and lawful attorney-in-fact, in his name, place and stead, to make, execute, acknowledge any amendments to this Agreement (including without limitation those authorized by Sections 2.07, 4.01, 5.01, 5.07 and 8.12) and any other certificate or document which may be required to be filed by the Partnership under the laws of any state or by any governmental agency, or which the General Partner deems advisable to file or to execute, to reflect actions properly taken by the Partners and any continuation, dissolution or termination of the Partnership.

         (b) The power of attorney is coupled with an interest and shall survive an assignment by any Limited Partner of all or any part of his Units until such time as the General Partner has taken the action necessary or appropriate to effect the substitution of the assignee as a Limited Partner.

         (c) The power of attorney shall, to the extent permitted by law, survive any death, disability, incompetence, merger, bankruptcy, receivership or dissolution of a Limited Partner.

         (d) Each Limited partner shall execute such instruments as the General Partner may request in order to give evidence of, and to effectuate, the granting of this power of attorney, whether by executing a separate counterpart thereof or otherwise.

       IN WITNESS WHEREOF, this Agreement is signed this _____ day of ___________ 1995.


                                 GENERAL PARTNER


                    PRINCIPAL PLACE OF BUSINESS OR RESIDENCE

                               Essex Partners Inc.
                               100 Corporate Woods
                            Rochester, New York 14623


By: _______________________________
         John E. Mooney,
         President




                      WITHDRAWING ORIGINAL LIMITED PARTNER

                                    RESIDENCE

                                66 Castlebar Road
                                Barbara J. Purvis
                            Rochester, New York 14610


___________________________________

Barbara J. Purvis

                                 AMENDMENT NO. 1
                                       TO
             THE AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT
                                       OF
                      ESSEX HOSPITALITY ASSOCIATES IV L.P.

         This amendment (the "Amendment") amends the Amended and Restated Limited Partnership Agreement (the "Partnership Agreement") among Essex Partners Inc. (the "General Partner") and the limited partners of ESSEX HOSPITALITY ASSOCIATES IV L.P. (the "Partnership").

         1. DEFINITIONS. Capitalized terms used here in shall have the meanings ascribed to them in the Agreement.

         2. AMENDMENTS The Partnership Agreement is hereby amended in the following respects:

                  (a) A new Section 4.01(c) is added as follows: "(c) the General Partner, acting for and on behalf of the Partnership, is expressly authorized to convey, contribute or otherwise transfer assets of the Partnership to other Persons controlled by or under common control with the Partnership to the extent it deems necessary or desirable so as to accommodate borrowings by the Partnership or such Persons."

                  (b) Section 2.03 is hereby deleted and replaced in its entirety with the following: "SECTION 2.03 PURPOSE. The purposes of the Partnership are: (i) to construct, own (either directly or indirectly), operate, mortgage, dispose of and otherwise deal in two Hotels, including the Hotel owned by the Partnership and located in Solon, Ohio; (ii) to own (either directly or indirectly), dispose of and otherwise deal in certain real property in Warwick, Rhode Island; and (iii) to hold an investment in Essex Glenmaura L.P."

                  (c) Subparagraph (c) of Section 5.01 is hereby deleted and the following substituted in its place: "(c) As provided in paragraph 6.01(b), the Limited Partners may, by a Majority Vote, elect to continue the Partnership and elect one or more new general partners upon an Event of Withdrawal with respect to the General Partner."

                  (d) Subsection 6.01(b) is hereby amended to provide that the Partnership may be continued and a new general partner or general partners may be elected by Majority Vote.

         IN WITNESS WHEREOF, this Agreement is executed as of the 7th day of June, 1997.

                               ESSEX PARTNERS INC. (General Partner)

                               By:      /s/ Barbara J. Purvis

                               Its:     Senior Vice President

                               LIMITED PARTNERS

                               BY:      Essex Partners Inc., as Attorney-in-Fact

                               By:      /s/ Barbara J. Purvis

                               Its:     Senior Vice President

                                                                      EXHIBIT B


                           [FORM OF SUBORDINATED NOTE]

         NO INTEREST IN THIS NOTE MAY BE SOLD, DISTRIBUTED, ASSIGNED, OFFERED, PLEDGED OR OTHERWISE TRANSFERRED UNLESS (A) THE PARTNERSHIP RECEIVES AN OPINION OF LEGAL COUNSEL FOR THE HOLDER OF THIS NOTE STATING THAT SUCH TRANSACTION IS EXEMPT FROM APPLICABLE STATE SECURITIES LAWS REQUIREMENTS AND SUCH OPINION IS IN FORM AND SUBSTANCE SATISFACTORY TO THE PARTNERSHIP AND FROM COUNSEL SATISFACTORY TO THE PARTNERSHIP OR (B) THE PARTNERSHIP OTHERWISE SATISFIES ITSELF THAT SUCH TRANSACTION IS EXEMPT FROM SUCH REQUIREMENTS.

                       ESSEX HOSPITALITY ASSOCIATES IV L.P.
                       ------------------------------------

                 10.5% SUBORDINATED NOTES DUE DECEMBER 31, 2001
                      UNLESS EXTENDED TO DECEMBER 31, 2002
                 (UPON PAYMENT OF AN EXTENSION FEE EQUAL TO .5%
                      OF THE OUTSTANDING PRINCIPAL AMOUNT)



$_____________                                            Rochester, New York
                                                             ________ , 19__


         Essex Hospitality Associates IV L.P., a New York limited partnership (hereinafter called the "Partnership"), for value received hereby promises to pay to _________________________________ residing or maintaining an address at or registered assigns, the principal amount set forth above, on December 31, 2001, unless extended by the Partnership for up to one-year period as provided in Section 1.5 hereof, or unless this Note shall have been called for redemption and the redemption price, if any, shall have been duly paid or provided for, in lawful money of the United States, at the office of the Paying Agent (hereinafter called the "Paying Agent's Office"). Interest at a rate of ten and one half percent (10.5%) per annum (computed on the basis of a 360-day year and twelve 30-day months) on said principal amount shall accrue from the date hereof and be paid in like currency monthly in arrears beginning on the first day of the second complete calendar month after the date hereof and ending with the last payment on the date of payment of principal. Interest and any late charges thereon shall be payable at the Paying Agent's Office and the Paying Agent shall promptly send such payment to the Holder of Record at the close of business on the Record Date for such payment by first-class mail to the address set forth above or such other place in the United States as the Holder of Record may from time to time in writing designate by notice to the Trustee at least ten (10) days before such interest payment is due. The Record Date with respect to the payment of any installment of interest shall be the first day of the calendar month next preceding the date upon which such installment of interest is due and payable hereunder. Payment of interest and late charges thereon shall be made without surrender or presentation of this Note. This Note must be surrendered to the Paying Agent to collect payments of principal and premium, if any, on this Note. The Paying Agent may treat the Holder of Record as contained in the records maintained by the Trustee as the owner hereof for the purposes of receiving and distributing payments as herein provided and for all other purposes, and the Paying Agent shall not be affected by any notice to the contrary.

         This Note is issued in connection with the Partnership's Prospectus dated ________________, 1995 (the "Prospectus").

         1.       THE NOTES EXCHANGES AND REDEMPTIONS.

                  1.1 NOTES. This Note is one of an authorized issue of 10.5% Subordinated Notes (herein called the "Notes") made or to be made by the Partnership and limited to an aggregate principal amount not to exceed Six Million Dollars ($6,000,000.00). This Note is an unsecured general obligation of the Partnership and this Note is non-recourse. This Note is held subject to the terms of an Indenture dated as of , 1995 between the Partnership and Manufacturers and Traders Trust Company, Buffalo, New York, as Trustee, Paying Agent, and Registrar ("the Indenture"). A copy of the Indenture is on file in the principal office of the Partnership. Reference is hereby made to the Indenture, the terms of which are incorporated by reference herein, for a statement of the terms and conditions upon which the Notes are or are to be issued and protected, the nature of the security for the Notes, the rights and remedies of the Holders of Record of the Notes under the Indenture, and the rights and obligations of the Partnership and the Trustee under the Indenture.

                  1.2 SUBORDINATION This Note is a general unsecured obligation of the Partnership and is subordinated in payment of principal and interest to all Senior Indebtedness. The term "Senior Indebtedness" is defined in the Indenture to mean all indebtedness of the Partnership, whether outstanding on the date of the Indenture or thereafter created, which is evidenced by the Mortgage Notes or arises as a result of External Financing. There is no limitation or restriction herein or in the Indenture on the creation of Senior Indebtedness by the Partnership or on the amount of such Senior Indebtedness to which this Note may be subordinated. There is also no limitation on the creation or amount of indebtedness which is pari passu with (i.e. having no priority of payment over and not subordinated in right of payment to this Note)("Pari Passu Indebtedness").

         Upon any distribution of assets of the Partnership in connection with any dissolution, winding up, liquidation or reorganization of the Partnership, the holders of all Senior Indebtedness will first be entitled to receive payment in full of the principal and premium, if any, thereof and any interest due thereon, before the Holder of this Note is entitled to receive any payment upon the principal of or interest on this Note, and thereafter payments to the Holder of this Note will be pro rata with payments to holders of Pari Passu Indebtedness. In the absence of any such events, the Partnership is obligated to pay principal of and interest on this Note in accordance with its terms.

                  1.3 LOSS THEFT DESTRUCTION OF NOTES. Upon receipt of evidence satisfactory to the Partnership of the loss, theft, destruction or mutilation of this Note and an indemnity and/or bond satisfactory to the Partnership and the Trustee or, in the case of mutilation, upon surrender and cancellation of this Note, the Partnership shall issue and the Registrar shall authenticate and deliver a replacement Note in lieu of such lost, stolen, destroyed or mutilated Note, which shall be of like tenor and unpaid principal amount and dated as of the date from which unpaid interest has then accrued thereon.

                  1.4  REDEMPTIONS.

                           (a) The Partnership  shall have the right to call all
or any portion of this Note for redemption in accordance with the Indenture (i) if it is required to return non-utilized capital pursuant to Section 2.08 of the Partnership Agreement, or (ii) at any time, without payment of any premium or penalty, together with accrued interest to the redemption date.

                           (b) At least  thirty  (30)  days but not more than 90
days prior to the date fixed for redemption, the Partnership shall give the Holder of Record written notice of such date and the principal amount of this Note to be redeemed. Such notice shall be given by certified mail at the address set forth above or at such other address as the Holder of Record shall have designated in writing by notice to the Trustee. If such notice of redemption is given, the Holder of Record shall, on the date fixed for redemption specified in the notice, deliver this Note to the Paying Agent's Office. The Paying Agent shall deliver to the Holder of Record the principal amount of this Note to be redeemed and interest accrued on such principal amount to the date fixed for redemption (provided that payments of interest and any late charges thereon will be payable to the person who is the Holder of Record as of the close of business on the Record Date for such interest payment as provided herein).

                  1.5 INTEREST AFTER DATE FIXED FOR REDEMPTION. Provided notice of redemption has been given as herein provided, this Note shall cease to bear interest on and after the date fixed for redemption unless, upon presentation for redemption, the Paying Agent shall fail to make payment in accordance with Section 1.3, in which event this Note shall continue to bear interest thereafter and until paid.

                  1.6 EXTENSION OF MATURITY DATE. Subject to the right of the Partnership to extend the maturity date of the Notes for up to one-year period as provided herein, the principal amount of the Notes shall be payable on December 31, 2001 unless the date for payment of the principal amount of the Notes is accelerated pursuant to the Mortgage or the Notes are redeemed as provided herein. The Partnership shall have the right to extend the maturity date of the Notes to December 31, 2002, by giving written notice on or before December l, 2001 to each Holder of Record and the Trustee and paying to the Paying Agent (on or before the date of such notice) on behalf of each Holder of Record an extension fee in an amount equal to one half of one percent (.5%) of the principal amount of the Notes outstanding as of the date of such notice.

                  1.7 LATE CHARGES. If any payment of principal, premium, if any, or interest required to be made under this Note shall be overdue in excess of 15 days, a late charge of $.04 for each $1.00 so overdue will be paid by the Partnership to the Paying Agent on behalf of the Holder of Record hereof as provided herein. Payments shall be deemed made when received by the Paying Agent in collected funds. If the Partnership is acting as Paying Agent, payments shall be deemed made when the Partnership segregates the amounts payable and holds them as a separate trust fund for the Holders of Record of the Notes.

                  1.8 NON-RECOURSE OBLIGATION. The principal amount of this Note, premium, if any, interest and all other sums due hereon are unsecured obligations of the Partnership. Notwithstanding any other provision of this Note, the General Partner of the Partnership shall not be liable to the Trustee, the Holders of Record of the Notes or any other person for repayment of the indebtedness secured thereby or performance of any other obligations set forth therein or in this Note, and upon a default in the payment or performance thereof, the Trustee and the Holders of Record shall have the right to seek recovery solely from assets of the Partnership; PROVIDED HOWEVER, that if, for any reason, the Partnership does not purchase, lease or sub-lease land sufficient for the construction of at least one hotel and subject such land to the lien of a Mortgage within 24 months after the initial effective date of the Registration Statement filed by the Partnership with the Securities and Exchange Commission on Form S-I, the Partnership shall offer to refund to each Holder of Record of a Note, the face amount of such Note without interest thereon (except that any interest payments previously received may be retained by such Holder) and shall make such refund to each Holder of Record who accepts such offer, and if the Partnership does not fulfill such obligation, the General Partner shall offer to refund such amounts and shall make such refund to each Holder of Record who accepts such offer.

         2. REPRESENTATIONS. The Partnership represents and warrants to the purchaser hereof:

                  2.1 ORGANIZATION. The Partnership is a limited partnership duly organized, existing and in good standing under the laws of the State of New York and qualified to transact business in the State of New York.

                  2.2 AUTHORITY;  VALIDITY.  The  Partnership has full power and authority to execute and deliver this Note and to incur the obligations provided for herein, which actions have been duly authorized by all necessary partnership action and do not contravene the Partnership's partnership agreement or any law, regulation or contractual provision binding on the Partnership, and this Note constitutes the legal, valid and binding obligation of the Partnership enforceable in accordance with its terms.

                  2.3 PENDING LITIGATION. There are no actions, suits or proceedings pending, or to the knowledge of the Partnership, threatened against or affecting the Partnership or any property or rights of the Partnership in any court or by or before any governmental authority or arbitration board, tribunal or governmental instrumentality or agency which could, if decided adversely, have a materially adverse effect on the Partnership.

                  2.4 NO DEFAULTS. No event has occurred and no condition exists which, upon execution and delivery of this Note, would constitute an Event of Default.

         3. COVENANTS. The Partnership covenants and agrees that so long as this Note shall be outstanding:

                  3.1 PAYMENT OF PRINCIPAL AND INTEREST. The Partnership shall punctually pay or cause to be paid the principal and interest to become due in respect of this Note according to the terms hereof.

                  3.2 MAINTENANCE OF OFFICE. The Partnership shall maintain its principal office in the County of Monroe, New York at which notices, presentations and demands to or upon the Partnership in respect of this Note may be given or made. The Partnership shall promptly give written notice to the Trustee and any Holder of Record of this Note of any change in the address of said office.

                  3.3 FINANCIAL STATEMENTS AND INFORMATION. Within one hundred fifty (150) days after the end of each fiscal year of the Partnership, the Partnership shall furnish to the Holder of Record of this Note an audited balance sheet of the Partnership as of the close of such fiscal year, an audited statement of income and statement of partners' equity for such fiscal year and an audited statement of cash flow for such fiscal year, all in reasonable detail, prepared in accordance with generally accepted accounting principles and certified by an independent certified public accountant. Concurrently with the delivery of such audited financial statements, the Partnership shall also deliver to the Holder of Record of this Note and the Trustee a statement of the general partner of the Partnership advising whether any Event of Default exists, or whether any event has occurred which would constitute an Event of Default with giving of notice or lapse of time, or both, and, if so, the nature thereof, its period of existence and the action being taken by the Partnership for the correction thereof.

                  3.4 DISTRIBUTIONS AND REDEMPTIONS. The Partnership shall not make any distributions to its partners (a) at a time when an Event of Default has occurred and is continuing, or (b) unless it has established an adequate reserve to pay any amounts payable under the Notes during the month in which any such proposed distribution is to occur. The Partnership shall not redeem or acquire for value or contract to acquire any outstanding limited partnership interests of the Partnership.

         4.       DEFAULTS AND REMEDIES.

                  4.1      EVENTS OF DEFAULT; RIGHT TO CURE; ACCELERATION.

                           (a) If an Event of Default  occurs and is continuing,
then, subject to the right of the Partnership to cure the default, the Holders of Record of not less than a majority in aggregate principal amount of the Notes at the time outstanding may by notice in writing to the Trustee direct the Trustee to declare the entire unpaid balance of and accrued interest on all of the Notes to be immediately due and payable as provided herein.

                           (b)      An "Event of Default" occurs if:

                  (1) the Partnership defaults in the payment of the principal of any Note when and as the same shall become due and payable, whether at its stated maturity or otherwise; or

                  (2) the Partnership defaults in the payment of any installment of interest or payment of premium, if any, on any Note when and as the same shall become due and payable; or

                  (3) the making of an assignment for the benefit of creditors by the Partnership, the filing of a petition in bankruptcy by the Partnership, the filing of a petition in bankruptcy against the Partnership if such case or proceeding is consented to by the Partnership or remains undismissed for a period of forty (40) days or results in the entry of an order for relief against the Partnership, or the application for the appointment of a receiver of the property of the Partnership; or

                  (4) notice to the Partnership by the Trustee that the Partnership has breached or failed to keep, observe and perform any of its representations, warranties, covenants, conditions or agreements contained in the Indenture or this Note; or

                  (5) the occurrence of an Event of Default under the Mortgage Notes.

         The Partnership shall have not less than thirty (30) days after the occurrence of any Event of Default in which to cure or remedy the same to the reasonable satisfaction of the Trustee or the Holders of Record of at least a majority in principal amount of the Notes and, in addition, if any Event of Default (other than one curable by the payment of money) may be cured but not within such 30-day period, and so long as any delay in curing does not, in the judgment of the Trustee, (1) result in the inability of the Partnership to meet its monetary obligations under the Notes or (2) adversely affect the availability of any remedies available hereunder or under the Indenture, the Trustee and the Holders of Record of the Notes shall not accelerate payment of the indebtedness secured hereby if the Partnership commences to cure promptly during such 30-day period and thereafter diligently prosecutes such efforts to cure to completion.

                  4.2 ENFORCEMENT OF REMEDIES. In case any one or more Events of Default shall have occurred and the principal amount of the Notes shall have been accelerated as provided herein, the Holders of Record of not less than a majority in aggregate principal amount of the Notes may proceed to protect and enforce their rights under the Notes, subject to compliance with Article 5,
Section 5.06 of the

Indenture; provided, however, that, in order to be entitled to so proceed each said Holder of Record shall be a holder of, or shall be joined in such proceeding by other Holders of Record who together with him hold, a majority in aggregate principal amount of all Notes at the time outstanding.

                  4.3 REMEDIES CUMULATIVE. No remedy herein conferred upon the Holder of Record of this Note is intended to be exclusive of any other remedy and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise.

                  4.4 REMEDIES NOT WAIVED. No course of dealing between the Partnership and the Holder of Record hereof or any delay on the part of such holder hereof in exercising any rights hereunder shall operate as a waiver of any rights of any Holder of Record of this Note.

                  4.5 COST AND EXPENSE OF COLLECTION. The Partnership covenants and agrees that if default be made in any payment or prepayment of principal of, premium, if any, or interest on, this Note, it will, to the extent permitted under applicable law, pay to the Holders of Record of the Notes such additional amount as shall be sufficient to cover the cost and expense of collection, including reasonable compensation to the attorneys of the Holder of Record.

         5. CONSENTS WAIVERS AND MODIFICATIONS. Notwithstanding any provision to the contrary contained in the Notes, any of the provisions in the Notes or the Indenture may be amended or deleted and additions may be made to the Notes or the Indenture and compliance by the Partnership with any covenant, agreement or condition set forth in the Notes or the Indenture may be waived, if the Partnership shall obtain the written consent thereto of the Holder of Record or Holders of Record, or their agents, who are holders of not less than a majority in principal amount of all of the Notes at the time outstanding; provided, however, that without the consent of the Holders of Record of all the Notes at the time outstanding no such amendment, deletion, supplement or waiver shall reduce the rate of or extend the time for payment of interest hereunder, or reduce the principal of or extend the stated time of payment of the principal amount hereof, or impose any condition with respect to such payments, or reduce the redemption price hereof, or reduce the principal amount of Notes whose Holders of Record must consent to an amendment, deletion, supplement or waiver. In the event of any such amendment, deletion, supplement or waiver, the Holder of Record or Holders of Record of the Notes, upon the request of the Partnership, shall surrender them to the Partnership, which shall thereupon issue and deliver, without charge to such holder, new Notes for the unpaid principal balance of the Notes, dated as of the date to which interest shall last have been paid, reflecting such amendment, deletion, supplement or waiver, or shall present the Notes to the Trustee for a notation hereon of such amendment, deletion, supplement or waiver, and the Notes shall thereupon be returned to the Holder of Record or Holders of Record thereof.

         6. DEFINITIONS. The following words and terms as used in this Note shall have the following meanings unless the context or use indicates another or different meaning or intent:

                  6.1 "External Financing" shall have the meaning set forth in the Prospectus.

                  6.2 "First Closing" shall have the meaning set forth in the Prospectus.

                  6.3 "General Partner" means Essex Partners Inc., a New York corporation and the sole general partner of the Partnership.

                  6.4 "Holder of Record" means, in connection with any Note, the payee thereof registered on the Trustee's books unless the requirements of
Section 2.08 of the Indenture have been satisfied and a subsequent holder shall have presented to the Trustee such Note, duly assigned to him, for inspection and delivered to the Trustee a written notice of his acquisition of the Note and designated in writing an address to which payments and notices in respect of the Note shall be mailed, in which case the term shall mean such subsequent holder.

                  6.5  "Mortgaged   Notes"  means  the  Mortgage  Notes  (up  to
$10,000,000) being offered by the Partnership pursuant to the Partnership's Prospectus.

                  6.6 "Paying Agent" shall have the meaning set forth in Section
2.03 of the Indenture.

                  6.7 "Partnership Agreement" means the Amended and Restated Limited Partnership Agreement of the Partnership dated as of __________________, 1995.

                  6.8  "Registrar"  shall have the  meaning set forth in Section
2.03 of the Indenture.

                  6.9 "Trustee" means Manufacturers and Traders Trust Company, Buffalo, New York, and its successors and any corporation resulting from or surviving any consolidation or merger to which it or its successors may be a party and any successor trustee at the time serving as such under the Indenture.

         7. COVENANTS BIND SUCCESSORS AND ASSIGNS. All the covenants, stipulations, promises and agreements in this Note contained by or on behalf of the Partnership shall bind its successors and assigns, whether so expressed or not.

         8. GOVERNING LAW AND FORUM. This Note shall be construed and interpreted in accordance with the laws of the State of New York without regard to its conflicts of laws rules, and any suit hereon may be brought only in such state and in the County of Monroe.

         IN WITNESS WHEREOF, ESSEX HOSPITALITY ASSOCIATES IV L.P. has caused this Note to be signed, the corporate seal of its managing general partner to be affixed by its officers thereunto duly authorized, and to be dated as of the day and year first above written.

                                    ESSEX HOSPITALITY ASSOCIATES IV L.P.

                                    By:     Essex Partners Inc.,
                                            General Partner

                                            By:__/s/ John E. Mooney, President
                                                     John E. Mooney, President
Attest:

/s/ Barbara J. Purvis, Secretary
---------------------------------
Barbara J. Purvis, Secretary

                                                                      EXHIBIT C

                         SUBSCRIPTION AGREEMENT FOR ESSEX
                          HOSPITALITY ASSOCIATES IV L.P.

--------------------------------------------------------------------------------
SECTION 1.        REPRESENTATIONS, AGREEMENTS AND
                  ACKNOWLEDGEMENTS OF SUBSCRIBERS

By executing this Subscription Agreement and submitting the payment enclosed herewith, the undersigned hereby subscribes for the number of Limited Partnership Units of Essex Hospitality Associates IV L.P. (the "Partnership") as set forth in Section 3 below (the "Units"), at a purchase price of $ 1,000 per Unit, subject to the timing and volume discounts and in accordance with the instructions set forth in the current prospectus (the "Prospectus") under the captions "Investor Suitability Standards" and "The Offering," and/or subscribes for a Mortgage Note of the Partnership in the principal amount set forth in
Section 3 below (the "Mortgage Note"), and/or subscribes for a Subordinated Note of the Partnership in the principal amount set forth in Section 3 below (the "Subordinated Notes") and further:

         (a) acknowledges receipt of a copy of the Prospectus, and understands that the Units and/or Mortgage Note and/or Subordinated Note being acquired will be governed by the terms of such Prospectus and the Partnership Agreement set forth as Exhibit A to the Prospectus, or the Subordinated Note or Mortgage Note, Indenture and, with respect to the Mortgage Note, Mortgage, all as described in the Prospectus;

         (b) accepts and agrees to be bound by the Partnership Agreement if subscribing for Units and accepts and agrees to be bound by the terms of the Subordinated Note or Mortgage Note, Indenture if subscribing for a Note, and, with respect to the Mortgage Note, Mortgage if subscribing for a Mortgage Note;

         (c) acknowledges that there is not expected to be any public market for the Units, Subordinated Note, or Mortgage Note, that the General Partners may attempt to prevent any such market from developing and that there are certain other risks involved in investing in the Partnership as described in the Prospectus under "Risk Factors," "Conflicts of Interest," and "Tax Considerations"

         (d) represents that the undersigned is a United States person, as that term is defined in Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended (the "Code");

         (e) represents, if the undersigned is a tax exempt investor, that in making the proposed investment the undersigned is aware of and has taken into consideration that income from the Partnership resulting from the ownership of Units will be considered unrelated business taxable income under Section 512 of the Code and may be subject to federal income taxation or other adverse tax consequences as described in the Prospectus under "Special Considerations For Tax Exempt Investors";

         (f) represents, if the undersigned is subject to the Employee Retirement Income Security Act of 1974 ("Act"), that in making the proposed investment the undersigned is aware of and has taken into consideration the diversification requirements of Section 404(a)(I)(C) of the Act and that the undersigned has concluded that the proposed investment in the Partnership is a prudent one;

         (g) represents that the undersigned has due authority to execute this Subscription Agreement and to thereby legally bind the undersigned or the trust, partnership, corporation or other entity of which the undersigned is the trustee, general partner, officer, or other authorized agent;

         (h) agrees to fully indemnify' and hold the Partnership, the General Partners and their affiliates and employees, harmless from any and all claims, actions and causes of action whatsoever which may result from a breach or an alleged breach of the representation contained in (g) above;

         (i) represents that the undersigned has (a) a net worth (exclusive of home, home furnishings and automobiles) of $100,000 or more, or (b) a net worth (exclusive of home, home furnishings and automobiles) of at least $35,000 and had during the last tax year, and expects to have during the current tax year, gross annual income of at least $35,000, and further represents that if a higher suitability standard has been established for residents of the state in which the undersigned resides, then the undersigned has the higher net worth and/or the higher income required for residents of such state as set forth in the Prospectus; or represents, in the case of a partnership investor, that each of the partners, in the case of a corporate investor, that each of the shareholders, and in the case of a trust investor, that each of the beneficiaries, satisfy the suitability standards set forth in (a) or (b) above and any higher standard required by the state of residence of such entity

         (j) acknowledges and agrees that the undersigned is not entitled to cancel, terminate, or revoke this subscription or any agreements of the undersigned hereunder until twenty-four months from the date of the Prospectus, or such earlier date as may be determined by Essex Partners Inc. (the "General Partner"), and that such subscription and agreements shall survive the death or disability of the undersigned; and

         (k) acknowledges and agrees that all subscription proceeds shall be deposited in an escrow account as described in the Prospectus until such time as
(i) the subscriber is either admitted as a limited  partner of the  Partnership,
(ii) the  Subordinated  Note and/or Mortgage Note is issued to the subscriber or
(iii) this subscription is rejected by the General Partner; that a subscriber shall have no right to withdraw an investment during the period in which subscription proceeds are held in such escrow account; that if for any reason whatsoever the General Partner has not received and accepted subscriptions to purchase Units, Unsecured Notes, and Mortgage and Notes with an aggregate purchase price of at least $1,980,000 within eighteen months from the date of the Prospectus, all monies theretofore deposited in such escrow account shall be promptly refunded to the subscribers together with interest, if any, earned thereon (after reduction of certain fees and expenses of the escrow agent from the interest earned); and that if subscriptions for Units, Subordinated Notes, and Mortgage Notes in such amount are received and accepted by the General Partner within such time period, a subscriber's investment may be held in such escrow account until up to twenty-four months from the date of the Prospectus.

Subscribers should be aware that the General Partner has the right to accept or reject this subscription in whole or in part in its sole and absolute discretion and that, to the extent permitted by applicable law, the Partnership intends to assert the foregoing representations, acknowledgements and agreements as a defense to any claim based on factual assertions contrary to those set forth above. Subscribers should also be aware that no federal or state agency has made any finding or determination as to the fairness for public investment, nor any recommendation or endorsement, of the Units, Subordinated Notes, or Mortgage Notes and that investors must have adequate means of providing for their current needs and possible personal contingencies and have no need for liquidity in this investment.

--------------------------------------------------------------------------------

SECTION 2. POWER OF ATTORNEY (Applicable only if subscribing for Units) If subscribing for Units, the undersigned, by executing this Subscription Agreement, hereby grants to the General Partner a special power of attorney (the "Power of Attorney") irrevocably making, constituting and appointing the General Partner as the undersigned's true and lawful attorney-in-fact with power and authority to act in the undersigned's name and on the undersigned's behalf to make, execute, acknowledge and file the following documents: (a) the Partnership Agreement, any separate certificates of limited partnership, any document required to be filed in any public office or with any public official in any jurisdiction to protect the limited liability of the Limited Partners and any amendments to any of the foregoing, which, under the laws of the State of New York or the laws of any other jurisdiction, are required to be filed or which the General Partner deems it advisable to file; (b) any other instrument or document which may be required to be filed by the Partnership in any public office or with any public official under the laws of any jurisdiction or by any governmental agency or which the General Partner deems it is advisable to file;
(c) any instrument or document which may be required to effect the continuation of the Partnership not in excess of the term set forth in Section 2.05 of the Partnership Agreement, the assignment of Units, the admission of Limited
Partners and the liquidation and winding up of the Partnership (provided such continuation, admission or dissolution and winding up are in accordance with the terms of the Partnership Agreement); and (iv) any instrument or document which may be necessary or desirable to effect the amendments contemplated by Sections 2.07, 4.01(b), 5.01(b), 5.07 or 8.12 of the Partnership Agreement or any other actions properly taken by the Partners.

The Power of Attorney granted hereby (a) is a special power of attorney coupled with an interest, is irrevocable, and, to the extent permitted by law, shall survive the death, disability, incompetence, merger, bankruptcy, receivership or dissolution of a Limited Partner and is limited to those matters herein set forth; (b) may be exercised by the General Partner acting alone for each Limited Partner by a facsimile signature of the General Partner or by any one of its officers, acting alone, or by listing all of the Limited Partners executing any instrument with a single signature of the General Partner or one of its officers, acting as an attorney-in-fact for all of them; and (c) shall survive an assignment by a Limited Partner of all or any portion of such Limited Partner's Units until such time as the General Partner has taken the action necessary or appropriate to effect the substitution of the assignee as a Limited Partner.

SECTION 3.    INVESTMENT

Checks should be made payable to "M & T Bank as Escrow Agent for Essex Hospitality Associates IV L.P."

Number of Units:  _________  x ($1,000)  or  [($990)($980)-volume  discount]  or
[($950)($960)($970)($980)($990)-timing discount] = $ _______________ (minimum of
5 Units, except that the minimum is 2 Units for IRA, Keogh and qualified plans); except that if the subscriber is purchasing 20 or more Units, the subscriber may deliver a check for one-half of the subscription price and a Partner Note for the balance. Principal Amount of Mortgage Note: $ _____________ (minimum of $5,000, except (that the minimum is $2,000 for IRA, Keogh and qualified plans; additional increments of $1,000))

Principal Amount of Subordinated Note: $__________ (minimum of $5,000, except (that the minimum is $2,000 for IRA, Keogh and qualified plans; additional increments of $1,000))

--------------------------------------------------------------------------------


SECTION 4.        INFORMATION REGARDING REGISTERED OWNER

This is the official registration that will be used in the Partnership's records. Checks and tax information will be issued in the name(s) indicated in this Section 4.

___________________________        ____________________________
Individual, Partnership, Trust     Social Security/Taxpayer ID#
or Corporation Name

                                                   Type of Ownership (Check One)
                                                   ___ Individual
                                                   ___ Tenants in Common*

___________________________        ____________________________
Name of Joint/Common               Social Security/Taxpayer ID#
Tenant, if applicable

                                                    ___ Joint Tenants with Right
                                                           Of Survivorship*
                                                    ___ Trust*
                                                    ___ Partnership
                                                    ___ Corporation


___________________________        ____________________________
Principal Residence/               Business Phone
business Address


___________________________        ____________________________
City, State, Zip                   Home Phone
                                                 * All owners/trustees must sign

--------------------------------------------------------------------------------


SECTION 5.   BENEFICIAL OWNER MAILING

All  correspondence  will be directed to the registered  owner at the address in
Section 4 above. If the subscriber is a trust and the beneficial owner would like copies of investor correspondence, please complete this section.



______________________________________________
Name

______________________________________________
Street Address

______________________________________________
City, State, Zip

______________________________________________
Business Phone

______________________________________________
Home Phone

SECTION 6.  DISTRIBUTION AND PAYMENT CHECKS

To direct distribution and payment checks to a party other than the registered owner, please complete this section.


______________________________________________
Name of firm (bank, brokerage)


______________________________________________
Account Name

______________________________________________
Account Number                      Phone


______________________________________________
Street Address


______________________________________________
City, State, Zip


--------------------------------------------------------------------------------


SECTION 7.        INVESTOR SIGNATURES

The undersigned is (are) the person(s) or entity named as the registered owner in Section 4 above, or alternatively, the undersigned has the full power and authority to execute this Subscription Agreement on behalf of such person(s). Execution of this Subscription Agreement by a registered representative will not be accepted.

Under the penalties of perjury, the undersigned certifies that (I) the Social Security/Taxpayer Identification Number(s) indicated in Section 4 above is the true and correct Social Security/Taxpayer Identification Number of the registered owners; and (ii) the registered owner is not subject to backup withholding either because such person has not been notified that he/she/it is subject to backup withholding as a result of a failure to report all interest or dividends, or the Internal Revenue Service has notified such person that he/she/it is no longer subject to backup withholding. The undersigned further acknowledges that the undersigned has received a copy of the Prospectus of the Partnership and meets the suitability standards for the undersigned's state of residence.

X ________________________________    X ________________________________________
 Signature of owner          Date        Signature of joint owner          Date
    or trustee                              or trustee
                                        (Must be signed by all trustees if
                                            the investor is a trust)

________________________________      ________________________________________
Title or capacity if partnership,            State of Residence
corporation or other non-individual
   entity


--------------------------------------------------------------------------------

BROKER DEALER STATEMENT

To substantiate compliance with the prospectus delivery requirements under the Securities Act of 1933, as amended, the undersigned hereby certifies that the above-named subscriber received the Prospectus of the Partnership before any order was taken. The undersigned further certifies that: I have reasonable grounds to believe that the above-named subscriber meets the applicable suitability standards as set forth in the Prospectus and is otherwise suitable for the investment. I have also informed the investor that the Units and Notes are subject to transfer restrictions and that no public market for the Units or Notes is likely to develop. My firm will maintain records regarding suitability in accordance with the NASD's rules and will execute transactions in discretionary accounts only in accordance with the NASD's rules.

[ ]   Check if the subscriber is an investor in a previous partnership sponsored by Essex.


________________________________    ________________________________________
Broker/Dealer                       Registered Representative


________________________________    ________________________________________
Street Address of Branch Office     Representative's Signature          Date


________________________________    ________________________________________
City, State, Zip                    Dealer's Authorized                 Date



Return to: ESSEX CAPITAL MARKETS INC. 100 Corporate Woods, Suite 300 Rochester, New York 14623 (716) 272-2300

                                 PROMISSORY NOTE
                                 (Partner Note)


$                                                                       , 19
 --------------------------                          -------------------------

         FOR VALUE RECEIVED, the undersigned promises to pay to the order of Essex Hospitality Associates IV L.P. (the "Partnership") at its offices at 100 Corporate Woods, Rochester, New York 14623, the principal sum of __________ and 00/100 Dollars ($__________ ) (one-half of the purchase price if the undersigned is purchasing 20 or more Limited Partnership Units).

         Payment under this Note shall become due and payable upon the demand by Essex Partners Inc. (the "General Partner") made at least six months after acceptance of the subscription to which this Note relates; provided, that (a) a property has been identified for acquisition by the Partnership and a date for closing of the purchase has been scheduled and (b) within 30 days prior to the scheduled closing date, the General Partner, in its sole and absolute discretion, has determined that the Partnership has insufficient cash gross offering proceeds to consummate the purchase and/or commence construction on the hotel to be built on such property. The General Partner may, in its discretion, demand only a portion of the amount payable hereunder. In such an event, the General Partner shall promptly notate the amount of such payment on Schedule A hereto and deliver a copy thereof to the undersigned.

  All amounts due hereunder, to the extent not previously paid pursuant to the foregoing paragraph, shall became immediately due and payable in full at the earlier of:

  (1) Two years from the date of the acceptance of the subscription to which this Note relates; or

  (2) Three years from the effective date of the Registration Statement filed in connection with the Limited Partnership Unit(s) to which this Note relates.

           This Note shall be payable in lawful money of the United States of America. If the date upon which any payment is due is not a business day, such payment shall be due on the last business day immediately preceding such date.

           This Note or any payment described above may be prepaid, without penalty, in whole or in part (in increments of $1,000) at any time. In the event of a partial prepayment, the General Partner shall notate the amount of such payment on Schedule A hereto and furnish a copy thereof to the undersigned.

           If legal proceedings are instituted to collect any amount due under this Note, the undersigned agrees to pay the holder hereof, in addition to the unpaid principal balance, all costs and expenses of such proceedings, including attorneys' fees.

           Any of the following events shall constitute an Event of Default hereunder:

  (1) The undersigned shall fail to make payment under this Note for thirty days after such payment has become due; or

  (2) The undersigned shall: (a) make an assignment for the benefit of creditors; (b) admit in writing his/her/its inability to pay his/her/its debts as they become due; or (c) commence (as the debtor) a case in bankruptcy or any proceeding under any other insolvency law; or

  (3) A case in bankruptcy or any proceeding under any other insolvency law shall be commenced against the undersigned (as the debtor) and: (a) a court of competent jurisdiction enters an order for relief against the undersigned (as the debtor); (b) the case or proceeding remains undismissed for forty days; or
(c) the undersigned admits or consents to the material allegations against it in any such case or proceeding; or

  (4) A trustee, receiver, agent or custodian (however named) is appointed or authorized to take charge of substantially all of the property of the undersigned for the purpose of enforcing a lien against such property or for the purpose of general administration of such property; or

  (5) If the undersigned is a corporation, it ceases doing business as a going concern or takes any action looking to its dissolution or liquidation.

           Upon the occurrence of an Event of Default hereunder, all amounts owing under this Note shall become immediately due and payable without notice, presentment or demand of any kind, all of which are hereby waived. The undersigned shall nevertheless remain liable for payment on the Note until it has been paid in full or cancelled.

           Any payment not made when due hereunder shall, from and after the due date, bear interest at a rate which shall automatically increase or decrease so that at all times such rate shall be equal to two percent per annum in excess of the Prime Rate of Manufacturers and Traders Trust Company; provided, however, that the undersigned shall not be required to pay any amount pursuant to this Note which is in excess of the maximum amount permitted under applicable law.

           The provisions of this Note shall inure to the benefit of and be binding on any successor to the undersigned, or any assignee thereof, and shall extend to any holder hereof. This Note shall in all respects be governed by, and construed in accordance with, the laws of the State of New York, including all matters of construction, performance and validity. The undersigned waives presentment and demand for payment, notice of dishonor, protest and notice of protest of this Note. No failure or delay by the Partnership in the exercise of any power or right in this Note shall operate as a waiver thereof, and no exercise or waiver of any single power or right, or the partial exercise thereof, shall affect the Partnership's rights with respect to any and all other rights and powers.

           None of the Partnership's right, title and interest in and under this Note, including but not limited to, its right to all moneys due or to become due hereunder, may be assigned to another party.

           The liability of the undersigned, if more than one person or entity, shall be joint and several.

           The number of Limited Partnership Units of the Partnership being purchased in connection herewith is .


                                        ___________________________________
                                        Print or Type Name of Maker


                                        ___________________________________
                                        Signature if Individual


                             By:        ___________________________________
                                        (Signature of Authorized Officer,
                                         Trustee or General Partner if Promisor
                                         is a Corporation, Trust or Partnership)


                                        ___________________________________
                                        (Name and Title of Signatory if Promisor
                                         is a Corporation, Trust or Partnership)

                                    SCHEDULE A
                                    ----------


DATE OF             AMOUNT OF        SIGNATURE OF OFFICER OF    REMAINING
PAYMENT              PAYMENT              GENERAL PARTNER        BALANCE
-------              -------              ---------------        -------



_________          $ _________       _______________________   $ __________

_________          $ _________       _______________________   $ __________

_________          $ _________       _______________________   $ __________

                                                                     EXHIBIT D
                            PRIOR PERFORMANCE TABLES

                       ESSEX PARTNERS INC. AND AFFILIATES

                                  INTRODUCTION


Essex Partners Inc. has been a general partner in eleven real estate syndications with investment objectives similar to the Partnership. The prior partnerships were organized to provide capital appreciation and cash distributions from investments in hotels. These syndications are:

                         Essex Microtel 1989 L.P.
                         Essex Microtel Associates L.P.
                         Essex Microtel Lehigh L.P.
                         Essex Microtel LeRay L.P.
                         Hagel-Essex Microtel L.P.
                         Essex Microtel Carrier Circle L.P.
                         Essex Charleston Associates L.P.
                         Essex Microtel Associates II L.P.
                         Essex Knoxville Associates L.P.
                         Essex Hospitality Associates III L.P.
                         Essex Glenmaura L.P.


Nine of the above partnerships involved construction of new facilities. Essex Microtel Lehigh L.P. purchased a hotel that had been in operation for fifteen months. Essex Microtel LeRay L.P. purchased a hotel after construction was completed but before operations began.

This offering is the fourth publicly registered program sponsored by Essex Partners Inc. or its affiliates.

                                    TABLE I

                              ESSEX AND AFFILIATES

                   EXPERIENCE IN RAISING AND INVESTING FUNDS

                     (THREE YEARS ENDING DECEMBER 31, 1996)




   Table I sets forth information with respect to the offerings of real estate limited partnership interests with similar investment objectives as the Partnership in which Essex Partners or affiliates acted as general partners and which closed in the three year period ending December 31, 1996.


                                    TABLE I

                              ESSEX AND AFFILIATES

                    EXPERIENCE IN RAISING AND INVESTING FUNDS

                     (Three Years Ending December 31, 1996)



                                                     Essex                        Essex                   Essex Hospitality
                                                 Glenmaura L.P. (6)          Glenmaura L.P. (6)          Associates III L.P. (5)
                                                 ------------------         ------------------         -----------------------

Dollar amount offered                            2,500,000                    1,500,000                 13,986,320
Dollar amount raised                             2,300,000    92.0%           1,500,000     100.0%      13,986,320       100.0%

Less offering expenses:
    Selling commissions paid
      to affiliates                                 12,000     0.5%              60,000       4.0%         856,000         6.1%
    Organizational and syndication
      expenses   (1)                                15,400     0.7%              34,500       2.3%         767,000         5.5%
                                               -----------   -----          -----------      -----     -----------       ------
Available for investment                       $ 2,272,600    98.8%         $ 1,405,500      93.7%     $12,363,320        88.4%

Acquisition and Development costs:
    Pre-paid items and fees related
       to purchase of property                        --        --               --            --          --              --
    Cash downpayment (2)                              --        --            1,033,600      68.9%       1,366,000         9.8%
Acquisition and Developer fees:
    Paid to affiliates                             256,500    11.2%             225,000      15.0%         870,000         6.2%
    Paid to non-affiliates                            --        --               --            --          --              --
Other acquisition and development
     expenses (2)                                2,009,100    87.4%             143,900       9.6%       9,442,000        67.5%
                                               -----------   -----          -----------      -----     -----------       ------
Total acquisition cost                         $ 2,265,600    98.5%         $ 1,402,500      93.5%     $11,678,000        83.5%

Non-recurring management and
  organization fees to affiliates                    7,000     0.3%              --            --          --               --
Other requirements (3)                                 --       --                3,000       0.2%         685,320         4.9%
                                               -----------   -----          -----------      -----     -----------       ------
Total                                          $ 2,300,000   100.0%         $ 1,500,000     100.0%     $13,986,320       100.0%

Purchase price (including
  brokerage fees)                                8,381,000                    8,381,000                 11,679,000

Percent leverage (4)                                 77.6%                         77.6%                     85.6%

Date offering began                              05/25/95                      05/10/95                 11/17/93
Length of offering (months)                        N/A                                2                       22


                                    TABLE I

                              ESSEX AND AFFILIATES

                    EXPERIENCE IN RAISING AND INVESTING FUNDS

                     (THREE YEARS ENDING DECEMBER 31, 1996)



                                                 Essex Knoxville         Essex Knoxville         Essex Knoxville
                                                 Associates L.P. (7)     Associates L.P. (7)     Associates L.P. (7)
                                                 -------------------     -------------------     -------------------

Dollar amount offered                          1,000,000                2,000,000                  500,000
Dollar amount raised                           1,000,000      100.0%    2,000,000    100.0%        500,000      100.0%

Less offering expenses:
  Selling commissions paid
    to affiliates                                 20,000       2.0%      100,000       5.0%         27,500       5.5%
  Organizational and syndication
    expenses (1)                                  15,900       1.6%       39,800       2.0%         13,000       2.6%
                                              ----------     -----    ----------     -----        --------     -----
Available for investment                        $964,100      96.4%   $1,860,200      93.0%       $459,500      91.9%

Acquisition and Development costs:
   Pre-paid items and fees related
      to purchase of property                          -          -            -          -              -         -
   Cash downpayment (2)                          430,000      43.0%            -          -              -         -
   Acquisition and Developer fees:
     Paid to affiliates                          200,000      20.0%            -          -              -         -
     Paid to non-affiliates                           -          -             -          -              -         -
   Other acquisition and development
     expenses (2)                                304,100      30.4%    1,820,700      91.0%        396,600      79.3%
                                              ----------     -----    ----------     -----        --------     -----
Total acquisition cost                          $934,100      93.4%   $1,820,700      91.0%       $396,600      79.3%

Non-recurring management and
  organization fees to affiliates                 30,000       3.0%       25,000       1.3%         25,000       5.0%
Other requirements (3)                                 -         -        14,500       0.7%         37,900       7.6%
                                              ----------     -----    ----------     -----        --------     -----
Total                                         $1,000,000     100.0%   $2,000,000     100.0%       $500,000     100.0%

Purchase price (including
  brokerage fees)                              3,118,000               3,118,000                 3,118,000

Percent leverage (4)                               80.2%                   80.2%                     80.2%

Date offering began                             12/03/92                06/22/93                  05/24/94
Length of offering (months)                           13                       6                         2




                                    TABLE I

                              ESSEX AND AFFILIATES

                    EXPERIENCE IN RAISING AND INVESTING FUNDS

                     (THREE YEARS ENDING DECEMBER 31, 1996)


                                                    Essex Real Estate
                                                   Partnership Notes (8)
                                                   ---------------------

Dollar amount offered                             $976,000
Dollar amount raised                              $976,000       100.0%

Less offering expenses:
   Selling commissions paid
      to affiliates                                 48,800        5.0%
   Organizational and syndication
      expenses (1)                                  27,200        2.8%

Available for investment                          $900,000       92.2%

Acquisition and Development costs:
   Pre-paid items and fees related
     to purchase of property                             -          -
   Cash downpayment (2)                                                                          -          -
   Acquisition and Developer fees:
     Paid to affiliates                                  -          -
     Paid to non-affiliates                              -          -
   Other acquisition and development
     expenses (2)                                   95,000       9.7%

Total acquisition cost                             $95,000       9.7%

Non-recurring management and
  organization fees to affiliates
Other requirements (3)                             805,000      82.5%
Total                                             $976,000     100.0%

Purchase price (including
   brokerage fees)                                       -

Percent leverage (4)                                     -

Date offering began                               03/01/95
Length of offering (months)                              2



                                     TABLE I

                          ESSEX PARTNERS AND AFFILIATES

                    EXPERIENCE IN RAISING AND INVESTING FUNDS

                     (Three Years Ending December 31, 1996)


(1) Includes any legal, accounting, blue sky and publication costs as well as other fees incurred with the offering.

(2) The cash downpayment represents the land cost. Proceeds used in property construction are included in other acquisition and development expenses.

(3)  Inclues amounts of working capital reserves and other carrying costs.

(4) For each partnership, percent leverage equals: (i) the total amount of mortgages and other financing outstanding on the property owned by the partnership, divided by (ii) the purchase price.

(5) Both limited partnership interests and debt were included in the offerings by Essex Charleston Associates L.P. and Essex Hospitality Associates III L.P.

(6) Essex Glenmaura L.P. was financed through two offerings, an equity offering of $2,500,000 and a note offering of $1,500,000. Each offering is presented separately in Table I.

(7) Essex Knoxville L.P. was financed through three offerings, an equity offering of $1,000,000, a mortgage note offering of $2,000,000 and a note offering of $500,000. Each offering is presented separately in Table I.

(8) The Essex Real Estate Notes offering raised debt financing for three real estate partnerships, Essex Microtel Associates L.P. and Essex Microtel LeRay, which own hotel properties and Essex Geneseo Associates, which owns non-hotel property. Of the total amount raised, $434,000 was used for Essex Microtel Associates L.P. to replace existing debt, $217,000 was used for Essex Microtel LeRay L.P. to replace existing debt and provide working capital and $325,000 was for Essex Geneseo Associates to replace existing debt and complete construction of two apartment buildings.

                                    TABLE II

                       ESSEX PARTNERS INC. AND AFFILIATES

                             COMPENSATION TO SPONSOR

                     (THREE YEARS ENDING DECEMBER 31, 1996)



  Table II provides information as to the cumulative compensation paid to sponsors for a three year period ending December 31, 1996 (or from partnership inception, if later) from both offering proceeds and property operations.

None of the programs for which information is presented in Table II has been liquidated and there have been no sales or maturities of any of the program's investments.



                                    TABLE II

                       ESSEX PARTNERS INC. AND AFFILIATES

                             COMPENSATION TO SPONSOR

                     (Cumulative Through December 31, 1996)




                                                                        Essex Hospitality      Essex Knoxville
                                                        Essex             Associates III        Associates L.P.
                                                    Glenmaura L.P.           L.P. (1)                (2)
                                                    --------------      -----------------      ----------------

Date offering commenced                                  var                  11/17/93               var
Dollar amount raised                                   3,800,000            13,986,320             3,500,000

Amount paid to sponsor from proceeds of offering:
 Underwriting fees                                        83,300               477,000                32,500
 Acquisition and development fees
  - real estate commissions                                   -                     -                     -
  - advisory fees                                        481,500               514,000               100,000
  - other                                                     -                     -                     -
 Organization fees                                        24,000               270,000                    -
 Other                                                    10,000                    -                 25,000

Dollar amount of cash generated from operations
   before deducting payments to sponsor:                (358,350)              223,800               379,800
Amount paid to sponsor from operations:
   Property management fees                               24,900               326,400               127,000
   Partnership management fees                             3,600                79,700                37,000
   Reimbursements                                             -                     -                     -
   Leasing commissions                                        -                     -                     -
   Other                                                      -                     -                     -

Dollar amount of property sales and refinancing
 before deducting payments to sponsor:                        -                     -                     -
  - cash                                                      -                     -                     -
  - notes                                                     -                     -                     -

Amount paid to sponsor from property sales
 and refinancing:                                             -                     -                     -
  - Real estate commissions                                   -                     -                     -
  - Incentive fees                                            -                     -                     -
  - Other                                                     -                     -                     -



                                    TABLE II

                       ESSEX PARTNERS INC. AND AFFILIATES

                             COMPENSATION TO SPONSOR

                     (Cumulative Through December 31, 1996)




                                                       Essex Microtel                              Essex Microtel
                                                       Associates II        Essex Charleston       Carrier Circle
                                                            L.P.            Associates L.P.             L.P.
                                                       -------------        ---------------       ---------------

Date offering commenced                                     11/18/92               8/27/92                var
Dollar amount raised                                      10,487,000             3,390,000             3,400,000

Amount paid to sponsor from proceeds of offering:
 Underwriting fees                                              -                     -                     -
 Acquisition and development fees
  - real estate commissions                                     -                     -                     -
  - advisory fees                                               -                   10,000                  -
  - other                                                       -                     -                     -
 Organization fees                                              -                     -                     -
 Other                                                          -                     -                     -

Dollar amount of cash generated from operations
   before deducting payments to sponsor:                     800,800               444,700               380,500
Amount paid to sponsor from operations:
   Property management fees                                  452,200               141,700               109,000
   Partnership management fees                               127,200                39,300                44,100
   Reimbursements                                               -                     -                     -
   Leasing commissions                                          -                     -                     -
   Other                                                        -                     -                     -

Dollar amount of property sales and refinancing
 before deducting payments to sponsor:                          -                     -                     -
  - cash                                                        -                     -                     -
  - notes                                                       -                     -                     -

Amount paid to sponsor from property sales
 and refinancing:                                               -                     -                     -
  - Real estate commissions                                     -                     -                     -
  - Incentive fees                                              -                     -                     -
  - Other                                                       -                     -                     -





                                    TABLE II

                       ESSEX PARTNERS INC. AND AFFILIATES

                            COMPENSATION TO SPONSOR

                     (Cumulative Through December 31, 1996)





                                                    Essex Microtel        Essex Microtel         Hagel-Essex
                                                   Associates L.P.          LeRay L.P.               L.P.
                                                   ---------------        --------------         --------------

Date offering commenced                                06/19/90              10/19/90              03/29/91
Dollar amount raised                                  3,083,000             1,531,254             1,012,750

Amount paid to sponsor from proceeds of offering:
 Underwriting fees                                            -                     -                     -
 Acquisition and development fees
  - real estate commissions                                   -                     -                     -
  - advisory fees                                             -                     -                     -
  - other                                                     -                     -                     -
 Organization fees                                            -                     -                     -
 Other                                                        -                     -                     -

Dollar amount of cash generated from operations
   before deducting payments to sponsor:                983,500              (204,435)              409,200
Amount paid to sponsor from operations:
   Property management fees                             148,500                -                     -
   Partnership management fees                           26,600                10,265                36,500
   Reimbursements                                             -                     -                     -
   Leasing commissions                                        -                     -                     -
   Other                                                      -                     -                     -

Dollar amount of property sales and refinancing
 before deducting payments to sponsor:                        -                     -                     -
  - cash                                                      -                     -                     -
  - notes                                                     -                     -                     -

Amount paid to sponsor from property sales
 and refinancing:                                             -                     -                     -
  - Real estate commissions                                   -                     -                     -
  - Incentive fees                                            -                     -                     -
  - Other                                                     -                     -                     -





                                    TABLE II

                       ESSEX PARTNERS INC. AND AFFILIATES

                             COMPENSATION TO SPONSOR

                     (Cumulative Through December 31, 1996)





                                                    Essex Microtel        Essex Microtel            Other
                                                     Lehigh L.P.            1989 L.P.            Programs (3)
                                                     -----------          --------------         ------------

Date offering commenced                                 var                   var
Dollar amount raised                                 $3,161,480            $2,687,000             7,346,460

Amount paid to sponsor from proceeds of offering:
 Underwriting fees                                         -                     -                  512,100
 Acquisition and development fees
  - real estate commissions                                -                     -                      -
  - advisory fees                                          -                     -                  285,000
  - other                                                  -                     -                      -
 Organization fees                                         -                     -                  107,200
 Other                                                     -                     -                   60,000
Dollar amount of cash generated from operations
   before deducting payments to sponsor:                550,300               480,800                68,500
Amount paid to sponsor from operations:
   Property management fees                             126,000               137,700                 9,000
   Partnership management fees                           38,400                38,400                   900
   Reimbursements                                          -                     -                       -
   Leasing commissions                                     -                     -                       -
   Other                                                   -                     -                       -

Dollar amount of property sales and refinancing
 before deducting payments to sponsor:                     -                     -                       -
  - cash                                                   -                     -                       -
  - notes                                                  -                     -                       -

Amount paid to sponsor from property sales
 and refinancing:                                          -                     -
  - Real estate commissions                                -                     -                       -
  - Incentive fees                                         -                     -                       -
  - Other                                                  -                     -                       -


                                    TABLE II

                       ESSEX PARTNERS INC. AND AFFILIATES

                             COMPENSATION TO SPONSOR

                     (Cumulative Through December 31, 1996)


(1) Essex Hospitality Associates III opened one of its three properties in September, 1994. The remaining properties opened in 1995.

(2) Essex Knoxville Associates had three offerings. The first commenced in December, 1992 and raised $1,000,000 in equity financing. The second commenced in June, 1993 and raised $2,000,000 in first mortgage financing. The final offering commenced May, 1994 and raised $500,000 in unsecured notes.

(3) This category includes all other programs syndicated by Essex Partners from 1994 through 1996.

                                    TABLE III

                          ESSEX PARTNERS AND AFFILIATES

                       OPERATING RESULTS OF PRIOR PROGRAMS

                           (Through December 31, 1996)




         Table III presents operating information from the opening of the property through December 31, 1996 for the programs in which Essex Partners or affiliates acted as general partners and which closed in the five year period ending December 31, 1996.


                                    TABLE III
                          ESSEX PARTNERS AND AFFILIATES
                    OPERATING RESULTS OF PRIOR PROGRAMS (000)
                           (Through December 31, 1996)

                                                                      -----------------------------------------
                                                                           ESSEX MICROTEL CARRIER CIRCLE L.P.
                                                                      -----------------------------------------
                                                                      1992
                                                                     (2 MOS)   1993     1994     1995     1996
                                                                     -------   ----     ----     ----     ----

Gross Revenues                                                       101.7     846.1    967.9    925.4    948.4
Profit on sale of properties                                           --      (36.4)    --       --       --
Less: operating expenses                                              88.2     560.3    615.5    587.9    634.1
                                                                      ----     -----    -----    -----    -----
Operating income (loss)                                               13.5     249.5    352.4    337.6    314.3

Less: interest expense                                                37.0     225.5    225.5    225.5    226.5
      depreciation                                                    77.2     247.6    218.2    197.5    187.5
                                                                      ----     -----    -----    -----    -----
Net income (loss)                                                   (100.6)   (223.7)  (91.3)   (85.4)    (99.7)

Cash generated from operations                                       (13.9)     40.1    125.7    123.2     53.7
Cash generated from sales                                              --       66.0     --       --       --
Cash generated from financing activities                            3,153.5    (66.3)  (105.0)  (117.1)  (55.1)
Plus:cash distributions                                                --       66.3    105.0    117.1     91.5
                                                                    -------------------------------------------
Cash generated from operations, sales and financing                 3,139.5    106.1    125.8    123.2     90.1

Less: cash distributions to investors
      --from operating cash flow                                        --      40.1     67.0    117.1     91.5
      --from sales and financing activities                             --      26.2     38.0        -        -
      --from other                                                      --      --       --       --       --
                                                                    -------------------------------------------
Cash generated (deficiency) after cash distributions                3,139.5     39.8     20.8      6.1     (1.4)
Less: special items - capital improvements                         (3,116.6)    (2.2)   (30.1)   (16.9)   (28.2)
                                                                    -------------------------------------------
Cash generated (deficiency) after cash                                 22.9     37.6     (9.3)   (10.7)   (29.6)
  distributions and special items
Tax and distribution data per $1,000 invested
Federal income tax results:
  Ordinary income (loss)                     -- from operations       (75.8) (168.5)    (68.8)   (64.4)   (75.1)
                                             -- from recapture          --       --       --       --       --
  Capital gain                                                          --       --       --       --       --
Cash distributions to investors
  Source: (on a GAAP basis)                  -- investment income       --       --       --       --
                                             -- return of capital       --      50.0     79.1     88.2     68.9
  Source: (on a cash basis)                  -- sales                   --      19.7     28.6      --       --
                                             -- financing activities    --       --       --       --       --
                                             -- operations              --      30.2     50.5     88.2     68.9
                                             -- other                   --       --       --       --       --
Amounts (in percentage terms) remaining invested in program
properties at the end of the last year reported in the table
(original total acquisition cost of properties retained divided
by original total acquisition cost of all properties in program)                                           98%



                                   TABLE III
                          ESSEX PARTNERS AND AFFILIATES
                    OPERATING RESULTS OF PRIOR PROGRAMS (000)
                           (Through December 31, 1996)

                                                            ----------------------------------------------
                                                                    ESSEX CHARLESTON ASSOCIATES L.P.
                                                            ----------------------------------------------
                                                             1992       1993
                                                             (1)       (8 MOS)     1994     1995     1996
                                                            -----      -------     ----     ----     ----

Gross Revenues                                               13.3      483.2      829.1     866.0    916.0
Profit on sale of properties                                    -          -          -        -        -
Less: operating expenses                                      2.2      339.3      577.1     578.0    629.1
                                                              ---      -----      -----     -----    -----
Operating income (loss)                                      11.1      143.9      252.0     288.0    286.9

Less: interest expense                                          -      116.7      175.0     175.0    175.0
      depreciation                                           12.8      167.1      239.1     202.9    177.6
                                                             ----      -----      -----     -----    -----
Net income (loss)                                            (1.7)    (139.9)    (162.1)    (89.9)   (65.7)

Cash generated from operations                               10.4       (5.4)      84.0     118.5    113.5
Cash generated from sales                                       -          -        -        -        -
Cash generated from financing activities                  2,539.0      456.2      (68.0)   (106.4)  (110.0)
Plus:cash distributions                                         -       25.0       68.0     106.4    111.1
                                                          ------------------------------------------------
Cash generated from operations, sales and financing       2,549.4      475.8       84.0     118.5    114.6

Less: cash distributions to investors
      --from operating cash flow                                -          -       68.0     106.4    111.1
      --from sales and financing activities                     -       25.0         -        -        -
      --from other                                              -        -           -        -        -
                                                          ------------------------------------------------
Cash generated (deficiency) after cash distributions      2,549.4      450.8       16.0      12.1      3.5
Less: special items - capital improvements                 (901.0)  (2,065.2)     (16.3)    (10.6)   (25.4)
                                                          ------------------------------------------------
Cash generated (deficiency) after cash                    1,648.4   (1,614.4)      (0.3)      1.5    (21.9)
  distributions and special items
Tax and distribution data per $1,000 invested
Federal income tax results:
  Ordinary income (loss)            -- from operations       (1.1)     (84.9)     (98.3)    (54.6)   (39.9)
                                    -- from recapture           -          -         -        -        -
  Capital gain                                                  -          -         -        -        -
Cash distributions to investors
  Source: (on a GAAP basis)         -- investment income        -          -         -        -        -
                                    -- return of capital        -        15.2      41.3      64.6     67.4
  Source: (on a cash basis)         -- sales                    -          -        -        -        -
                                    -- financing activities     -        15.2       -        -        -
                                    -- operations               -          -       41.3      64.6     67.4
                                    -- other                    -          -        -        -        -

Amounts (in percentage terms) remaining invested in program
properties at the end of the last year reported in the table
(original total acquisition cost of properties retained divided
by original total acquisition cost of all properties in program).                                     100%



                                    TABLE III
                          ESSEX PARTNERS AND AFFILIATES
                    OPERATING RESULTS OF PRIOR PROGRAMS (000)
                           (Through December 31, 1996)

                                                                   --------------------------------------------------
                                                                                ESSEX MICROTEL ASSOCIATES II L.P.
                                                                   --------------------------------------------------
                                                                   1992       1993
                                                                   (1)       (3 MOS)      1994        1995       1996
                                                                   ----      -------      ----        ----       ----

Gross Revenues                                                       -        272.7     2,569.6     2,925.5     2,959.8
Profit on sale of properties                                         -            -           -           -           -
Less: operating expenses                                            2.5       308.9     1,693.2     1,803.9     1,868.7
                                                                    ---       -----     -------     -------     -------
Operating income (loss)                                            (2.5)      (36.2)      876.4     1,121.6     1,091.1

Less: interest expense                                               -        372.7       785.8       785.8       785.8
      depreciation                                                   -        255.1       676.1       687.0       690.0
                                                                     -        -----       -----       -----       -----
Net income (loss)                                                  (2.5)     (664.0)     (585.5)     (351.2)     (384.7)

Cash generated from operations                                     (0.4)     (452.2)      135.2       378.3       275.4
Cash generated from sales                                             -           -           -           -           -
Cash generated from financing activities                        3,707.6     5,304.0       (78.0)     (312.9)     (341.9)
Plus:cash distributions                                               -       100.2       273.5       315.5       341.9
                                                                -------------------------------------------------------
Cash generated from operations, sales and financing             3,707.2     4,952.0       330.7       380.9       275.4

Less: cash distributions to investors
      --from operating cash flow                                      -           -       135.2       315.5       341.9
      --from sales and financing activities                           -       100.2       138.3           -           -
      --from other                                                    -           -           -           -           -
                                                                -------------------------------------------------------
Cash generated (deficiency) after cash distributions            3,707.2     4,851.8        57.2        65.4       (66.4)
Less: special items - capital improvements                     (1,051.5)   (6,830.8)     (422.4)      (75.0)      (40.2)
                                                                -------------------------------------------------------
Cash generated (deficiency) after cash                          2,655.7    (1,979.0)     (365.3)       (9.6)     (106.6)
  distributions and special items
Tax and distribution data per $1,000 invested
Federal income tax results:
  Ordinary income (loss)              -- from operations           (0.9)     (252.6)     (222.7)     (133.6)    (146.3)
                                      -- from recapture               -           -           -           -          -
  Capital gain                                                        -           -           -           -          -        --
Cash distributions to investors
  Source: (on a GAAP basis)           -- investment income            -           -           -           -          -
                                      -- return of capital            -           -       104.0       120.0      130.0
  Source: (on a cash basis)           -- sales       --               -           -           -           -          -
                                      -- financing activities         -           -        52.6           -          -
                                      -- operations                   -           -        51.4       120.0      130.0
                                      -- other                        -           -           -           -          -


Amounts (in percentage  terms) remaining  invested in program  properties at the end of the last year reported in the table (original total  acquisition  cost of
properties retained divided by original total acquisition cost of all properties                                  100%
in program)



                                    TABLE III
                          ESSEX PARTNERS AND AFFILIATES
                    OPERATING RESULTS OF PRIOR PROGRAMS (000)
                           (Through December 31, 1996)

                                                         ------------------------------------------          ----------------
                                                            ESSEX HOSPITALITY ASSOCIATES III (2)              ESSEX GLENMAURA
                                                         ------------------------------------------          ----------------
                                                         1993          1994                                   1995
                                                          (1)         (3 MOS)    1995        1996              (1)      1996
                                                         -----        -------    ----        ----             ---       ----
Gross Revenues                                              -         128.7     2,498.8     3,741.1           2.4      486.3
Profit on sale of properties                                -             -           -       (67.2)            -          -
Less: operating expenses                                    -         167.1     1,849.4     2,664.9           2.4      864.6
                                                                      -----     -------     -------           ---      -----
Operating income (loss)                                     -         (38.4)      649.4     1,008.9          (0.0)    (378.3)

Less: interest expense                                      -         242.4       750.4     1,000.0           5.5      162.8
      depreciation                                          -         151.3       483.4       667.1             -      273.5
                                                                      -----       -----       -----                    -----
Net income (loss)                                           -        (432.0)     (584.5)     (658.1)         (5.5)    (814.6)

Cash generated from operations                              -        (299.6)      (67.9)      239.6          (5.6)    (381.3)
Cash generated from sales                                   -                                                   -          -
Cash generated from financing activities                 1,593.0     7,026.1     3,258.6     (281.2)      2,068.6    5,784.3
Plus:cash distributions                                     -           62.3       314.4      423.3             -          -
                                                         -------------------------------------------      ------------------
Cash generated from operations, sales and
   financing                                             1,593.0     6,788.8     3,505.2       381.7      2,063.0    5,403.1

Less: cash distributions to investors
      --from operating cash flow                            -              -           -       239.6            -          -
      --from sales and financing activities                 -           62.3       314.4       183.7            -          -
      --from other                                          -              -           -           -            -          -
                                                         -------------------------------------------      ------------------
Cash generated (deficiency) after cash distributions     1,593.0     6,726.5     3,190.8       (41.6)     2,063.0    5,403.1
Less: special items - capital improvements                (575.4)   (5,195.2)   (5,615.9)      (54.4)    (1,814.5)  (5,623.4)
                                                         -------------------------------------------      ------------------
Cash generated (deficiency) after cash                   1,017.6     1,531.3    (2,425.1)      (96.0)       248.5     (220.4)
  distributions and special items
Tax and distribution data per $1,000 invested
Federal income tax results:
  Ordinary income (loss)        -- from operations           -        (202.4)     (146.6)     (165.1)        (5.8)    (370.3)
                                -- from recapture            -              -           -           -            -         -
  Capital gain                                               -              -           -           -            -         -
Cash distributions to investors
  Source: (on a GAAP basis)     -- investment income         -              -           -           -            -         -
                                -- return of capital         -          29.18       78.88      106.20          0.0       0.0
  Source: (on a cash basis)     -- sales                     -              -           -           -            -         -
                                -- financing activities      -          29.18       78.88       46.09            -         -
                                -- operations                -              -           -           -           0.0      0.0
                                -- other                     -              -           -           -            -         -

Amounts (in percentage  terms) remaining  invested in program  properties at the end of the last year reported in the table (original total  acquisition  cost of properties retained divided by original total acquisition cost of all properties
in program).                                                                                      99%                    100%




                                    TABLE III
                          ESSEX PARTNERS AND AFFILIATES
                    OPERATING RESULTS OF PRIOR PROGRAMS (000)
                           (Through December 31, 1996)

                                                               ------------------------------------------
                                                                      ESSEX MICROTEL ASSOCIATES L.P.
                                                               ------------------------------------------
                                                               1992      1993     1994     1995     1996
                                                               ----      ----     ----     ----     ----
Gross Revenues                                                 745.4     832.5    892.0    923.6    969.5
Profit on sale of properties                                       -        -        -        -        -
Less: operating expenses                                       564.1     599.9    603.6    616.5    593.7
                                                               -----     -----    -----    -----    -----
Operating income (loss)                                        181.4     232.6    288.4    307.1    375.8

Less: interest expense                                          41.6      46.5     47.2     43.3     44.4
      depreciation                                             155.4     145.4    125.3    115.7    117.9
                                                               -----     -----    -----    -----    -----
Net income (loss)                                              (15.7)     40.8    115.9    148.1    213.4

Cash generated from operations                                 195.2     167.1    261.2    268.6    319.5
Cash generated from sales                                        -        -        -        -        -
Cash generated from financing activities                       125.0    (226.3)  (240.0)  (256.3)  (266.5)
Plus:cash distributions                                        406.4     227.1    240.0    252.0    279.8
                                                               ------------------------------------------
Cash generated from operations, sales and financing            726.6     167.9    261.2    264.3    332.8

Less: cash distributions to investors
      --from operating cash flow                               144.2     179.7    240.0    252.0    279.8
      --from sales and financing activities                    262.2      47.4      0.0      0.0      0.0
      --from other                                               0.0       0.0      0.0      0.0      0.0
                                                               ------------------------------------------
Cash generated (deficiency) after cash distributions           320.2     (59.2)    21.2     24.3     53.0
Less: special items - capital improvements                    (463.4)    (12.9)    (5.3)    (8.9)   (26.7)
                                                               ------------------------------------------
Cash generated (deficiency) after cash                        (143.1)    (72.2)    15.9     15.4     26.3
  distributions and special items
Tax and distribution data per $1,000 invested
Federal income tax results:
  Ordinary income (loss)                -- from operations      (5.1)     13.2     37.6     48.0     69.2
                                        -- from recapture         -        -        -        -        -
  Capital gain                                                    -        -        -        -        -
Cash distributions to investors
  Source: (on a GAAP basis)             -- investment income      -        -        -        -        -
                                        -- return of capital   131.8      73.7     77.8     81.7     90.8
  Source: (on a cash basis)             -- sales                  -        -        -        -        -
                                        -- financing activities 85.0      15.4       -        -        -
                                        -- operations           46.8      58.3     77.8     81.7     90.8
                                        -- other                  -        -        -        -        -

Amounts (in percentage  terms) remaining  invested in program  properties at the end of the last year reported in the table (original total  acquisition  cost of properties retained divided by original total acquisition cost of all properties
in program).                                                                                        100%




                                    TABLE III
                          ESSEX PARTNERS AND AFFILIATES
                    OPERATING RESULTS OF PRIOR PROGRAMS (000)
                           (Through December 31, 1996)

                                                                        --------------------------------------------
                                                                                    ESSEX MICROTEL 1989 L.P.
                                                                        --------------------------------------------
                                                                        1992         1993     1994     1995     1996
                                                                        ----         ----     ----     ----     ----
Gross Revenues                                                          1,148.2   1,105.3  1,036.0  1,025.0  1,058.9
Profit on sale of properties                                                 -          -        -        -        -
Less: operating expenses                                                  644.6     660.3    634.5    636.4    625.3
                                                                          -----     -----    -----    -----    -----
Operating income (loss)                                                   503.6     445.0    401.5    388.5    433.6

Less: interest expense                                                    271.0     292.1    290.4    288.5    260.1
      depreciation                                                        172.5     190.7    192.2    168.7    152.7
                                                                          -----     -----    -----    -----    -----
Net income (loss)                                                          60.1     (37.8)   (81.1)   (68.8)    20.8

Cash generated from operations                                            218.1     156.0     97.0    104.2    161.3
Cash generated from sales                                                    -         -        -        -        -
Cash generated from financing activities                                 (253.9)   (134.6)  (112.7)   (75.0)  (106.5)
Plus:cash distributions                                                   795.5     121.2     97.8     58.2     78.2
                                                                          ------------------------------------------
Cash generated from operations, sales and financing                       759.7     142.6     82.1     87.3    133.0

Less: cash distributions to investors
      --from operating cash flow                                          253.9     121.2     97.8     58.2     78.2
      --from sales and financing activities                               541.6        -        -        -        -
      --from other                                                           -         -        -        -        -
                                                                          ------------------------------------------
Cash generated (deficiency) after cash distributions                      (35.8)     21.3    (15.7)    29.2     54.9
Less: special items - capital improvements                                (13.8)     (8.6)   (14.2)   (10.3)   (33.3)
                                                                          ------------------------------------------
Cash generated (deficiency) after cash                                    (49.6)     12.7    (29.8)    18.8     21.5
  distributions and special items
Tax and distribution data per $1,000 invested
Federal income tax results:
  Ordinary income (loss)                -- from operations                 40.1     (25.2)   (54.1)   (45.8)    13.9
                                        -- from recapture                     -        -        -        -        -
  Capital gain                                                                -        -        -        -        -
Cash distributions to investors
  Source: (on a GAAP basis)             -- investment income                  -        -        -        -        -
                                        -- return of capital              530.3      80.8     65.2     38.8     52.1
  Source: (on a cash basis)             -- sales                              -        -        -        -        -
                                        -- financing activities           361.1        -        -        -        -
                                        -- operations                     169.3      80.8     65.2     38.8     52.1
                                        -- other                              -        -        -        -        -

Amounts (in percentage  terms) remaining  invested in program  properties at the end of the last year reported in the table (original total  acquisition  cost of properties retained divided by original total acquisition cost of all properties
in program).                                                                                                     100%




                                    TABLE III
                          ESSEX PARTNERS AND AFFILIATES
                    OPERATING RESULTS OF PRIOR PROGRAMS (000)
                           (Through December 31, 1996)

                                                                            ---------------------------------------------
                                                                                       ESSEX MICROTEL LEHIGH L.P.
                                                                            ---------------------------------------------
                                                                            1992        1993     1994     1995     1996
                                                                            ----        ----     ----     ----     ----

Gross Revenues                                                             1,144.7    1,164.8   1,121.6  1,105.5  1,074.3
Profit on sale of properties                                                     -        -        -        -        -
Less: operating expenses                                                     690.4      716.6     707.3    683.1    698.6
                                                                             -----      -----     -----    -----    -----
Operating income (loss)                                                      454.3      448.1     414.3    422.4    375.7

Less: interest expense                                                       185.0      223.3     234.2    252.1    268.4
      depreciation                                                           162.1      176.0     166.2    169.5    193.4
                                                                             -----      -----     -----    -----    -----
Net income (loss)                                                            107.2       48.9      13.9      0.7    (86.2)

Cash generated from operations                                               258.1      225.2     170.8    194.3    101.2
Cash generated from sales                                                        -        -        -        -        -
Cash generated from financing activities                                    (233.8)    (192.1)   (189.9)  (193.3)   (72.1)
Plus:cash distributions                                                      662.2      139.7     143.1    139.9     76.5
                                                                            ---------------------------------------------
Cash generated from operations, sales and financing                          686.5      172.9     124.1    140.8    105.7

Less: cash distributions to investors
      --from operating cash flow                                             233.8      139.7     143.1    139.9     76.5
      --from sales and financing activities                                  428.4        -        -        -        -
      --from other                                                               -        -        -        -        -
                                                                            ---------------------------------------------
Cash generated (deficiency) after cash distributions                          24.3       33.1     (19.0)     1.0     29.2
Less: special items - capital improvements                                   (21.0)     (23.4)    (15.8)   (23.2)   (41.5)
                                                                            ---------------------------------------------
Cash generated (deficiency) after cash                                         3.3        9.7     (34.8)   (22.2)   (12.3)
  distributions and special items
Tax and distribution data per $1,000 invested
Federal income tax results:
  Ordinary income (loss)              -- from operations                      57.2       26.1      7.4       0.4    (46.0)
                                      -- from recapture                          -        -        -        -        -
  Capital gain                                                                   -        -        -        -        -
Cash distributions to investors
  Source: (on a GAAP basis)           -- investment income                       -        -        -        -        -
                                      -- return of capital                   353.2       74.5      76.3     74.6     40.8
  Source: (on a cash basis)           -- sales                                   -        -        -        -        -
                                      -- financing activities                228.5        -        -        -        -
                                      -- operations                          124.7       74.5      76.3     74.6     40.8
                                      -- other                                   -        -        -        -        -

Amounts (in percentage  terms) remaining  invested in program  properties at the end of the last year reported in the table (original total  acquisition  cost of properties retained divided by original total acquisition cost of all properties
in program).                                                                                                         100%





                                    TABLE III
                          ESSEX PARTNERS AND AFFILIATES
                    OPERATING RESULTS OF PRIOR PROGRAMS (000)
                           (Through December 31, 1996)

                                                          ----------------------------------           -----------------
                                                           ESSEX KNOXVILLE ASSOCIATES L.P.             ESSEX HOSPITALITY
                                                          ----------------------------------           ASSOCIATES IV L.P.
                                                                                                       -----------------
                                                           1993    1994
                                                           (1)     (5 MOS)   1995     1996              1995     1996
                                                           ----    -------   ----     ----              ----     ----
                                                           8.8    350.7    1,053.8  1,078.2                -     483.1
Gross Revenues                                               -        -          -        -                -         -
Profit on sale of properties                               0.5    237.1      658.9    696.1                -     886.2
                                                           ---    -----      -----    -----                      -----
Less: operating expenses                                   8.3    113.6      394.9    382.1                -    (403.1)
Operating income (loss)
                                                           0.0    137.5      270.0    270.0                -     474.6
Less: interest expense                                     -        -          -        -                  -     356.5
      depreciation                                         8.9    145.7      252.1    218.9                -     345.8
                                                           ---    -----      -----    -----                      -----
Net income (loss)                                          (0.6) (169.5)    (127.2)  (106.8)               -    (866.9)

Cash generated from operations                             7.8    (27.7)     149.6    117.6                -    (737.1)
Cash generated from sales                                    -        -        -        -                  -        -
Cash generated from financing activities                 2,757.4  397.7    (132.5)  (122.0)          1,985.3   8,504.9
Plus:cash distributions                                      -     30.0     121.0    123.2                 -     113.6
                                                         ---------------------------------           ------------------
Cash generated from operations, sales and financing      2,765.2  400.0     138.1    118.8           1,985.3   7,881.4

Less: cash distributions to investors
      --from operating cash flow                              -        -    121.0    123.2                -         -
      --from sales and financing activities                   -    30.0         -        -                -      113.6
      --from other                                            -        -        -        -                -        -
                                                         ---------------------------------           ------------------
Cash generated (deficiency) after cash distributions     2,765.2    370.0    17.1     (4.4)          1,985.3   7,767.8
Less: special items - capital improvements                (763.2)(2,323.7)   (1.7)   (22.0)         (1,356.4) (5,881.0)
                                                         ---------------------------------           ------------------
Cash generated (deficiency) after cash                   2,002.0 (1,953.6)   15.4    (26.5)            628.9   1,886.8
  distributions and special items
Tax and distribution data per $1,000 invested
Federal income tax results:
  Ordinary income (loss)          -- from operations       (0.6)   (169.5) (127.2)  (106.8)               -     (403.7)
                                 -- from recapture           -        -        -        -                 -        -
  Capital gain                                               -        -        -        -                 -        -
Cash distributions to investors
  Source: (on a GAAP basis)      -- investment income        -        -        -        -                 -        -
                                 -- return of capital        -      30.0    121.0    123.2                -       52.9
  Source: (on a cash basis)      -- sales                    -        -        -        -                 -        -
                                 -- financing activities     -      30.0       -        -                 -       52.9
                                 -- operations               -        -        -        -                 -        -
                                 -- other
                                                             -        -        -        -                 -        -

Amounts (in percentage  terms) remaining  invested in program  properties at the end of the last year reported in the table (original total  acquisition  cost of properties retained divided by original total acquisition cost of all properties
in program).                                                                          100%                       100%



                                   TABLE III

                         ESSEX PARTNERS AND AFFILIATES

                   OPERATING RESULTS OF PRIOR PROGRAMS (000)

                          (Through December 31, 1996)


                                      NOTES
                                      -----


(1) These partnerships participated in fundraising and construction activities in the year indicated. The properties owned by the partnerships opened in the following year. If the property operated for less than twelve months in its first year of operations, the number of months the property was open is noted.

(2) There are three properties in Essex Hospitality Associates III L.P.. The first opened in September, 1994, the second in April, 1995 and the third in September, 1995. The first full year of operations for all properties is 1996.

(3) Essex Hospitality Associates IV is still in the fund raising and development stage. Only one property was open in 1996, and it was a hotel which opened in September, 1996 owned by a partnership in which Essex Hospitality Associates IV owns a majority interest.

                                    TABLE IV

                       ESSEX PARTNERS INC. AND AFFILIATES

                         RESULTS OF COMPLETED PROGRAMS
                                    TABLE IV



   Table IV presents a summary of operating and disposition results of the prior partnerships sponsored by either Essex Partners or affiliates which have sold all their properties as of December 31, 1996. Table IV presents tax, cash distributions and holding period information with respect to the disposition of such properties.

As of December 31, 1996, no hotel properties have been sold.

                                     TABLE V

                          ESSEX PARTNERS AND AFFILIATES

                        SALES AND DISPOSALS OF PROPERTIES





   Table V presents information on the sales or dispositions of property for the three years ending December 31, 1996 by programs in which Essex Partners or affiliates acted as general partners and that have similiar investment objectives to the Partnership.


As of December 31, 1996, no hotel properties have been sold or disposed of.

                                     PART II

                     Information Not Required in Prospectus

ITEM 16.          EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

         (a)      Furnish exhibits as required by Item 601 of Regulation S-K.

                  3. Amended and Restated Limited Partnership Agreement, is appended to the Prospectus as Exhibit A.

                  10.1 Mortgage Note given by Solon Hotel LLC to GMAC Commercial Mortgage Corporation, dated July 7, 1997.

                  10.2 Open-End Mortgage, Assignment of Leases and Profits, Security Agreement and Fixture Filing given by Solon Hotel LLC to GMAC Commercial Mortgage, dated July 7, 1997.

                  10.3 Guaranty Agreement given by Essex Partners Inc. to GMAC Commercial Mortgage Corporation, dated July 7, 1997.

                  10.4 Pledge and Assignment of Membership Interests given by the Partnership and Essex Hotels LLC to GMAC Commercial Mortgage Corporation, dated July 7, 1997.

                  10.5     Pledge and Assignment of Membership  Interests  given
                           by  the  Partnership  to  GMAC  Commercial   Mortgage
                           Corporation dated July 7, 1997.

                  23.      Consents of KPMG Peat Marwick LLP.

                  27.      Article 5 Financial Data Schedule

                  99.1     Articles of Organization of Solon Hotel LLC.

                  99.2     Articles of Organization of Erie Hotel LLC.

                  99.3 Article of Organization of Essex Hotels LLC, as amended.

                  99.4     Articles of Organization of Essex Hotels II LLC.

                  99.5 Prior Performance Table VI - Essex and Affiliates Acquisitions of Properties by Programs.

                                   SIGNATURES

    Pursuant to the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment No. 5 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rochester, State of New York on August 8, 1997.

                                         ESSEX HOSPITALITY ASSOCIATES IV L.P.
                                         By:      Essex Partners Inc.
                                         Its:     General Partner


                                         By:      _____________________________
                                                  John E. Mooney
                                                  President and Chief
                                                  Executive Officer


    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints JOHN E. MOONEY and RICHARD C. BRIENZI, and any one of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution for him or her, and in his or her name, place and stead, in any and all capacities, to sign any and all post-effective amendments to Registration Statement on Form S-1 and amendments to this Post-Effective Amendment No. 5 and to file the same, with all exhibits thereto and other documents in connection therewith, with the United States Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant  to  the   requirements   of  the  Securities  Act  of  1933,  this
Post-Effective Amendment No. 5 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                                   Principal Executive Officer of
                                   General Partner:

       Dated:   August 8, 1997   ____________________________________
                                   John E. Mooney
                                   President and Chief Executive Officer


                                   Principal Financial and Accounting Officer of General Partner:

       Dated:   August 8, 1997   ____________________________________
                                   Richard C. Brienzi
                                   Vice President and Treasurer


                                   Executive Vice President of General Partner:


       Dated:   August 8, 1997   ____________________________________
                                   Jerald P. Eichelberger
                                   Executive Vice President

                                    The Board of Directors of General Partner:

       Dated:   August 8, 1997    ____________________________________
                                    John E. Mooney, Director


       Dated:   August 8, 1997    ____________________________________
                                    Jerald P. Eichelberger, Director


       Dated:   August 8, 1997    ____________________________________
                                    Barbara J. Purvis, Director


       Dated:   August 8, 1997    ____________________________________
                                    Thomas W. Blank, Director


       Dated:   August 8, 1997    ____________________________________
                                    Richard C. Brienzi, Director